UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SINGULAR GENOMICS SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Singular Genomics Systems, Inc.

3010 Science Park Road

San Diego, CA 92121

January 14, 2025

To the Stockholders of Singular Genomics Systems, Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Singular Genomics Systems, Inc., a Delaware corporation (“Singular”, the “Company”, “we”, “us”, or “our”) to be held virtually on Wednesday, February 19, 2025, at 10:00 a.m. Pacific Time. Singular will hold the Special Meeting in a virtual meeting format only on the virtual meeting website. You will not be able to physically attend the Special Meeting. In order to attend the virtual Special Meeting, you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting.

At the Special Meeting, holders of our common stock, par value $0.0001 per share (“Common Stock” or “Singular Common Stock”), will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 22, 2024, by and among the Company, Singular Genomics Parent, LLC, a Delaware limited liability company (“Parent”), and Saturn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and to approve the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger (as defined below). Parent and Merger Sub were formed by Deerfield Private Design Fund IV, L.P. (“Deerfield Private Design Fund IV” or “Deerfield” and together with Merger Sub, Parent and their respective affiliates, the “Parent Parties”), an investment fund managed by Deerfield Management Company, L.P. Deerfield beneficially owns more than 5% of the outstanding shares of Singular Common Stock. The holders of Singular Common Stock will also be asked to vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, which is attached as Annex A to the accompanying proxy statement (the “Proxy Statement”), Merger Sub will be merged with and into Singular (the “Merger”), with Singular surviving the Merger as a wholly owned subsidiary of Parent, and each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than shares of Common Stock held by the Company, Parent or Merger Sub or any of their direct or indirect subsidiaries, Deerfield, any additional Rollover Stockholders (as defined below), and stockholders that have validly exercised their appraisal rights under the Delaware General Corporation Law (“DGCL”) (including by not voting in favor of the Merger Proposal), will be cancelled and converted into the right to receive $20.00 in cash, without interest, net of any applicable withholding taxes (the “Merger Consideration”). This amount represents a premium of: (1) approximately 253% over the closing price of Singular’s Common Stock on September 11, 2024, the last full trading day before the first public announcement that Deerfield had submitted a proposal to acquire all of the outstanding shares of Singular Common Stock to the Special Committee (as defined below); and (2) approximately 64% over the volume-weighted average price of Singular’s Common Stock for the six-month period ended December 20, 2024, the last full trading day before the first public announcement that the Company entered into the Merger Agreement.

Following the execution of the Merger Agreement, holders of shares of Common Stock, shares of the Company’s non-voting Series A Common Stock Equivalent Convertible Preferred Stock, par value $0.0001 per share (the “Company Preferred Stock” or “Preferred Stock” and together with the Common Stock, the “Company Shares”), the Company’s restricted stock units (“Company RSUs”), or options to purchase Common Stock (“Company Options”) may enter into one or more contribution and exchange agreements (any such agreement, a “Rollover Agreement” and any stockholder that enters into a Rollover Agreement, a “Rollover Stockholder”) with Parent, pursuant to which, the Rollover Stockholders will, among other things, agree to directly or indirectly, exchange certain of their respective Company Shares, Company RSUs and/or Company Options for equity interests in Parent, in each case on the terms and subject to the conditions of the applicable Rollover Agreement. For the avoidance of doubt, Deerfield is expecting to enter into a Rollover Agreement in connection with the closing of the Merger, and as of the date of this Proxy Statement, is the only Rollover Stockholder.

The Company’s Board of Directors (the “Board of Directors” or “Company Board”) formed a special committee (the “Special Committee”) consisting solely of independent and disinterested directors of the Company Board to, among other things, consider, review, evaluate and negotiate the Merger Agreement and the Transactions, including the Merger, and any other strategic alternatives available to the Company, including the possibility of not entering into any transaction or entering into an alternative transaction with another third party, and to provide its recommendations to the Company Board for its approval.

The Special Committee, as more fully described in the accompanying Proxy Statement, evaluated the Merger and other potential options reasonably available to the Company, in consultation with the Company’s management and its own independent advisors, and considered various material factors.

After careful consideration, the Special Committee unanimously:

(i)

determined that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than the Parent Parties, any additional Rollover Stockholders, and their respective affiliates (the “Excluded Holders”));

(ii)

determined that it is advisable and in the best interests of the Company and its stockholders (other than the Excluded Holders) to enter into, approve, adopt and declare advisable, the Merger Agreement; and

(iii)

recommended that the Company Board: (1) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than the Excluded Holders), (2) determine that it is in the best interests of the Company and holders of Company Shares (other than the Excluded Holders) to enter into, and approve, adopt and declare advisable the Merger Agreement, (3) approve the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained therein, (4) direct that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the Company’s stockholders, and (5) recommend that the Company’s stockholders vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

Based in part on the unanimous recommendation of the Special Committee, the Company Board:

(i)

determined that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than the Excluded Holders);

(ii)	determined that it is advisable and in the best interests of the Company to enter into, and approved, adopted and declared advisable, the Merger Agreement;

(iii)

approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained therein;

(iv)	directed that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company; and

(v)

resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

In evaluating the Merger, the Company Board and the Special Committee consulted with the Company’s management, legal and other advisors and considered various material factors.

The Company Board, acting upon the unanimous recommendation of the Special Committee, recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement and approve the Transactions, including the Merger and (2) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement and the Transactions, including the Merger, are approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Singular Common Stock entitled to vote thereon. If you fail to vote, or abstain from voting, on the proposal to adopt the Merger Agreement and approve the Transactions, including the Merger, the effect will be the same as a vote “AGAINST” such proposal.

In considering the recommendations of the Company Board, Singular stockholders should be aware that Singular’s executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of Singular stockholders generally. Those interests are more fully described in the accompanying Proxy Statement. The Special Committee and the Company Board were aware of these interests and considered them, among other matters, in making their recommendations.

In connection with the execution and delivery of the Merger Agreement, the Company and certain of its executive officers and directors, including Andrew Spaventa, Eli Glezer, David Barker, Kim Kamdar, Dalen Meeter, and Michael Pellini, who beneficially owned, in his or her personal capacity, and is entitled to vote at the Special Meeting, approximately 5.6%, 6.1%, 1.4%, 0.0% (less than 0.1%), 0.4%, and 0.7%, respectively, of the voting power of Singular Common Stock entitled to vote at the Special Meeting as of the Record Date (as defined in the accompanying Proxy Statement), have each separately entered into a voting and support agreement (each, a “Support Agreement” and together, the “Support Agreements”), pursuant to which they each have agreed to vote the shares of Common Stock such officer or director owns in his or her individual capacity and entitled to vote at the Special Meeting in favor of the approval and adoption of the Merger Agreement and the Transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. The form of Support Agreement is attached as Annex B to the accompanying Proxy Statement. For additional information on the beneficial ownership of our executive officers and directors, see the section of the accompanying Proxy Statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

The closing of the Transactions contemplated by the Merger Agreement (including the Merger) is subject to the satisfaction or waiver (if such waiver is permissible under the Merger Agreement or under applicable law) of certain conditions set forth in the Merger Agreement.

The enclosed Proxy Statement provides detailed information about the Special Meeting, the Merger Agreement, and the Merger. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. The Proxy Statement also describes the actions and determinations of the Company Board in connection with its evaluation of the Merger Agreement and the Merger.

We urge you to, and you should, read the accompanying Proxy Statement in its entirety, including the appendices, because it describes the Merger Agreement, the Merger and related agreements and provides specific information concerning the Special Meeting and other important information related to the Merger. In addition, you may obtain information about us from documents filed with the United States Securities and Exchange Commission.

As required by Section 262 of the Delaware General Corporation Law (“Section 262”), the Company is notifying all stockholders entitled to vote at the Special Meeting on the Merger Agreement and the

Transactions, including the Merger that you are or may be entitled to assert appraisal rights in connection with the proposed Merger. The procedures you are required to follow in order to exercise your appraisal rights are summarized in the accompanying Proxy Statement in the section captioned “The Merger – Appraisal Rights” beginning on page 91, and a copy of Section 262 is included with the accompanying Proxy Statement as Annex D.

If you fail to vote, or abstain from voting, on the proposal to adopt the Merger Agreement and approve the Transactions, including the Merger, the effect will be the same as a vote “AGAINST” such proposal but will have no effect on any proposals to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Whether or not you plan to virtually attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone to ensure that your shares will be represented at the Special Meeting. If you are a holder of record of outstanding shares of Common Stock as of the Record Date (or a legal proxy holder) and intend to attend the virtual Special Meeting and vote in person (electronically) during the virtual Special Meeting, your electronic vote at the Special Meeting will revoke any proxy previously submitted. Submitting a proxy will not prevent you from voting shares for which you are the record holder if you subsequently choose to attend the Special Meeting virtually.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to approve and adopt the Merger Agreement and the Transactions, including the Merger, without your instructions. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Singular Common Stock “FOR” the proposal to adopt the Merger Agreement and approve the Transactions, including the Merger, will have the same effect as voting “AGAINST” such proposal but will have no effect on any proposals to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

Laurel Hill Advisory Group

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

On behalf of the Company Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ Andrew Spaventa
Andrew Spaventa
Chairman and Chief Executive Officer

The accompanying Proxy Statement is dated January 14, 2025 and, together with the enclosed form of proxy card, is first being mailed on or about January 14, 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the Transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

SINGULAR GENOMICS SYSTEMS, INC.

3010 SCIENCE PARK ROAD

SAN DIEGO, CA 92121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 19, 2025

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Singular Genomics Systems, Inc., a Delaware corporation (“Singular”, the “Company”, “we”, “us”, or “our”), will be held virtually on Wednesday, February 19, 2025, at 10:00 a.m. Pacific Time. In order to attend the virtual Special Meeting, you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting. The Special Meeting will be held for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 22, 2024, by and among Singular, Singular Genomics Parent, LLC Inc., a Delaware limited liability company (“Parent”), and Saturn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”) and to approve the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger (as defined below) (the “Merger Proposal”). Parent and Merger Sub were formed by Deerfield Private Design Fund IV, L.P. (“Deerfield Private Design Fund IV” or “Deerfield”), an investment fund managed by Deerfield Management Company, L.P., which beneficially owns more than 5% of the outstanding shares of Singular Common Stock. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Singular (the “Merger”), and Singular will become a wholly owned subsidiary of Parent; and

2. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”).

Only holders of record of shares of our Common Stock, par value $0.0001 per share (the “Common Stock” or “Singular Common Stock”), as of the close of business on January 10, 2025 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof. In order to virtually attend the Special Meeting, you must first register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting. You will not be able to physically attend the Special Meeting. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement (the “Proxy Statement”) to “present in person” or “in person” shall mean virtually present at the Special Meeting, unless the context otherwise requires.

The Company’s Board of Directors (the “Board of Directors”) has determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than Excluded Holders) (each as defined in the accompanying Proxy Statement) and has approved and declared advisable and in the best interests of the Company to enter into the Merger Agreement. The Board of Directors made its determination after consideration of a number of factors more fully described in the accompanying Proxy Statement.

The Board of Directors recommends that you vote (1) “FOR” the Merger Proposal, and (2) “FOR” the Adjournment Proposal.

As required by Section 262 of the Delaware General Corporation Law (“Section 262”), the Company is notifying all stockholders entitled to vote at the Special Meeting on the Merger Proposal that you are or may be entitled to assert appraisal rights in connection with the proposed Merger. The procedures you are required to follow in order to exercise your appraisal rights are summarized in the accompanying Proxy Statement in the section captioned “The Merger — Appraisal Rights” beginning on page 91, and a copy of Section 262 is included with the accompanying Proxy Statement as Annex D.

Your vote is important, regardless of the number of shares of Common Stock you own. Whether or not you plan to virtually attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. We have provided instructions on the proxy card for using these convenient services and in the section of the accompanying Proxy Statement captioned “The Special Meeting” beginning on page 120. If you attend the Special Meeting by video conference and vote via the virtual meeting website, your vote will revoke any proxy that you have previously submitted. In order to virtually attend the Special Meeting you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Singular Common Stock entitled to vote thereon.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or in person or represented by proxy at the Special Meeting and voting affirmatively or negatively on such matter.

If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet, your shares of Singular Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Adjournment Proposal.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock “FOR” the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Adjournment Proposal.

Stockholders that do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares of Singular Common Stock if they deliver a demand for appraisal before the vote is taken on the Merger Proposal and comply with the applicable requirements of Delaware law, which are summarized herein and reproduced in their entirety in Annex D to the accompanying Proxy Statement.

By the Order of the Board of Directors,

/s/ Andrew Spaventa
Andrew Spaventa
Chairman and Chief Executive Officer

Dated: January 14, 2025

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If you are a stockholder of record, voting virtually at the Special Meeting through the online portal will revoke any proxy that you previously submitted. In order to virtually attend the Special Meeting you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote through the online portal at the virtual Special Meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) virtually attend the Special Meeting through the virtual meeting website, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Adjournment Proposal.

We encourage you to read the accompanying Proxy Statement and its annexes, including all documents incorporated by reference into the accompanying Proxy Statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

Laurel Hill Advisory Group

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

i

ii

SUMMARY

This summary highlights selected information contained in this proxy statement (the “Proxy Statement”) with respect to the merger of Saturn Merger Sub, Inc. with and into Singular Genomics Systems, Inc., which we refer to as the “Merger,” and other agreements entered into in connection with the Merger, and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents that we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement (as defined below) is attached as Annex A to this Proxy Statement.

Except as otherwise specifically noted in this Proxy Statement, “Singular”, the “Company”, “we”, “our”, “us” and similar words refer to Singular Genomics Systems, Inc. Throughout this Proxy Statement, we refer to Singular Genomics Parent, LLC as “Parent” and Saturn Merger Sub, Inc. as “Merger Sub.” Parent and Merger Sub were formed by Deerfield Private Design Fund IV, L.P. (“Deerfield Private Design Fund IV” or “Deerfield”), an investment fund managed by Deerfield Management Company, L.P. Throughout this Proxy Statement we refer to Parent, Merger Sub, and Deerfield as the “Parent Parties.” In addition, throughout this Proxy Statement we refer to the Agreement and Plan of Merger, dated December 22, 2024, by and among Singular, Parent and Merger Sub, as it may be amended from time to time, as the “Merger Agreement.”

The Parties Involved in the Merger

Singular Genomics Systems, Inc.

Singular Genomics Systems, Inc. is a Delaware corporation. Singular, incorporated in 2016, is a life science technology company that develops next-generation sequencing and multiomics technologies. Our commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, we are currently developing the G4X Spatial Sequencer, which will leverage our proprietary sequencing technology, applying it as an in situ readout for transcriptomics, proteomics and fluorescent H&E in tissue, with spatial context and on the same platform as the G4. Our mission is to empower researchers and clinicians to advance science and medicine. See the section of this Proxy Statement captioned “Parties Involved in the Merger — Singular Genomics Systems, Inc.”

Singular Genomics Parent, LLC

Parent is a Delaware limited liability company formed on December 13, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation.

Saturn Merger Sub, Inc.

Merger Sub is a Delaware corporation and wholly-owned subsidiary of Parent formed on December 13, 2024, solely for the purpose of engaging in the Transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Merger Sub will cease to exist.

Deerfield

Parent and Merger Sub were formed by Deerfield Private Design Fund IV, an investment fund managed by Deerfield Management, which owns more than 5% of the outstanding shares of the Company’s Common Stock

(the “Common Stock” or “Singular Common Stock” and together with the non-voting Company’s Series A Common Stock Equivalent Convertible Preferred Stock, par value $0.0001 per share (the “Company Preferred Stock” or “Preferred Stock”), and together with the Common Stock, the “Company Shares”)). At the time at which the Merger will become effective (the “Effective Time”), Singular, as the Surviving Corporation (as defined below), will be indirectly owned by Deerfield and any additional Rollover Stockholders.

In connection with the Transactions contemplated by the Merger Agreement, Deerfield Private Design Fund IV has agreed to guarantee the payment of any termination fees, monetary damages, enforcement costs and expense reimbursement obligations, in each case payable by Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $2,533,744 and subject to the other terms and conditions of the Merger Agreement and the Limited Guarantee (as defined below). See the section of this Proxy Statement captioned “Parties Involved in the Merger — The Parent Parties.”

The Special Meeting

Date, Time and Place

A special meeting of stockholders of Singular (the “Special Meeting”) will be held virtually on Wednesday, February 19, 2025, at 10:00 a.m. Pacific Time. In order to attend the virtual Special Meeting, you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person. Throughout this Proxy Statement, reference to the “online portal” or the “virtual meeting website” mean the unique link that will allow you access to the Special Meeting following your registration.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of Common Stock at the close of business on January 10, 2025 (the “Record Date”). You will have one vote at the Special Meeting for each share of Common Stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement and approve the Transactions, including the Merger (the “Merger Proposal”); and (2) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Transactions, including the Merger, at the time of the Special Meeting (the “Adjournment Proposal”).

Quorum

As of the Record Date, there were 2,537,024 shares of Common Stock outstanding and entitled to vote at the Special Meeting. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies. The shares of Common Stock referenced above do not include an aggregate of 83,333 shares of Common Stock issuable upon the conversion of 2,500 shares of non-voting Preferred Stock issued and outstanding as of the date of this Proxy Statement, all of which are held by Deerfield Private Design Fund IV. The terms of such Preferred Stock restrict the conversion of such shares to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 4.9% of the total number of shares of Common Stock then outstanding.

Vote Required

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Singular Common Stock entitled to vote thereon. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or in person or represented by proxy at the Special Meeting and voting affirmatively or negatively on such matter.

Share Ownership of Our Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 356,343 shares of Common Stock, representing approximately 14.0% of the shares of Common Stock outstanding on the Record Date.

Voting and Proxies

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by virtually attending the Special Meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of Common Stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and therefore banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by: (1) signing another proxy card with a later date and returning it to us prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) virtually attending the Special Meeting and submitting your vote through the online portal.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online at the virtual Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Singular, and Singular will continue as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, each share of Singular Common Stock issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares (as defined below), will be cancelled and converted into the right to receive $20.00 in cash, without interest, net of any applicable withholding taxes (the “Merger Consideration”), and the holders of such shares will cease to own any shares of capital stock of the Surviving Corporation. The following Company Shares will not be cancelled or automatically converted into the right to receive the Merger Consideration (collectively, the “Excluded Shares”): (i) Company Shares held by stockholders that have validly exercised their appraisal rights under the Delaware General Corporation Law (“DGCL”) (including by not voting in favor of the Merger Proposal) (“Dissenting Shares”); (ii) Company Shares held by Deerfield and any additional stockholders that enter into a contribution and exchange agreement (any such agreement, a “Rollover Agreement” and any stockholder that enters into a Rollover Agreement, a “Rollover Stockholder”) to have certain of their respective Company Shares, restricted stock units of the Company (“Company RSUs”) or Company stock options (“Company Options”) converted into shares of Parent (such shares, “Rollover Shares”); (iii) Company Shares held in the treasury of the Company (“Cancelled Shares”); and (iv) shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub. As a result of the Merger, Singular will cease to be a publicly traded company.

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders that properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “The Merger — Appraisal Rights”).

Treatment of Options and Restricted Stock Units

The Merger Agreement provides that Singular’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

Options

Company stock options that are vested immediately prior to the Effective Time or become vested as of the Effective Time in connection with the Merger (each a “Vested Stock Option”) will be cancelled at the Effective Time and converted into the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Vested Stock Option by (ii) the number of Company Shares subject to such Vested Stock Option (less all applicable deductions and withholdings).

Company stock options that are not Vested Stock Options (each an “Unvested Stock Option”) will be cancelled and forfeited without consideration or payment.

Restricted Stock Units

Each Company restricted stock unit that is (i) unvested and outstanding immediately prior to the Effective Time (each an “Unvested RSU”) or vested but unsettled immediately prior to the Effective Time (each a “Vested RSU”) and (ii) are held by certain Singular employees identified by Parent at least five days prior to the Effective Time (each, a “Designated Continuing Employee” and each such Unvested RSU and Vested RSU held by such Designated Continuing Employee, a “Designated Continuing Employee RSU”) will be cancelled at the Effective Time and converted into a restricted stock unit (an “Assumed RSU”) and settled in Class B Units of Parent (“Parent Class B Units”) (such cancellation and conversion of Designated Continuing Employee RSUs, the “Rollover”), on the same terms and conditions (except with respect to the employment terms applicable to the holders of Designated Continuing Employee RSUs with the Surviving Corporation), including applicable vesting requirements, as applied to each such Designated Continuing Employee RSU immediately prior to the Effective Time, except that the number of Parent Class B Units underlying such Assumed RSU will equal 20.

Vested Company RSUs held by persons who are not Designated Continuing Employees (each, an “Other Vested RSU”) will be cancelled at the Effective Time and converted into the right to receive an amount in cash (without interest) equal to (i) the Merger Consideration multiplied by (ii) the number of shares of Singular Common Stock subject to such Other Vested RSU (less all applicable deductions and withholdings).

Unvested RSUs that are held by persons who are not Designated Continuing Employees (each, an “Other Unvested RSU”) will be cancelled and forfeited without consideration or payment.

Notwithstanding the foregoing, to the extent any Company employee who participates in the Company’s Executive Severance Plan (the “Executive Severance Plan”) is not a Designated Continuing Employee, the equity awards held by such individual as of the Effective Time will, subject to the terms of the Executive Severance Plan and any supplementary agreements between such individual and the Company, be treated in the manner set forth in the Executive Severance Plan and any supplementary agreements between such individual and the Company.

Financing of the Merger

The Merger is not subject to any financing condition. Parent anticipates that the total funds needed to complete the Merger and the related transactions will be approximately $50.0 million, which will be funded via debt financing as described below. This amount includes funds needed to (i) pay our stockholders the amounts due to them under the Merger Agreement; (ii) make payments due as of the Effective Time in respect of our outstanding equity-based awards pursuant to the Merger Agreement; and (iii) pay all fees and expenses payable by Parent and Merger Sub under the Merger Agreement and Parent’s agreements with Deerfield Private Design Fund IV under the Debt Commitment Letter (as defined below).

Deerfield Private Design Fund IV has agreed to provide Parent with debt financing in an aggregate principal amount of $50,454,080 (the “Debt Financing”) on the terms set forth in the debt commitment letter, dated December 22, 2024, executed by Deerfield Private Design Fund IV and accepted by Parent (the “Debt Commitment Letter”). The obligations of Deerfield Private Design Fund IV to provide debt financing under the Debt Commitment Letter are subject to customary terms and conditions, including, but not limited to, the consummation of the Merger in accordance with the terms of the Merger Agreement in all material respects, and certain other customary closing conditions. See the section of this Proxy Statement captioned “The Merger — Financing of the Merger.”

Conditions to the Closing of the Merger

The obligations of Singular, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions) the following:

•

the approval of the Merger Proposal by the holders of a majority of Singular Common Stock entitled to vote on such matter at a stockholder’s meeting (the “Stockholders Meeting”) duly called and held for such purpose (the “Requisite Company Vote”);

•	the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction;

•

the accuracy of the representations and warranties of Singular, Parent and Merger Sub in the Merger Agreement, subject to materiality qualifiers (in the case of Singular, generally other than as has not had and would not be reasonably expected to have, a Company Material Adverse Effect (as defined below) or, in the case of Singular’s capitalization representations and warranties, other than for any de minimis inaccuracies), as of the date of the Merger Agreement and as of the Effective Time, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	Singular, Parent and Merger Sub having performed in all material respects their obligations under the Merger Agreement at or before the Effective Time;

•	since the date of the Merger Agreement, there not having occurred any Company Material Adverse Effect that is continuing as of the Closing; and

•

the delivery of certain closing documents including, (i) written acknowledgement from The Trustees of Columbia University in the City of New York, a New York corporation (“Columbia”) confirming to its knowledge that the Exclusive License Agreement (as defined below) remains in full force and effect, (ii) written consent from ARE-SD Region No. 27, LLC (the “3010 Lease Landlord”) approving any assignment of that certain Lease Agreement dated as of June 26, 2020, by and between Singular and the 3010 Lease Landlord (the “3010 Lease Agreement”), (iii) written consent from ARE-SD Region No. 35, LLC (the “3033 Lease Landlord”) approving any assignment of that certain Lease Agreement dated as of November 15, 2019, by and between Singular and the 3033 Lease Landlord (the “3033 Lease Agreement”), and (iv) written consent from GTF Properties, LP (the “10010 Lease Landlord”) approving any assignment of that certain Standard Industrial/Commercial Single Tenant Lease-Net, dated as of April 14, 2021, by and between Singular and the 10010 Lease Landlord (the “10010 Lease Agreement”), each of which may be deemed effected by the Transactions.

See the section of this Proxy Statement captioned “The Merger Agreement — Conditions to the Closing of the Merger” on page 113.

Regulatory Approvals Required for the Merger

We do not expect any regulatory clearances or approvals will be required for the completion of the Merger and the other Transactions, although we cannot assure you that is the case and, if required, we cannot assure you that any such regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of any such regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

Recommendation of the Special Committee of the Company Board

In evaluating the Merger Agreement and the Transactions, a committee of Singular’s Board of Directors (the “Board of Directors” or “Company Board”) comprised solely of independent and disinterested directors of the Company Board (the “Special Committee”) consulted with Singular’s senior management, legal advisors at Richards Layton & Finger (“RLF”), financial advisors at TD Securities, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) and advisors at Riveron RTS, LLC (“Riveron”), and considered, analyzed and relied upon a wide and complex range of factors. Based on these consultations, considerations and analyses, and the factors discussed in the section of this Proxy Statement captioned “The Merger — Recommendation of the Special Committee of the Company Board and Reasons for the Merger,” the Special Committee unanimously determined that the Merger Agreement and Transactions, including the Merger, were fair to and in the best interests of the Company and the holders of Company Shares (other than the Excluded Holders (defined below)).

Recommendation of the Company’s Board of Directors

The Merger Agreement and the Merger have been unanimously recommended for approval by the Special Committee. The Company Board, at a meeting held on December 22, 2024, acting upon the unanimous recommendation of the Special Committee and after considering various factors described in the section of this Proxy Statement captioned “The Merger — Recommendation of the Company’s Board of Directors and Reasons for the Merger,” has: (1) determined that terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Parent Parties, any additional Rollover Stockholders and their respective affiliates (“the Excluded Holders”)); (2) determined that it is advisable and in the best interests of the Company to enter into, and approved, adopted and declared advisable, the Merger Agreement; (3) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained therein; (4) directed that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company; and (5) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

The Board of Directors, acting upon the unanimous recommendation of the Special Committee, recommends that you vote (1) “FOR” the Merger Proposal, and (2) “FOR” the Adjournment Proposal.

Opinion of Houlihan Lokey

On December 22, 2024, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated December 22, 2024) as to, as of such date, the fairness, from a financial point of view, to the holders of Singular Common Stock (other than the Excluded Holders) of the Merger Consideration to be received by such holders (other than the Excluded Holders) in the Merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Singular Common Stock, other than the Excluded Holders, of the Merger Consideration to be received by such holders (other than the Excluded Holders) in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this Proxy Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Company Board, Singular, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise. For more information, see the section of this Proxy Statement captioned “The Merger —  Opinion of Houlihan Lokey to the Special Committee.”

Interests of Singular’s Directors and Executive Officers in the Merger

When considering the recommendation of the Company Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Company Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•

at the Effective Time, each outstanding Vested Stock Option and Other Vested RSU will be cancelled and converted into the right to receive a certain amount in cash, as described in the section of this Proxy Statement captioned “—Treatment of Equity-Based Awards”;

•	certain of Singular’s executive officers may continue in their current positions following the Merger and receive continued benefits under their respective employment agreements with Singular;

•

Singular has entered into severance and change in control agreements with certain directors and executive officers of Singular, and Singular’s executive officers participate in the Company’s Executive Severance Plan, which includes double-trigger acceleration of the severance payments and benefits therein;

•	equity-based awards held by non-employee members of the Company Board will vest in full at the Effective Time; and

•	continued indemnification and directors’ and officers’ liability insurance will be provided by the Surviving Corporation.

If the Merger Proposal is approved, the shares of Common Stock held by our directors and executive officers as of the Effective Time will be treated in the same manner as outstanding shares of Common Stock held by all other stockholders. For more information, see the section of this Proxy Statement captioned “The Merger — Interests of Singular’s Directors and Executive Officers in the Merger.”

Appraisal Rights

If the Merger is completed, stockholders that do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this Proxy Statement as Annex D and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders or beneficial owners of shares of Common Stock who: (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, holders or beneficial owners of shares of Common Stock that wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Holders or beneficial owners of shares of Common Stock considering seeking appraisal of their shares should be aware that the fair value of their shares of Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the Merger Consideration.

To exercise your appraisal rights, you must: (i) deliver a written demand for appraisal to Singular before the vote is taken on the Merger Proposal; (ii) not submit a proxy or otherwise vote in favor of the Merger Proposal; and (iii) continue to hold or beneficially own your shares of Common Stock of record through the Effective Time. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex D to this Proxy Statement. If you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may wish to consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this Proxy Statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of Common Stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger.

A Non-U.S. Holder (as defined in the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this Proxy Statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences of the Merger to them in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Legal Proceedings Regarding the Merger

As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Singular, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected timeframe.

Acquisition Proposals

Under the Merger Agreement, from and after the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement pursuant to its terms (the “Non-Solicitation Period”), Singular has agreed to, and shall cause each of its directors and officers to, and shall instruct and use its reasonable best efforts to cause its representatives (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”) to, among other things:

•

immediately cease and cause to be terminated any solicitation, discussion or negotiation with any persons that are ongoing with respect to any Acquisition Proposal (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”) or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal;

•

promptly request in writing that any third party that has previously executed a confidentiality or similar agreement with respect to an Acquisition Proposal promptly return to Singular or destroy all non-public information previously furnished to such third party; and

•	not, directly or indirectly, except as otherwise permitted by the Merger Agreement:

•

solicit, initiate, knowingly encourage or knowingly facilitate any Acquisition Proposal or the making thereof, or any proposal or offer that would reasonably be expected to lead to any Acquisition Proposal;

•

conduct, engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information to, any person (other than Parent, Merger Sub and their representatives) with respect to, in connection with, or for the purpose of knowingly encouraging, any Acquisition Proposal; or

•

execute or enter into any Acquisition Agreement (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”) with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”)).

Notwithstanding these restrictions, under certain circumstances following the date of the Merger Agreement and until the adoption of the Merger Agreement by Singular’s stockholders, Singular may provide information to, and engage or participate in negotiations or discussions with, a person regarding an unsolicited Acquisition Proposal if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and its financial advisor) that such proposal is, or could be reasonably expected to lead to, a Superior Proposal (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”) and not to do so would be inconsistent with the directors’ fiduciary duties. For more information, see the section of this Proxy Statement captioned “The Merger Agreement — Acquisition Proposals.”

Change in Recommendation

The Company Board has recommended that you vote for the adoption of the Merger Agreement and approval of the Transactions, including the Merger. The Merger Agreement provides that the Company Board may not change its recommendation, or take other actions constituting a Change in Recommendation (as defined in the section below captioned “The Merger Agreement — The Board of Directors’ Recommendation; Change in Recommendation”), except in certain specified circumstances. For more information, see the section of this Proxy Statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Change in Recommendation.”

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time in the following ways:

•	By mutual written consent of Parent and Singular by action of Parent and the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, respectively;

•	By either Parent or Merger Sub on the one hand, or by Singular on the other hand (upon approval of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee):

•

subject to certain exceptions, if the Merger has not been consummated on or before April 22, 2025 (or such later date as Parent and Singular (upon approval of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee) may agree in writing, which date we refer to as the “Outside Date”); provided, however, that the right to terminate the Merger Agreement as a result of the occurrence of the Outside Date will not be available to any party whose failure to fulfill any obligation or perform any covenant under the Merger Agreement has been the substantial or primary cause of, or resulted in, the failure of the closing of the Merger (the “Closing”) to occur on or before the Outside Date;

•

subject to certain exceptions, if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any Order (as defined in the Merger Agreement) or other Law (as defined in the Merger Agreement) that (x) makes the consummation of the Merger illegal or otherwise prohibited, or (y) permanently enjoins Parent and Singular from consummating the Transactions, and, in each case, such Order or Law (as such terms are defined in the Merger Agreement) shall have become final and non-appealable (provided, however, that the right to terminate shall not be available to any party whose material failure to perform or comply with its obligations pursuant to the Merger Agreement has been the substantial or primary cause of, or resulted in such Order or Law); or

•

if Singular’s stockholders fail to approve the Merger Proposal or any adjournment or postponement thereof, at which a vote on such proposal is taken; provided that the right to terminate the Merger Agreement in connection therewith shall not be available to Singular if Singular is then in breach of any of its representations, warranties or covenants in the Merger Agreement such that the applicable closing conditions described above would not be satisfied.

•	By Singular (upon approval of the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee):

•

if there is an inaccuracy in Parent’s or Merger Sub’s representations and warranties, or a breach by Parent or Merger Sub of its covenants in the Merger Agreement, in either case such that if continuing to occur at the Effective Time a closing condition set forth in the Merger Agreement shall not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is 20 business days from the date Parent is notified in writing by Singular of such breach, then Singular may not terminate the Merger Agreement (x) prior to such date if Parent and Merger Sub are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date; provided, further, that the right to terminate the Merger Agreement under such circumstances shall not be available to Singular if Singular is then in breach of any of its representations, warranties or covenants set forth therein such that any condition applicable to Parent or Merger Sub’s obligations to consummate the Merger would not be satisfied;

•

prior to obtaining the Requisite Company Vote, in order to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, if Singular pays to Parent the Company Termination Fee (as defined below) immediately prior to or concurrently with (and as a condition to) such termination under the Merger Agreement; or

•

if all of the Singular Lease Closing Conditions (as defined in the section captioned “The Merger Agreement – Conditions to the Closing of the Merger”) have not been satisfied or waived by Parent on or prior to January 13, 2025, provided that Singular may terminate the Merger Agreement under such circumstances only during the period commencing on January 13, 2025 and ending on the date immediately preceding the first date after all Singular Lease Closing Conditions are satisfied or waived by Parent, provided that the right to terminate the Merger Agreement under such circumstances shall not be available to the Company if the Company is then in material breach of its obligations under the Merger Agreement to use its reasonable best efforts to cause the Singular Lease Closing Conditions to be satisfied.

•	By Parent or Merger Sub:

•

if there is an inaccuracy in Singular’s representations and warranties, or a breach by Singular of its covenants in the Merger Agreement, in either case such that if continuing to occur at the Effective Time a condition applicable to all parties’ obligations to consummate the Merger or Parent’s and Merger Sub’s obligations to consummate the Merger would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is 20 business days from the date Singular is notified in writing by Parent of such breach, Parent and Merger Sub may not terminate the Merger Agreement (x) prior to such date if Singular is taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date; and provided, further, that the right to terminate the Merger Agreement under such circumstances shall not be available to Parent or Merger Sub if Parent or Merger Sub is then in breach of any of its representation, warranties or covenants therein such that any condition applicable to the Company’s obligations to consummate the Merger would not be satisfied; or

•

if the Company Board or any committee thereof shall have made a Change in Recommendation; provided, that the delivery of a Notice of Designated Superior Proposal (as defined below) and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Parent to terminate the Merger Agreement; and provided, further, that Parent and Merger Sub may not terminate the Merger Agreement under such circumstances if Parent or Merger Sub fails to terminate the Merger Agreement prior to 11:59 p.m., Eastern Time on the date which is 10 business days after Parent is notified in writing that the Company Board has effected a Change in Recommendation.

Termination Fees

Except in specified circumstances, whether or not the Merger is completed, Singular, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, Singular will be required to pay Parent a termination fee of $1,520,246.

For more information regarding these termination fees, see the section of this Proxy Statement captioned “The Merger Agreement — Termination Fees.”

Effect on Singular if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not be entitled to, nor will they receive any Merger Consideration. Instead, Singular will remain an independent public company, with its Common Stock continuing to be listed and traded on The Nasdaq Stock Market LLC (“Nasdaq”) and registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and Singular will continue to file periodic reports with the Securities and Exchange Commission (the “SEC”).

Voting and Support Agreements

In connection with the execution and delivery of the Merger Agreement, the Company and certain of its executive officers and directors, including Andrew Spaventa, Eli Glezer, David Barker, Kim Kamdar, Dalen Meeter, and Michael Pellini (collectively, the “Support Stockholders”), who beneficially owned, in his or her personal capacity, and is entitled to vote at the Special Meeting, approximately 5.6%, 6.1%, 1.4%, 0.0% (less than 0.1%), 0.4%, and 0.7%, respectively, of the voting power of Singular Common Stock as of the Record Date, have each separately entered into a Support Agreement, pursuant to which they each have agreed to vote the shares of Singular Common Stock such Support Stockholder owns in his or her individual capacity and entitled to vote at the Special Meeting (the “Owned Shares”) in favor of the approval and adoption of the Merger Agreement and the Transactions, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. The Support Agreements will automatically terminate upon (i) the Effective Time, (ii) the valid termination of the Merger Agreement, or (iii) the mutual written agreement of the Company and such stockholder party to such Support Agreement. The form of Support Agreement is attached as Annex B to this Proxy Statement. For additional information on the beneficial ownership of our executive officers and directors, see the section of this Proxy Statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

The Company Board is furnishing this Proxy Statement and form of proxy card to the holders of shares of Singular Common Stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

1)	To approve the Merger Proposal; and

2)	To approve the Adjournment Proposal.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held virtually on Wednesday, February 19, 2025, at 10:00 a.m. Pacific Time. In order to attend the virtual Special Meeting, you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.

Q:	Who is entitled to vote at the Special Meeting?

A:

Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting (and at any adjournment or postponement thereof). Each holder of shares of Singular Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Common Stock owned as of the Record Date.

Q:	What is a “virtual” Special Meeting and how may I attend it?

A:

The Special Meeting will be conducted exclusively as a virtual meeting of stockholders by means of a live webcast. Only stockholders as of the Record Date can virtually attend the Special Meeting. There will not be a physical meeting location and you will not be able to physically attend the Special Meeting. In order to attend the virtual Special Meeting, you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.

The Special Meeting starts at 10:00 a.m. Pacific Time on Wednesday, February 19, 2025. In order to attend the virtual Special Meeting, you must register no later than 12:00 p.m. on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Once registered, we encourage you to access the meeting website prior to the start time to allow time for check in. Stockholders of record are encouraged to access the meeting website prior to the start time to allow time for check in. If a stockholder of record experiences any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting login page.

Instructions on the proxy card will explain how to access the Special Meeting.

Even if you plan to virtually attend the Special Meeting, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you virtually attend the Special Meeting and vote through the online portal, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions. If you hold your shares in “street name” and you plan to vote your shares virtually in attendance at the Special Meeting, you should contact your bank, broker or agent to obtain a legal proxy or broker’s proxy card to have available during the Special Meeting in order to vote.

Q:	What is the proposed Merger and what effects will it have on Singular?

A:

The proposed Merger is the acquisition of Singular by Parent. If the Merger Proposal is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Singular, with Singular continuing as the Surviving Corporation. As a result of the Merger, Singular will become a wholly owned subsidiary of Parent, and our Common Stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $20.00, in cash (less any applicable withholding taxes and without interest), for each share of Singular Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL or entered into a Rollover Agreement. For example, if you own 100 shares of Common Stock, you will receive $2,000.00 in cash in exchange for your shares of Common Stock, less any applicable withholding taxes and without interest.

Q:	How does the Merger Consideration compare to the market price of the Common Stock?

A:

The relationship of the Merger Consideration of $20.00 represents a premium of: (i) approximately 253% over the closing price of Singular’s Common Stock on September 11, 2024, the last full trading day before the first public announcement that Deerfield had submitted a proposal to acquire all of the outstanding shares of Singular Common Stock to the Special Committee and (ii) approximately 64% over the volume-weighted average price of Singular’s Common Stock for the six-month period ended December 20, 2024, the last full trading day before the first public announcement that the Company entered into the Merger Agreement.

Q:	What do I need to do now?

A:

We encourage you to read this Proxy Statement, the annexes to this Proxy Statement and the documents that we refer to in this Proxy Statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special

Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:

No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your Singular stock certificates to the paying agent in order to receive the appropriate cash payment for the shares of Common Stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of Common Stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than both the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Singular Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Singular in writing of such special arrangements, you will no longer have the right to receive the Merger Consideration, if the Merger is completed, in exchange for the transferred shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board of Directors recommend that I vote?

A:

The Board of Directors, after considering the various factors described under the caption “The Merger —Recommendation of the Company’s Board of Directors and Reasons for the Merger,” has (1) determined that terms of the Merger Agreement and the Transactions, including the Merger are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than Excluded Holders); (2) determined that it is advisable and in the best interests of the Company to enter into, and approved, adopted and declared advisable, the Merger Agreement; (3) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of Transactions, including the Merger, upon the terms and subject to the conditions contained therein; (4) directed that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company; and (5) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

The Board of Directors, acting on the unanimous recommendation of the Special Committee, recommends that you vote (1) “FOR” the Merger Proposal; and (2) “FOR” the Adjournment Proposal.

For more information, you should read “The Merger — Recommendation of the Company’s Board of Directors and Reasons for the Merger” for a discussion of the factors that the Company Board considered in deciding to recommend the approval of the Merger Agreement. See also “The Merger — Interests of Singular’s Directors and Executive Officers in the Merger.”

Q:	What happens if the Merger is not completed?

A:

If the Merger Proposal is not approved by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Singular Common Stock. Instead,

Singular will remain an independent public company, our Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Upon termination of the Merger Agreement under specified circumstances, Singular will be required to pay Parent a termination fee of $1,520,246 (as described in the section of this Proxy Statement captioned “The Merger Agreement — Termination Fees”).

Q:	What vote is required to approve the Merger Proposal?

A:	Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Singular Common Stock entitled to vote thereon.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote via the online portal at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What vote is required to approve the Adjournment Proposal?

A:

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or in person or represented by proxy at the Special Meeting and voting affirmatively or negatively on such matter.

Assuming a quorum is present, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote through the online portal at the Special Meeting will not have any effect on the Adjournment Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the Adjournment Proposal. Abstentions will be counted for purposes of determining whether a quorum is present but will have no effect on the Adjournment Proposal.

Q.	How will the directors and executive officers vote on the Merger Proposal?

A.

Our directors and executive officers have informed us that, as of the date of this Proxy Statement, they intend to vote all of the Company Shares owned directly by them (1) in favor of the approval of the Merger Proposal, and (2) in favor of the approval of the Adjournment Proposal.

In connection with the execution and delivery of the Merger Agreement, the Company and certain Company board members and Singular executive officers, including Andrew Spaventa, Eli Glezer, David Barker, Kim Kamdar, Dalen Meeter, and Michael Pellini each separately entered into Support Agreements, pursuant to which they have agreed to vote their Owned Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. For more information about the voting intentions of our officers and directors and certain other Singular stockholders, see “The Merger — Intent of Singular’s Directors and Executive Officers to Vote in Favor of the Merger.”

Q:	What is the difference between holding shares as a stockholder of record and in “street name”?

A:

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by Singular.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Common Stock held in “street name.” In that case, this Proxy Statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, to vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or other nominee. Additionally, you should follow the instructions on the voting form provided by your bank, broker or other nominee for virtually attending the Special Meeting and submitting your vote through the online portal.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of Singular Common Stock are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent), there are four (4) ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the internet website address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•

by virtually attending the Special Meeting and submitting your vote through the online portal. If you wish to vote electronically at the Special Meeting, visit the unique link provided to you via email after registering in advance at www.proxydocs.com/OMIC using the procedure described above, and using your unique control number that was included on your proxy card.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Singular Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone or through the online portal at the Special Meeting.

Even if you plan to virtually attend the Special Meeting, you are strongly encouraged to vote your shares of Singular Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still submit your vote via the online portal at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and submit your vote via the online portal, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee. Additionally, you should follow the instructions on the voting form provided by your bank, broker or nominee for virtually attending the Special Meeting and submitting your vote through the online portal.

Q:	If my shares are held through a broker in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against the Merger Proposal but will have no effect on the Adjournment Proposal.

Q:	May I change or revoke my vote after I have mailed my signed proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•

virtually attending the Special Meeting and submitting your vote via the online portal. In order to virtually attend the Special Meeting and vote electronically, you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access to the Special Meeting and to vote using your unique control number that was included on your proxy card that you received in the mail. Simply attending the virtual meeting will not, by itself, revoke your proxy.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You should follow the instructions on the voting form provided by your bank, broker or nominee for virtually attending the Special Meeting and submitting your vote through the online portal.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Common Stock is called a “proxy card.” Our Board of Directors has designated Andrew Spaventa and Dalen Meeter, with full power of substitution, as the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the Merger Proposal; and (2) “FOR” the Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, Singular may announce preliminary voting results at the conclusion of the Special Meeting. Singular intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Singular files with the SEC are publicly available when filed. See the section of this Proxy Statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of Common Stock for cash pursuant to the Merger?

A:

If you are a U.S. Holder (as defined in the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of Common Stock for cash pursuant to the Merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you receive pursuant to the Merger and your adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined in the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

You should consult your own tax advisor to determine the U.S. federal income tax consequences of the Merger to you in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of certain U.S. federal income tax consequences of the Merger is provided under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of Singular stock options and restricted stock units receive in the Merger?

A:

At the Effective Time, each Vested Stock Option will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the Merger Consideration over the applicable exercise price of such option by (2) the number of Company Shares subject to such Vested Stock Option (less all applicable deductions and withholdings required by law).

At the Effective Time, each Unvested Stock Option will be cancelled and forfeited without consideration or payment.

Each Designated Continuing Employee RSU will be cancelled at the Effective Time and converted into a an Assumed RSU and settled in Parent Class B Units, on the same terms and conditions (except with respect to the employment terms applicable to the holders of Designated Continuing Employee RSUs with the Surviving Corporation), including applicable vesting requirements, as applicable to each such Designated Continuing Employee RSU immediately prior to the Effective Time, except that the number of Parent Class B Units underlying such Assumed RSU will be equal to 20.

Each Other Vested RSU that is outstanding as of the Effective Time will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the Merger Consideration multiplied by (2) the number of shares of Singular Common Stock subject to each such Other Vested RSU (less all applicable deductions and withholdings required by law).

Each Other Unvested RSU that is outstanding as of the Effective Time will be cancelled without consideration or payment.

Q:	Who will own the Company immediately after the Merger?

A:

As a result of the Merger, and subject to any additional Rollover Stockholders that enter into Rollover Agreements (as described in section captioned “The Merger — The Rollover Agreements”), Deerfield will indirectly beneficially own approximately 100% of the fully diluted equity interests of Parent less the percentage owned by (i) any Rollover Stockholders and (ii) holders of any Assumed RSUs that will be settled in Parent Class B Units. Parent will, in turn, own 100% of the equity interests of the Company immediately following the completion of the Merger.

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible. In order to complete the Merger, the Company must obtain the approval of the Company stockholders as described in this Proxy Statement, and the other closing conditions under the Merger Agreement must be satisfied or, to the extent permitted, waived. See the section of this Proxy Statement captioned “The Merger Agreement — Conditions to the Merger.” The Company currently expects to complete the Merger during the first quarter of 2025. However, the exact timing of completion of the Merger, if it is completed at all, cannot be predicted because the Merger is subject to a number of conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the Merger is completed, holders and beneficial owners of Common Stock that do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262. This means that holders and beneficial owners of Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” (as defined pursuant to Section 262) of their shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, holders and beneficial owners that wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex D to this Proxy Statement.

Q:	What was the reverse stock split that was effected in June 2024?

A:

On May 29, 2024, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock (the “Common Stock”) at a ratio of between 1-for-10 and 1-for-30 shares, with the final ratio to be selected by the Company Board (the “Reverse Stock Split”). Following the receipt of stockholder approval at the Annual Meeting, the Company Board approved a final ratio of 1-for-30 such that every 30 shares of Common Stock issued and outstanding immediately prior to the amendment effecting the reverse stock split were combined and reclassified into one share of Common Stock. The purpose of the Reverse Stock Split was to enable the Company to maintain the listing of its Common Stock on the Nasdaq Stock Market. The net loss per share disclosed in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022 were $(1.30) and $(1.28), respectively. After giving effect to the Reverse Stock Split, the net loss per share for the fiscal years ended December 31, 2023 and 2022 would have been $(39.08) and $(38.32), respectively. The weighted average shares used to compute net loss per share for the fiscal years ended December 31, 2023 and 2022 were 72,296,250 and 71,148,076, respectively. After giving effect to the Reverse Stock Split, the weighted average shares used to compute net loss per share for the fiscal years ended December 31, 2023 and 2022 would have been 2,426,542 and 2,371,603, respectively. Unless otherwise disclosed herein, all prices per share reflect the effect of the Reverse Stock Split.

Q:	Do any of Singular’s directors or officers have interests in the Merger that may differ from those of Singular stockholders generally?

A:

Yes. In considering the recommendation of the Board of Directors with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Singular stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this Proxy Statement captioned “The Merger — Interests of Singular’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting. The Special Committee or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement, or need help voting your shares of Singular Common Stock, please contact our Proxy Solicitor:

Laurel Hill Advisory Group

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

FORWARD-LOOKING STATEMENTS

This Proxy Statement, the documents to which we refer you in this Proxy Statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. All forward-looking statements included in this document are based on information available to the Company on the date hereof. You can typically identify forward-looking statements by the use of forward-looking words, such as “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “design,” “see,” “seek,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date as of which the statements were made. We cannot guarantee any future results, levels of activity, performance or achievements. In addition to other factors and matters contained in or incorporated by reference in this Proxy Statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the inability to complete the Merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the Merger;

•	uncertainties as to the timing of the proposed transactions, including the Merger;

•	the outcome of any legal proceedings that may have been or may be instituted against us and others related to the Merger Agreement;

•	risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to U.S. Holders (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”);

•

the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Singular’s current strategy as an independent company;

•

the possibility that Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Singular’s assets to one or more as-yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the Merger;

•	certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions;

•	the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	risks related to the Merger diverting management’s or employees’ attention from ongoing business operations;

•	the risk that our stock price may decline significantly if the Merger is not completed; and

•	the risk that any announcements relating to the proposed Merger could have adverse effects on the market price of our Common Stock.

Consequently, all of the forward-looking statements that we make in this Proxy Statement are qualified by the information contained or incorporated by reference herein, including (1) the information contained under this caption, (2) the information contained under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q and (3) all subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE MERGER

The following is a discussion of the Merger, including the process undertaken by the Company, the Company Board and the Special Committee in identifying and determining whether to engage in the Merger. This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this Proxy Statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Background of the Merger

As part of its ongoing evaluation of the Company’s business, the Company Board, together with the Company’s management team, regularly reviews and assesses the Company’s strategic direction, financial performance and business opportunities with a view towards strengthening the Company’s business and identifying opportunities to increase stockholder value. As part of this evaluation, in August 2023, the Company Board determined that it would be in the best interests of the Company and its stockholders to consider a variety of strategic alternatives for the Company, including, among other things, potential commercial partnership and licensing arrangements, asset and company sale transactions to both strategic and financial buyers, cost-cutting initiatives, and certain changes to the focus of its long-term business plan. To lead and administer this process, the Company Board formed the Special Committee, which originally consisted of Jason Ryan, an independent director and the chair of the Company Board’s audit committee, and Michael Pellini, M.D., the Company Board’s lead independent director. The Company Board delegated authority to the Special Committee to provide oversight of the management team’s strategic plans for increasing stockholder value and to evaluate all reasonably available options to achieve this outcome. As further discussed below, the membership in the Special Committee was adjusted over time as circumstances warranted based on the strategic alternatives likely to be considered and presented to the Special Committee, including adding Kim Kamdar, Ph.D., an independent director, as a member of the Special Committee in November 2023, and later replacing Dr. Pellini and Dr. Kamdar with two other independent and disinterested members of the Company Board, Elaine Mardis, Ph.D. and Marcia Eisenberg, Ph.D., in August 2024.

In September 2023, the Company entered into a non-disclosure agreement with a publicly-traded life sciences company (“Company F”), and hosted Company F at its offices to present and discuss the Company’s business and opportunities and to respond to due diligence questions.

In October 2023, the Company entered into a non-disclosure agreement with a privately-held life sciences company (“Company GG”) to discuss potential strategic alternatives.

In October 2023, after Company F notified the Company that it was not interested in pursuing a potential strategic transaction with the Company.

In November 2023, the Company Board and the Special Committee interviewed and evaluated numerous financial advisors. Following such evaluation, the Special Committee authorized management to engage TD Securities as the Company’s financial advisor with respect to the strategic alternative process. The Company signed an engagement agreement with TD Securities on December 4, 2023, and TD Securities began contacting third parties regarding the Company’s strategic alternatives process.

Beginning with this initial outreach in December 2023 through the date that the Company entered into the Merger Agreement with Deerfield (December 22, 2024), the Company and TD Securities had discussions with potential acquirors and other strategic partners, including contacting approximately 70 third parties, entering into non-disclosure agreements with 34 third parties, and receiving indications of interest from six separate bidders. During this same period, the Special Committee met 44 times to discuss the strategic alternatives progress and the status of discussions with third parties potentially interested in a strategic transaction to acquire the Company or key assets of the Company or to enter into a strategic or partnership relationship with the Company.

Throughout this process, the Company Board received regular updates from the Special Committee as well as members of the Company’s management team, and provided the Special Committee with feedback regarding the strategic alternatives process. A summary of the material events beginning in late 2023 through December 22, 2024 that led to the Company entering into the Merger Agreement with Deerfield is provided below.

The Company and TD Securities Begin Outreach

Following its engagement by the Company on December 4, 2023, TD Securities began contacting third parties regarding the Company’s strategic alternatives process.

On December 12, 2023, TD Securities performed outreach to 38 third parties conveying that the Company was conducting a formal strategic alternatives process.

On December 13, 2023, TD Securities held a virtual meeting with Company F to discuss the Company’s strategic alternatives process.

On December 15, 2023, an investment firm focused on the life sciences and healthcare industry (“Company I”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On December 15, 2023, a publicly-traded biotechnology company (“Company BB”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On December 17, 2023, Company F entered into an amended and restated non-disclosure agreement with the Company after expressing interest in the strategic alternative process.

On December 18, 2023, a publicly-traded life sciences company (“Company D”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On December 19, 2023, Company GG entered into an amended non-disclosure agreement with the Company.

On December 20, 2023, a publicly-traded life sciences company (“Company AA”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On December 20, 2023, a publicly-traded life sciences company (“Company K”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On December 22, 2023, a publicly-traded life sciences company (“Company W”) entered into an amended and restated non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On December 22, 2023, Company F provided the Company with due diligence questions.

On December 27, 2023, a privately-held laboratory sciences company (“Company V”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On January 2, 2024, a privately-held life sciences company (“Company EE”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential partnership or merger-of-equals.

On January 4, 2024, members of the Company’s management team met virtually with representatives of Company D and provided a management presentation regarding the Company’s business.

On January 5, 2024, a privately-held life sciences company (“Company R”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential merger-of-equals.

Between January 9 and January 10, 2024, the Company’s management team and representatives of TD Securities met with Company K, Company W, a privately-held life sciences company (“Company MMM”), and a publicly-traded life sciences company (“Company CCC”) in separate meetings during the JP Morgan Annual Healthcare Conference in San Francisco to discuss the Company’s business and the strategic alternatives process and to respond to due diligence questions.

On January 15 and January 16, 2024, representatives of TD Securities sent process letters to approximately 17 companies that had expressed interest in the strategic alternatives process. The process letters sent to interested parties required initial indications of interest for a potential strategic transaction with the Company be returned to TD Securities by February 2, 2024 and requested that the indications of interest include details on purchase price, key assumptions, strategic considerations, diligence requirements, timing, approval conditions and other information that may be relevant for the Special Committee and the Company Board to consider in evaluating the indications of interest.

On January 16, 2024, representatives of TD Securities held a virtual meeting with representatives of Company EE to discuss the strategic alternative process and Company EE’s long-term business plan.

On January 16, 2024, Company R entered into a new non-disclosure agreement with the Company after expressing interest in exploring a potential merger-of-equals.

On January 19, 2024, a publicly-traded life sciences company (“Company S”) entered into a new non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On January 22, 2024, representatives of TD Securities held a second virtual meeting with representatives of Company EE to discuss the strategic alternatives process and Company EE’s long-term business plan.

On January 26, 2024, members of the Company’s management team and representatives of TD Securities held a virtual meeting with representatives of Company S and the Company’s management team provided Company S with a management presentation discussing the Company’s business, plans and opportunities.

On January 29, 2024, members of the Company’s management team and Company AA met at the Company’s offices where the Company’s management team led the group in a management presentation. Representatives of TD Securities joined the meeting virtually.

On January 31, 2024, representatives of TD Securities and Company F held a virtual meeting to discuss the strategic alternatives process.

On February 7, 2024, representatives of the Company and an investment firm focused on the healthcare industry (“Company T”) held an in-person meeting at the Advances in Genome Biology and Technology (AGBT) Conference, a genome science and technology conference, to discuss the Company’s business and plans.

On February 8, 2024, Company T entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On February 9, 2024, representatives of TD Securities and Company F held a virtual meeting to discuss the strategic alternatives process.

On February 9, 2024, the Special Committee held a meeting, with members of management and representatives of TD Securities and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson”), counsel to the Company and, at that time, to the Special Committee, in attendance. Representatives of TD Securities reported on the status of the strategic alternatives process. They reported that TD Securities had contacted 41 parties regarding the Company’s strategic alternatives process since December 2023. They reported that 11 of these parties executed non-disclosure agreements, and that four parties, in addition to Company F, had attended management presentations. TD Securities also reported that 31 of these parties indicated that they were not interested in engaging or were unlikely to engage in the strategic alternatives process. TD Securities also reported that it had held virtual meetings with various third parties to discuss the Company’s business and opportunities and the strategic alternatives process and to respond to due diligence questions. They reported that no third party had submitted an indication of interest by the February 2, 2024 deadline. They discussed the various reasons the parties provided for their decision not to submit an indication of interest, including, among others: the adverse state of the life sciences market, risks related to the Company’s cash burn and real estate obligations, and the early stage of the Company’s product development and commercialization activities. The representatives of TD Securities then discussed the parties that remained interested in the strategic alternatives process, and provided their recommendations for how the Company and the Special Committee could continue to engage with these parties. They then left the meeting and the Company’s management provided a report on the Company’s business and product development plans and on its financial status, including its available cash and operating runway.

On February 12, 2024, the Special Committee held a meeting, with members of management in attendance. The Special Committee discussed the status of the strategic alternatives process, including discussing the fact that no third party had submitted an indication of interest. Members of management discussed their recent communications with the parties that remained interested in the strategic alternatives process. Management then reviewed the Company’s annual operating plan and corporate strategy, including management’s investigation into cost-reduction efforts and its consideration to shift the business to focus on spatial business opportunities utilizing its G4X instrument.

On February 13, 2024, representatives of TD Securities and Company F held another virtual meeting to discuss the strategic alternatives process. During that call, Company F informed the representatives of TD Securities that it was not interested in continuing to participate in the strategic alternative process.

On February 16, 2024, representatives of TD Securities and representatives of Company T held a virtual meeting to discuss the strategic alternatives process.

On February 21, 2024, representatives of Company F notified TD Securities that Company F desired to re-engage in the strategic alternatives process, and subsequently on February 26, 2024, representatives of Company F, members of the Company’s management team and representatives of TD Securities held a virtual meeting to discuss the Company’s business, diligence matters and the strategic alternatives process.

On February 29, 2024, the Company Board held a meeting, with members of the Company’s management team and representatives of Gunderson and Williams & Connolly, LLP, intellectual property counsel to the Company, in attendance. At the meeting, Williams & Connolly reviewed the Company’s intellectual property portfolio. Following this discussion, the Company Board met in executive session with the Company’s Chief Executive Officer and Chairman of the Company Board (“CEO”) and the representatives of Gunderson. The Company’s CEO provided the Company Board with an update on the status of the strategic alternatives process, including recent communications with potential interested parties. The Company’s CEO then led the Company Board in a discussion of potential cost-reduction opportunities and management’s recommended shift in the Company’s business strategy to focus on spatial biology business opportunities utilizing the G4X instrument.

Following this discussion, the remaining members of the Company’s management team joined the Company Board meeting. The members of management then provided the Company Board with a general business, product development, commercialization and financial update. Following these presentations, the members of management left the meeting, other than the Company’s CEO, Chief Financial Officer (“CFO”), and General Counsel (“GC”). The Company Board, along with the remaining members of management, held an executive strategy session to discuss the Company’s strategic plans, including a shift in focus to spatial biology business opportunities utilizing the G4X instrument. Management discussed potential product development timelines and risks related to pursuing spatial biology business opportunities. Following the discussion, the Company Board met in executive session to discuss reports from the Company Board’s various committees.

On March 1, 2024, representatives of Company F and TD Securities discussed the Company’s strategic alternative process. Company F declined to provide a formal indication of interest for a strategic transaction with the Company. Company F suggested that it might consider an opportunity to obtain an exclusive license to the Company’s spatial biology chemistry and intellectual property assets for $20 to $25 million.

On March 1, 2024, an investment firm focused on the life sciences and technology industries and an existing stockholder of the Company (“Company C”), entered into a new non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On March 4, 2024, an investment firm focused on the life sciences industry (“Company U”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On March 5, 2024, members of the Company’s management team met at the Company’s offices with representatives of Company T to discuss the Company’s business and to conduct due diligence. Representatives of TD Securities participated in the meeting virtually.

On March 6, 2024, representatives of TD Securities and Company D held a virtual meeting to discuss the strategic alternatives process.

On March 6, 2024, Company MMM provided the Company and TD Securities with certain financial diligence materials regarding Company MMM’s business and financial condition.

On March 7 and March 11, 2024, representatives of TD Securities and Company C held virtual meetings to discuss the strategic alternatives process and the Company’s potential spatial biology business opportunities.

On March 11, 2024, TD Securities performed additional outreach to select companies that might be interested the Company’s spatial and/or next generation sequencing (“NGS”) business opportunities to assess their interest in acquiring the Company or its assets or pursuing a partnership or joint venture with the Company.

On March 11, 2024, TD Securities had a call with representatives of a privately-held life sciences company (“Company Z”).

From March 12, 2024 through March 27, 2024, representatives of TD Securities held various virtual meetings with Company CC, Company AA, a publicly-traded life sciences company (“Company H”), a publicly-traded life sciences company (“Company JJ”) and a private life sciences company (“Company O”) to discuss the strategic alternatives process.

On March 13, 2024, Company I entered into a revised non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On March 13, 2024, TD Securities sent additional outreach to certain parties that might be interested the Company’s spatial and/or NGS business opportunities to assess their interest in acquiring the Company or its assets or pursuing a partnership or joint venture with the Company.

On March 18, 2024, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. The Company also publicly announced a workforce reduction of approximately 20% of the Company’s headcount and a shift in the Company’s business strategy to focus its resources more heavily on its spatial biology business opportunities.

On March 19, 2024, the Company Board held a meeting, with members of the Company’s management team and representatives of TD Securities and Gunderson participating. At the meeting, the representatives of TD Securities provided an update on the strategic alternatives process. They reviewed the status of each of the parties that remained interested in the strategic alternatives process. They reported that Company F declined to provide a formal indication of interest for a strategic transaction with the Company, but Company F suggested that it might consider an opportunity to obtain an exclusive license to the Company’s spatial biology chemistry and intellectual property assets for $20 to $25 million. Company T indicated an interest in continuing to conduct additional due diligence on the Company. Company D indicated its intent to provide a formal offer regarding a potential acquisition of the Company in the near term. The representatives of TD Securities also confirmed that they had reached out to 21 parties that they had previously contacted in the initial process outreach (between December 2023 and February 2024), to determine whether they would be interested in the Company’s spatial biology business. Five of these 21 parties expressed interest in conducting process calls with TD Securities to discuss the strategic alternatives process. The representatives of TD Securities also reported that they had held virtual meetings with various parties to discuss the strategic alternatives process. The representatives of TD Securities then left the meeting, and the representatives of Gunderson led the Company Board in a discussion regarding the Company Board’s fiduciary duties. The Company’s CEO then provided a business update. The Company Board then discussed Company F’s potential interest in an exclusive license to the Company’s chemistry and intellectual property assets for $20 to $25 million. The Company Board also discussed that Company F had not delivered a written indication of interest for the Company Board to consider. Following a discussion, the Company Board determined that it could not evaluate this opportunity or determine Company F’s real interest unless Company F was willing to deliver a written indication of interest for the Company Board to consider. The Company Board directed management to continue working with TD Securities on the strategic alternatives process, including pursuing potential asset deals that could create competitive pressure that could be used to encourage Company F to provide an indication of interest to acquire the Company. They also requested management and TD Securities to expand the scope of the strategic alternatives process to include alternatives for the Company to transition from a public reporting company to a private company as well as potential merger-of-equals or reverse merger opportunities.

On March 19, 2024, Company D submitted a non-binding indication of interest to acquire the Company in a stock-for-stock merger. In allocating the ownership of the combined company, the Company would be allocated ownership based on a 10% premium to the Company’s net cash balance on the date the merger closed, and Company D would be valued based on its market trading price.

On March 23, 2024, an investment firm focused on the healthcare industry (“Company FF”) entered into a new non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On March 25, 2024, Deerfield entered into a non-disclosure agreement with the Company to obtain a business update.

On March 26, Company T entered into a common interest agreement with the Company.

On March 26, 2024, Company H entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On March 26, 2024, Company D provided the Company with due diligence questions.

On March 27, 2024, the Company and representatives of Company T held a virtual meeting to address due diligence items. Company T notified the Company that it would not be able to move forward with the Company until it had completed a transaction that Company T was currently involved in.

On March 28, 2024, members of the Company’s management team, representatives of TD Securities and representatives of a publicly-traded life sciences company (“Company N”) met virtually to discuss the strategic alternatives process and to conduct due diligence on the Company’s business.

On March 29, 2024, members of the Company’s management team and representatives TD Securities held a virtual meeting to discuss the non-binding initial indication of interest from Company D. Following the meeting, TD Securities reached out to Company D to set up a due diligence call between the parties.

On April 1, 2024, the Company Board held a meeting, with members of the Company’s management and representatives of Gunderson participating. David Barker and Dr. Mardis were absent. At the meeting, members of the Company’s management team reviewed a revised annual operating plan reflecting the Company’s recent headcount reduction and its strategic focus on spatial biology business opportunities. Members of the Company’s management team then provided an update regarding the strategic alternatives process.

On April 2, 2024, an investment firm focused on the healthcare technology industry (“Company DD”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On April 9, 2024, members of the Company’s management team met virtually with representatives of Company D and provided a management presentation regarding the Company’s business. The Company’s management team also responded to Company D’s due diligence questions.

On April 9, 2024, Company C submitted a non-binding indication of interest for an acquisition of the Company. The indication of interest was preliminary and did not indicate the price per share Company C would be willing to pay as part of its acquisition proposal.

On April 15, 2024, an investment firm focused on the life science technology industry (“Company J”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On April 16, 2024, the Special Committee held a meeting, with members of the Company’s management team and representatives from TD Securities and Gunderson participating. Representatives of TD Securities reported on the status of the strategic alternatives process, including the status of discussions with third parties who remained interested in the strategic alternatives process. They also reviewed the indications of interest the Company had received from Company C and Company D, including key terms and recommended next steps. They also reported that the Company management team had conducted a due diligence session focused on Company D’s business, financial condition, and opportunities. They also reported that Company T communicated that it was not interested in moving forward in the strategic alternatives process. The representatives of TD Securities also reported that Company AA remained engaged in the strategic alternatives process and was evaluating a potential commercial arrangement to propose to the Company. They also reported that Company CC had re-engaged in the strategic alternatives process, and planned to conduct a due diligence visit to the Company’s headquarters. The representatives of TD Securities then left the meeting. The Special Committee then discussed each of the indications of interest received, the pros and cons of the various indications of interest and next steps. Following this discussion, the Special Committee determined that it would pursue each of these potential strategic alternatives in parallel.

On April 17, 2024, members of the Company’s management team held a virtual meeting with representatives of Company AA to respond to due diligence questions.

On April 19, 2024, members of the Company’s management team and representatives of Company CC met at the Company’s offices to discuss the strategic alternatives process and to conduct due diligence on the Company’s business and product opportunities. Representatives of TD Securities attended the meeting virtually.

On April 20, 2024, Company AA and Company C entered into a joint non-disclosure agreement with the Company after expressing interest in exploring a potential joint acquisition offer of the Company.

On April 24, 2024, an investment company focused on the life science technology industry (“Company L”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On April 24, 2024, members of the Company’s management team and representatives of TD Securities met with representatives of Company T to discuss a potential acquisition of the Company and other due diligence matters.

On April 29, 2024, members of the Company’s management team and representatives of TD Securities met with representatives of Company AA virtually as well as at the Company’s offices to discuss a potential acquisition of the Company and other due diligence matters.

On May 2, 2024, members of the Company’s management team and representatives of TD Securities held a virtual meeting with representatives of Company T to respond to due diligence questions.

On May 4, 2024, Company C submitted a non-binding indication of interest to acquire all of the Company’s outstanding capital stock at a price of $1.39 per share (which would represent $41.70 per share after the Company completed its 1-for-30 share reverse stock split on June 25, 2024). The transaction was contingent upon a third-party strategic partner joining the transaction and agreeing to assume responsibility for, or to fully fund, the costs of the Company’s spatial biology business after the transaction, including development, operating and commercialization costs. Company C did not identify a potential third-party strategic partner in its indication of interest.

On May 14, 2024, members of the Company’s management team and representatives of TD Securities held a virtual meeting with representatives of Company T to discuss a potential acquisition of the Company and other due diligence matters.

On May 14, 2024, members of the Company’s management team and representatives of TD Securities held a virtual meeting with representatives of Company AA to discuss due diligence and related matters.

On May 15, 2024, Company DD entered into an amended and restated non-disclosure agreement with the Company.

On May 16, 2024, Company I entered into a new non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On May 16, 2024, an investment firm focused on the healthcare and technology industries (“Company M”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On May 16, 2024, an investment firm focused on the healthcare and technology industries (“Company P”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On May 17, 2024, Deerfield entered into a revised non-disclosure agreement with the Company.

On May 20, 2024, members of the Company’s management team and representatives of TD Securities held a virtual meeting with representatives of Company M to discuss due diligence matters and other strategic items.

On May 20, 2024, members of the Company’s management team and representatives of TD Securities held a virtual meeting with representatives of Company P to discuss diligence matters and strategic and related items.

On May 21, 2024, the Special Committee held a meeting, with members of management and representatives of Gunderson participating. Members of the Company’s management team provided an update regarding the status of the strategic alternatives process, including timing considerations and recommended next steps.

On May 21, 2024, the Company Board held a meeting, with members of the Company’s management and representatives of Gunderson participating. At the meeting, members of the Company’s management team provided an update on the status of the strategic alternatives process. They also discussed strategic alternative structures, including potential go-private transactions. They also discussed timing considerations and recommended next steps.

On May 23, 2024, Company J entered into a revised non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On May 24, 2024, members of the Company’s management team held a virtual meeting with representatives of Company J to discuss due diligence matters and strategic and related items.

On May 29, 2024, at the Company’s Annual Meeting of Stockholders (the “2024 Annual Meeting”), the Company’s stockholders approved the Reverse Stock Split. Following the receipt of stockholder approval at the Annual Meeting, the Company Board approved a final ratio of 1-for-30 such that every 30 shares of Common Stock issued and outstanding immediately prior to the amendment effecting the reverse stock split were combined and reclassified into one share of Common Stock. The purpose of the Reverse Stock Split was to enable the Company to maintain the listing of its Common Stock on the Nasdaq Stock Market.

On June 4, 2024, the Special Committee held a meeting, with members of management and representatives of Gunderson and Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) participating. Houlihan Lokey, in response to an invitation from the Special Committee, discussed its experience and skills in support of a potential engagement as the Special Committee’s financial advisor. After answering a number of questions by the Special Committee, the representatives of Houlihan Lokey left the meeting. The Special Committee then discussed its potential engagement of Houlihan Lokey as well as the current status of the strategic alternatives process, including alternative structures such as go-private transactions.

On June 7, 2024, Deerfield entered into a revised non-disclosure agreement with the Company.

On June 10, 2024, members of the Company’s management team and representatives of TD Securities held a virtual meeting with representatives of Deerfield to discuss the strategic alternatives process and to answer due diligence questions.

On June 11, 2024, Company AA delivered a memorandum of understanding to the Company for a potential distribution agreement between the parties. Company AA did not include the commercial terms of the potential distribution agreement.

On June 12, 2024, members of the Company’s management team held a virtual meeting with representatives of Company M to discuss due diligence matters.

On June 12, 2024, the Special Committee held a meeting, with members of the Company’s management and representatives of Gunderson and RLF participating. RLF presented to the Special Committee regarding its experience and skills related to a potential engagement as the Special Committee’s legal advisor. RLF then left the meeting. Following a discussion related to RLF’s engagement, the Special Committee further discussed the potential engagement of Houlihan Lokey as its financial advisor.

On June 14, 2024, Company M entered into an amended non-disclosure agreement with the Company.

On June 25, 2024, the Company filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to effect a 1-for-30 Reverse Stock Split of the Common Stock. Following the Reverse Stock Split, the Nasdaq Stock Market notified the Company that the Company had regained compliance with its continued listing requirements.

On July 12, 2024, representatives of TD Securities held a virtual meeting with Company AA to discuss the Company’s questions relating to the commercial terms of the proposed distribution agreement contained in Company AA’s memorandum of understanding.

On July 18, 2024, representatives from TD Securities held a virtual meeting with Company AA.

On August 9, 2024, members of the Company’s management team and representatives of Gunderson and RLF held a virtual meeting with Katten Muchin Rosenman LLP (“Katten”), Deerfield’s legal counsel, to discuss certain matters related to the strategic alternatives process and due diligence questions.

On August 9, 2024, an investment firm focused on the healthcare and technology industries (“Company X”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On August 9, 2024, Company C had a virtual meeting with representatives from Gunderson and members of the Company’s management team.

On August 9, 2024, the Company Board held a meeting, with members of the Company’s management and representatives of Gunderson participating. The Company Board first met in executive session during which the Company’s CEO updated the Company Board on the Company’s business, including certain progress in pursuing spatial biology business opportunities with the G4X instrument, and financial condition. He also provided an update regarding the status of the strategic alternatives process. Following a discussion, the remainder of the Company’s management team joined the meeting. The members of management then provided a general corporate and business update. The Company’s management team, other than the Company’s CEO, the Company’s CFO and the Company’s GC, then left the meeting and the Company Board met again in executive session. During the executive session, the members of management led the Company Board in a discussion of the Company’s financial situation and strategic considerations for maximizing stockholder value. The committees of the Company Board, including the Special Committee, then provided reports. The Company Board discussed a potential reconstitution of the Special Committee based on the strategic alternatives that remained available for consideration.

On August 11, 2024, a representative of Katten and a representative of Gunderson had a call to discuss the Company’s strategic alternatives process. The representative from Katten indicated that Deerfield was considering whether it might submit an indication of interest to acquire the Company.

On August 12, 2024, members of the Company’s management team held a virtual meeting with representatives of Company X to discuss due diligence matters.

On August 14, 2024, representatives of TD Securities held a virtual meeting with Company C to discuss the strategic alternatives process.

Reconstitution of the Special Committee and Continued Progress of the Strategic Process

On August 16, 2024, the Company Board approved the reconstitution of the Special Committee to be comprised of Mr. Ryan, Dr. Mardis, and Dr. Eisenberg, with Mr. Ryan serving as Chair of the Special Committee. The Company Board determined that reconstituting the Special Committee was in the best interests of the Company and its stockholders in light of Company C’s interest in the strategic alternatives process and given other strategic alternative proposals the Company may receive and consider that may involve the Company’s existing stockholders rolling over their shares of Singular Common Stock in the proposed transaction.

On August 16, 2024, the Special Committee held a meeting, with members of management and representatives of RLF and Gunderson in attendance. Members of management provided a report with respect to the Company’s cash burn rate and the costs of its public company reporting obligations. The Special Committee reviewed the scope of its mandate. The Special Committee discussed the fact that Deerfield might be interested in submitting a proposal to acquire the Company. The Special Committee discussed Company C’s interest in participating in the strategic alternatives process. The Special Committee then met in executive session with only representatives of RLF present. Representatives of RLF noted that RLF had performed services for Deerfield on unrelated matters and that the fees for such engagement were not material to RLF. (Since 2020 to present, fees received by RLF from such matters did not exceed $50,000). The Special Committee discussed the views of members of management with respect to the strategic alternatives available to the Company. The Special Committee discussed the Company’s long-range plan. Representatives of RLF advised the Special Committee with respect to its mandate and fiduciary duties. The Special Committee discussed the retention of a financial advisor. The Special Committee then engaged RLF as its counsel.

On August 23, 2024, the Special Committee, with representatives of RLF present, interviewed Houlihan Lokey as a prospective financial advisor to the Special Committee.

On August 23, 2024, Company C submitted a written revised non-binding indication of interest to acquire the Company at a price of $11.57 per share in cash. Company C’s revised indication of interest removed the contingency that a third-party strategic partner would be required to join the transaction and agree to assume responsibility for or to fully fund the costs of the Company’s spatial biology business after the transaction, including development, operating and commercialization costs.

On August 26, 2024, the Company Board held a meeting, with the Company’s GC and representatives from Gunderson in attendance to discuss the state of the Company’s business.

On August 26, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Special Committee discussed the potential of engaging TD Securities, which was then serving as the Company’s financial advisor, as financial advisor to the Special Committee, in light of its experience in the life sciences industry generally as well as its experience with the Company in overseeing the strategic alternatives process since December 2023. The Special Committee also discussed whether it would be necessary or advisable to engage a separate financial advisor to the Special Committee. The Special Committee then reviewed the terms of the indication of interest that Company C had submitted on August 23, 2024, contemplating an acquisition of the Company at a purchase price of $11.57 per share. Representatives of RLF advised the Special Committee with respect to fiduciary duties.

On August 30, 2024, the Special Committee held a meeting, with members of management and representatives of RLF, Gunderson and TD Securities in attendance. At the request of the Special Committee, representatives of TD Securities provided an overview of the process that it had undertaken in connection with the Company’s review of its strategic alternatives. They reviewed the terms of Company C’s August 23, 2024 revised indication of interest. They noted that Deerfield had indicated that it might consider submitting an offer to acquire the Company and reviewed other parties that had been contacted in the Company’s strategic alternatives review process. They also provided an overview of the M&A market. The Special Committee then met in executive session with only RLF present. During the executive session, the Special Committee discussed the retention of a financial advisor. The Special Committee also discussed retaining an outside consultant to advise with respect to performing a liquidation analysis for the Company and directed RLF to contact representatives of Riveron regarding its potential engagement to perform this liquidation analysis.

On September 5, 2024, Deerfield submitted a non-binding proposal for the acquisition of all of the outstanding shares of Common Stock not owned by Deerfield (or any other stockholders or members of management that would rollover their Common Stock into Deerfield’s acquisition entity) at a purchase price of $10.00 per share, conditioned upon approval by the Special Committee (the “September 2024 Proposal”).

On September 6, 2024, the Special Committee held a meeting, with its counsel at RLF present. The Special Committee reviewed the September 2024 Proposal submitted by Deerfield. The Special Committee considered the September 2024 Proposal in light of Company C’s August 23, 2024 indication of interest and the Company’s other potential strategic alternatives. The Special Committee discussed engaging a financial advisor, including transitioning TD Securities’ engagement from the Company to the Special Committee. The Special Committee also discussed the potential engagement of Riveron.

Following the meeting, the Chair of the Special Committee spoke with representatives of TD Securities to request that TD Securities contact Company C to discuss potential improvements to its proposal and to discuss the Special Committee’s potential engagement of TD Securities.

On September 10, 2024, the Special Committee held a meeting, with members of management and representatives of RLF, Gunderson and TD Securities present. The Special Committee reviewed Deerfield’s September 2024 Proposal as well as the indication of interest from Company C. At the request of the Special Committee, representatives of TD Securities delivered a presentation with respect to their experience and expertise and ability to advise the Special Committee in connection with its review of the Company’s strategic alternatives. The Special Committee discussed potential strategic alternatives available to the Company. The Special Committee then met in executive session with only its counsel at RLF in attendance. The Special Committee determined to engage TD Securities as its financial advisor.

On September 10, 2024, the Company, at the direction of the Special Committee, entered into an indemnity letter with TD Securities to transition TD Securities, engagement from the Company to the Special Committee, and the parties began negotiations of an engagement letter which was subsequently signed.

On September 12, 2024, the Special Committee held a meeting, with members of management and representatives of RLF, Gunderson and TD Securities present. The Special Committee discussed the updates that Deerfield was expected to make to its Schedule 13D filing with the SEC in light of the September 2024 Proposal. The Special Committee discussed the Company’s proposed press release in response to that filing. Representatives of TD Securities again reviewed the parties that had been contacted in connection with the Company’s strategic alternatives review process. The Special Committee discussed outreach to potential bidders.

On September 12, 2024, Deerfield filed a Schedule 13D with the SEC disclosing its September 2024 Proposal.

On September 12, 2024, the Company issued a press release announcing its receipt of the September 2024 Proposal and filed a Current Report on Form 8-K disclosing Deerfield’s September 2024 Proposal.

On September 12, 2024, Company F and TD Securities held a virtual meeting to discuss Deerfield’s September 2024 Proposal.

On September 13, 2024, the Company Board held a meeting, with members of management participating. The Company’s CEO provided an update regarding the Company’s spatial biology business opportunities,

including the development status of its G4X instrument and certain market, pricing, and customer updates. Following the discussion, the Chair of the Special Committee provided a report on the Special Committee’s activities since the last Company Board meeting. The Chair then reviewed the status of ongoing discussions with potential third-party acquirors, and the Special Committee’s assessment of the offers from these parties.

On September 15, 2024, Company O entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential partnership or commercial arrangement.

On September 17, 2024, members of the Company’s management team, representatives of TD Securities and representatives of Company O held a virtual meeting to discuss diligence matters.

On September 18, 2024, the Chair of the Special Committee held a call with a representative of Company C, during which they discussed the history of the Company as well as the rationale behind Company C’s proposal. During that call, the Chair of the Special Committee indicated that Company C’s initial indication of interest was well below the price at which the Special Committee would be willing to recommend a strategic transaction for approval by the Company Board. The representative of Company C indicated that Company C would be formulating a revised proposal.

On September 18, 2024, Concentra Biosciences, LLC and Tang Capital (collectively, “Tang”) submitted a non-binding indication of interest and filed a Schedule 13D with the SEC disclosing its offer to acquire the Company at a price of $12.00 per share in cash. As alternative consideration, Tang stated that it would consider, assuming it receives sufficient interest from the Company’s existing stockholders, inviting interested stockholders to elect to continue to participate in any future value realized from the Company’s ongoing business by receiving a contingent value right (“CVR”) in lieu of receiving $12.00 per share in cash. We refer to this initial indication of interest as the “Tang Proposal.”

On September 18, 2024, a privately-held life sciences company (“Company E”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On September 19, 2024, the Special Committee held a meeting, with representatives of RLF, Gunderson, TD Securities and members of management present. With input from its advisors, the Special Committee reviewed the Tang Proposal and Tang’s Schedule 13D filing, including Tang’s acquisition of beneficial ownership of approximately 14.9% of the Company’s outstanding Common Stock. The Special Committee discussed setting and communicating a deadline of October 4, 2024 as the deadline for the submission of indications of interest in the first round of the strategic transaction process. With input from its advisors, the Special Committee outlined a strategy to continue its process to identify the best outcome reasonably available to stockholders. The Special Committee also reviewed and discussed the press release that the Company would file at the close of market in respect of the Tang Proposal and Tang’s Schedule 13D filing. TD Securities also reported that since September 13, 2024, TD Securities performed outreach to 56 potential bidders to communicate the Company’s receipt of Deerfield’s September 2024 Proposal and to encourage them to submit written indications to the Special Committee by October 4, 2024. Of these 56 parties, 33 parties had confirmed receipt of the outreach, with 19 parties indicating that they were reviewing the opportunity and 14 parties indicating that they would not pursue the opportunity or were unlikely to engage. TD Securities also reported that it had held virtual meetings with various third parties, along with their respective legal, accounting and financial advisors, to discuss the strategic alternatives process and to encourage these parties to engage in the strategic alternatives process. On September 19, 2024, the Company issued a press release announcing its receipt of the Tang Proposal and filed a Current Report on Form 8-K disclosing the Tang Proposal.

On September 20, 2024, TD Securities sent a process letter to 15 third parties that remained engaged/responsive to the strategic alternatives process outlining the non-binding proposal deadline of October 4, 2024 and requested that any proposals to the Company include the terms and the necessary details to enable the Special Committee to evaluate such party’s proposed transaction.

On September 23, 2024, members of the Company’s management team and representatives of Company S held a meeting at the Company’s offices to discuss due diligence matters. Representatives of TD Securities attended the meeting virtually.

On September 23, 2024, the Company Board held a meeting, with the Company’s CFO and GC and representatives of RLF in attendance. At the meeting, the Chair of the Special Committee provided an update regarding the Special Committee’s recent activities. He detailed the third-party indications of interest being evaluated by the Special Committee. He also discussed recent discussions with TD Securities, the third parties that had submitted indications of interest, next steps in the strategic review process, potential outcomes, and key considerations and factors under consideration by the Special Committee.

On September 23, 2024, representatives of RLF engaged Riveron on behalf of the Special Committee to provide a liquidation analysis of the Company prepared by Riveron reviewed and updated by Company management and reviewed and approved for Houlihan Lokey’s use by the Special Committee (the “Liquidation Analysis”) of the Company.

On September 23, 2024, Tang and the Company entered into a non-disclosure agreement.

On September 23, 2024, TD Securities held a virtual meeting with representatives of Company MMM.

On September 25, 2024, members of the Company’s management team, representatives of TD Securities and representatives of Tang held a virtual meeting to discuss the Company’s business and due diligence matters.

On September 25, 2024, TD Securities sent a process letter to two additional parties who remained engaged/responsive to the strategic alternatives process outlining the non-binding proposal deadline of October 4, 2024 and requested that any proposals to the Company include details of such party’s proposed transaction.

On September 25, 2024, a publicly-traded life sciences company (“Company G”) entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On September 26, 2024, members of the Company’s management team, representatives of TD Securities and representatives of Company E held a virtual meeting where the Company’s management team provided a presentation on the Company’s business.

On September 26, 2024, members of the Company’s management team, representatives of TD Securities and representatives of Company G held a virtual meeting where the Company’s management team provided a presentation on the Company’s business.

On September 26, 2024, the Special Committee held a meeting, with members of management and representatives of RLF, Gunderson, TD Securities and Riveron present. Representatives of TD Securities provided an overview of the strategic alternatives process, noting that 59 parties had been contacted since September 13, 2024. They reported that, of those 59 parties, 48 parties had confirmed receipt of the process letter, with 22 parties indicating that they were reviewing the opportunity and 26 parties indicating that they would not pursue the opportunity or were unlikely to engage. Representatives of TD Securities then reported with respect to the discussions they had conducted with potential bidders, including those bidders that had submitted or announced indications of interest. TD Securities also reported that it had held virtual meetings with various of the 59 parties, along with their respective legal, accounting and financial advisors, to discuss the strategic alternatives process and to encourage these parties to engage in the strategic alternatives process. The Special Committee discussed the preliminary interest that Company F had expressed earlier in the year for an exclusive license to the Company’s spatial biology chemistry and intellectual property assets. The Special Committee then met in executive session with only RLF present. The Special Committee discussed the views of management with respect to the Company’s strategic alternatives. The Special Committee discussed its objective of determining the best outcome reasonably available for stockholders, noting that such an outcome could be a liquidation of the Company. The Special Committee determined to direct the Company’s CEO to ensure that representatives of TD Securities are present for his engagement with potential counterparties in the strategic alternatives process.

On September 27, 2024, the Chair of the Special Committee had a call with representatives of Riveron to review the status of their work on the Liquidation Analysis.

On September 27, 2024, the Chair of the Special Committee also had a call with the Company’s CEO, who indicated during that call that he was considering forming a group of investors to submit a proposal to take the Company private. During that call, the CEO confirmed that he had not spoken with any parties regarding any such proposal and had not decided whether to seek to form such a group to submit any such proposal.

On September 27, 2024, members of the Company’s management team, representatives of TD Securities and representatives of Company K held a virtual meeting where the Company’s management team provided a presentation on the Company’s business.

On September 27, 2024, TD Securities sent a process letter to two additional engaged/responsive parties outlining the non-binding proposal deadline of October 4, 2024 and requested that any proposals to the Company include details of such party’s proposed transaction.

On September 30, 2024, Deerfield entered into a revised non-disclosure agreement with the Company.

On September 30, 2024, members of the Company’s management provided to Tang certain responses to due diligence requests provided by Tang.

On September 30, 2024, the Chair of the Special Committee had a call with representatives of TD Securities, during which TD Securities confirmed that it would prepare materials analyzing the Company’s long-range plan, which had previously been approved by the Company Board, for presentation to the Special Committee. They also discussed outreach from the Chair of the Special Committee to representatives of each of Deerfield and Company C.

On October 1, 2024, the Chair of the Special Committee spoke with a principal at Deerfield, during which that principal indicated that Deerfield was evaluating increasing its purchase price from that reflected in its initial proposal.

On October 1, 2024, members of the Company’s management team, representatives of TD Securities and representatives of Company D held a virtual meeting where the Company’s management team provided a presentation on the Company’s business.

On October 1, 2024, Company Z entered into a non-disclosure agreement with the Company after expressing interest in exploring a potential acquisition of the Company.

On October 1, 2024, members of the Company’s management team, representatives of TD Securities and representatives of a publicly-traded life science technology company (“Company HH”) held a virtual meeting where the Company’s management team provided a presentation on the Company’s business.

On October 2, 2024, TD Securities held a virtual meeting with the Chair of the Special Committee to provide a process update and discuss next steps in such process.

On October 3, 2024, members of the Company’s management team, representatives of TD Securities and representatives of Deerfield held a virtual meeting during which management provided a business update, and the parties discussed due diligence matters.

On October 3, 2024, members of the Company’s management team, representatives of TD Securities and representatives of Company Z held a virtual meeting where the Company’s management team provided a presentation on the Company’s business.

On October 4, 2024, the Special Committee held a meeting, with representatives of RLF, TD Securities and Riveron in attendance. During the meeting, TD Securities provided an assessment of the Company’s long-range plan and projections. Representatives of TD Securities again provided an overview of the strategic alternatives process that they had conducted on behalf of the Company (and, subsequently, the Special Committee) since December 2023. They also reviewed proposed next steps in the process, including evaluating the indications of interest that were scheduled to be received by the end of the day and advancing additional parties through the process. Representatives of Riveron then provided an overview of potential liquidation scenarios. The Special Committee discussed potential distributions to stockholders upon a potential liquidation of the Company.

Later during the day on October 4, 2024, the deadline for the submission of indications of interest in the first phase of the Special Committee’s strategic outreach process, the Special Committee received the following non-binding indications of interest:

•

From Deerfield, an updated non-binding indication of interest in acquiring the Company through a reverse triangular merger at a purchase price of $18.00 per share in cash. Deerfield’s non-binding indication of interest indicated that Deerfield would be willing to own 100% of the stock of the Company but anticipated inviting the Company’s current major stockholders to rollover their shares, provided Deerfield continued to own at least 50% of the outstanding shares of Common Stock following the acquisition.

•

From Tang, a revised non-binding proposal to acquire the Company, which proposal included two purchase price options. Under the first option, Tang would acquire 100% of the Company’s outstanding equity for $12.00 per share in cash, with each stockholder having the right to elect to receive, in lieu of the cash merger consideration, a CVR that would represent the right to participate in any future value realized from the continuing business. Under the second option, Tang would acquire 100% of the equity of the Company for $12.00 per share in cash plus two CVRs, consisting of a “further savings CVR,” which would represent the right to receive 50% of the cost savings above an agreed-upon threshold from the wind-down activities occurring between the closing date of the acquisition and the 6 months thereafter, and a “disposition CVR,” representing the right to receive 80% of the net proceeds derived from any out-license or disposition of the Company’s technology or intellectual property occurring between the closing date and 12 months thereafter.

•

From Company E, a proposal to effect a reverse merger-of-equals contemplating 50.0% ownership in the combined company by each of the Company’s and Company E’s pre-merger stockholders, at a combined value of approximately $108 million on a pro forma basis, implying a valuation of the Company of $54 million, or approximately $19.26 per share, assuming a $54 million valuation of Company E.

•

From Company D, a proposal to effect a stock-for-stock merger, with the Company’s pre-merger stockholders having 65.4% of the pro forma ownership of the combined company, which would have approximately $115 million in equity value.

From October 4, 2024 through October 18, 2024, representatives of TD Securities held various virtual meetings with Deerfield, Tang, Company D, Company E and a publicly-traded life sciences company (“Company Q”), along with their respective legal, accounting and financial advisors to discuss the status of the strategic alternatives process and their respective indications of interest.

On October 5, 2024, the Chair of the Special Committee spoke with the Company’s CEO, during which they discussed the procedures that would be in place in the event the CEO decided to participate in the process as a bidder or as part of a bid group.

On October 6, 2024, the Special Committee held a meeting, with representatives of RLF and Riveron in attendance. Representatives of Riveron reviewed the liquidation analyses that Riveron had performed, including the key assumptions underlying the analyses. They reported that Riveron’s analyses had indicated a potential recovery of between $16.00 to $27.00 per share, with a base case of $21.00 per share. They also noted that the Company’s liquidation value per share decreases by approximately $0.50 per week, or $2.00 per month, as a result of the Company’s cash burn to support its operations. The Special Committee reviewed the process relating to a potential liquidation of the Company. Representatives of RLF advised with respect to fiduciary duties.

On October 6, 2024, the Chair of the Special Committee had a call with the Company’s CEO, during which the CEO indicated his intent to begin working on a potential proposal to acquire the Company.

On October 7, 2024, the Company’s Chief Scientific Officer (the “CSO”) delivered a letter, dated October 6, 2024, to the Special Committee outlining his perspective with respect to the Company and its business, including its prospects.

On October 7, 2024, the Special Committee held a meeting, with representatives of RLF, TD Securities and Riveron in attendance. Representatives of TD Securities summarized their outreach efforts initiated on September 13, 2024. They noted that they had contacted 59 parties, including 31 companies in the tools and medical technology industries, 10 companies in the diagnostics industry, seven financial firms, and 11 operating companies that were potential merger-of-equal partners. They reported that 48 of the 59 companies contacted had confirmed receipt of the process letter, of which 10 were reviewing the opportunity and 38 had either passed on the opportunity or were unlikely to engage. TD Securities also reported that it had held virtual meetings with various interested third parties, along with their respective legal, accounting and financial advisors, to discuss the strategic alternatives process and to encourage these parties to engage in the strategic alternatives process. TD Securities then reviewed with the Special Committee the indications of interest that had been submitted by the October 4, 2024 deadline in the first phase of the strategic transaction review process. These included the take-private offers from each of Deerfield and Tang, the proposed reverse merger transaction with Company E, and a potential stock-for-stock transaction with Company D. The Special Committee discussed with TD Securities the process for evaluating the indications of interest against each other and against the Company’s other alternatives, including a potential liquidation. The Special Committee discussed with Riveron the assumptions underlying Riveron’s Liquidation Analysis. The Special Committee discussed imposing a deadline for submission of final bids in the second round of the strategic alternatives review process.

Later on October 7, 2024, the Special Committee held an additional meeting, with its counsel at RLF in attendance, to discuss a possible indication of interest that the Company’s CEO could submit. The Special Committee discussed process considerations in light of the Company’s CEO’s potential submission of an indication of interest.

Later on October 7, 2024, the Company Board held a meeting, with the Company’s CFO and GC and representatives of Gunderson, TD Securities and Riveron in attendance. The Company’s CEO and Drs. Barker and Kamdar were absent from the meeting. The Chair of the Special Committee provided an update on the Special Committee’s review of the Company’s potential strategic alternatives, including, but not limited to, a potential liquidation of the Company, continuing to operate the Company as a standalone public company, take-private transactions, a sale of the Company or its assets and reverse merger or merger-of-equals transactions. Representatives of TD Securities then presented a report to the Company Board summarizing the strategic alternatives process, including the parties contacted to date and a detailed review of each of the third-party indications of interest received to date, as well as associated terms and strategic considerations. Representatives of TD Securities then discussed process timelines and the Special Committee’s intended responses to each of the third parties that had submitted indications of interest. Representatives of Riveron then discussed key considerations related to Riveron’s Liquidation Analysis.

On October 10, 2024, representatives of TD Securities, Riveron and RLF met to discuss Riveron’s Liquidation Analysis.

On October 11, 2024, representatives of Katten sent Deerfield’s due diligence request list and document requests to TD Securities.

On October 11, 2024, the Special Committee held a meeting, with representatives of RLF and Riveron in attendance. Representatives of Riveron reviewed the model they had prepared to assess the Company’s potential liquidation scenarios. The Special Committee discussed key inputs and assumptions in the model, including assumptions related to the Company’s lease obligations. The Special Committee also discussed the potential value of the Company’s intellectual property portfolio. RLF reviewed the procedures for effecting a dissolution, liquidation and winding up of a Delaware corporation and related considerations, including with respect to timing of distributions to stockholders. The Special Committee then discussed that the Company’s CEO had communicated that he would not be submitting an indication of interest.

On October 15, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Special Committee noted that Company E had expressed interest in a potential take-private transaction as opposed to the reverse merger transaction it had previously submitted. The Special Committee also discussed the liquidation analyses that Riveron had prepared, including key underlying assumptions. The Special Committee discussed its evaluation of the Company’s strategic alternatives, including the indications of interest it had received to date as well as a potential liquidation of the Company.

On October 16, 2024, the Special Committee held a meeting, with representatives TD Securities and RLF present. The Special Committee reviewed with input from TD Securities the interest that Company E had expressed in pursuing a potential reverse merger or take-private transaction. With input from TD Securities, after assessing the likely risks and hurdles associated with achieving the business objectives of a potential transaction with Company E, the Special Committee determined that a transaction with Company E was unlikely to result in a superior outcome to stockholders when compared with the Company’s other alternatives, including a liquidation. The Special Committee directed TD Securities to notify Company E that the Company would not be pursuing a transaction with Company E. The Special Committee then discussed a strategy to guide the remaining parties in the strategic alternatives process to submit competitive proposals. RLF advised with respect to fiduciary duties as well as the procedures for the dissolution, liquidation and winding up of a Delaware corporation and related considerations, including timing considerations for distributions to stockholders in a liquidation scenario (including in comparison to the stockholders’ receipt of consideration in a take-private transaction). The Special Committee directed TD Securities to contact Deerfield and Tang, as the two remaining parties in the ongoing strategic review process, to provide guidance on submitting their final bids and to address any requests for information. The Special Committee also directed the Chair of the Special Committee to contact representatives of Company C to solicit its interest in pursuing a transaction with the Company.

On October 17, 2024, representatives of TD Securities, at the direction of the Special Committee, contacted Deerfield and Tang to advise them to submit their “best and final” offers by October 24, 2024. During the call between TD Securities and Deerfield, Deerfield stated its intent to request the Special Committee’s permission to speak with a strategic party that was not a bidder regarding potential collaboration following a transaction.

On October 17, 2024, the Chair of the Special Committee spoke with a principal at Deerfield during which that principal requested permission from the Special Committee to engage in discussions with the non-bidding strategic party.

On October 18, 2024, representatives of TD Securities spoke with representatives of Tang, during which representatives of TD Securities provided guidance with respect to the Special Committee’s perspective on the Company’s liquidation value. TD Securities indicated that it could assist in arranging a call between Tang and the Company’s management team to review matters relating to the Company’s assessment of its liquidation value.

On October 18, 2024, the Special Committee held a meeting, with its counsel from RLF in attendance. The Special Committee discussed Deerfield’s request to speak with a strategic party. It was noted that Deerfield’s bid would not be conditioned on a partnership or other arrangement with this strategic party or any other strategic party. The Special Committee determined that it would be advisable to grant Deerfield’s request, reasoning that doing so may assist Deerfield in submitting its highest “best and final” offer.

On October 18, 2024, the Chair of the Special Committee spoke with a principal at Deerfield during which that principal reiterated Deerfield’s request to speak with a strategic party and requested additional due diligence regarding the Company’s liquidation value.

On October 21, 2024, representatives of TD Securities spoke with a principal at Deerfield to address questions regarding the Company’s Liquidation Analysis, during which the Deerfield principal asked whether the Special Committee would assist Deerfield with an introduction to the strategic party it desired to speak with.

On October 21, 2024, representatives of Katten were granted access to the Company’s electronic data room.

On October 22, 2024, representatives of Katten sent Deerfield’s due diligence request to TD Securities.

On October 22, 2024, in response to requests from Tang for additional information regarding the Company’s Liquidation Analysis, representatives of TD Securities spoke with representatives of Tang to request that Tang make specific written requests for the additional information they were seeking.

On October 22, 2024, the Chair of the Special Committee spoke with a principal at Company C, who indicated that Company C was considering the submission of a revised indication of interest that would include less, or minimal, additional capital from a third party as part of its proposal. The Chair of the Special Committee reminded the principal of Company C of the Special Committee’s process deadline. Thereafter, Company C did not make further outreach to the Special Committee or its advisors.

On October 22, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Special Committee discussed Deerfield’s request to speak with a strategic party as well as Deerfield’s confirmation that any transaction would not be conditioned on participation by a strategic party. The Special Committee discussed Deerfield’s request for additional due diligence regarding the Liquidation Analysis. The Special Committee outlined the process by which bidders would be furnished information regarding the Liquidation Analysis. The Special Committee then reviewed the indication of interest that Company D had submitted on October 4, 2024. The Special Committee determined that, in light of the alternatives available to the Company, Company D’s indication of interest was unlikely to maximize value for the Company’s stockholders. The Special Committee determined to direct TD Securities to advise Company D that the Special Committee would not be proceeding with Company D’s indication of interest. The Special Committee then discussed the terms of the draft engagement letter with TD Securities.

On October 23, 2024, the Chair of the Special Committee directed representatives of TD Securities to coordinate with members of the Company’s management team to identify the primary point of contact at the strategic party with which Deerfield sought to engage in a discussion regarding post-transaction business matters.

On October 23, 2024, representatives of the Company sent responses to Deerfield’s due diligence request list to representatives of Katten.

On October 23, 2024, TD Securities advised representatives of Company D that the Special Committee would not be pursuing a transaction with Company D.

On October 24, 2024, each of Deerfield and Tang updated their respective non-binding proposals to acquire the Company, the material terms of which were:

•

The proposal from Tang provided that an affiliate of Tang would acquire 100% of the equity of the Company for $15.00 per share in cash plus a CVR, which would represent the right to receive 80% of the net proceeds derived from any out-license or disposition of the Company’s technology or intellectual property that occurs between the closing date and 12 months thereafter. The proposal stated that the transaction would be fully financed and not subject to any financing condition. It also stated that the purchase price was subject to confirmatory due diligence on the financial information provided by the Company. The proposal also stated that Tang could complete such confirmatory due diligence and provide a draft definitive merger agreement within five days. The proposal stated Tang’s belief that, based on its experience with similar transactions, it could close the transaction through a two-step merger within 50 days of executing a definitive merger agreement.

•

Deerfield indicated that it was prepared to offer $22.00 per share of Common Stock in cash pursuant to a reverse triangular merger in which the Company would continue as the surviving corporation and a wholly-owned subsidiary of a newly formed special purpose vehicle owned by Deerfield. Deerfield also indicated that, while it would be willing to own 100% of the Company, it was willing to invite the Company’s major stockholders to roll over their shares of Singular Common Stock into the post-closing company. Deerfield also indicated that it anticipated that existing members of the Company’s management team holding shares of Common Stock would be offered the opportunity to participate in the rollover. Deerfield also indicated that its proposed transaction would not be subject to any financing conditions. It also indicated that Deerfield has sufficient cash on hand and access to committed capital to fund the entire purchase price and that it looked forward to working with the Company’s management to discuss additional capital needs to facilitate the Company’s operating plan. Deerfield also advised the Company that Deerfield, with its advisors, had already commenced confirmatory due diligence and that it would be in a position to sign definitive agreements within approximately 30 days. Deerfield’s proposal also stated that it was subject to customary Company approvals, including by the Special Committee, the Company Board and stockholders, and that Deerfield did not anticipate any necessary regulatory approvals, subject to completion of confirmatory due diligence. Deerfield also expressed its expectation that the Company would provide Deerfield with exclusivity for at least 30 days.

On October 26, 2024, given that a principal alternative to the proposed Deerfield transaction was a liquidation, TD Securities had indicated that it would not be in a position to provide an opinion to the Special Committee in connection with the proposed Deerfield transaction because it traditionally does not provide opinions in this context. As a result, TD Securities suggested that the Special Committee may wish to seek an opinion from another investment bank that could provide an opinion when a principal alternative is a liquidation.

On October 27, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Chair of the Special Committee stated that TD Securities had advised him that given that a principal alternative to the proposed Deerfield transaction was a liquidation, TD Securities would not be in a position to provide an opinion to the Special Committee in connection with the proposed Deerfield transaction because it traditionally does not provide opinions in this context. The Special Committee then discussed whether to engage a financial advisor that would be in a position to advise as to the fairness of the consideration payable in a potential take-private transaction. The Special Committee then reviewed the revised indications of interest that had been submitted to the Special Committee by the October 24, 2024 deadline for the submission of bids in the second phase of the strategic review process, including Deerfield’s proposal to acquire the Company at a purchase price of $22.00 per share in cash and Tang’s proposal to acquire the Company for $15.00 per share in cash plus a CVR. The Special Committee discussed Deerfield’s indication that it would be interested in allowing certain parties to roll over a portion of their equity. The Special Committee discussed Deerfield’s request for exclusivity. RLF noted that the Company had prepared an

“auction” draft of the Merger Agreement and that RLF’s comments had been incorporated into the draft. RLF reviewed key features of the draft Merger Agreement.

On October 28, 2024, the Special Committee held a meeting, with members of management as well as representatives of RLF, Gunderson, TD Securities and Riveron in attendance. Representatives of TD Securities reviewed the material economic terms of the proposals submitted by each of Deerfield and Tang. They noted that Deerfield’s indication of interest contemplated a purchase price of $22.00 per share in cash, representing a 289% premium to the unaffected stock price on September 12, 2024, and included a request for a 30-day exclusivity period. Representatives of TD Securities then reviewed Tang’s proposal, which contemplated a purchase price of $15.00 per share in cash and a CVR that would provide stockholders the right to receive 80% of the net proceeds derived from an out-license or disposition of the Company’s technology or intellectual property within 12 months of closing. The Special Committee directed TD Securities to advise Deerfield that the Special Committee was prepared to move forward with Deerfield and to advise Tang that the Special Committee would not be proceeding with Tang. The Special Committee then met with only representatives of RLF, Gunderson and members of management in attendance. The Special Committee discussed that TD Securities had advised the Special Committee that given that a principal alternative to the proposed Deerfield transaction was a liquidation, TD Securities would not be in a position to provide an opinion to the Special Committee in connection with the proposed Deerfield transaction because it traditionally does not provide opinions in this context. The Special Committee observed that it had previously interviewed Houlihan Lokey to be engaged as a second financial advisor to the Special Committee and, at that time, determined to proceed with TD Securities as its sole financial advisor, given, among other things, the work it had at that time completed in the Company’s strategic review process. In light of, among other things, its views of Houlihan Lokey’s experience and familiarity with take-private transactions, the Special Committee determined to contact Houlihan Lokey to assess whether it would be capable of rendering an opinion as to the fairness, from a financial point of view, of the consideration to be received in a potential take-private transaction and, if so, to engage Houlihan Lokey. The Special Committee then met in executive session with its counsel at RLF in attendance to discuss the next steps in the strategic alternatives process.

On October 28, 2024, the Chair of the Special Committee contacted representatives of Houlihan Lokey to discuss Houlihan Lokey’s potential engagement by the Special Committee.

On October 28, 2024, TD Securities held a virtual meeting with representatives of Tang to discuss the process.

On October 28, 2024, Tang submitted an all-cash offer of $22.50 per share.

On October 29, 2024, the Special Committee held a meeting, with representatives of TD Securities and RLF in attendance. Representatives of TD Securities reported that, after hearing that its indication of interest was not competitive, representatives of Tang submitted an all-cash offer of $22.50 per share, representing a premium to the all-cash offer of $22.00 per share that Deerfield had submitted. Representatives of TD Securities advised the Special Committee with respect to process considerations. Representatives of RLF advised with respect to fiduciary duties. The Special Committee discussed directing TD Securities to advise each of Deerfield and Tang to submit their respective “best and final” offers.

On October 29, 2024, the Chair of the Special Committee spoke with a principal at Deerfield to communicate the Special Committee’s desire to receive Deerfield’s “best and final” offer.

On October 30, 2024, representatives of TD Securities spoke with a principal at Tang to request Tang to submit its “best and final” offer. The principal at Tang indicated that Tang was not willing to improve its bid of $22.50 per share, but indicated that Tang would be in a position to move quickly to execution of a definitive agreement and had a strong preference for a closing occurring before the end of the year.

On October 30, 2024, the Special Committee held a meeting, with representatives TD Securities and RLF in attendance. Representatives of TD Securities reported that each of Deerfield and Tang had been requested to submit its “best and final” offer. Representatives of TD Securities reported that, on October 30, 2024, Tang reaffirmed its offer of $22.50 per share as its “best and final” offer. They then reported that, on October 30, 2024, Deerfield had improved its offer to $24.00 per share and had again requested exclusivity. The Special Committee discussed the transaction structure contemplated by each proposal. In consultation with its advisors, the Special Committee requested RLF to inform Deerfield, through its counsel at Katten, that the Special Committee was prepared to enter into an exclusivity arrangement with Deerfield. The Special Committee directed RLF to send to Katten a draft exclusivity agreement and further authorized RLF to negotiate the terms of such agreement with Katten. The Special Committee also directed RLF to send a draft Merger Agreement to Katten. On October 30, 2024, the Special Committee also authorized the engagement of Houlihan Lokey.

On October 30, 2024, representatives of RLF sent representatives of Katten a draft exclusivity agreement and a draft Merger Agreement.

On October 31, 2024, TD Securities advised representatives of Tang that the Special Committee would not be moving forward with Tang’s “best and final” offer of $22.50 per share in cash.

On October 31, 2024, representatives of Katten sent Deerfield’s due diligence request list to Gunderson and provided comments on the exclusivity agreement.

On October 31, 2024, the Chair of the Special Committee advised a principal at Houlihan Lokey that the Special Committee had authorized the engagement of Houlihan Lokey as the Special Committee’s financial advisor. Later that day, the Chair of the Special Committee and RLF had a call with representatives of Houlihan Lokey to review Houlihan Lokey’s information request list.

Deerfield and the Company Enter into Exclusivity

On October 31, 2024, the Company and Deerfield entered into an exclusivity agreement, and on November 1, 2024, Deerfield filed an amendment to its Schedule 13D with the SEC, which disclosed that it entered into an exclusivity agreement. The exclusivity agreement had an initial term of 21 days, expiring on November 21, 2024, but provided for one seven-day extension, to November 28, 2024, if Deerfield confirmed to the Company by November 20, 2024 that Deerfield was continuing to work diligently and in good faith towards, as promptly as reasonably possible, executing definitive agreements reflecting all of the material terms (including the economic terms) set forth in its indication of interest (unless otherwise agreed in writing by the Company).

On November 4, 2024, the Company filed a Current Report on Form 8-K with the SEC disclosing that the Company entered into the exclusivity agreement with Deerfield.

On November 4, 2024, after the Special Committee had advised Houlihan Lokey that the Special Committee was engaging Houlihan Lokey as its financial advisor, Houlihan Lokey delivered to RLF its draft engagement letter, which was executed on November 20, 2024.

On November 4, 2024, the Company hosted representatives of Deerfield at its offices to respond to due diligence questions, and representatives of TD Securities sent responses to Deerfield’s due diligence request list.

On November 5, 2024, the Company Board held a meeting, with members of the Company’s management and representatives of Gunderson participating. The Company Board first met in executive session during which the Company’s CEO updated the Company Board on the Company’s business, including development progress with the G4X instrument and customer interest in the Company’s spatial biology offering. Following a discussion, the remainder of the Company’s management team joined the meeting. The members of management then provided a general corporate and business update. The Company’s management team then left the meeting, other than the Company’s CEO, CFO and GC, and the Company Board met again in executive session. During the executive session, the members of management discussed the Company’s spatial biology product launch strategy and timeline. Management also discussed a preliminary operating plan for fiscal 2025, including management’s evaluation of potential operating cost reductions to extend the Company’s operating runway in case the strategic alternative process did not result in an acquisition transaction. The committees of the Company Board, including the Special Committee, then provided reports.

On November 6, 2024, representatives of Katten, on behalf of Deerfield, submitted a request to the Special Committee for a waiver under Section 203 of the DGCL that would enable Deerfield to engage with potential parties that might be interested in rolling over a portion of their Singular Common Stock.

On November 10, 2024, representatives of Katten, on behalf of Deerfield followed up on the request to the Special Committee for a waiver under Section 203 of the DGCL.

On November 11, 2024, the Special Committee held a meeting, with its counsel from RLF in attendance. The representative of RLF reviewed Deerfield’s request for a waiver of the restrictions on business combinations under Section 203 of the DGCL and summarized the structure and operation of Section 203 of the DGCL. The Special Committee discussed Deerfield’s request for a waiver under Section 203 of the DGCL and reviewed considerations related to the prospect of granting the requested waiver. Following this discussion, the Special Committee adopted resolutions providing Deerfield with the requested waiver under Section 203 of the DGCL.

On November 11, 2024 and November 12, 2024, representatives of Gunderson received Deerfield’s revised due diligence request list from representatives of Katten.

On November 12, 2024, the Company filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 with the SEC.

On November 13, 2024, representatives of Gunderson and RLF received a revised draft of the Merger Agreement from representatives of Katten, on behalf of Deerfield.

On November 17, 2024, Katten, Gunderson and RLF discussed the revised draft Merger Agreement.

On November 18, 2024, the Special Committee held a meeting, with the Company’s GC and representatives of Gunderson and RLF in attendance. The Special Committee reviewed the comments to the draft Merger Agreement that Katten had proposed. The Special Committee also discussed Deerfield’s request to engage in discussions with major stockholders with respect to potential rollover agreements, including the request that TD Securities, as financial advisor to the Special Committee, assist in coordinating the meetings.

On November 19, 2024, the Chair of the Special Committee had a call with a principal of Deerfield, during which Deerfield provided feedback on its progress on due diligence and perspective regarding rollover participation in light of, among other things, the Company’s business needs and financial position following the transaction.

On November 19, 2024, representatives of Gunderson, on behalf of the Company, circulated a revised draft of the Merger Agreement to representatives of Katten.

On November 20, 2024, representatives of Katten sent Deerfield’s revised due diligence request list to Gunderson.

On November 20, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Special Committee discussed Deerfield’s feedback on the Company’s current financial condition and the prospect of certain major stockholders rolling over a portion of their Singular Common Stock in a transaction with Deerfield. The Special Committee also discussed the Company’s and Deerfield’s progress towards finalizing and executing a definitive Merger Agreement.

On November 20, 2024, representatives of Katten, on behalf of Deerfield, confirmed to representatives of Gunderson and RLF that Deerfield continued to work diligently and in good faith toward promptly executing definitive agreements and that, therefore, the exclusivity period was extended to November 28, 2024, in accordance with the terms of the exclusivity agreement.

On November 21, 2024, members of the Company’s management team held a call with Houlihan Lokey to provide Houlihan Lokey with background information regarding the Company’s operations and plans and to answer questions from Houlihan Lokey in connection with its review of the Company.

On November 21, 2024, representatives of Gunderson, on behalf of the Company, circulated an initial draft of the Company’s disclosure schedules to representatives of Katten.

On November 22, 2024, representatives of Katten received responses to Deerfield’s due diligence request list from TD Securities.

On November 23, 2024, representatives of Katten, on behalf of Deerfield, and the Company’s GC and representatives of Gunderson and RLF, on behalf of the Company, held a virtual meeting discuss Deerfield’s comments to the Merger Agreement.

On November 25, 2024, the Company’s GC and Head of Human Resources held a virtual meeting with representatives from Deerfield to answer due diligence questions regarding the Company’s employee headcount and operating expenses.

On November 25, 2024, representatives of Katten, on behalf of Deerfield, circulated drafts of the Debt Commitment Letter and Limited Guarantee (the “Limited Guarantee”) to representatives of Gunderson and RLF.

On November 26, 2024, the Special Committee held a meeting, with the Company’s GC and representatives of TD Securities, Houlihan, RLF and Gunderson in attendance. Representatives of RLF and Gunderson reported that representatives of Katten had indicated that Deerfield would be providing additional details regarding transaction structure, including that Deerfield-affiliated funds contemplated extending a loan to the newly formed Parent and Merger Subsidiary entities to fund the payment of the merger consideration and Parent’s transaction related expenses. Representatives of RLF and Gunderson reported that in connection with the additional details regarding transaction structure, Deerfield would seek to condition its obligation to consummate the merger on the receipt of an opinion determining that the Company would be solvent immediately after the proposed transaction (the “solvency opinion”). The Special Committee discussed Deerfield’s request for a solvency opinion prior to closing and considerations related thereto, including the cost and timing to obtain a solvency opinion, and prospective solvency opinion providers. RLF reported that representatives of Katten had indicated that Deerfield had identified a third-party financial advisor as a potential solvency opinion provider, and that Deerfield was engaging such financial advisor to conduct solvency analysis prior to execution of the Merger Agreement. The Special Committee met in executive session with only the representatives of RLF, TD Securities and Houlihan present. During the executive session, the Special Committee discussed next steps in connection with the Company’s potential transaction with Deerfield. The Special Committee then discussed the Company’s potential alternatives in connection with the expiration of the exclusivity period with Deerfield. The Special Committee directed representatives of TD Securities to contact a principal at Deerfield to discuss next steps regarding process and timing.

On November 26, 2024, the Special Committee received relationships disclosure letters from each of Houlihan Lokey and TD Securities.

On November 27, 2024, representatives of Katten, on behalf of Deerfield, circulated a revised draft of the Merger Agreement to representatives of Gunderson and RLF.

On November 29, 2024, representatives of Katten, on behalf of Deerfield, requested an extension of the exclusivity period until 11:59 p.m. (Pacific Time) on December 6, 2024.

On November 29, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. RLF reviewed with the Special Committee the draft Merger Agreement circulated by Deerfield’s counsel on November 27, 2024, highlighting the principal open items in the draft Merger Agreement, including the provisions addressing potential rollovers and the condition that Deerfield shall have obtained a solvency opinion. RLF reported that Deerfield had identified a financial advisor to render an opinion as to solvency and that Deerfield was engaging such financial advisor to begin its solvency analysis in advance of signing the Merger Agreement. The Special Committee then considered Deerfield’s request to extend the exclusivity period until 11:59 p.m. (Pacific Time) on December 6, 2024, taking into account the Company’s cash burn rate, the prospect of major stockholders rolling a portion of their equity in a transaction involving Deerfield, the consideration payable to the Company’s stockholders contemplated by Deerfield’s term sheet and potential alternatives to a transaction with Deerfield. The Special Committee directed RLF to contact TD Securities to seek its views regarding Deerfield’s request for an exclusivity extension.

On November 29, 2024, the Chair of the Special Committee and RLF spoke with representatives of TD Securities to discuss Deerfield’s request for additional exclusivity. The Chair of the Special Committee directed TD Securities to contact Deerfield’s principals to gather additional information regarding Deerfield’s post-transaction business plan, including its perspectives regarding the level of rollover participation it was seeking. On November 29, 2024, representatives of TD Securities spoke with a principal at Deerfield with respect to those matters.

On December 1, 2024, representatives of Katten, on behalf of Deerfield, circulated a draft voting and support agreement to representatives of Gunderson and RLF.

On December 2, 2024, the Special Committee held a meeting, with representatives of RLF, TD Securities and Houlihan in attendance. In consultation with its advisors, the Special Committee discussed Deerfield’s request to extend the exclusivity period until 11:59 p.m. (Pacific Time) on December 6, 2024. Representatives of TD Securities reviewed Deerfield’s progress with due diligence and its interactions with potential rollover parties. The Special Committee discussed the Company’s strategic alternatives. The Special Committee discussed timing considerations related to a potential transaction with Deerfield, including potential timing to execution of a Merger Agreement, noting that the parties had exchanged several drafts of the Merger Agreement. The Special Committee determined to grant Deerfield’s request for the extension to the exclusivity period. Representatives of RLF confirmed the extension of exclusivity to representatives of Katten.

On December 2, 2024, a principal of Tang contacted a representative of TD Securities, who advised only that the Company was subject to exclusivity.

On December 2, 2024, representatives of Katten, on behalf of Deerfield, circulated comments to the Company’s disclosure schedules to representatives of Gunderson and RLF.

On December 3, 2024, the Company’s GC and Head of Human Resources and representatives of Gunderson held a call with the Company’s CSO regarding Deerfield’s request for the Company’s CSO to rollover his existing Singular Common Stock into the affiliate of Deerfield that planned to acquire the Company in the Merger. The Company’s CSO beneficially owned approximately 6.7% of the Company’s outstanding Common Stock as of the Record Date.

On December 4, 2024, representatives from Deerfield held a call with the Company’s CSO regarding the proposed rollover terms related to Deerfield’s acquisition proposal. The Company’s GC and Head of Human Resources attended the call. During the call, the Company’s CSO reviewed his concerns with the rollover terms proposed by Deerfield and stated that he would not rollover his Singular Common Stock on the terms proposed by Deerfield.

On December 5, 2024, the Company’s GC and Head of Human Resources held a virtual meeting with representatives from Deerfield to discuss the Company’s CSO decision not to rollover his Singular Common Stock on the terms proposed by Deerfield and to answer additional due diligence questions regarding the Company’s employee headcount and operating expenses.

On December 5, 2024, representatives of Katten, on behalf of Deerfield circulated a draft of rollover agreement term sheet to Gunderson.

On December 5, 2024, representatives of Gunderson, on behalf of the Company, circulated a revised draft of the Company’s disclosure schedules to representatives of Katten.

On December 8, 2024, representatives of Katten, on behalf of Deerfield, requested an extension of the exclusivity period until 11:59 p.m. (Pacific Time) on December 16, 2024.

On December 8, 2024, the Special Committee held a meeting, with representatives of RLF, TD Securities and Houlihan in attendance. The Special Committee observed that the exclusivity period with Deerfield had expired at 11:59 p.m. (Pacific Time) on Friday, December 6, 2024. Representatives of TD Securities provided a report with respect to Deerfield’s recent discussions with members of Company management regarding the Company’s employee headcount and operating expenses. The Special Committee discussed its understanding that Deerfield’s proposal was premised on the support of the Company’s CSO of Deerfield’s anticipated post-transaction business plan and his willingness to rollover his Singular Common Stock as part of the transaction. The Special Committee discussed its understanding of the CSO’s views on Deerfield’s proposed rollover terms as well as the effect on a potential transaction if the CSO did not support Deerfield’s post-transaction business plan or declined to participate in a rollover. The Special Committee directed representatives of TD Securities to contact a principal at Deerfield to advise that the Special Committee was not prepared to grant an additional request for exclusivity but remained willing to negotiate with Deerfield. The Special Committee also directed TD Securities to contact Tang to evaluate its interest in a potential transaction. The Special Committee met in executive session with only its counsel from RLF in attendance. The Special Committee discussed potential revisions to the Company’s long-range plan that the management team could present reflecting a significant reduction in operating expenses.

On December 8, 2024, representatives of TD Securities contacted a principal of Tang regarding its interest in submitting a revised indication of interest. The principal of Tang indicated that if Tang were to submit a bid, it might be as low as $16.00 per share.

On December 9, 2024, the Company Board held a meeting, with the Company’s management and representatives from TD Securities, RLF and Gunderson in attendance. The Chair of the Special Committee provided a report regarding the status of the Special Committee’s negotiations with Deerfield and the status of the strategic alternatives process.

Following the meeting of the Company Board on December 9, 2024, the Company’s CEO called Dr. Kamdar to determine whether Medical Excellence Capital (“MEC”) might have an interest in entering into the strategic alternatives process. Dr. Kamdar is a Managing Partner of MEC. Following this call, Dr. Kamdar, on behalf of MEC, requested the Special Committee to allow the Company to enter into a non-disclosure agreement with MEC. That evening the Company, with the approval of the Special Committee, entered into a non-disclosure agreement with MEC.

On December 10, 2024, the Company’s CEO introduced principals of MEC to representatives of TD Securities.

On December 10, 2024, representatives from Deerfield held a call with the Company’s CSO regarding the potential rollover of his Singular Common Stock into the Deerfield affiliate acquiring the Company in Deerfield’s proposed acquisition. The Company’s GC and Head of Human Resources attended the call. During the call, the Company’s CSO again indicated his concerns with the rollover terms proposed by Deerfield.

On December 10, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. It was noted that on December 9, 2024, Dr. Kamdar indicated that MEC may be interested in submitting a proposal to acquire the Company. RLF advised the Special Committee with respect to process considerations in the event MEC submitted an indication of interest. The Special Committee discussed procedures with respect to the participation of an affiliate of Dr. Kamdar as a bidder in the strategic alternative review process. The Special Committee discussed Deerfield’s indication that its proposal was premised on its ability to secure support from the Company’s CSO of its post-transaction business plan, as well as his agreement to rollover his Singular Common Stock in the transaction.

On December 11, 2024, representatives of Katten, on behalf of Deerfield, and the Company’s GC and representatives of Gunderson and RLF, on behalf of the Company, held multiple virtual meetings to discuss remaining issues between the parties regarding the terms of the Merger Agreement other than the deal consideration.

On December 11, 2024, the Company’s management team and representatives from MEC (including Dr. Kamdar) held an initial due diligence call regarding the Company’s business and operations.

On December 12, 2024, representatives of RLF and Gunderson, on behalf of the Company, had a call with representatives of Katten, on behalf of Deerfield, during which the representatives of Katten reported that Deerfield was willing to proceed with its acquisition proposal regardless of whether it received the support of the Company’s CSO for its post-transaction business plan and regardless of his participation in any rollover arrangement proposed by Deerfield.

On December 12, 2024, the Special Committee held a meeting, with the Company’s GC and representatives of Gunderson and RLF in attendance. Representatives of RLF and Gunderson summarized their call with Katten earlier in the day. The Special Committee discussed whether Deerfield would seek a price reduction if it were to proceed without the Company’s CSO’s willingness to rollover his Singular Common Stock on the terms proposed by Deerfield. The Special Committee also discussed that MEC had preliminarily indicated an interest in submitting a proposal to acquire the Company. The Special Committee noted that a representative of MEC had preliminarily suggested a potential price that was below Deerfield’s then-current proposed price per share. The Special Committee noted that MEC had not completed its due diligence review or engaged in discussions with members of the Company’s management team to formulate a post-transaction business plan. The Special Committee determined to continue moving toward execution of a definitive Merger Agreement with Deerfield. RLF and Gunderson reviewed with the Special Committee the principal terms and open issues of the most recent draft Merger Agreement exchanged between Deerfield and the Company, including certain of Deerfield’s conditions to closing, as well as the termination triggers and related termination fees. After discussion, the Special Committee directed RLF and Gunderson to negotiate to eliminate Deerfield’s receipt of a solvency opinion as a condition to closing. The Special Committee also directed RLF and Gunderson to negotiate acceptable covenants regarding the Company’s minimum cash balance at closing. The Special Committee discussed the terms and timing of the potential Deerfield transaction. The Special Committee also discussed matters relating to its seeking Houlihan Lokey’s opinion as to the fairness, from a financial point of view, of the consideration payable to the Company’s stockholders in the proposed transaction with Deerfield.

On December 12, 2024, the Company’s CFO and GC and representatives from Gunderson held a virtual meeting with representatives from Houlihan Lokey to respond to Houlihan Lokey’s questions in connection with Houlihan Lokey’s review of the Company.

On December 13, 2024, representatives of Gunderson, on behalf of the Company, circulated revised drafts of the Merger Agreement, the Limited Guarantee and the Debt Commitment Letter to representatives of Katten.

On December 13, 2024, representatives of Katten, on behalf of the Deerfield, circulated a revised draft of the disclosure schedules to the Merger Agreement to representatives of Gunderson.

On December 13, 2024, representatives of Katten, on behalf of Deerfield, and the Company’s GC and representatives of Gunderson and RLF, on behalf of the Company, held a conference call to discuss remaining issues between the parties in the Merger Agreement.

On December 14, 2024, representatives of Katten, on behalf of Deerfield, circulated a list of issues and positions to resolve all open issues other than deal consideration, to representatives of Gunderson and RLF.

On December 14, 2024, the Chair of the Special Committee had a call with a representative of Deerfield in which that representative indicated that, in light of recent developments related to the unwillingness of the Company’s CSO to agree to Deerfield’s rollover terms and to the Company’s cash position and anticipated post-closing cash needs, Deerfield would be willing to proceed to execution of definitive documentation at a reduced price of $18.00 per share, but would need to re-evaluate the proposed transaction at a higher price. The Chair of the Special Committee informed the representative of Deerfield that the Special Committee would be unlikely to move forward with Deerfield at this reduced price.

On December 14, 2024, the Chair of the Special Committee had a call with representatives of TD Securities to discuss Deerfield’s price reduction and received TD Securities’ guidance with respect to potential responses to Deerfield’s positions.

On December 14, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Special Committee considered the price reduction to $18.00 per share that had been discussed with Deerfield, and the reasons Deerfield articulated for its position. It was noted that representatives of TD Securities had advised that the Special Committee, in response to the price reduction, consider shifting its focus to the Company’s other alternatives, including a potential liquidation or a potential transaction with MEC. The Special Committee also discussed the prospect of continuing to operate the Company with a different long-range plan that would include a significant reduction in operating expenses. During discussion of potential next steps in the Special Committee’s process, it was noted that MEC had scheduled a meeting with members of the Company’s management team on December 15, 2024. After additional discussion, the Special Committee directed RLF to contact Deerfield’s counsel to advise that the Special Committee had determined to go “pencils down” on Deerfield’s acquisition proposal.

On December 14, 2024, at the direction of the Special Committee, RLF contacted Katten to advise that the Special Committee had determined to go “pencils down” on Deerfield’s acquisition proposal.

On December 16, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Special Committee noted that it had not had further communication with Deerfield since December 14, 2024. The Special Committee discussed the fact that representatives of TD Securities had previously contacted Tang regarding its potential interest in a transaction involving the Company but had not received a response. The Special Committee noted that MEC remained interested in a potential transaction involving the Company and was progressing with due diligence. The Special Committee discussed the prospect of a potential transaction with MEC and next steps related thereto, including the time MEC would likely require to submit a formal proposal. The Special Committee also discussed the Company’s liquidation value and the potential timing of stockholder distributions.

On December 16, 2024, the Company’s management team provided a management presentation to representatives of MEC, including a discussion of the potential impact to the Company’s business if it significantly reduced its operating costs.

On December 16, Katten, on behalf of Deerfield, Gunderson, on behalf of the Company, and RLF, on behalf of the Special Committee, held a virtual meeting in which Katten requested the Special Committee to revert with a response to Deerfield’s view that a price reduction was necessary to execute definitive documentation, including at what price the Special Committee would be willing to transact.

On December 17, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Special Committee discussed an indication it received from Dr. Kamdar that MEC may submit a proposal to acquire the Company. The Special Committee observed that MEC was still in the preliminary stages of formulating a potential acquisition proposal. The Special Committee discussed MEC’s progress with due diligence and the amount of time MEC would likely require to submit an acquisition proposal. The Special Committee discussed Deerfield’s recent interactions with representatives of TD Securities and RLF, noting that RLF informed Katten that the Special Committee had determined to go “pencils down” following receipt of Deerfield’s indication that it would be willing to proceed with the proposed transaction at a price of $18.00 per share, and the discussions between Gunderson, RLF and Katten subsequent to such communication. The Special Committee discussed strategies for obtaining an acceptable offer from Deerfield. Following a discussion, the Special Committee determined to direct TD Securities to contact Deerfield and to inform Deerfield that the Special Committee would be prepared to re-engage with Deerfield, if Deerfield indicated its willingness to proceed with a transaction at $21.00 per share and, without conditioning the closing on receipt of, a solvency opinion. The Special Committee discussed the Company’s cash burn rate and the effect thereof on the Company’s liquidation value. The Special Committee discussed next steps in its process, including matters relating to the timing and nature of its recommendation to the Company Board regarding the Company’s strategic alternatives.

Following the Special Committee meeting, on December 17, 2024, the Chair of the Special Committee contacted a principal at TD Securities and directed TD Securities to contact Deerfield and to inform Deerfield that the Special Committee would be prepared to re-engage with Deerfield if Deerfield increased its offer to $21.00 per share and agreed to remove the solvency opinion closing condition.

On December 17, 2024, the Company’s CEO and representatives of Gunderson had a call with Dr. Kamdar to determine whether MEC had received all information MEC required to complete its due diligence on the Company and the timing of MEC’s process to determine whether it would submit an indication of interest for consideration by the Special Committee.

On December 17, 2024, the Company’s CEO contacted a private equity firm (“Company ZZZ”) to determine whether Company ZZZ may be interested in participating in the strategic alternatives process.

On December 18, 2024, pursuant to the direction of the Special Committee, a principal at TD Securities contacted a principal at Deerfield to inform Deerfield that the Special Committee would be prepared to re-engage with Deerfield if Deerfield increased its offer to $21.00 per share and agreed to remove all material contingencies from the Merger Agreement, including the solvency opinion closing condition.

On December 18, 2024, the Company entered into a non-disclosure agreement with Company ZZZ. After entering into the non-disclosure agreement with Company ZZZ, the Company’s CEO introduced Company ZZZ to MEC.

On December 18, 2024, representatives of Gunderson, on behalf of the Company, circulated a revised draft of the Merger Agreement to Katten.

On December 19, 2024, the Company’s management team provided a management presentation to Company ZZZ.

On December 19, 2024, the Company’s CEO and representatives of Gunderson held a call with Dr. Kamdar to determine whether MEC needed any additional information to complete its due diligence on the Company and to discuss the timing of MEC’s process to determine whether it would submit an indication of interest for consideration by the Special Committee. Dr. Kamdar indicated that MEC remained interested in submitting an indication of interest but was concerned about the Company’s future capital requirements. Dr. Kamdar discussed MEC’s plans to contact Company ZZZ to determine whether it might be interested in submitting a joint indication of interest to acquire the Company.

On December 20, 2024, a representative from Deerfield informed representatives from TD Securities that Deerfield would be willing to acquire the Company for a purchase price of $20.00 per share.

On December 21, 2024, the Company’s GC and Head of Intellectual Property held a meeting with representatives from Katten to discuss due diligence matters related to the Company’s intellectual property portfolio.

On December 20, 2024, the Company Board held a meeting, with the Company’s management team and representatives of Gunderson participating. Dr. Kamdar did not participate in this meeting due to her affiliation with MEC and MEC’s potential submission of a proposal to acquire the Company. At this meeting, the Special Committee provided the Company Board with an update regarding the Special Committee’s negotiations with Deerfield and the status of the strategic alternatives process. The Company’s management team then discussed that Deerfield indicated that its post-transaction business plan involved significantly reducing the Company’s operating expenses. They then discussed that they had prepared a financial model reflecting a significant reduction in the Company’s operating expenses. They reviewed the assumptions underlying the financial model. The members of the Company Board asked a number of questions, and a full discussion ensued. During this discussion, the Company’s management confirmed that they were not prepared to recommend the financial model to the Company Board as a replacement to the Company’s existing long-range plan because they needed to conduct additional work to assess the potential risks and uncertainties to the Company’s operations, business and future revenues resulting from the significant operating cost reductions reflected in the financial model, including the risks to the Company successfully and timely launching its spatial biology product offering.

On December 20, 2024, the Company’s management team held a virtual meeting with representatives from the Company ZZZ to respond to due diligence questions.

On December 20, 2024, the Special Committee held a meeting, with its counsel at RLF in attendance. The Special Committee discussed the financial model prepared by the Company’s management team and that had been presented to the Company Board earlier in the day. It was noted that TD Securities had circulated to the Special Committee materials analyzing the financial model. The Special Committee discussed TD Securities’ views with respect to stockholder value under the financial model relative to the Company’s other alternatives, including a potential acquisition transaction or a liquidation of the Company. The Special Committee discussed Deerfield’s proposal to acquire the Company at a purchase price of $20.00 per share. RLF summarized recent discussions with Katten. The Special Committee directed RLF to advise Katten that the Special Committee was prepared to reengage in discussions with Deerfield toward a transaction so long as Deerfield agreed that the Merger Agreement would contain customary and standard closing terms and conditions and would be in a position to execute a definitive Merger Agreement by December 22, 2024.

In the evening of December 20, 2024, the Company’s GC and representatives of RLF and Gunderson, on behalf of the Company, held a call with representatives of Katten, on behalf of Deerfield, to discuss the revisions to the Merger Agreement. During that call, the respective counsel discussed, among other things, the circumstances under which the Company may be required to obtain consent to the transaction from its landlords. Following that call, representatives of Katten contacted the representatives of RLF and Gunderson to confirm that Deerfield would require consent from the Company’s landlords prior to consummation of the Merger, and that Deerfield was amenable to contacting such landlords and obtaining such consent in advance of executing the definitive Merger Agreement.

Later during the evening of December 20, 2024, the Company’s CEO and representatives of Gunderson held a call with Dr. Kamdar to determine whether MEC had received all information required to complete its due diligence on the Company and to discuss the timing of MEC’s potential submission of an acquisition proposal to the Special Committee. The Company’s CEO also confirmed that MEC had had an opportunity to connect with the principals of Company ZZZ.

On December 21, 2024, representatives of RLF and Gunderson held calls with representatives of Katten to discuss outstanding issues in the draft Merger Agreement. Representatives of Katten confirmed that Deerfield would not require consents from the Company’s landlords prior to execution of the Merger Agreement but would require the receipt of such consents be included as a closing condition. Representatives of RLF and Gunderson discussed with Katten the terms under which such a condition could be structured.

On December 21, 2024, the Special Committee held a meeting, with the Company’s GC and representatives of RLF, Gunderson and Savillis Inc., the Company’s real estate broker, in attendance. Representatives of RLF and Gunderson summarized their discussions with Katten regarding the proposed closing condition requiring the Company to obtain consents to the transaction from its landlords. They noted that if the Company did not obtain the required consents within 21 days after execution of the Merger Agreement, Deerfield would provide the Company the right to terminate the Merger Agreement without penalty. They also reviewed the proposed covenants imposed on each party to facilitate obtaining the required consents. A representative of Savillis advised the Special Committee with respect to the Company’s ongoing discussions with its landlords and summarized Savillis’ views with respect to the Company’s ability to obtain the required consents. The Special Committee then met in executive session with only RLF present to discuss the landlord consent closing condition and the status of the proposed transaction.

On December 21, 2024, the Company’s GC and representatives from Gunderson held a call with representatives from Deerfield and Katten to discuss the Company’s lease agreements and the landlord consent closing condition in the Merger Agreement.

On December 21, 2024, the Company’s CEO and representatives of Gunderson had a call with Dr. Kamdar to get an update on MEC’s process and to determine whether it would submit an indication of interest for consideration by the Special Committee.

On December 21 and December 22, 2024, representatives of Gunderson and representatives of Katten exchanged multiple drafts of the Merger Agreement, disclosure schedules and other documents required for execution of the Merger Agreement.

On December 22, 2024, the Company’s GC and representatives from Gunderson held an additional call with representatives from Katten to discuss the Company’s lease agreements and the landlord consent closing condition in the Merger Agreement.

On December 22, 2024, the Company’s GC and representatives from Gunderson held a virtual meeting with representatives from Deerfield and Katten to discuss the cash management covenant in the Merger Agreement.

In the afternoon of December 22, 2024, the Special Committee received a non-binding indication of interest from Company ZZZ setting forth a proposal to acquire the Company’s outstanding capital stock at a price of $20.00 per share in a transaction structured as an all-cash tender offer without any requirement of rollover from existing investors and without any financing condition, subject to completion of due diligence and negotiation of mutually agreeable definitive documents. The indication of interest stated that Company ZZZ would be prepared to complete its work over the ensuing three weeks and that Company ZZZ was confident that it could achieve a closing within 45 days after execution of definitive agreements.

After receipt of Company ZZZ’s indication of interest, in the early evening of December 22, 2024, the Special Committee held a meeting, with representatives of RLF and TD Securities in attendance. With input from its advisors, the Special Committee reviewed Company ZZZ’s indication of interest. The Special Committee observed that the purchase price offered by Company ZZZ was not superior to the purchase price contemplated by the proposed transaction with Deerfield. Representatives of TD Securities advised with respect to the timing of a potential transaction with Company ZZZ, observing, among other items, that additional delay in the process could result in a reduction in the consideration ultimately delivered to stockholders. RLF advised with respect to fiduciary duties. The Special Committee determined that it was in the best interests of the Company and its stockholders to proceed with the Special Committee meeting, scheduled for later in that evening, to consider its recommendation to the Company Board with respect to the proposed Deerfield transaction and not to delay the process to engage with Company ZZZ.

Approval of the Merger and the Merger Agreement

During the evening on December 22, 2024, the Special Committee held a meeting, with representatives of RLF, Gunderson, TD Securities and Houlihan in attendance. The Special Committee reviewed a non-exclusive list of factors it considered in connection with its recommendation to the Company Board with respect to the proposed Merger. Representatives of RLF and Gunderson reviewed the key terms of the proposed definitive Merger Agreement and the revisions to the Merger Agreement that had been made since the last meeting at which the Special Committee had reviewed the draft Merger Agreement. Houlihan Lokey then reviewed with the Special Committee the materials it had prepared for the Special Committee analyzing the fairness (from a financial point of view) of the merger consideration to be received by the holders of the Company’s Common Stock, other than any “Excluded Holders” (including affiliates of Deerfield and any other stockholders participating in a rollover), in the Deerfield transaction. Houlihan Lokey’s materials included an update to Riveron’s Liquidation Analysis performed by the Company’s management to reflect the Company’s cash burn over the period since Riveron had completed its Liquidation Analysis. The updated Liquidation Analysis indicated a potential recovery of between $12.85 to $22.03 per share, with a midpoint of $17.44 per share. At the request of the Special Committee, Houlihan Lokey delivered its oral opinion (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated December 22, 2024) to the effect that, based upon and subject to the procedures, qualifications, assumptions and limitations to be included in its written opinion letter, as of the date of its opinion, the merger consideration to be received by the holders of the Company’s Common Stock, other than the Excluded Holders, in the Deerfield transaction pursuant to the Merger Agreement was fair to such holders (other than the Excluded Holders) from a financial point of view.

RLF presented the proposed recitals and resolutions to be adopted by the Special Committee relating to its recommendation to the Company Board with respect to the Merger. RLF again advised with respect to fiduciary duties. Following discussion and based upon, among other things, the advice of its legal and financial advisors and such other information that it had received with respect to the Merger and the Company’s strategic alternatives to the Merger, the Special Committee unanimously (a) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of shares of Company Shares (other than the Excluded Holders), (b) determined that it is advisable and in the best interests of the Company and the holders of Company Shares (other than Excluded Holders) to enter into, approve, adopt and declare advisable, the Merger Agreement, and (c) recommended that the Company Board (i) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than Excluded Holders), (ii) determine that it is in the best interests of the Company and holders of Company Shares (other than Excluded Holders) to enter into, and approve, adopt and declare advisable, the Merger Agreement, (iii) approve the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained in the Merger Agreement, (iv) direct that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (v) recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

On December 22, 2024, the Company Board held a meeting to discuss the final terms of the proposed Merger Agreement between the Company and affiliates of Deerfield. Members of management and representatives from RLF, Gunderson, TD Securities and, at the request of the Special Committee, Houlihan

Lokey participated in the meeting. Dr. Kamdar did not attend the meeting due to her affiliation with MEC. The Chair of the Special Committee reviewed the strategic alternatives process and the Special Committee’s activities since it was reconstituted in August 2024. The Chair of the Special Committee discussed the various alternatives that the Special Committee evaluated, including third-party acquisition offers and alternative stand-alone strategic plans, as well as a potential liquidation of the Company. He provided further details on the progress of the negotiations with Deerfield regarding the proposed acquisition of the Company, including how Deerfield’s ultimate offer of $20.00 per Company share was negotiated. He then reviewed the Special Committee’s reasons for recommending the Merger. The Chair of the Special Committee noted that the Special Committee had relied on the work of members of management as well as advice from its outside advisors, including RLF, TD Securities and Houlihan Lokey, and Gunderson as Company legal counsel and transaction counsel. The Chair of the Special Committee noted that the materials provided by Houlihan Lokey included an update to Riveron’s Liquidation Analysis performed by the Company’s management to reflect the Company’s cash burn over the period since Riveron had completed its Liquidation Analysis. The updated Liquidation Analysis indicated a potential recovery of between $12.85 to $22.03 per share, with a midpoint of $17.44 per share. The Chair of the Special Committee then conveyed that the Special Committee had received an opinion from Houlihan Lokey as to the fairness of the merger consideration, from a financial point of view, to the Company’s stockholders, and that the representatives of Houlihan Lokey were present at the meeting and available for questions. The Chair of the Special Committee then presented to the Company Board the Special Committee’s unanimous recommendation that, among other things, the Company Board approve the Merger Agreement with affiliates of Deerfield and recommend that the stockholders adopt the Merger Agreement.

Following a discussion, the representatives from Gunderson discussed the proposed definitive Merger Agreement between the Company and affiliates of Deerfield, including an extensive discussion and presentation of (a) the Company Board’s fiduciary duties and (b) the proposed Merger and the terms and conditions of the proposed Merger Agreement (covering, among other topics, deal structure and economics, treatment of equity awards, closing conditionality, deal protection provisions, termination and termination fees, covenants and representations and warranties). The representatives from Gunderson then reviewed the recitals and resolutions to be considered and approved by the Company Board. At the conclusion of this presentation and following a discussion, the Company Board met in executive session with the representatives of Gunderson participating. After confirming that each member of the Company Board had received all of the information required to vote on the resolutions and had no further questions, the Company Board determined that the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement were fair to, and in the best interests of the Company and its stockholders. Following this determination, each of the Company Board members attending the meeting approved the proposed recitals and resolutions adopting and approving the Merger, the Merger Agreement and the transactions contemplated thereby and instructed the Company’s management to enter into the Merger Agreement with the affiliates of Deerfield.

Execution of the Merger Agreement and Support Agreements

Following the conclusion of the December 22, 2024 Company Board meeting, the Company and certain of its executive officers and directors, including Andrew Spaventa, Eli Glezer, David Barker, Dalen Meeter, and Dr. Pellini, who beneficially owned, in his or her personal capacity, and is entitled to vote at the Special Meeting, approximately 5.6%, 6.1%, 4.1%, 0.4%, and 0.7%, respectively, of the voting power of Singular Common Stock as of the Record Date, each separately entered into Support Agreements with respect to the Owned Shares such Support Stockholder owns in his or her individual capacity and is entitled to vote at the Special Meeting. On December 23, 2024, Dr. Kamdar executed a Support Agreement with respect to her Owned Shares, which represented less than 0.1% of the voting power of Singular Common Stock as of the Record Date. Under each Support Agreement, the Support Stockholders agreed, among other things and on the terms set forth therein, to vote their respective Owned Shares in favor of the approval of the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. Each Support Agreement will automatically terminate upon (a) the Effective Time, (b) the valid termination of the Merger Agreement or (c) the mutual written agreement of the Company and such Support Stockholder. The form of Support Agreement is attached as Annex B to this Proxy Statement. For additional information on the beneficial ownership of our executive officers and directors, see the section of the Proxy Statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

After providing the executed Support Agreements to Deerfield, the Company exchanged signature pages with the affiliates of Deerfield and entered into the Merger Agreement on the evening of December 22, 2024.

In connection with the execution of the Merger Agreement, Deerfield delivered to the Company a Limited Guarantee, pursuant to which Deerfield has agreed to guarantee the obligation to pay any monetary damages, enforcement costs, and expense reimbursement obligations payable by the Deerfield affiliates under the Merger Agreement, subject to an aggregate cap equal to the Damages Cap (as defined in section of this Proxy Statement captioned “The Merger Agreement — Damages Cap”) and subject to the other terms and conditions of the Merger Agreement and the Limited Guarantee.

On December 23, 2024, the Company issued a press release before the opening of the Nasdaq Stock Market announcing the execution of the Merger Agreement.

On December 23, 2024, the Company filed a Current Report on Form 8-K following the closing of the Nasdaq Stock Market attaching the Merger Agreement and disclosing the material terms of the Merger Agreement.

As of the date of this Proxy Statement, the Company has not received any Superior Proposals.

Recommendation of the Special Committee of the Company Board and Reasons for the Merger

On December 22, 2024, the Special Committee, after careful consideration, including detailed discussions with its legal and financial advisors, unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and the holders of Company Shares (other than Excluded Holders); (2) determined that it is advisable and in the best interests of the Company and the holders of Company Shares (other than Excluded Holders) to enter into, approve, adopt and declare advisable, the Merger Agreement; (3) recommended that the Company Board (i) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than the Excluded Holders), (ii) determine that it is in the best interests of the Company and the holders of Company Shares (other than Excluded Holders) to enter into, and approve, adopt and declare advisable, the Merger Agreement, (iii) approve the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained in the Merger Agreement, (iv) direct that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (v) recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

Reasons for the Recommendation of the Special Committee

In evaluating the Merger Agreement and the Transactions, the Special Committee consulted with Singular’s senior management, legal advisors at RLF and financial advisors at TD Securities and Houlihan Lokey and considered, analyzed and relied upon a wide and complex range of factors. Based on these consultations, considerations and analyses, and the factors discussed below, the Special Committee unanimously determined that the Merger Agreement and the Transactions, including the Merger, were fair to and in the best interests of the Company and the holders of Company Shares (other than Excluded Holders).

In making its determination and recommendation of the Merger Proposal to the Company Board, the Special Committee considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

Independent and Committee-led Process. The Special Committee considered that the Special Committee is composed solely of independent and disinterested directors and led a robust process to, among other things, review and evaluate whether to effect any strategic transaction, including a go-private transaction or other sale of the Company, any recapitalization, reclassification, reorganization or other similar transaction, or any act or transaction that would be intended to or would have the effect of causing the Company to delist from the Nasdaq Stock Market and/or to deregister its shares under the rules of the SEC, and any liquidation, dissolution or winding up of the Company. The Special Committee considered that it engaged multiple independent parties to provide advice and assist in its review, including:

Independent Legal Counsel. The Special Committee engaged RLF as its independent legal counsel and received advice from RLF throughout the strategic alternative review process, including advice with respect to the Special Committee’s fiduciary duties under the DGCL, including in connection with the structure, design and implementation of the Special Committee’s process to identify the best alternative reasonably available to Singular stockholders, and in connection with its review, negotiation and evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Financial Advisors and Experts. The Special Committee retained TD Securities as its independent financial advisor and has received advice from TD Cowen regarding the structure, design and implementation of the Special Committee’s strategic alternatives review process, including the financial aspects of the Merger Agreement and the transactions contemplated thereby and alternatives thereto. The Special Committee also engaged Riveron to prepare the Liquidation Analysis. The Special Committee engaged Houlihan Lokey as its independent financial advisor and received advice from Houlihan, including its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Singular Common Stock, other than the Excluded Holders, in the Merger.

Committee Meetings. The Special Committee considered that from the time of its formation and through the time it considered whether to recommend the Merger Agreement, the Special Committee met 44 times, during which the Special Committee evaluated the Company’s strategic alternatives, including the Company’s prospects on a standalone basis, the value to stockholders from a dissolution, liquidation and winding up, and the value to stockholders of a strategic transaction.

Market Check. The Special Committee considered that, at the direction of the Special Committee, TD Securities conducted a process to solicit indications of interest from likely bidders. TD Securities contacted 59 parties. Of those parties, 48 had confirmed receipt of the outreach, of which 10 reported that they were reviewing the potential transaction and 38 reported either that they would pass on the opportunity or would be unlikely to engage. The Special Committee assessed the likely interest from potential bidders in a strategic transaction and evaluated the potential advantages and risks of conducting outreach to potential third parties.

Merger Consideration and Premium to Market Price. The belief that the Merger Consideration of $20.00 per share in comparison to the prospective current and future value of the Company as a standalone entity, which represents a modest premium over the one-day closing stock price but constitutes a premium of approximately 253% over the Company’s unaffected closing stock price on September 11, 2024, the last full trading day before the first public announcement that Deerfield had submitted a proposal to acquire all of the outstanding shares of Singular Common Stock to the Special Committee. The Merger Consideration also represents a premium of approximately 64% over the volume-weighted average price of Singular Common Stock for the six-month period ended December 20, 2024, the last full trading day before the first public announcement that the Company entered into the Merger Agreement (the prices per share set forth herein reflect the effect of the Reverse Stock Split).

Cash Consideration. The Special Committee belief that the Merger Consideration being paid in cash provides certainty and immediate liquidity and value to the Singular stockholders entitled thereto, enabling Singular stockholders to realize value while eliminating long-term business and execution risk.

Rollover Opportunity. The Special Committee considered that certain Singular stockholders would have an opportunity to enter into Rollover Agreements with the Parent pursuant to which such Rollover Stockholders have the ability to exchange Company Shares for equity in Parent as an alternative to receiving the Merger Consideration at Closing.

Opinion of Houlihan Lokey. The Special Committee considered the financial analysis reviewed by Houlihan Lokey as well as the oral opinion of Houlihan Lokey rendered to the Special Committee on December 22, 2024 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee on December 22, 2024), as to the effect that, subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the Merger Agreement, as of the date of the opinion, the Merger Consideration to be received by the holders of Singular Common Stock (other than Excluded Stockholders), in the Merger pursuant to the Merger Agreement is fair to such holders (other than the Excluded Stockholders) from a financial point of view.

Timing and Risks Associated with Deerfield’s Proposal. The Special Committee’s belief that the timing and risks inherent in Deerfield’s proposal to acquire the Company at a price of $20.00 per share in cash, including the risk that, taking into account the Company’s considerable cash burn and lack of alternative transactions, such price may not be available at a different time.

Singular’s Financial Condition and Prospects. The Special Committee considered its belief that the Merger was more favorable to Singular’s stockholders than remaining an independent company, which was based in part on the Special Committee’s consideration of:

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the current and historical financial condition and results of operations of Singular, as well as the strategic objectives and future prospects for Singular if it were to remain an independent company, including its requirement to raise significant additional capital to support its business plans and continued operations;

•	Singular’s current financial operating plan, including the risks and uncertainties associated with executing upon and achieving the plan;

•	current conditions and developments in the genomic technologies industry, and Singular’s competitive position in the industry;

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the risks and uncertainties of Singular being able to raise sufficient additional capital to support its continued operations on a timely basis or on acceptable terms, or at all, and the dilution that such fundraising would cause to its existing stockholders; and

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that, based on the foregoing, the Merger Consideration fairly reflects Singular’s intrinsic value, including its potential for future growth in light of the risks and uncertainties faced by Singular and other sequencing and genomic technologies companies.

Future Prospects. The Company’s future prospects if it were to remain independent, including the competitive landscape for life sciences companies generally and companies in the genomic sequencing space more specifically as well as the uncertainty in the industry and in the financial markets, the Company’s relationship and arrangements with its customers and vendors (including its landlord), and the risks associated with the foregoing.

Ability to Remain Independent. The Special Committee considered the ability of Singular to remain independent and the risks and costs associated with doing so, including execution risk associated with the Company’s long-range plan as well as potential variations thereto and the Company’s ability to raise funds to accomplish the objectives and outcomes contemplated by the long-range plan.

Strategic Alternatives. The Special Committee also considered its belief that the Merger represented the most compelling opportunity, with the lowest execution risk, compared to strategic alternatives, based on its consideration of a number of factors, including the following:

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the Special Committee’s evaluation of multiple potential strategic alternatives, including potentially liquidating the Company and proposals submitted by potential strategic partners during a strategic alternatives process;

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the fact that prior to entering into exclusive negotiations with Deerfield, the Company engaged in a third-party solicitation process, as a result of which the Company received proposals from multiple strategic and financial bidders;

•	the Special Committee’s discussion of potentially liquidating the Company and the risks and costs associated with liquidating the Company; and

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the possibility of other strategic or financial partners making an offer to acquire the Company, including the range of potential benefits to Singular stockholders of such alternatives and the timing and likelihood of achieving the goals of such alternatives.

Financial Projections. The Special Committee considered the financial projections prepared by Singular’s senior management team (the “Financial Projections”), which reflected multiple potential strategic alternatives available to Singular on a standalone basis and were not risk-adjusted for all scenarios. The Special Committee understood that these Financial Projections were based on assumptions that are difficult to project and were subject to high levels of uncertainty and also significant execution risk.

Liquidation Analysis. The Special Committee reviewed and considered the Liquidation Analysis. The Special Committee considered the risks and costs associated with liquidating the Company, including costs of winding down its operations, settling outstanding liabilities, costs and liability associated with its lease obligations, and risks associated with selling its remaining assets, including the substantial uncertainty of the amount or timing of resulting distributions of the proceeds of any liquidation to the Company’s stockholders.

Likelihood of Closing. The Special Committee concluded that the Merger would likely be consummated in an orderly manner as a result of a number of factors, including:

•	the meaningful premium over the market price of the Company Shares and certainty of value to Singular stockholders offered by Parent;

•	the business reputation and significant financial resources of Deerfield and willingness of Parent and Deerfield to consummate the Merger;

•	Deerfield’s track record of completing acquisition transactions;

•	the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion;

•	that the Outside Date under the Merger Agreement is expected to allow for sufficient time to complete the Merger;

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that the conditions to closing contained in the Merger Agreement are reasonable and customary in number and scope and which, in the case of the condition related to the accuracy of Singular’s representations and warranties, are generally subject to “Company Material Adverse Effect” qualification, as described under the section of this Proxy Statement captioned “The Merger Agreement – Representations and Warranties” beginning on page 101; and

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Singular’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement, and to enforce specifically the terms of the merger agreement, as described under the section of this Proxy Statement captioned “The Merger Agreement – Specific Performance” beginning on page 117.

Merger Agreement. The Special Committee considered the terms and conditions of the Merger Agreement, including:

Ability to Respond to Certain Unsolicited Takeover Proposals. The Merger Agreement permits the Company Board or the Special Committee, subject to compliance with certain procedural requirements (including that the Company Board or Special Committee determine in good faith, after consultation with outside counsel and its financial advisor, that an unsolicited Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal), (i) to furnish information with respect to Singular to the person making such unsolicited Acquisition Proposal, and (ii) to participate in discussions or negotiations with the person making such unsolicited Acquisition Proposal.

Right to Accept Superior Proposals. In the event Singular receives a Superior Proposal, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may withdraw or change its recommendation in favor of the Merger if the Company Board or the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to Singular’s stockholders under applicable law. In order for the Company Board or the Special Committee to withdraw its recommendation in connection with a Superior Proposal, Singular must first provide Parent with a right to negotiate with Singular to adjust the terms and conditions of the Merger Agreement so that such Change in Recommendation is no longer necessary.

Change in Recommendation for an Intervening Event. If a specified Intervening Event, as defined in the Merger Agreement, occurs, the Company Board or the Special Committee may withdraw or change its recommendation in favor of the Merger if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to Singular’s stockholders under applicable law. In order for the Company Board or Special Committee to withdraw or change its recommendation in connection with such an Intervening Event, Singular must first provide Parent with a right to negotiate with Singular to adjust the terms and conditions of the Merger Agreement so that such Change in Recommendation is no longer necessary.

Termination Fee. The Special Committee considered the fact that, in connection with the termination of the Merger Agreement under specified circumstances, including a Change in Recommendation or termination by Singular to accept and enter into a definitive agreement with respect to a Superior Proposal, Singular would be obligated to pay Parent a termination fee of up to $1,520,246. The Special Committee was of the view that this termination fee was at the low end of the range for customary termination fees in transactions of a similar size, was reasonable in light of the bidding and negotiation process that led to the execution of the Merger Agreement, as well as of the terms of the Merger Agreement itself, and was necessary to induce Parent to enter into the Merger Agreement. The Special Committee believed that the termination fee would not likely deter or preclude another party with a strategic interest in Singular and financial resources sufficient to consummate an alternative acquisition transaction with Singular, were one to exist, from making a competing proposal for Singular and would likely only be required to be paid in the event that the Company Board entered into a transaction more financially favorable to Singular’s stockholders than the Merger.

Conditions to the Completion of the Transactions. The Special Committee considered the limited conditions to Parent’s obligations to consummate the Merger, including the condition that there not have occurred a change or event that would constitute a material adverse effect with respect to Singular. The Special Committee considered the fact that specified changes or events would be excluded from the determination whether Singular had experienced a material adverse effect, particularly any change or event resulting from the announcement, pendency and consummation of the Merger. The Special Committee considered the Company’s ability to terminate the Merger Agreement if it determines that it cannot obtain required third party consents.

Financing Undertaking by Parent. The Special Committee considered that Deerfield Private Design Fund IV provided a debt commitment for the Merger and the fact that Singular is a named third-party beneficiary in the Debt Commitment Letter and that Parent’s obligation to close the Merger is not subject to a financing condition.

Interim Covenants. The Special Committee considered that the Merger Agreement provides for certain interim covenants restricting the Company’s ability to take certain actions prior to Closing without Parent’s consent while still leaving sufficient flexibility to allow the Company to continue its operations in the ordinary course.

Outside Date to Closing. The Merger Agreement provides for a four-month period during which either party may generally terminate the Merger Agreement.

Company Material Adverse Effect. The Merger Agreement includes a “Company Material Adverse Effect” definition that includes a number of customary exceptions.

Specific Performance. The Special Committee considered Singular’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, including the obligations of Parent and Merger Sub to consummate the Merger.

Willful and Material Breach. The Merger Agreement permits the parties to seek monetary remedies against the other party under specified circumstances, including in the event of Willful and Material Breach (as defined in the Merger Agreement). Although the Company’s principal remedy against Parent and Merger Sub would be specific performance, the Company has the right to seek as a remedy money damages in the form of the benefit of the bargain lost by it and its stockholders, subject to the Damages Cap, Parent also has the right to seek money damages against Singular under certain circumstances, including fraud or Willful and Material Breach, subject to the provisions specifying that the Company Termination Fee, when payable, shall serve as the exclusive remedy.

Appraisal Rights. The Special Committee considered the fact that Singular’s stockholders who do not vote in favor of adoption of the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

The Special Committee also considered a variety of risks and other potentially negative factors relating to the Merger in making its determination and reaching its recommendation, including the following (which factors are not necessarily presented in order of relative importance):

Third-Party Consent and Acknowledgment Risk. The Special Committee considered the risk of timely obtaining the third-party consents and acknowledgments, including the consent of the 3010 Landlord and 3033 Landlord and the acknowledgment with respect to the Exclusive License Agreement, the receipt of which is outside of the Company’s control, may be delayed, conditioned or not obtained.

Risks Associated with the Failure to Consummate the Merger. The Special Committee considered the risks and costs to the Company if it fails to consummate the Merger, including the transaction expenses and opportunity costs associated therewith and the possibility of disruption to the Company’s operations, diversion of management and employee attention, increased employee attrition, adverse effects on the Company’s business, customers and other relationships, a decline in the trading price of the Company’s stock and adverse effects on the market’s perception of the Company and its prospects. These risks are in addition to the risks associated with the degradation in the Company’s liquidation value and the loss of the opportunity to make liquidating distributions to stockholders.

Restrictions on the Interim Operation of the Company’s Business. The Special Committee considered the restrictions on the conduct of the Company’s business prior to the consummation of the Merger pursuant to the Merger Agreement, including the covenants relating to the Company’s obligation to operate in the ordinary course of business and refrain from taking certain actions without Parent’s consent, which could delay or prevent the Company from undertaking business opportunities that may arise pending the consummation of the Merger and otherwise limit the Company’s operations prior to closing.

Company Termination Fee; Liability for Breach. The Special Committee considered the possibility that the Company may be obligated to pay the Company Termination Fee in certain circumstances, including a breach of the Merger Agreement, or that the Company could be subject to liability for breach.

Parent Damages Cap. The Special Committee considered the possibility that, if Parent and Merger Sub were to breach the Merger Agreement and the Company were unable to secure a remedy of specific performance, an award of money damages may not be available or, even if available, would be limited by the Damages Cap and may not adequately compensate the Company for the damages suffered by the Company and its stockholders as a result of the failure of the Merger to be consummated in accordance its terms.

Participation in Future Gains. The Special Committee considered that, if the Merger is completed, the Company will no longer be a stand-alone public company and the stockholders who receive cash consideration in the Merger will forgo any future increase in the Company’s value that might result from its earnings or possible growth.

Tax Treatment. The Special Committee considered the tax treatment of any gains arising from the receipt of the consideration payable in the Merger, which would generally be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes.

Stockholder Litigation. The Special Committee considered the prospect of litigation from stockholders or other constituents relating to the Merger and the potential costs and distractions associated therewith.

The above discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but indicates the material matters considered. In reaching its determination and recommendation, the Special Committee did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Special Committee may have considered various factors differently. The Special Committee did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. The Special Committee based its unanimous recommendation on the totality of the information presented to, and factors considered by, it. In addition, individual members of the Special Committee may have given differing weights to different factors. The Special Committee and the Company Board are not aware of any firm offer by any other person during the prior two years for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company.

Recommendation of the Company’s Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors, at a meeting held on December 22, 2024, acting upon the unanimous recommendation of the Special Committee, (1) determined that terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than the Excluded Holders); (2) determined that it is advisable and in the best interests of the Company to enter into, and approved, adopted and declared advisable, the Merger Agreement;

(3) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of Transactions, including the Merger, upon the terms and subject to the conditions contained therein; (4) directed that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company; and (5) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

The Board of Directors, acting upon the unanimous recommendation of the Special Committee, recommends that you vote (1) “FOR” the Merger Proposal, and (2) “FOR” the Adjournment Proposal.

Reasons for the Recommendation of the Company’s Board of Directors

In evaluating the Merger Agreement and the Transactions, the Company Board consulted with Singular’s senior management and legal advisors at Gunderson and considered, analyzed and relied upon a wide and complex range of factors. Based on these consultations, considerations and analyses, and the factors discussed below, the Company Board determined that the Merger Agreement and the Transactions, including the Merger, were fair to and in the best interests of the Company and the holders of Company Shares (other than Excluded Holders).

In making its determination and recommendation of the Merger to Singular’s stockholders, the Company Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

Determination and Recommendation of the Special Committee through an Independent and Committee-led Process. The Company Board considered the determination and recommendation of the Special Committee, including the factors considered by the Special Committee in recommending the Merger to the Company Board, as described in the section above captioned “- Reasons for the Recommendation of the Special Committee.”

Merger Consideration and Premium to Market Price. The Merger Consideration to be paid by Parent would provide Singular’s stockholders with the opportunity to receive a meaningful premium over the current market price of the Company Shares. The Company Board reviewed the current and historical market prices with respect to the Company Shares, including the fact that the Merger Consideration represents (i) approximately a 253% premium over the closing price of Singular Common Stock on Nasdaq on September 11, 2024, the last full trading day before the first public announcement that Deerfield had submitted a proposal to acquire all of the outstanding shares of Singular Common Stock to the Special Committee and (ii) approximately a 64% premium over the volume-weighted average price of Singular’s Common Stock for the six month period ended December 20, 2024, the last full trading day before the first public announcement that the Company entered into the Merger Agreement.

Cash Consideration. The Company Board considered that the form of consideration to be paid to Singular stockholders under the Merger Agreement pursuant to the Merger was all-cash and considered the certainty of value and immediate liquidity associated with such cash consideration, while eliminating the effect of long-term business and execution risk.

Rollover Opportunity. The Company Board considered that certain Singular stockholders would have an opportunity to enter into Rollover Agreements with the Parent pursuant to which such Rollover Stockholders have the ability to exchange Company Shares for equity in Parent in lieu of receiving Merger Consideration at Closing.

Opinion of Houlihan Lokey, Financial Advisor to the Special Committee. The Company Board considered the financial analysis reviewed by Houlihan Lokey with the Special Committee as well as the oral opinion of Houlihan Lokey rendered to the Special Committee on December 22, 2024 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated December 22, 2024), as to, as of such date, the fairness, from a financial point of view, to the holders of Singular Common Stock, other than the Excluded Holders, of the Merger Consideration to be received by such holders (other than the Excluded Holders) in the Merger pursuant to the Merger Agreement, as more fully described in the section of this Proxy Statement captioned “The Merger – Opinion of Houlihan Lokey to the Special Committee.” The full text of the written opinion of Houlihan Lokey, dated December 22, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering such opinion, is attached as Annex C to this Proxy Statement. Houlihan Lokey’s opinion was provided to the Special Committee in connection with its consideration of the Merger and was not intended to be and does not constitute a recommendation to any Singular stockholder as to how such stockholder should vote with respect to the Merger or any other matter.

Speed of Closing. The Company Board considered the anticipated timing of the consummation of the Merger and concluded that, subject to the satisfaction or waiver of the applicable conditions set forth in the Merger Agreement, the Merger would allow Singular stockholders to receive the consideration in a relatively short timeframe. The Company Board also determined that such a relatively short timeframe would be expected to reduce the uncertainty and potential disruption to Singular’s business during the pendency of the Merger.

Singular’s Financial Condition and Prospects. The Company Board considered its belief that the Merger was more favorable to Singular’s stockholders than remaining an independent public company, which was based on the Company Board’s consideration of a number of factors, including the following:

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the current and historical financial condition and results of operations of Singular, as well as the strategic objectives and future prospects for Singular if it were to remain an independent company, including its requirement to raise significant additional capital to support its business plans and continued operations;

•	Singular’s current financial operating plan, including the risks and uncertainties associated with executing upon and achieving the plan;

•	current conditions and developments in the genomic technologies industry, and Singular’s competitive position in the industry;

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the risks and uncertainties of Singular being able to raise sufficient additional capital to support its continued operations on a timely basis or on acceptable terms, or at all, and the dilution that such fundraising would cause to its existing stockholders; and

•	that, based on the foregoing, the Merger Consideration fairly reflects Singular’s intrinsic value, including its potential for future growth in light of the risks and uncertainties faced by Singular.

Ability to Remain Independent. The Company Board considered the ability of Singular to remain independent and the risks and costs associated with doing so, including:

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Competitive Risks. The Company Board considered Singular’s competitive position in the highly competitive next-generation sequencing and spatial biology market and competitive risks, including current and potential future competition from larger and better funded companies which might have competitive advantages from their broader commercial scope and economies of scale in pricing.

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Technical and Product Development Risks: The Company Board considered technical and product development risks, including the risk that the Company’s commercialization and development plans for its products, services and other products or technologies the Company elects to pursue or offer may not progress as planned or meet expected timelines or may not otherwise be successful.

•	Market and Business Risks. The Company Board considered relevant market and business risks, including that the next-generation sequencing and spatial biology markets are characterized by rapid technology changes and frequent new product introductions, evolving industry standards and changing customer preferences.

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Regulatory Risks. The Company Board considered regulatory risks facing Singular, including the fact that the current regulatory environment for the Company’s products is uncertain and subject to statutory or interpretive change and the possibility of future regulations adverse to its marketing and sales plans.

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Intellectual Property Risks: The Company Board considered relevant risks related to Singular’s intellectual property, including the Company’s ability to obtain and maintain sufficient intellectual property protection for its products, services and technology.

Strategic Alternatives. The Company Board also considered its belief that the Merger represented the most compelling opportunity, with the lowest execution risk, compared to strategic alternatives, based on its consideration of a number of factors, including the following:

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the Company Board’s evaluation of multiple potential strategic alternatives, including potentially liquidating the Company and proposals submitted by potential strategic partners and/or financial bidders during a strategic alternatives process;

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the fact that prior to entering into exclusive negotiations with Deerfield, the Company engaged in a third-party solicitation process, as a result of which the Company received proposals from multiple strategic and financial bidders;

•	the Company Board’s discussion of potentially liquidating the Company and the risks and costs associated with liquidating the Company; and

•

the possibility of other strategic or financial partners making an offer to acquire the Company, including the range of potential benefits to Singular stockholders of such alternatives and the timing and likelihood of achieving the goals of such alternatives.

Financial Projections. The Company Board considered the Financial Projections prepared by Singular’s senior management team, which reflected multiple potential strategic alternatives available to Singular on a standalone basis and were not risk-adjusted for all scenarios. The Company Board understood that these Financial Projections were based on assumptions that are difficult to project and were subject to high levels of uncertainty and also significant execution risk.

Liquidation Analysis. The Company Board reviewed and considered the Liquidation Analysis and the risks and costs associated with liquidating the Company, including costs of winding down its operations, settling outstanding liabilities, the costs and liabilities associated with its ongoing lease obligations, and risks associated with selling its remaining assets, including the substantial uncertainty of the amount or timing of resulting distributions of the proceeds of any liquidation to the Company’s stockholders.

Likelihood of Closing. The Company Board concluded that the Merger would likely be consummated in an orderly manner as a result of a number of factors, including:

•	the meaningful premium over the market price of the Company Shares and certainty of value to Singular stockholders offered by Parent;

•	the business reputation and significant financial resources of Deerfield and willingness of Parent and Deerfield to consummate the Merger;

•	Deerfield’s track record of completing acquisition transactions;

•	the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion;

•	that the Outside Date under the Merger Agreement is expected to allow for sufficient time to complete the Merger;

•

that the conditions to closing contained in the Merger Agreement are reasonable and customary in number and scope and which, in the case of the condition related to the accuracy of Singular’s representations and warranties, are generally subject to “Company Material Adverse Effect” qualification, as described under the section of this Proxy Statement captioned “The Merger Agreement — Representations and Warranties” beginning on page 101; and

•

Singular’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement, and to enforce specifically the terms of the Merger Agreement, as described under the section of this Proxy Statement captioned “The Merger Agreement — Specific Performance” beginning on page 117.

Merger Agreement. The Company Board considered the terms and conditions of the Merger Agreement, including:

•

Ability to Respond to Certain Unsolicited Takeover Proposals. The Merger Agreement permits the Company Board or the Special Committee, subject to compliance with certain procedural requirements (including that the Company Board or Special Committee determine in good faith, after consultation with outside counsel and its financial advisor, that an unsolicited Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal), (i) to furnish information with respect to Singular to the person making such unsolicited Acquisition Proposal, and (ii) to participate in discussions or negotiations with the person making such unsolicited Acquisition Proposal.

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Right to Accept Superior Proposals. In the event Singular receives a Superior Proposal, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may withdraw or change its recommendation in favor of the Merger if the Company Board or the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to Singular’s stockholders under applicable law. In order for the Company Board or the Special Committee to withdraw its recommendation in connection with a Superior Proposal, Singular must first provide Parent with a right to negotiate with Singular to adjust the terms and conditions of the Merger Agreement so that such Change in Recommendation is no longer necessary.

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Change in Recommendation for an Intervening Event. If a specified Intervening Event, as defined below, occurs, the Company Board or the Special Committee may withdraw or change its recommendation in favor of the Merger if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to Singular’s stockholders under applicable law. In order for the Company Board or Special Committee to withdraw or change its recommendation in connection with such an Intervening Event, Singular must first provide Parent with a right to negotiate with Singular to adjust the terms and conditions of the Merger Agreement so that such Change in Recommendation is no longer necessary.

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Termination Fee. The Company Board considered the fact that, in connection with the termination of the Merger Agreement under specified circumstances, including a Change in Recommendation or termination by Singular to accept and enter into a definitive agreement with respect to a Superior Proposal, Singular would be obligated to pay Parent a termination fee of up to $1,520,246. The Company Board was of the view that this termination fee was comparable to termination fees in transactions of a similar size, was reasonable in light of the bidding and negotiation process that led to the execution of the Merger Agreement, as well as of the terms of the Merger Agreement itself, and was necessary to induce Parent to enter into the Merger Agreement. The Company Board believed that the termination fee would not likely deter or preclude another party with a strategic interest in Singular and financial resources sufficient to consummate an alternative acquisition transaction with Singular, were one to exist, from making a competing proposal for Singular and would likely only be required to be paid in the event that the Company Board entered into a transaction more financially favorable to Singular’s stockholders than the Merger.

•

Conditions to the Completion of the Transactions. The Company Board considered the limited conditions to Parent’s obligations to consummate the Merger, including the condition that there not have occurred a change or event that would constitute a material adverse effect with respect to Singular. The Company Board considered the fact that specified changes or events would be excluded from the determination whether Singular had experienced a material adverse effect, particularly any change or event resulting from the announcement, pendency and consummation of the Merger. The Company Board considered the Company’s ability to terminate the Merger Agreement if it determines that it cannot obtain required third party consents.

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Financing Undertaking by Parent. The Company Board considered that Deerfield Private Design Fund IV provided a debt commitment for the Merger and the fact that Singular is a named third-party beneficiary in the Debt Commitment Letter.

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Specific Performance. The Company Board considered Singular’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, including the obligations of Parent and Merger Sub to consummate the Merger.

•

Appraisal Rights. The Company Board considered the fact that holders and beneficial owners of our Common Stock that do not vote in favor of adoption of the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

The Company Board also considered a variety of risks and other potentially negative factors relating to the Merger in making its determination and reaching its recommendation, including the following (which factors are not necessarily presented in order of relative importance):

Liquidation Value and Timing. The Company Board considered its belief that the Liquidation Analysis could not have taken into account every uncertainty of all potential unknown or contingent liabilities or other potential risks and uncertainties associated with pursuing a winding down and liquidation of Singular. When measured against the certainty provided by the Merger, and the reasonably short timeframe when compared to an orderly liquidation process, and the costs and liability associated with the Company’s lease obligations, the Company Board determined that a liquidation of Singular would not reasonably be expected to provide certainty of a better outcome for Singular stockholders.

No Stockholder Participation in Future Growth or Earnings. The Company Board considered the fact that the nature of the Merger as an all-cash transaction means that Singular stockholders (other than Rollover Stockholders) would no longer be able to participate in any future earnings or growth of Singular or benefit from any appreciation in the value of Singular following the consummation of the Merger, which earnings or growth could have resulted, if Singular had remained independent, in future prices for the Company Shares in excess of the Merger Consideration.

Risk of Non-Consummation. The Company Board considered the fact that, while Singular expects that the Merger will be consummated, there can be no assurance that the conditions to the Merger will be satisfied, and that, as a result, the Merger may not be consummated. The Company Board considered the potential risks associated with a failure of the Merger to be consummated, including (i) the extensive time and effort expended by Singular’s directors, senior management and other employees during the pendency of the proposed Merger, (ii) the significant transaction-related costs and opportunity costs incurred by Singular, (iii) the trading price for the Singular Common Stock could be negatively impacted, (iv) Singular’s business could be disrupted and negatively impacted, including loss of business partners and employees, and (v) the market’s perceptions of Singular’s prospects could be adversely affected.

Restrictions on Conduct of Business. The Company Board considered the limitations on Singular’s pursuit of business opportunities during the pendency of the Merger due to certain covenants contained in the Merger Agreement requiring Singular to operate its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, to comply with certain other operating restrictions. Such restrictions could delay or prevent Singular from pursuing business opportunities that may arise during the pendency of the proposed Merger and/or have a significant adverse effect on Singular’s ability to respond to changing market and business conditions, in a timely manner, or at all.

Impact of Announcement on Singular. The Company Board considered the impact on Singular’s business of the public announcement of the proposed Merger, including the potentially negative effects that such announcement may have on Singular’s business relationships and its ability to attract and retain key management, technical and other personnel while the Merger is pending.

Inability to Solicit Other Takeover Proposals. The Company Board considered the covenant in the Merger Agreement prohibiting Singular from soliciting other potential Acquisition Proposals and restricting its ability to entertain other potential Acquisition Proposals unless certain conditions are satisfied.

Termination Fee. The Company Board considered the possibility that the $1,520,246 termination fee payable could potentially dissuade a potential acquirer from proposing an alternative acquisition transaction that could be of greater value to Singular stockholders than the Merger.

Interests of the Company Board. The Company Board considered the fact that Singular’s directors and officers may have financial interests in the transactions contemplated by the Merger Agreement, including the Merger, that may be different from or in addition to those of Singular’s other stockholders, and the risk that these interests might influence their decision with respect to the transactions contemplated by the Merger Agreement.

Tax Treatment. The Company Board considered the fact that the cash consideration to be received by Singular stockholders (other than the Rollover Stockholders) in the Merger would be taxable to U.S. Holders. However, the Company Board noted that the all-cash nature of the consideration payable in the Transactions would provide such Singular stockholders with adequate cash for the payment of any taxes due.

The foregoing discussion of the Company Board’s reasons for its recommendation that Singular stockholders vote in favor of the Merger Proposal is not meant to be exhaustive, but addresses the material information and factors considered by the Company Board in consideration of its recommendation. In view of the wide variety of factors considered by the Company Board in connection with the evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, the Company Board did not reach any specific conclusion with respect to any of the particular factors considered. Instead, the Company Board conducted an overall analysis of the factors described above and made its determinations and recommendations based on the totality of the information reviewed. The judgments of individual members of the Company Board may have been influenced to a greater or lesser degree by different factors. The Company Board ultimately concluded that, in the aggregate, the potential benefits of the Merger outweighed the potential risks or negative consequences of the Merger.

For the reasons described above, the Company Board, acting upon the unanimous recommendation of the Special Committee, recommends that the stockholders of the Company vote “FOR” the Merger Proposal.

Opinion of Houlihan Lokey to the Special Committee

At the December 22, 2024 meeting of the Special Committee, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated December 22, 2024) as to, as of such date, the fairness, from a financial point of view, to the holders of Singular Common Stock, other than the Excluded Holders, of the Merger Consideration to be received by such holders (other than the Excluded Holders) in the Merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Singular Common Stock, other than the Excluded Holders, of the Merger Consideration to be received by such holders (other than the Excluded Holders) in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this Proxy Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Company Board, Singular, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed a draft, dated December 22, 2024, of the Merger Agreement;

•	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including (a) the Liquidation Analysis, and (b) Financial Projections (as defined in the section of this Proxy Statement captioned “The Merger – Background of the Merger”), which include estimates prepared by the management of the Company of the Company’s net operating loss (“NOLs”) tax carryforwards and the Company’s ability to utilize those NOLs to achieve future tax savings;

•

spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

•

reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded equity securities, and the current and historical market prices of the publicly traded equity securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey, and at the Special Committee’s direction Houlihan Lokey relied upon and assumed, that the Liquidation Analysis was reasonably prepared by Riveron, and updated by Company management, in good faith on bases reflecting the best currently available estimates and judgments of Company management and the advice and judgments of the Company’s third party real estate and intellectual property advisors as to the expected realizable value for the Company’s assets in a liquidation of such assets and the amounts, if any, estimated to be available for distribution to the holders of Common Stock. In addition, management of the Company advised Houlihan Lokey, and at the Special Committee’s direction Houlihan Lokey relied upon and assumed, that the Financial Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management and the advice and judgments of the Company’s tax advisors as to the future financial results and condition of the Company, assuming for the purposes thereof that the Company would have sufficient capital to operate on a standalone basis in accordance with the Company business plan underlying such projections. At the Special Committee’s direction, Houlihan Lokey assumed that the Liquidation Analysis and the Financial Projections provided a reasonable basis on which to evaluate the Company and the Merger, and Houlihan Lokey, at the Special Committee’s direction, used and relied upon the Liquidation Analysis and the Financial Projections for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Liquidation Analysis, the Financial Projections or the respective assumptions on which they were based. If the assumptions, estimates or conclusions set forth in the Liquidation Analysis or the Financial Projections are not accurate, the conclusions set forth in Houlihan Lokey’s opinion could be materially affected. Houlihan Lokey relied upon and assumed, without independent verification, that there was no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of the Merger Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation (other than the Liquidation Analysis provided by Company management). Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of the Company or any other party, or any alternatives to the Transactions, (b) negotiate the terms of the Transaction, (c) advise the Special Committee, the Company Board, the Company or any other party with respect to alternatives to the Transaction, or (d) identify, introduce to the Special Committee, the Company Board, the Company or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Merger.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any opinion as to the price or range of prices at which Singular Common Stock or Singular Preferred Stock may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the Special Committee, the Company Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Company Board, the Company, its security holders or any other party to proceed with or effect the Merger; (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, any terms, aspects or implications of any Rollover Agreements that may be entered into following the execution of the Merger Agreement or the Rollover; (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion including, without limitation the fairness of any portion or aspect of the Merger to holders of Singular Preferred Stock; (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for the Company or any other party; (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents); (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger; (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise.

Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, environmental, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Company Board, the Company, Parent and their respective advisors as to all legal, environmental, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise.

Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee in evaluating the Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Special Committee, the Board or Company management with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between the Special Committee and Parent, and the decision to enter into the Merger Agreement was solely that of the Special Committee and the Company Board.

Financial Analyses

In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The following is a summary of the material financial analyses considered by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on December 22, 2024. The summary of these analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor the underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all reviews undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. The estimates of the future financial performance of the Company relied upon for the financial analyses described below were based on the Financial Projections.

Company management advised Houlihan Lokey that the Company did not expect to be able to raise adequate capital on terms acceptable to the Company sufficient to operate on a standalone basis in accordance with the Company’s business plan. Accordingly, in reaching its conclusions in its opinion, Houlihan Lokey reviewed and considered the Liquidation Analysis of the Company prepared by Riveron and the Financial Projections, which assumed, for the purposes of the Financial Projections, that the Company would have sufficient capital to operate on a standalone basis in accordance with the Company’s business plan.

Review of Liquidation Analysis. Houlihan Lokey reviewed and considered the Liquidation Analysis of the Company, which was prepared by Riveron, reviewed and updated by Company management and reviewed and approved for Houlihan Lokey’s use by the Special Committee. The Liquidation Analysis estimated the potential realizable values for the Company’s assets in a liquidation and the remaining amounts, if any, available upon completion of such liquidation for distribution to holders of the Singular Common Stock. Houlihan Lokey noted that the Liquidation Analysis estimated a range of potential realizable values for the Company’s assets in a liquidation of approximately $102.9 million to $118.5 million and a range of liquidation-related costs and disbursements of approximately $53.0 million to $61.7 million, which resulted in a range of net cash available for distribution to the holders of Singular Common Stock of approximately $41.2 million to $65.5 million, prior to a $2,533,744 holdback required under the terms of the Company’s directors and officers (“D&O”) insurance policy and a $5.0 million general contingency reserve, and approximately $33.7 million to $58.0 million after giving effect to such holdback and reserve. The Liquidation Analysis indicated an implied value reference range of $15.71 to $24.82 per share of Singular Common Stock prior to the D&O policy holdback and general contingency reserve and $12.85 to $22.03 per share of Singular Common Stock after the D&O policy holdback and general contingency reserve, in each case as compared to the Merger Consideration of $20.00 per share of Singular Common Stock to be received by the holders of Singular Common Stock (other than the Excluded Holders) in the Transaction pursuant to the Merger Agreement.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of the Company based on the Financial Projections, which assumed for such purposes, that the Company would have sufficient capital to operate on a standalone basis in accordance with the Company’s business plan underlying such projections, and therefore did not take into account potential additional dilution that would result from future capital raises. For purposes of the discounted cash flow analysis, Houlihan Lokey applied a range of perpetuity growth rates ranging from 3.0% to 5.0% and discount rates ranging from 25.0% to 35.0%. The discounted cash flow analysis indicated an implied value reference range of $12.05 to $29.14 per share of Singular Common Stock (assuming the Company would have sufficient capital to operate on a standalone basis), as compared to the Merger Consideration of $20.00 per share of Singular Common Stock to be received by the holders of Singular Common Stock (other than the Excluded Holders) in the Transactions pursuant to the Merger Agreement.

Other Matters

Houlihan Lokey was engaged by the Special Committee to provide an opinion to the Special Committee as to the fairness, from a financial point of view, to the holders of Singular Common Stock, other than the Excluded Holders, of the Merger Consideration to be received by such holders (other than the Excluded Holders) in the Merger pursuant to the Merger Agreement. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts and for other purposes. Pursuant to its engagement by the Special Committee, Houlihan Lokey became entitled to a fee of $375,000 upon its retention by the Special Committee and $375,000 upon the rendering of its opinion to the Special Committee. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, Deerfield Management or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and/or certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other services to Deerfield, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Deerfield Management (collectively, with Deerfield, the “Deerfield Group”), for which Houlihan Lokey and its affiliates have received compensation. Based on a review of its information management systems, Houlihan Lokey identified engagements during the two years prior to the date of its opinion with members of the Deerfield Group for which Houlihan Lokey and its affiliates received aggregate compensation of approximately $8.0 million, including, among other things, (i) having acted as financial advisor to a group of lenders, of which one or more members of the Deerfield Group were significant members, in relation to their interests as lenders to NanoString Technologies, Inc. in connection with its chapter 11 bankruptcy proceedings, which concluded in June 2024, and (ii) having acted as financial advisor to a group of lenders, of which one or more members of the Deerfield Group were significant members, in relation to their interests as lenders to Lannett Company in connection with its chapter 11 bankruptcy proceedings, which concluded in June 2023. In addition, in the course of its review, Houlihan Lokey also identified certain current engagements with one or more members of the Deerfield Group unrelated to the Merger for which Houlihan Lokey and/or its affiliates could receive, in the upcoming year, aggregate compensation of $3.5 million or more, including providing financial advisory, valuation advisory and/or capital raising services to members of the Deerfield Group. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, members of the Deerfield Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of their respective employees may have committed to invest in private equity or other investment funds managed or advised by Deerfield, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Deerfield Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, members of the Deerfield Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Certain Financial Projections

Singular’s senior management does not as a matter of course issue public financial projections as to future performance or earnings beyond the then current fiscal year or issue public financial projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with its strategic planning process, including without limitation its evaluation of the Merger Agreement and the Transactions, including the Merger, as described in this Proxy Statement, Singular’s senior management prepared the Financial Projections which were provided to Houlihan Lokey in connection with its opinion to the Special Committee. Singular and the Special Committee approved the use of the Financial Projections by Houlihan Lokey in performing its financial analyses. To give Singular stockholders access to certain non-public information that was available to the Company Board at the time of the evaluation of the Merger and the Merger Agreement, Singular’s senior management has included these Financial Projections below, subject to the following qualifications and cautionary statements.

Singular management prepared the Financial Projections set forth below and delivered to the Company Board, the Special Committee, and Houlihan Lokey based on historical financial statements as well as a series of assumptions and estimates related to future results that it believed to be reasonable at the time, including assumptions and estimates relating to revenue growth, gross margin percentages, selling, general and administrative expenses, capital expenditures and related depreciation and amortization, and other relevant factors relating to Singular’s long-range operating plan, as well as how certain of these assumptions and estimates may change over time. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the Financial Projections prepared by Singular’s senior management.

In particular, the Financial Projections, while presented with numerical specificity, necessarily were based on numerous assumptions and estimates that are inherently uncertain. Because these Financial Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. In addition, these Financial Projections would be affected by Singular’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which these Financial Projections were based necessarily involve subjective judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond Singular’s control. These Financial Projections also reflect assumptions as to certain business decisions that are subject to change. As such, there can be no assurance that these Financial Projections will be realized or that actual results will not be significantly higher or lower than those forecasted. The inclusion of these Financial Projections in this Proxy Statement should not be regarded as an indication that Singular, the Company Board, Houlihan Lokey, any of their respective affiliates, or any other recipient of this information considered, or now considers, such projections to be a reliable prediction of future results or any actual future events, and this information should not be relied upon as such. The inclusion of these Financial Projections herein should not be deemed an admission or representation by Singular that they are viewed by Singular as material information of Singular, and in fact Singular views these Financial Projections as non-material because of the inherent risks and uncertainties associated with such long-range forecasts. No representation is made by Singular or any other person to any Singular stockholder regarding these Financial Projections or the ultimate performance of Singular compared to such information.

These Financial Projections did not give effect to any changes or expenses as a result of the Merger Agreement, the Merger or the Transactions or any other effects of such matters. These Financial Projections were prepared solely for internal use and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles. No independent registered public accounting firm, has examined, compiled, nor performed any procedures with respect to such Financial Projections.

The Financial Projections included in this document have been prepared by, and is the responsibility of, the Company’s management. The Company’s independent auditors, Ernst & Young LLP (“Ernst & Young”), have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Financial Projections and, accordingly, Ernst & Young does not express an opinion or any other form of assurance with respect thereto.

The Financial Projections are not being included in this document to influence the decision of Singular stockholder whether to vote in favor of adoption of the Merger Agreement, but rather because such projections, or portions of such projections, were provided to the Company Board, the Special Committee, and Houlihan Lokey. The information from the Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Singular contained in Singular’s public filings with the SEC.

All Financial Projections are forward-looking statements. These and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in Singular’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the SEC. Please refer to discussion in this Proxy Statement captions “Forward-Looking Statements” on page 23.

As indicated above, Singular’s future financial results may materially differ from those expressed in these Financial Projections due to factors that are beyond management’s ability to control or predict. Singular cannot assure that any of these Financial Projections will be realized or that its future financial results will not materially vary from the Financial Projections. The Financial Projections do not take into account any circumstances or events occurring after the date they were prepared and have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of Singular’s business in the future.

In light of the foregoing factors and the uncertainties inherent in Singular’s projections, Singular stockholders are cautioned not to place undue, if any, reliance on the Financial Projections included in this Proxy Statement, including in making a decision as to whether to vote in favor of adoption of the Merger Agreement.

Singular’s management developed the final Financial Projections. Singular’s management and the Special Committee authorized and directed Houlihan Lokey to use and rely upon the Financial Projections for purposes of performing its financial analyses in connection with rendering its opinion to the Special Committee, as described in more detail above. The following is a summary of the Financial Projections presented to the Company Board, Special Committee and Houlihan Lokey:

($ in millions)

Fiscal Year	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$9.8	$31.0	$86.6	$156.6	$202.8	$240.9	$285.0	$329.7	$377.1
Adjusted EBITDA(1)	$(63.9)	$(48.4)	$(23.1)	$20.5	$43.5	$56.1	$73.8	$87.0	$101.0
Unlevered Free Cash Flow(2)	$(66.4)	$(52.9)	$(36.8)	$2.4	$32.6	$42.0	$50.6	$67.8	$79.0

(1)	Adjusted EBITDA is a non-GAAP financial measure and represents the Company’s earnings before interest, taxes, depreciation and amortization.

(2)

Unlevered free cash flow is a non-GAAP financial measure and represents the Company’s Adjusted EBITDA, less cash taxes, less capital expenditures, less changes in net working capital. Through 2033E, unlevered free cash flow reflecting cash tax savings from net operating losses was used by Houlihan Lokey in performing its financial analyses in connection with its opinion as described in more detail in the section above captioned “Opinion of Houlihan Lokey to Special Committee.”

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF SINGULAR’S INTERNAL FINANCIAL PROJECTIONS, SINGULAR UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

Certain Effects of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Singular, and Singular will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, our Common Stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Treatment of the Shares

Common Stock

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon the holders of such shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration, subject to and in accordance with the terms and conditions of the Merger Agreement.

Preferred Stock and Rollover Shares

Prior to the Closing, Parent will enter into a Rollover Agreement with Deerfield Private Design Fund IV, the only holder of Company Preferred Stock. The Merger Agreement also permits Parent to enter into Rollover Agreements with additional holders of Singular Common Stock, Company RSUs or Company Options prior to the Closing. The Company Preferred Stock is a non-voting class of convertible preferred stock. Provisions of the Certificate of Designation of Preferences, Rights and Limitations of the Company Preferred Stock prohibits a holder from converting Company Preferred Stock into Common Stock to the extent that, upon such conversion, such holder, its affiliates and other persons whose ownership of Common Stock would be aggregated with that of such holder for purposes of Section 13(d) of Exchange Act, would exceed 4.9% of the total number of shares of Common Stock then outstanding.

The Company Shares contributed by any Rollover Stockholder in exchange for units in the Parent (the “Rollover Shares”) shall not be entitled to receive the Merger Consideration, and shall, immediately prior to the

Closing, be contributed, directly or indirectly, to the Parent and exchanged for equity interests of the Parent pursuant to the terms of the applicable Rollover Agreements. The Rollover Shares shall include all shares of Preferred Stock outstanding immediately prior to the Effective Time. As such, no Rollover Shares, including all shares of Preferred Stock, shall be entitled to receive Merger Consideration, and shall, immediately prior to the Closing, be contributed, directly or indirectly, to the Parent and exchanged for equity interests of the Parent pursuant to the terms of the applicable Rollover Agreement.

Treatment of Equity-Based Awards

Effective as of immediately prior to the Effective Time and as a result of the Merger:

•

each Vested Stock Option will be cancelled at the Effective Time and converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the Merger Consideration over the applicable exercise price of such option by (2) the number of Company Shares subject to such Vested Stock Option (less all applicable deductions and withholdings required by law);

•	each Unvested Stock Option will be cancelled and forfeited without consideration or payment;

•

each Designated Continuing Employee RSU will be cancelled at the Effective Time and converted into an Assumed RSU and settled in Parent Class B Units, on the same terms and conditions (except with respect to the employment terms applicable to the holders of Designated Continuing Employee RSUs with the Surviving Corporation), including applicable vesting requirements, as applicable to each such Designated Continuing Employee RSU immediately prior to the Effective Time, except that the number of parent Class B Units underlying such Assumed RSU will be equal to 20;

•

each Other Vested RSU that is outstanding as of the Effective Time will be cancelled at the Effective Time and converted into the right to receive an amount in cash (without interest) equal to (1) the Merger Consideration multiplied by (2) the number of shares of Singular Common Stock subject to each such Other Vested RSU (less all applicable deductions and withholdings required by law); and

•	each Other Unvested RSU that is outstanding as of the Effective Time will be cancelled and forfeited without consideration or payment.

Notwithstanding the foregoing, to the extent any Company employee who participates in the Company’s Executive Severance Plan is not a Designated Continuing Employee, the equity awards held by such individual as of the Effective Time will, subject to the terms of the Executive Severance Plan and any supplementary agreements between such individual and the Company, be treated in manner set forth in the Executive Severance Plan and any supplementary agreements between such individual and the Company.

Certain Effects on the Company if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not be entitled to, nor will they receive any Merger Consideration for their shares of Common Stock pursuant to the Merger Agreement. Instead, Singular will remain an independent public company, our Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including the risk that the Company may liquidate and risks related to the highly competitive industry in which Singular operates and risks related to adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this Proxy Statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock. If the Merger is not completed, the Company Board will continue to evaluate and review Singular’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company Board will be offered or that Singular’s business, prospects or results of operation will not be adversely impacted.

For more information, please see the section captioned “The Merger Agreement — Termination Fees.”

Interests of Singular’s Directors and Executive Officers in the Merger

When considering the recommendation of the Company Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Company Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the stockholders approve the Merger Proposal.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

the effective time is March 1, 2025, which is the assumed date of the effective time of the Merger solely for purposes of the disclosure in this section (which we refer to as the “assumed effective time”);

•

the relevant price per share of Singular Common Stock is $20.00 per share, which is the fixed price per share to be received by our stockholders in respect of their shares of Singular Common Stock in connection with the Merger;

•	none of the named executive officers or non-employee directors are designated by the Parent as a “Designated Continuing Employee” or enters into any Rollover Agreement with Parent; and

•

the employment of each named executive officer of Singular is terminated in an “involuntary termination without cause” or due to the named executive officer’s resignation for “good reason” (as each such term is defined in the Executive Severance Plan), in each case, immediately following the assumed effective time.

Equity Ownership

As of the Record Date, Singular’s directors and executive officers beneficially owned, in the aggregate, 494,668 shares of Common Stock (including all shares that such directors and executive officers could acquire within 60 days of the Record Date through the vesting of RSUs and the exercise of any stock options or other rights), representing approximately 18.5% of the outstanding shares of Common Stock. For more information, see the section of this Proxy Statement captioned “Other Important Information Regarding the Company —Security Ownership of Certain Beneficial Owners and Management.”

Treatment of Singular Equity-Based Awards

The Merger Agreement provides that Singular’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the same treatment with respect to Company Options and Company RSUs at the Effective Time, which is described below. Unvested Stock Options and Other Unvested RSUs will generally be cancelled for no consideration, except for the Unvested Stock Options and Other Unvested RSUs held by

Singular’s executive officers and certain other members of Singular’s executive leadership team which are afforded certain double trigger acceleration benefits under the Executive Severance Plan. These Unvested Stock Options and Other Unvested RSUs will continue to be subject to the same terms and conditions concerning forfeiture and double trigger acceleration after the Effective Time as applied to such Unvested Stock Options and Other Unvested RSUs prior to the Effective Time.

Treatment of Stock Options in the Merger

Each Vested Stock Option will be cancelled and converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) equal to the product of (1) the excess, if any, of the Merger Consideration over the applicable exercise price of such option by (2) the number of Company Shares subject to such Vested Stock Option. Amounts payable in respect of Vested Stock Options will be paid as soon as practicable following the Effective Time of the Merger. The amount of cash each holder of Vested Stock Options is entitled to receive with respect to its Vested Stock Options shall be rounded down to the nearest cent and computed after aggregating cash amounts for all Vested Stock Options held by such holder.

Each Unvested Stock Option will be cancelled and forfeited without consideration or payment.

Treatment of Restricted Stock Units in the Merger

Each Designated Continuing Employee RSU will be cancelled and converted into an Assumed RSU and settled in Parent Class B Units, on the same terms and conditions (except with respect to the employment terms applicable to the holders of Designated Continuing Employee RSUs with the Surviving Corporation), including applicable vesting requirements, as applicable to each such Designated Continuing Employee RSU immediately prior to the Effective Time, except that the number of Parent Class B Units underlying such Assumed RSU will be equal to 20.

Each Other Vested RSU that is outstanding as of the Effective Time will be cancelled and converted into the right to receive an amount in cash (without interest) (less all applicable deductions and withholdings required by law) equal to (1) the Merger Consideration multiplied by (2) the number of shares of Singular Common Stock subject to each such Other Vested RSU (less all applicable deductions and withholdings required by law). Amounts payable in respect of Other Vested RSUs will be paid as soon as practicable following the Effective Time of the Merger (or, to the extent required in order to avoid the holder becoming subject to any tax, penalty or interest under Section 409A of the Code, the earliest payment date provided for in the terms and conditions of the Other Vested RSU).

Each Other Unvested RSU that is outstanding as of the Effective Time will be cancelled without consideration or payment.

Director Equity Awards

Non-employee members of the Company Board receive equity awards in consideration of their service on the Company Board. All such awards will vest in full upon the Effective Time and will be cancelled and paid out as described above.

Potential Severance Payments and Benefits of our Named Executive Officers

Employment Arrangements

Singular adopted the Executive Severance Plan, pursuant to which each of our executive officers, as well as certain other designated key employees (each, a “Severance Plan Participant”), will be eligible to receive severance and other change in control-related benefits upon certain terminations of employment. These benefits for our named executive officers are described below. Our named executive officers include Andrew Spaventa, Eli Glezer, and Dalen Meeter. Andrew Spaventa is a Tier 1 (as defined in the Executive Severance Plan) Severance Plan Participant, and each of Eli Glezer and Dalen Meeter is a Tier 2 (as defined in the Executive Severance Plan) Severance Plan Participant.

Termination Not in Connection with a Change in Control. In the event of an involuntary termination that is not in connection with a change in control, Severance Plan Participants will be eligible to receive the following benefits, provided the officer signs a release of claims:

•

In the case of Tier 1 and Tier 2 Severance Plan Participants, a lump sum cash payment equal to 12 months of the Severance Plan Participant’s annual base salary, and in the case of Tier 3 (as such term is defined in the Executive Severance Plan) Severance Plan Participants, a lump sum cash payment equal to six months of the Severance Plan Participant’s annual base salary.

•	A pro-rata portion of the Severance Plan Participant’s annual target bonus based on the number of days of employment completed in the year of termination.

•

Accelerated vesting of the portion of the Severance Plan Participant’s outstanding and unvested time-based equity awards that would have vested over the 12-month period (in the case of Tier 1 and Tier 2 Severance Plan Participants), or 6-month period (in the case of Tier 3 Severance Plan Participants) following such Severance Plan Participant’s involuntary termination.

•

Continuation of the Severance Plan Participant’s health and welfare benefits for the shorter of (i) in the case of Tier 1 and Tier 2 Severance Plan Participants, 12 months, or, in the case of Tier 3 Severance Plan Participants, 6 months, (ii) until the expiration of the Severance Plan Participant’s continuation coverage under COBRA or (iii) until the date of the Severance Plan Participant’s eligibility for substantially equivalent health insurance coverage in connection with new employment.

Termination in Connection with a Change in Control. In the event of an involuntary termination that is within three months prior to or 12 months after a change in control, which includes the Merger, the Severance Plan Participants will be eligible to receive the following benefits, provided the Severance Plan Participant signs a release of claims:

•

In the case of Tier 1 Severance Plan Participants, a lump sum cash payment equal to 150% of the sum of (i) the Severance Plan Participant’s annual base salary and (ii) the Severance Plan Participant’s annual target bonus.

•

In the case of Tier 2 Severance Plan Participants, a lump sum cash payment equal to 100% of the sum of (i) the Severance Plan Participant’s annual base salary and (ii) the Severance Plan Participant’s annual target bonus.

•

In the case of Tier 3 Severance Plan Participants, a lump sum cash payment equal to 75% of the sum of (i) the Severance Plan Participant’s annual base salary and (ii) the Severance Plan Participant’s annual target bonus.

A pro-rata portion of the Severance Plan Participant’s annual target bonus based on the number of days of employment completed in the year of termination.

•	Full vesting of any outstanding and unvested time-based equity awards held by the Severance Plan Participant.

•

Continuation of the Severance Plan Participant’s health and welfare benefits for the shorter of (i) 18 months (in the case of Tier 1 Severance Plan Participants), 12 months (in the case of Tier 2 Severance Plan Participants), or 9 months (in the case of Tier 3 Severance Plan Participants), (ii) until the expiration of the Severance Plan Participant’s continuation coverage under COBRA or (iii) until the date of the Severance Plan Participant’s eligibility for substantially equivalent health insurance coverage in connection with new employment.

A “change in control” for purposes of our Executive Severance Plan includes:

•	Any person acquiring beneficial ownership of more than 50% of our total voting power;

•	The sale or other disposition of all or substantially all of our assets;

•	Our merger or consolidation after which our voting securities represent 50% or less of the total voting power of the surviving or acquiring entity, which would include the Merger; or

•	Individuals who are members of the Company Board cease for any reason to constitute at least a majority of the members of the Company Board over a period of 12 months.

An “involuntary termination” for purposes of our Executive Severance Plan means either (i) a Severance Plan Participant’s termination without cause or (ii) a Severance Plan Participant’s resignation for good reason.

“Cause” for purposes of our Executive Severance Plan means the Severance Plan Participant’s (i) participation in or commission of any act that would constitute a felony or crime involving fraud, dishonesty or moral turpitude, (ii) violation of any law or regulation applicable to our business that causes us material harm, (iii) material violation of any agreement with us or of any of our policies, or any statutory duty owed to us, (iv) gross misconduct or clear and material insubordination, (v) commission of, or attempted commission or, or participation in, fraud or an act of dishonesty against us, or (vi) any unauthorized act that results in material harm to us; provided, that the Severance Plan Participant must be given notice and 30 days to cure for conduct constituting cause under clauses (iv), (v) and (vi).

“Resignation for good reason” for purposes of our Executive Severance Plan means a Severance Plan Participant’s separation as a result of the Severance Plan Participant’s resignation from employment after one of the following conditions comes into existence without the Severance Plan Participant’s consent: (i) our material breach of any agreement with the Severance Plan Participant, (ii) a material reduction in the Severance Plan Participant’s duties, position or responsibilities, taken as a whole, (iii) a material reduction of the Severance Plan Participant’s base salary and/or target bonus (other than as part of a similar reduction for substantially all employees or senior officers), or (iv) relocation of the Severance Plan Participant’s office to a location more than 50 miles away and outside of the greater San Diego area; provided, that in order to constitute “good reason,” the Severance Plan Participant must provide us with notice of the condition within 60 days of its existence, we must fail to remedy it within 30 days thereafter, and the Severance Plan Participant must terminate employment within 30 days of our failure to remedy it.

The following table sets forth the potential amounts payable to Singular’s named executive officers upon an involuntary termination without cause in connection of a Change in Control, which includes the Merger, under the Executive Severance Plan, other than the value of accelerated Company Stock Options and Company RSUs, which are detailed below.

Name	Estimated Cash Severance ($)	Prorated Bonus Severance ($)(1)	Other Benefits ($)	Total ($)
Drew Spaventa	1,544,400	76,267	53,406	1,674,073
Eli Glezer, Ph.D.	645,000	35,833	35,604	716,437
Dalen Meeter	630,000	35,000	35,604	700,604

(1)	This amount assumes the Target Bonus Amount will be unchanged from those in the year ended December 31, 2024.

Equity Interests of Singular’s Named Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of Singular Common Stock and the number of shares of Singular Common Stock underlying vested and unvested equity awards beneficially owned by Singular’s named executive officers and non-employee directors and their respective affiliates are expected to be outstanding as of March 1, 2025. The table also sets forth the value of these shares of common stock and equity awards, determined as the number of shares of Common Stock multiplied by the $20.00 per share Merger Consideration (minus the applicable per share exercise price for any Company Options). No additional shares of Singular Common Stock or equity awards were or are expected to be granted to any named executive officer, director or their respective affiliates in contemplation of the Merger.

Name	Shares of Common Stock Held (#)(1)	Shares of Common Stock Held ($)	Company Options Held (#)(2)	Company Options Held ($)	Company RSUs Held (#)(3)	Company RSUs Held ($)	Total ($)
Named Executive Officers
Andrew Spaventa	142,203	2,844,060	91,769	47,169	29,155	583,100	3,474,329
Eli Glezer, Ph.D.	155,083	3,101,660	24,665	—	8,750	175,000	3,276,660
Dalen Meeter	9,002	180,040	15,414	—	8,374	167,480	347,520
Non-Employee Directors
David Barker, Ph.D.	35,333	706,660	7,139	21,799	—	—	728,459
Marcia Eisenberg, Ph.D.	—	—	6,783	16,354	—	—	16,354
Kim Kamdar, Ph.D.	500	10,000	7,139	21,799	—	—	31,799
Elaine Mardis, Ph.D.	—	—	6,907	21,799	—	—	21,799
Michael Pellini, M.D.	11,706	234,120	9,665	29,464	—	—	263,584
Jason Ryan	—	—	7,806	21,799	—	—	21,799

(1)	This number includes shares of Singular Common Stock beneficially owned, excluding shares of Singular Common Stock issuable upon exercise of Company Options or settlement of Company RSUs.
(2)

The number of shares of Singular Common Stock subject to Company Options that are either vested or will be accelerated upon a change in control, assuming each of the named executive officers will be subject to an “involuntary termination” without “cause” or will resign for “good reason” as such terms are defined in the Executive Severance Plan, in each case immediately following the assumed effective time of the change in control. As of the assumed effective time and prior to any accelerated vesting, the number of shares subject to the vested and unvested portions of the Company Options, and the value of those portions of the Company Options (determined by (i) the aggregate number of shares underlying the Company Options multiplied by the Merger Consideration (ii) minus the aggregate exercise price with respect to such Company Options) are as follows:

Vested & Unvested Company Options

Name	Vested Company Options (#)	Vested Company Options ($)	Unvested Company Options (#)	Unvested Company Options ($)
Named Executive Officers
Andrew Spaventa	74,648	47,169	17,121	—
Eli Glezer, Ph.D.	15,995	—	8,670	—
Dalen Meeter	10,154	—	5,260	—
Non-Employee Directors
David Barker, Ph.D.	4,673	—	2,466	21,799
Marcia Eisenberg, Ph.D.	2,467	—	4,316	16,354
Kim Kamdar, Ph.D.	4,673	—	2,466	21,799
Elaine Mardis, Ph.D.	4,441	—	2,466	21,799
Michael Pellini, M.D.	6,332	—	3,333	29,464
Jason Ryan	5,340	—	2,466	21,799

(3)

The number of shares of Singular Common Stock subject to Company RSUs outstanding will vest prior to the assumed effective time or will be accelerated upon a change in control at the assumed effective time, assuming each of the named executive officers will be subject to an “involuntary termination” without “cause” or will resign for “good reason” as such terms are defined in the Executive Severance Plan, in each case immediately following the assumed effective time of the change in control.

Indemnification and Insurance of Directors and Officers

Under the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the Surviving Corporation. For more information regarding such indemnification and insurance coverage, see the section of this Proxy Statement captioned “The Merger Agreement — Indemnification and Insurance.”

Executive Officers Following the Merger

As of the date of this Proxy Statement, none of the Parent Parties or any of their affiliates has agreed to enter into any new agreement or arrangement with any of our executive officers and none of our executive officers has agreed to enter into any new agreement or arrangement with Singular, the Parent Parties, or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. The Merger is not conditioned upon any Singular executive officer agreeing to remain with the Surviving Corporation or to purchase or participate in such equity. Following the date of this Proxy Statement and prior to and following the Closing, our directors and executive officers or their affiliates may have discussions with, and following the Closing or as otherwise approved by the Singular Board, may enter into agreements with, the Parent Parties, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Intent of Singular’s Directors and Executive Officers to Vote in Favor of the Merger

Our directors and named executive officers have informed us that, as of the date of this Proxy Statement, they intend to vote all of the Company Shares owned directly by them in favor of the approval of the Merger Proposal and the Adjournment Proposal, if necessary. As of January 10, 2025, the most recent practicable date before this Proxy Statement was distributed to our stockholders, our directors and executive officers directly owned, in the aggregate, 356,343 shares of Common Stock entitled to vote at the Special Meeting, or collectively approximately 14.0% of the total voting power entitled to vote at the Special Meeting. For purposes of clarity, the shares of Common Stock directly owned by the directors and executive officers shall be included in determining whether the Merger Agreement has been approved by a majority of the outstanding shares of Singular Common Stock entitled to vote thereon.

In connection with the execution and delivery of the Merger Agreement, the Company and certain of our executive officers and directors, including Andrew Spaventa, Eli Glezer, David Barker, Kim Kamdar, Dalen Meeter, and Michael Pellini, who beneficially owned, in his or her personal capacity, and is entitled to vote at the Special Meeting, approximately 5.6%, 6.1%, 1.4%, 0.0% (less than 0.1%), 0.4%, and 0.7%, respectively, of the voting power of Singular Common Stock as of the Record Date, each separately entered into Support Agreements, pursuant to which they have agreed to vote their Owned Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. The form of Support Agreement is attached as Annex B of this Proxy Statement and are incorporated by reference in this proxy statement in their entirety. See the section of this Proxy Statement captioned “The Merger — Support Agreements.” For additional information on the beneficial ownership of our executive officers and directors, see the section of the accompanying Proxy Statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

Merger Consideration

Upon the consummation of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be converted into the right to receive the Merger Consideration (which is $20.00 per share, less any applicable withholding taxes).

Financing of the Merger

Parent presently anticipates that the total funds needed to complete the Merger and the Transactions will be approximately $50.0 million, which will be partially funded via the Debt Financing described below. This amount includes funds needed to pay (1) the Merger Consideration payable for all shares of Singular Common Stock (other than the Excluded Shares) in connection with the transactions contemplated by the Merger Agreement, (2) any other amounts required to be paid at the Closing in connection with the consummation of the transactions contemplated by the Merger Agreement (including any and all payments with respect to Vested Stock Options or Other Vested RSUs payable under the Merger Agreement at Closing), and (3) all associated fees, costs and expenses in connection with the Merger and the other transactions contemplated by the Merger Agreement, in each case, to the extent required to be paid upon Closing. These payments are expected to be funded through a combination of (i) the Debt Financing contemplated by the Debt Commitment Letter, and (ii) Singular’s freely available cash. Parent and Merger Sub have represented to Singular in the Merger Agreement that, when taken together with Singular’s cash on hand, the aggregate proceeds from the Debt Financing are sufficient to pay the fees and expenses required to be paid at the Closing of the Merger by them under the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the Debt Financing contemplated by the Debt Commitment Letter) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.

Debt Financing

Concurrently with the execution of the Merger Agreement, Parent delivered to the Company the Debt Commitment Letter, dated as of December 22, 2024, executed by Deerfield Private Design Fund IV and agreed to and accepted by Parent. Pursuant to the Debt Commitment Letter, Deerfield Private Design Fund IV has committed, subject to the terms and conditions contained therein, to provide an aggregate of $50,454,080 (the “Commitment”) in debt financing to Parent at the Closing of the Merger in connection with the funding of the Transaction, pursuant to a Loan Agreement to be entered into by and between Parent and Deerfield Private Design Fund IV or its affiliates (the “Loan”). The amount of the Loan may be reduced to the extent that Parent does not require all of the committed amounts under the Loan to pay the amount required to be paid by Parent at the Closing of the Merger by reason of Parent having obtained funds from other sources (including debt financing sources or any commitments to purchase securities of Parent).

Deerfield Private Design Fund IV’s obligations under the Debt Commitment Letter are subject to certain conditions, including (i) the execution of the Merger Agreement by the Company, (ii) the satisfaction in full or written waiver by Parent, of all conditions to Parent’s obligations to consummate the Merger pursuant to the Merger Agreement (other than those conditions which by their terms are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions), (iii) the substantially simultaneous closing of the transactions contemplated by the Rollover Agreements in accordance with the terms thereof, and (iv) the concurrent consummation of the Closing of the Merger in accordance with the terms of the Merger Agreement.

Deerfield Private Design Fund IV may assign all or a portion of its obligations to make the Loan to any of its affiliates without the prior consent of the Parent; provided that Deerfield Private Design Fund IV shall remain liable for the entire amount of the Commitment.

The Debt Commitment Letter will terminate on the earliest to occur of: (a) Deerfield Private Design Fund IV or its affiliates funding the Loan in accordance with the terms of the Debt Commitment Letter, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) the consummation of the Closing under the Merger Agreement, including the funding of Parent’s obligations thereof, (d) Singular or any of its affiliates directly asserting a claim against Deerfield Private Design Fund IV, as lender, or any of Deerfield’s affiliates in connection with the Debt Commitment Letter, the Merger Agreement or any of the transaction contemplated thereby (other than any claim by Singular seeking specific performance against (i) Parent under the Merger Agreement or (ii) Deerfield Private Design Fund IV under the Debt Commitment Letter) and (e) the Outside Date, unless Singular made a claim under the Debt Commitment Letter to enforce the funding of the Loan pursuant to the terms of the Debt Commitment Letter. The Loan Agreement is an exhibit to the Debt Commitment Letter and has not yet been executed, however, the terms were substantially agreed upon. The currently proposed terms of the Loan Agreement provide, among other items, that Parent may, at any time and from time to time, prepay the principal and accrued and unpaid interest thereunder.

As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event that the Debt Financing described herein is not available.

Limited Guarantee

In connection with the Merger Agreement, Parent and Merger Sub have delivered to Singular the duly executed limited guarantee of Deerfield Private Design Fund IV (the “Limited Guarantee”), pursuant to which Deerfield Private Design Fund IV has guaranteed to Singular the obligation to pay any monetary damages, enforcement costs and expense reimbursement obligations payable by Parent or Merger Sub under the Merger Agreement, subject to an aggregate amount not to exceed the Damages Cap (as defined below) and subject to the other terms and conditions of the Merger Agreement and Limited Guarantee.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain U.S. federal income tax consequences of the Merger that are relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Common Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is limited to holders who hold their shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift taxation), and also does not consider the application of the alternative minimum tax or the Medicare net investment income surtax. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•

holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions; tax-exempt organizations; S-corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	holders holding their shares as part of a hedging, constructive sale or conversion, short sale, straddle or other risk reduction transaction;

•	holders that received their shares of Common Stock in a compensatory transaction;

•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders who hold their Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	holders required to accelerate the recognition of any item of gross income with respect to their shares as a result of such income being recognized on an applicable financial statement; or

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Common Stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

No ruling has been or will be obtained from the IRS and no opinion of legal counsel has been requested regarding the U.S. federal income tax consequences of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder (who is not a Rollover Stockholder) in exchange for its shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the Effective Time. A reduced tax rate on capital gain may apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of Common Stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Common Stock.

A U.S. Holder may be subject to information reporting and backup withholding in connection with the Merger. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and is not otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Common Stock that is not a U.S. Holder.

Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

In general, gain realized by a Non-U.S. Holder pursuant to the Merger will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to a U.S. branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the gain is realized, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•

Singular is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Common Stock, which we refer to as the “relevant period,” and, if shares of Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the

Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our Common Stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although we can make no assurances in this regard, we believe that we will not be, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Payments made to Non-U.S. Holders in the Merger may be subject to information reporting and backup withholding. Non-U.S. Holders generally can avoid backup withholding and information reporting by providing the paying agent with the applicable and properly executed IRS Form W-8 (or a substitute or successor form) certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may also be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Fees and Expenses

Whether or not the Merger is completed, in general (but subject to the terms and conditions of the Merger Agreement), all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Regulatory Approvals Required for the Merger

Although we do not expect that any required regulatory clearances or approvals will be required, one or more governmental agencies may impose conditions, restrictions, qualifications, requirements or limitations when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it would take to obtain all of the required regulatory approvals or whether such approvals would ultimately be obtained, and there may be a substantial period of time between the approval by our stockholders and the completion of the Merger.

We cannot assure you that in the case and, if required, we cannot assure you that any such regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of any such regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

Legal Proceedings Regarding the Merger

As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Singular, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected timeframe.

Appraisal Rights

If the Merger Agreement is adopted by Singular’s stockholders, holders and beneficial owners of Singular Common Stock that do not vote in favor of the Merger Proposal and who properly exercise and perfect their demand for appraisal of their shares in accordance with Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached as Annex D to this Proxy Statement and incorporated by reference herein. To the extent there are any inconsistencies between the foregoing summary and Section 262, the DGCL will govern. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. If you hold your shares of Singular Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.

Under Section 262, holders and beneficial owners of shares of Singular Common Stock who do not vote in favor of the Merger Proposal, who continuously hold or own such shares through the Effective Time, and who otherwise follow the procedures set forth in Section 262 will be entitled to the appraisal by the Delaware Court of Chancery of the fair value of their shares of Singular Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value of the shares from the effective date of the Merger through the date of payment of the judgment. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and subject to the following sentence, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including and surcharge) as established from time to time during the period between the effective date and the day of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This Proxy Statement constitutes Singular’s notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached as Annex D to this Proxy Statement. In connection with the Merger, any holder or beneficial owner of Singular Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A holder or beneficial owner of Singular Common Stock who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Singular Common Stock, Singular believes that if a holder or beneficial owner of Singular Common Stock is considering exercising such holder’ or beneficial owner’ appraisal rights, such holder or beneficial owner should seek the advice of legal counsel.

Holders and beneficial owners of Singular Common Stock wishing to exercise the right to seek an appraisal of their shares of Singular Common Stock must do ALL of the following:

•	the holder or beneficial owner must NOT vote such holder’ or beneficial owner’ shares of Singular Common Stock in favor of the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will be, unless revoked, voted in favor of approving the Merger Proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Proposal, abstain or not vote its shares;

•	the holder or beneficial owner must deliver to Singular a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting;

•

the holder or beneficial owner must continuously hold the shares of Singular Common Stock from the date of making the demand through the Effective Time. A holder or beneficial owner will lose appraisal rights if the stockholder transfers the shares before the Effective Time; and

•

either the Surviving Corporation or a holder or beneficial owner that has made a valid demand for appraisal and is otherwise entitled to appraisal rights must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Singular stockholders to take all necessary action to perfect their appraisal rights in respect of shares of Singular Common Stock within the time prescribed in Section 262.

Filing Written Demand

Any holder or beneficial owner of shares of Singular Common Stock wishing to exercise appraisal rights must deliver to Singular, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of such holder’s or beneficial owners shares, and such holder or beneficial owner must not submit a blank proxy or vote in favor of the proposal to adopt the Merger Agreement. A holder or beneficial owner of shares of Singular Common Stock wishing to exercise appraisal rights must continuously hold or own the shares on the date the written demand for appraisal is made and must continue to hold or own the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will be, unless revoked, voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement, or abstain from voting on the proposal to adopt the Merger Agreement. A stockholder who wishes to exercise appraisal rights may instead not vote its shares, and a beneficial owner who wishes to exercise appraisal rights may fail to provide instructions to such owner’s bank, broker or other nominee. However, neither voting (or providing voting instructions) against the proposal to adopt the Merger Agreement nor abstaining from voting or failing to vote (or provide voting instructions) on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement. A proxy or vote against the proposal to adopt the Merger Agreement will not constitute a demand. The failure by a holder or beneficial owner of Singular Common Stock to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the Special Meeting of Singular stockholders will constitute a waiver of appraisal rights.

A demand for appraisal by a holder of record of shares of Singular Common Stock should be executed by or on behalf of such holder and must reasonably inform Singular of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner(s) and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner(s). A demand for appraisal by a beneficial owner must (i) reasonably identify the holder of record of the shares for which the demand is made, (ii) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be included by the verified list required by Section 262.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Singular Genomics Systems, Inc., 3010 Science Park Road, San Diego, CA 92121, Attention: Corporate Secretary, and must be delivered before the vote on the Merger Agreement is taken at the Special Meeting and should be executed by, or on behalf of, the record holder or beneficial owner of the shares of Singular Common Stock.

If a person who has made a demand for appraisal in accordance with Section 262 delivers to the Surviving corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares, either within 60 days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, the right of the person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery will not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a reservation of jurisdiction for any application to the Court made under Section 262(j); provided that a person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and to accept the consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the Merger.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each holder of Singular Common Stock who has complied with Section 262, and who has not voted in favor of the proposal to adopt the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation or any holder or beneficial owner of Singular Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a holder or beneficial owner of Singular Common Stock, demanding a determination of the fair value of the shares held by all holders or beneficial owners of shares of Singular Common Stock entitled to appraisal. The Surviving Corporation is under no obligation to and has no present intention to file a petition, and holders and beneficial owners of Singular Common Stock should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Singular Common Stock. Accordingly, any holders or beneficial owners of Singular Common Stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Singular Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder or beneficial owner of Singular Common Stock to file such a petition within the period specified in Section 262 could nullify the holder’s or beneficial owner’s previous written demand for appraisal.

Within one hundred twenty (120) days after the Effective Time, any holder or beneficial owner of Singular Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the Merger Agreement and with respect to which Singular has received demands for appraisal and the aggregate number of holders or beneficial owners of such shares. For purposes of the aggregate number of holders or beneficial owners of such shares, in cases where a beneficial owner has made a demand in such beneficial owner’s own name, the record holder of such shares will not be considered a separate stockholder. The Surviving Corporation must mail this statement to the requesting stockholder or beneficial owner entitled to the statement within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder or beneficial owner of shares of Singular Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. At the hearing on the petition, the Court of Chancery shall determine the persons who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. In addition, because shares of Singular Common Stock are and will be listed on a national securities exchange immediately before the effectiveness of the Merger, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Singular Common Stock, or (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines which holders of Singular Common Stock are entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of the shares of Singular Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in subsection (h) of Section 262, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Holders and beneficial owners of Singular Common Stock considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Singular believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders and beneficial owners of Singular Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Singular nor Parent anticipates offering more than the Merger Consideration to any holder or beneficial owner of Singular Common Stock exercising appraisal rights, and each of Singular and Parent reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the fair value of a share of Singular Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right of holders and beneficial owners of Singular Common Stock to an appraisal of their shares will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection with the proceeding, the Delaware Court of Chancery may order all or a portion of such expenses (including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to appraisal not dismissed pursuant to Section 262(k) or subject to an award pursuant to a reservation of jurisdiction pursuant to Section 262(k).

If any holder or beneficial owner of Singular Common Stock who demands appraisal of his, her or its shares of Singular Common Stock under Section 262 fails to perfect, or loses, his, her or its appraisal rights, or successfully withdraws such demand for appraisal, the holder’s or beneficial owner’s shares of Singular Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration applicable to the shares, less applicable withholding taxes. A holder or beneficial owner of Singular Common Stock will fail to perfect, or lose, his, her or its appraisal rights, or effectively withdraw a demand for appraisal, if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares under Section 262 will be entitled to vote such shares for any purpose, or to receive payment of dividends or other distributions on such shares, except dividends or other distributions, if any, payable to stockholders of Singular of record as of a time prior to the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss by a holder or beneficial owner of Singular Common Stock of his, her or its statutory appraisal rights. Consequently, any holder of beneficial owner of Singular Common Stock wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Support Agreements

In connection with the execution and delivery of the Merger Agreement, the Company and certain of its executive officers and directors, including Andrew Spaventa, Eli Glezer, David Barker, Kim Kamdar, Dalen Meeter, and Michael Pellini, who beneficially owned, in his or her personal capacity, and is entitled to vote at the Special Meeting, approximately 5.6%, 6.1%, 1.4%, 0.0% (less than 0.1%), 0.4%, and 0.7%, respectively, of the voting power of Singular Common Stock as of the Record Date, each separately entered into Support Agreements, pursuant to which they have agreed to vote their Owned Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. Each Support Agreement will automatically terminate upon (i) the Effective Time, (ii) the valid termination of the Merger Agreement, or (iii) the mutual written agreement of the Company and such stockholder party to such Support Agreement. For additional information on the beneficial ownership of our executive officers and directors, see the section of the accompanying Proxy Statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Support Agreements. A copy of the form of Support Agreement is attached as Annex B to this Proxy Statement and is incorporated by reference in this Proxy Statement in its entirety.

Rollover Agreements

Following the execution of the Merger Agreement, Deerfield Private Design Fund IV will and any additional Rollover Stockholders may enter into Rollover Agreements, pursuant to which, the Rollover Stockholders would, among other things, agree to directly or indirectly, exchange certain of their respective Company Shares for equity interests in Parent, in each case on the terms and subject to the conditions of the Rollover Agreement to which it is a party.

The Rollover Shares shall not be entitled to receive the Merger Consideration, and shall, immediately prior to the Closing, be contributed, directly or indirectly, to the Parent and exchanged for equity interests of the Parent pursuant to the terms of the applicable Rollover Agreements.

Prior to the Closing of the Merger, Parent will enter into a Rollover Agreement with Deerfield Private Design Fund IV, the only holder of Company Preferred Stock. As such, the Rollover Shares shall (i) include all shares of Preferred Stock outstanding immediately prior to the Effective Time, (ii) not be entitled to receive Merger Consideration, and (iii) immediately prior to the Closing, be contributed, directly or indirectly, to the Parent and exchanged for equity interests of the Parent pursuant to the terms of the applicable Rollover Agreement.

Closing and Effective Time

The closing of the transactions contemplated by the Merger Agreement will take place no later than the third business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the transactions contemplated by the Merger Agreement (as described under the section of this Proxy Statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions.

Delisting and Deregistration of our Common Stock

If the Merger is completed, there will be no further public market for the Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Company’s public securities will be delisted from Nasdaq and deregistered under the Exchange Act.

Payment of Merger Consideration

At the Effective Time, each Company Share outstanding immediately prior to the Effective Time of the Merger (other than the Excluded Shares) will be converted into the right to receive the Merger Consideration, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such shares of Common Stock will cease to be outstanding and will cease to exist, and the holders of such shares of Common Stock will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration.

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent (as defined below), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid by the Paying Agent in accordance with the Merger Agreement, for the benefit of holders of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Common Stock (a “Certificate”) and (ii) each non-certificated share of Common Stock represented by book-entry and issued and outstanding immediately prior to the Effective Time (a “Book-Entry Share”), in each case, other than any Excluded Shares.

Promptly following the Effective Time, Parent will direct the Paying Agent to send to each holder of record (as of immediately prior to the Effective Time) of a Certificate or Book-Entry Share (representing shares of Singular Common Stock) in each case whose shares were converted into the right to receive the Merger Consideration, (i) a letter of transmittal (which specifies that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or customary and effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Common Stock to the Paying Agent and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, in exchange for the Merger Consideration payable with respect thereto, in such form as Parent and the Company may reasonably agree.

Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof) or Book-Entry Share, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of such Certificate or Book-Entry Share (other than Excluded Shares) will be entitled to receive in exchange therefor, the Merger Consideration pursuant to the provisions of the Merger Agreement, and the Certificates or Book-Entry Shares surrendered will forthwith be cancelled.

The Paying Agent will accept such Certificates and transferred Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with normal and reasonable exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Book-Entry Shares on the Merger Consideration payable upon the surrender of such Certificates and Book-Entry Shares. Until so surrendered, outstanding Certificates and Book-Entry Shares will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration.

After the completion of the Merger, you will cease to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.

None of the Surviving Corporation, Parent, Merger Sub or the Paying Agent will be liable to any holder of Company Shares for any amount of Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property law, escheat law or similar law. If any Certificate or Book-Entry Share has not been surrendered prior to the time that is the earlier of (i) two years after the Effective Time, and (ii) immediately prior to the time at which Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to, or become, the property of any governmental entity, any such shares of Common Stock, cash, dividends or distributions in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

THE MERGER AGREEMENT

This section describes the material provisions of the Merger Agreement. The description in this summary section and elsewhere in this Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Proxy Statement. This section is not intended to provide you with any factual information about us. That information can be found elsewhere in this Proxy Statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information.” Capitalized terms used in this section but not defined in this Proxy Statement have the meanings ascribed to them in the Merger Agreement.

Explanatory Note Regarding the Merger Agreement

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Singular, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by Singular in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among Singular, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Singular, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Singular, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Singular, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Singular and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions, set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will be merged with and into Singular, with Singular continuing as a wholly owned subsidiary of Parent following the Merger and (2) the separate corporate existence of Merger Sub will cease.

Effective as of, and immediately following, the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their successors are duly elected and qualified, as the case may be. From and after the Effective Time, the officers of Singular prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their successors have been duly elected or appointed and qualified, as the case may be.

At the Effective Time, the certificate of incorporation of Singular as the Surviving Corporation will be amended to be the certificate set forth in Exhibit A to the Merger Agreement until changed or amended in accordance with applicable law and the applicable provisions of such certificate, and the bylaws of the Surviving Corporation will be amended and restated to be the bylaws of Merger Sub.

Following the completion of the Merger, Singular Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act and will cease to be publicly traded.

Closing and Effective Time

The Closing of the transactions contemplated by the Merger Agreement will take place no later than the third business day following the satisfaction or (to the extent permitted by law) waiver of all conditions to closing of the transactions contemplated by the Merger Agreement (described below under the caption “The Merger Agreement — Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing of the Transactions contemplated by the Merger Agreement) or such other time agreed to in writing by Parent and Singular. The Merger will become effective upon the filing of the certificate of merger, as described above, or at such later time as is agreed by the parties and specified in the certificate of merger.

Merger Consideration

Common Stock

At the Effective Time, each outstanding share of Common Stock (other than the Excluded Shares) will be converted into the right to receive the Merger Consideration (which is $20.00 per share, in cash, less any applicable withholding taxes).

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders that properly exercise their appraisal rights will have the right to receive a payment for the “fair value” (as defined pursuant to Section 262 of the DGCL) of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “Appraisal Rights”).

Rollover Shares and Preferred Stock

Following the execution of the Merger Agreement, holders of Rollover Shares may enter into one or more Rollover Agreements, pursuant to which the Rollover Stockholders will, among other things, agree to directly or indirectly, exchange certain of their Rollover Shares for equity interests in Parent, in each case on the terms and subject to the conditions of the applicable Rollover Agreements. The Rollover Shares shall not be entitled to receive the Merger Consideration, and shall, immediately prior to the Closing, be contributed, directly or indirectly, to the Parent and exchanged for equity interests of the Parent pursuant to the terms of the applicable Rollover Agreements.

Prior to the Closing of the Merger, Parent will enter into a Rollover Agreement with Deerfield Private Design Fund IV, the only holder of Company Preferred Stock. As such, the Rollover Shares shall (i) include all shares of Preferred Stock outstanding immediately prior to the Effective Time, (ii) not be entitled to receive Merger Consideration, and (iii) immediately prior to the Closing, be contributed, directly or indirectly, to the Parent and exchanged for equity interests of the Parent pursuant to the terms of the applicable Rollover Agreement.

Outstanding Equity Awards

The Merger Agreement provides that Singular’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

•

Options. Each Vested Stock Option will be cancelled at the Effective Time and converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) equal to the product of (1) the excess, if any, of the Merger Consideration over the applicable exercise price of such Vested Stock Option by (2) the number of Company Shares subject to such Vested Stock Option.

Each Unvested Stock Option will be cancelled and forfeited without consideration or payment.

•

Restricted Stock Units. Each Designated Continuing Employee RSU will be cancelled and converted into an Assumed RSU and settled in Parent Class B Units, on the same terms and conditions (except with respect to the employment terms applicable to the Designated Continuing Employee holding such Assumed RSUs with the Surviving Corporation), including applicable vesting requirements, as applicable to each such Designated Continuing Employee RSUs immediately prior to the Effective Time, except that the number of Parent Class B Units underlying such Assumed RSU will be equal to 20.

Each Other Vested RSU that is outstanding as of the Effective Time will be cancelled at the Effective Time and converted into the right to receive an amount in cash (without interest and less all applicable deductions and withholdings required by law) equal to (1) the Merger Consideration multiplied by (2) the number of shares of Singular Common Stock subject to each such Other Vested RSU.

Each Other Unvested RSU that is outstanding as of the Effective Time will be cancelled and forfeited without consideration or payment.

Notwithstanding the foregoing, to the extent any Company employee who participates in the Company’s Executive Severance Plan is not a Designated Continuing Employee, the equity awards held by such individual as of the Effective Time will, subject to the terms of the Executive Severance Plan and any supplementary agreements between such individual and the Company, be treated in manner set forth in the Executive Severance Plan and any supplementary agreements between such individual and the Company.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will appoint a bank or trust company reasonably acceptable to Singular, which institution we refer to as the “Paying Agent”, to make payments of the Merger Consideration to stockholders. Promptly after the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent cash constituting an amount equal to the aggregate Merger Consideration to stockholders (but not including any Merger Consideration in respect of any Dissenting Shares).

Promptly after the Effective Time, Parent will cause the Paying Agent to mail to each holder of record of Singular Common Stock (other than the Rollover Shares, Cancelled Shares, and Dissenting Shares) as of immediately prior to the Effective Time whose shares were converted into the right to receive Merger Consideration a letter of transmittal together with instructions. Upon receipt of (i) in the case of shares of Singular Common Stock (other than the Rollover Shares, Cancelled Shares, and Dissenting Shares) represented by a stock certificate, a surrendered certificate or certificates in respect of such shares together with the signed letter of transmittal or (ii) in the case of shares of Singular Common Stock (other than the Rollover Shares, Cancelled Shares, and Dissenting Shares) held in book-entry form, the receipt of an “agent’s message” by the Paying Agent, and in each case, together with such other documents as may be reasonably required by the Paying Agent, the holder of such shares will be entitled to receive in exchange the Merger Consideration without interest. The amount of any Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the Paying Agent remains undistributed to holders of Singular Common Stock twelve (12) months after the Effective Time, such cash will be delivered to the Surviving Corporation or Parent upon demand, and any holder of Singular Common Stock who has not complied with the exchange procedures in the Merger Agreement will look only to the Surviving Corporation and Parent for payment of its claim for the Merger Consideration, without any interest.

If any stock certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed (and if required by Parent, the posting of the person of a bond, in a reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to the stock certificate), the Paying Agent will, in exchange for the lost, stolen or destroyed stock certificate, pay the Merger Consideration deliverable pursuant to the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Singular, Parent and Merger Sub.

Singular

Certain of the representations and warranties in the Merger Agreement made by Singular are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, occurrence, condition, circumstance, development, state of facts, change, effect (each, an “Effect”), individually or when taken together with all other Effects, (a) that is materially adverse to, or has had or would reasonably be expected to have, a material adverse effect on the business, financial condition, operations or results of operations of Singular and its subsidiaries, taken as a whole or (b) would, or would reasonably be expected to prevent or materially delay the consummation of the Merger or prevent Singular from performing any of its material obligations under the Merger Agreement; provided, that solely with respect to (a) above, no Effects arising out of, relating to, or resulting from the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect:

(i)	changes generally affecting the industry in which Singular operates;

(ii)	changes in the general economic, business, regulatory, legislative, or political conditions within the U.S. or any other region outside of the U.S.;

(iii)

general changes in the securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. (including changes generally in prevailing interest rates, currency exchange rates and credit markets);

(iv)	the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(v)

earthquakes, fires, floods, hurricanes, tornadoes, natural disasters or similar catastrophes, acts of God, or other comparable events, pandemics or epidemics, including COVID-19, or acts of terrorism, cyberterrorism, war, civil unrest, civil disobedience, sabotage, cybercrime, national or international calamity, military action, outbreak of hostilities, declaration of a national emergency, or any other similar event or any change, escalation or worsening thereof (including in each case any actions by a governmental authority in response thereto);

(vi)	any change in generally accepted accounting principles (“GAAP”) or any change in any applicable law (or interpretation or enforcement thereof);

(vii)

any Effect on the relationships (contractual or otherwise) with customers, suppliers, vendors, licensors, business partners, employees or contractors of Singular (including the loss of such relationships), as a result of the execution, delivery or performance of the Merger Agreement or the announcement or pendency or consummation of the transactions contemplated by the Merger Agreement;

(viii)

any decline in the market price or trading volume of the capital stock of Singular or any failure to meet internal or published projections, budgets, forecasts or revenue or earnings estimates or predictions or other operating metrics for any period or any change in the credit rating of Singular or any of its securities (provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Company Material Adverse Effect);

(ix)

any actions taken by Singular which Parent or Merger Sub has expressly approved, consented to or requested in writing or that is expressly required by the Merger Agreement, or the failure to take any action that parent or Merger Sub has expressly approved, consented to or requested in writing that Singular not take or that is expressly prohibited by the Merger Agreement;

(x)

any stockholder class action litigation, derivative or similar litigation solely relating to the Merger Agreement and the transactions contemplated thereby, including allegations of a breach of fiduciary duty or misrepresentation in public disclosure or any demand, action, claim or proceeding for appraisal of any Company Shares solely in connection with the Merger Agreement and the transactions contemplated thereby; and

(xi)	the identity of, or any facts or circumstances relating to Parent, Merger Sub or their respective affiliates.

However, an Effect described in any of clauses (i)-(iii) and (vi) above may be taken into account to the extent Singular is materially disproportionately affected thereby relative to companies in substantially similar industries to those in which Singular operates.

In the Merger Agreement, Singular has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or attached confidential Disclosure Schedule (the “Disclosure Schedule”). These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Singular and its subsidiaries;

•	compliance with the organizational documents of Singular and its subsidiaries;

•	the capital structure of Singular and Singular’s ownership of its subsidiaries;

•	Singular’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	the absence of conflicts with laws, Singular’s organizational documents and Singular’s material contracts as a result of the Merger;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	possession of required governmental permits and compliance with applicable laws;

•

the accuracy of Singular’s SEC filings and financial statements, the absence of certain specified undisclosed liabilities and expenses, costs and fees to be incurred in connection with the preparation and negotiation of the Merger Agreement;

•	Singular’s internal controls and disclosure controls and procedures;

•	the absence of any Company Material Adverse Effect since December 31, 2023;

•	the conduct of the business of Singular and its subsidiaries in the ordinary course of business in all material respects since December 31, 2023;

•	the absence of litigation and investigation matters;

•	employee benefit plans;

•	labor and employment matters;

•	properties and leases;

•	intellectual property matters;

•	tax matters;

•	environmental matters;

•	the existence, status and enforceability of specified categories of Singular’s material contracts;

•	insurance matters;

•	compliance with anti-corruption laws;

•	privacy and data protection matters;

•	compliance with health care laws;

•	top customers and suppliers;

•	compliance with export controls laws and the economic sanctions laws;

•	related party transactions;

•	the inapplicability of anti-takeover statutes;

•	payment of fees to brokers, investment bankers or other advisors in connection with the Merger Agreement; and

•	receipt of Houlihan Lokey’s fairness opinion.

Parent and Merger Sub

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Singular that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

•	Parent’s and Merger Sub’s corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•	the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts as a result of the Merger;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	matters with respect to Parent’s financing (as more fully described below under “Financing Efforts”) and sufficiency of funds;

•	the absence of litigation;

•	the ownership and capital structure of Merger Sub;

•	Parent’s and Merger Sub’s lack of any ownership interest in Singular;

•	enforceability of the Limited Guarantee provided by Deerfield Private Design Fund IV;

•	fees or commissions to brokers, finders or investment bankers;

•	except for the Rollover Agreements and the Support Agreement, absence of contracts, undertakings, commitments, agreements, obligations or understanding between Parent or Merger Sub, Deerfield or any of their affiliates on the one hand, and any beneficial owner of 5% or more of the outstanding shares of Singular Common Stock or any member of Singular’s management or the Company Board, on the other hand relating in any way to Singular, the transactions contemplated by the Merger Agreement, or to the operations of the Surviving Corporation; and

•	Parent’s solvency following the Closing.

None of the representations and warranties contained in the Merger Agreement survives the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except (w) as expressly contemplated or expressly permitted by the Merger Agreement or required by applicable laws (y) with the prior written approval of Parent (which shall not be unreasonably withheld, delayed or conditioned) or (z) as set forth in the confidential disclosure letter, Singular shall, and shall cause each of its subsidiaries to use its commercially reasonable efforts to, (i) conduct its business in the ordinary course of business, and (ii) preserve business organizations and business relationships of Singular and each of its subsidiaries intact and to maintain existing relationships and goodwill with customers, suppliers and other persons with whom Singular or its subsidiaries has business relationships.

In addition, from the date of the Merger Agreement until the earlier of (1) the Effective Time and (2) termination of the Merger Agreement, except (w) as expressly contemplated or expressly required by the Merger Agreement, (x) as required by applicable law, (y) with the prior written approval of Parent (which shall not be unreasonably withheld, delayed or conditioned), or (z) as set forth in the confidential disclosure letter, Singular will not and will not cause any of its subsidiaries to, directly or indirectly:

•	amend or otherwise change its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or equivalent organizational documents;

•

issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Company securities, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, phantom stock, or other rights of any kind to acquire any such shares of capital stock or such convertible or exchangeable securities, in each case, except (A) for the issuance of Company Shares pursuant to exercises of the Company Stock Options or vesting of Company RSUs outstanding on the date of the Merger Agreement and any sales by the Company of Company Shares in connection with tax withholdings and exercise price settlements upon the exercise of Company Stock Options or vesting of Company RSUs, (B) for any permitted liens (as defined in the Merger Agreement), and (C) as required by the existing terms of agreements in effect prior to the execution of the Merger Agreement;

•	modify the terms of any the Company’s equity incentive plans;

•

assign, transfer ownership of, lease, sell, pledge, exclusively license, dispose of, abandon, allow to lapse, exchange, or materially encumber any material assets or properties of Singular or any of its subsidiaries, except (i) in the ordinary course of business, (ii) for the transfer, lease, sale, license or disposal of assets or properties with a fair market value not in excess of $100,000 individually or $250,000 in the aggregate, (iii) for any permitted liens, and (iv) as required by the existing terms of agreements in effect prior to the execution of the Merger Agreement;

•

declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its, or any of its subsidiaries’ capital stock;

•

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company, except (i) in accordance with agreements evidencing Company Stock Options or Company RSUs or (ii) tax withholdings and exercise price settlements upon the exercise of Company Stock Options or vesting of Company RSUs;

•

acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), any equity interest in any third person that is an entity or make any equity investment in any third person that is an entity or enter into any join venture, partnership, limited liability company or similar arrangement with any third person;

•

incur any indebtedness or issue any debt securities, or assume, guarantee or endorse, or otherwise become responsible for (contingently or otherwise), the obligations of any person, other than indebtedness in an aggregate principal amount outstanding at any time incurred by Singular or any of its subsidiaries in the ordinary course of business consistent with past practices that does not exceed $100,000 in the aggregate;

•	acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

•	make any loans, advances or capital contributions to any person, except for loans, advances or capital contributions, or investment in subsidiaries of Singular;

•

(i) make or rescind any material tax election or make any material change in any tax accounting principles, methods or practices, (ii) settle or compromise any material tax claim or assessments, or (iii) except as required or permitted by GAAP, make any material change to any accounting principles, methods or practices;

•	make any material changes with respect to financial accounting policies or procedures, except as required by GAAP;

•

settle, pay, satisfy, discharge, release, waive or compromise any claim, arbitration or other litigation, suit, action, hearing, proceeding, claim, charge, complaint, arbitration, mediation or similar action by or before a governmental authority, arbitrator or mediator of competent jurisdiction (collectively, “Actions”), other than any Action that involves only the payment of monetary damages of less than $50,000 individually or $250,000 in the aggregate;

•

except as required by law, or in the ordinary course of business, enter into any contract or amendment that would be a material contract under the terms of the Merger Agreement if in effect on the date of the Merger Agreement, or amend, modify, or waive in any material respect, a material contract (or any material rights thereunder) in a manner that is materially adverse to Singular or any of its subsidiaries, or consent to the termination of, any such material contract, or waive or consent to the termination of Singular’s or any of its subsidiaries’ material rights under those contracts, in each case other than the expiration or termination of any such material contract in accordance with its terms (provided that any such termination is made in the ordinary course of business);

•	enter into any new line of business outside of the businesses being conducted by Singular or any of its subsidiaries on the date of the Merger Agreement;

•

commence any material Action, except (i) for collections of accounts receivable, (ii) in such cases where Singular in good faith determines that failure to commence such Action would result in the material impairment of a valuable aspect of its business, (iii) as otherwise permitted or required by the Merger Agreement, or (iv) to enforce the Merger Agreement;

•

propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, reorganization, recapitalization or other reorganization of, Singular (other than the transactions contemplated by the Merger Agreement);

•

terminate, cancel, amend or modify any material insurance policy of Singular in a manner inconsistent with past practice in any material respect or that is not simultaneously replaced by a substantially comparable amount of insurance coverage;

•	hire, terminate (other than for cause), engage, appoint, or promote any employee, officer, director, or other individual service provider;

•

enter into any transaction of contract with any of Singular’s affiliates or other person that would be required to be disclosed by Singular or any of its subsidiaries under Item 404 of Regulation S-K of the SEC;

•

(i) make or promise any increase in the base compensation or benefits payable to any employee, officer, director or other individual service provider, other than any increase in benefits in connection with Singular’s annual open enrollment process or (ii) grant, pay, award or increase or promise to grant, pay, award or increase any severance, termination pay, retention, change-in-control or similar compensation or benefits of any current or former employee, officer, director or other individual service provider of Singular or any of its subsidiaries;

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

•

except to the extent required by applicable law, establish, adopt, amend, modify, terminate or take any action to accelerate any rights or benefits under any benefit plan of Singular (or any plan or arrangement that would be a benefit plan of Singular if in effect on the date of the Merger Agreement); or

•	agree, expressly authorize or commit to do any of the foregoing.

Acquisition Proposals

During the Non-Solicitation Period, Singular has agreed to, and shall cause each of its directors and officers to, and shall instruct and use its reasonable best efforts to cause its employees, agents (including technical and legal advisors, accountants, and investment bankers) and other advisors and representatives, whom, with directors and officers, we collectively refer to as “representatives,” to, among other things:

•

immediately cease and cause to be terminated any solicitation, discussion or negotiation with any persons (other than Parent and its representatives) that are ongoing with respect to any Acquisition Proposal (as defined below) or any inquiry, discussion, or request that would reasonably be expected to lead to an Acquisition Proposal;

•

promptly (and in any event within two business days following the date of the Merger Agreement) request in writing that any third party that has previously executed a confidentiality or similar agreement with respect to an Acquisition Proposal promptly return it to Singular or destroy all non-public information previously furnished to such third party or any of its representatives by or on behalf of Singular or its representatives in accordance with the terms of such agreement; and

•

not, directly or indirectly, except as otherwise permitted by the Merger Agreement: (i) solicit, initiate, knowingly encourage or knowingly facilitate any Acquisition Proposal or the making thereof, or any proposal or offer that would reasonably be expected to lead to any Acquisition Proposal; (ii) conduct, engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information to, any person (other than Parent, Merger Sub and their representatives) with respect to, in connection with, or for the purpose of knowingly encouraging, any Acquisition Proposal; and (iii) execute or enter into any Acquisition Agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as defined below)).

Notwithstanding these restrictions, if at any time following the date of the Merger Agreement and until the adoption of the Merger Agreement by Singular’s stockholders, in response to an unsolicited Acquisition Proposal that was not solicited in material breach of the foregoing restrictions, Singular may provide information to, and engage or participate in negotiations or discussions with, a person regarding an Acquisition Proposal if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and its financial advisor) that such proposal is, or could be reasonably expected to lead to, a Superior Proposal (as defined below) and not to do so would be inconsistent with the directors’ fiduciary duties under applicable law, provided, that all such information has previously been provided to Parent or is provided to Parent prior to or promptly following the time it is provided to such person. Singular has agreed to promptly (and in any event within 24 hours) notify Parent if Singular commences furnishing non-public information or commences discussions or negotiations in accordance with the terms of the Merger Agreement.

For purposes of this Proxy Statement and the Merger Agreement:

•

“Acceptable Confidentiality Agreement” means customary confidentiality agreement between Singular and any person making an Acquisition Proposal, the terms of which are not materially less favorable to Singular than those contained in the Confidentiality Agreement (as defined below) (provided that such confidentiality agreement shall not be required to restrict the submission to Singular of Acquisition Proposals and such confidentiality agreement shall permit Singular to comply with its obligations under the Merger Agreement);

•

“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, or other similar Contract constituting or related to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement);

•

“Acquisition Proposal” means any bona fide proposal, offer or indication of interest from a third party (whether or not in writing) relating to, or that would reasonably be expected to lead to, in one transaction or a series of transactions, (i) any direct or indirect acquisition or purchase (including by any license or lease) by any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of (A) assets (including equity securities of any subsidiary of Singular) or businesses that constitute twenty percent (20%) or more of the revenues, net income or assets of Singular and its subsidiaries, taken as a whole, or (B) beneficial ownership of equity securities representing twenty percent (20%) or more of the total outstanding voting power of Singular; (ii) any purchase or sale of, or tender offer or exchange offer for, or any other similar transaction or series of transactions involving equity securities of Singular or any of its subsidiaries that, if consummated, would result in any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) directly or indirectly beneficially owning, or acquiring the right to indirectly or directly beneficially own, twenty percent (20%) or more of the total voting power of Singular or any of its subsidiaries; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, dual listed structure, joint venture, share exchange or similar transaction involving Singular or any of its subsidiaries, as a result of which the owners of the equity securities of Singular immediately prior to such event beneficially own (x) equity securities representing less than eighty percent (80%) of the total voting power of the surviving entity immediately following such event, or (y) assets or businesses that constitute less than eighty percent (80%) of the consolidated assets, net revenues or net income of Singular and any its subsidiaries; (iv) any liquidation or dissolution of Singular, in each case other than the transactions otherwise permitted by the interim operating covenants described above; or (v) any combination of the foregoing;

•

“Confidentiality Agreement” means the confidentiality agreement by and among Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P. and Singular, dated as of September 30, 2024;

•

“Intervening Event” means an event, fact, development, circumstance or occurrence that affects or would be reasonably likely to affect the business, assets or operations of Singular or any of its subsidiaries that was not known to the Company Board or the Special Committee as of, or prior to, the date of the Merger Agreement, becomes known by the Company Board or the Special Committee after the date of the Merger Agreement and prior to the time of the adoption of the Merger Agreement by Singular’s stockholders; and

•	“Superior Proposal” means any bona fide written Acquisition Proposal (but substituting “50%” for all references to “20%” in the definition of Acquisition Proposal) which did not result from a material breach of the Merger Agreement that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith after consultation with its outside legal counsel that, if consummated, would be more favorable to Singular’s stockholders (in their capacities as stockholders) than the transactions contemplated by the Merger Agreement, including the Merger, after taking into account the timing, likelihood of consummation, financial, legal, financing, regulatory and other terms and conditions of such proposal, including any financing terms thereof, and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Parent in response to such offer or otherwise) as the Company Board (acting on the recommendation of the Special Committee) or the Special Committee considers to be appropriate.

The Board of Directors’ Recommendation; Change in Recommendation

As described above, and subject to the provisions described below, the Company Board, acting upon the unanimous recommendation of the Special Committee, has made the recommendation that the holders of shares of Common Stock vote “FOR” the Merger Proposal. The Merger Agreement provides that the Company Board may not effect a Change in Recommendation (as defined below) except as described below.

Until the earlier of (A) the adoption of the Merger Agreement by Singular’s stockholders and (B) the valid termination of the Merger Agreement pursuant to its terms, the Company Board may not, by itself or through any of its committees, take any of the following actions (collectively referred to as a “Change in Recommendation”):

(i) withhold, withdraw, modify, amend or qualify or authorize or publicly propose to withdraw, modify, amend or qualify, in each case in any manner adverse to Parent or Merger Sub, the recommendation by the Company Board that Singular’s stockholders vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders for such purpose and any adjournment or postponement thereof (the “Company Board Recommendation”);

(ii) make any recommendation in support or any tender offer or exchange offer for Singular Common Stock, or fail to recommend against acceptance of any tender offer or exchange offer for Singular’s Common Stock within five business days of the commencement of such offer;

(iii) fail to reconfirm the Company Board Recommendation within five business days after the commencement of a tender offer or exchange offer or public announcement of an Acquisition Proposal after written request from Parent to do so;

(iv) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal;

(v) fail to include the Company Board Recommendation in this Proxy Statement; or

(vi) authorize, cause, permit, adopt or recommend, or publicly propose to authorize, cause, permit, adopt or recommend, or allow Singular or any of its subsidiaries to execute or enter into, any Acquisition Agreement.

Prior to the adoption of the Merger Agreement by Singular’s stockholders and notwithstanding the restrictions described above in “The Merger Agreement — Acquisition Proposals,” the Company Board (acting on the recommendation of the Special Committee) or the Special Committee is permitted under certain circumstances and subject to Singular’s compliance with certain obligations (as summarized below), to (i) make a Change in Recommendation, and (ii) cause Singular to terminate the Merger Agreement and enter into a definitive written agreement providing for a Superior Proposal.

The Company Board (acting on the recommendation of the Special Committee) or the Special Committee is permitted to (i) make a Change in Recommendation in the case of a Superior Proposal, or (ii) cause Singular to terminate the Merger Agreement to simultaneously enter into an Acquisition Agreement for such Superior Proposal provided that such Superior Proposal did not result from a material breach of the Non-Solicitation Period restrictions, and if, in each case, the Company Board (acting on the recommendation of the Special

Committee) or the Special Committee determines in good faith (after consultation with its outside legal advisors) (1) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, (2) that such Acquisition Proposal constitutes a Superior Proposal, and (3) it has complied with the procedure and its obligations as summarized in the following paragraph.

The Company Board may not make a Change in Recommendation or terminate the Merger Agreement in the case of a Superior Proposal unless (x) Singular shall have provided prior written notice to Parent at least four business days in advance of its intention to take such action, including the terms and conditions of and the basis for such action, and the identity of the person making such Superior Proposal and a copy of the Superior Proposal and any proposed Acquisition Agreements, including any change or modification to any Acquisition Proposal (or if not provided in writing to Singular, a written summary of the terms thereof) and a summary of any related financing commitments in the Company’s possession (a “Notice of Designated Superior Proposal”), and (y) prior to effecting such Change in Recommendation or termination of the Merger Agreement, Singular shall, and shall cause its representatives to, during such four business day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the Change in Recommendation is no longer necessary and such Superior Proposal no longer constitutes a Superior Proposal (and in the event of any material change to any of the financial terms (including the form, amount and timing of payment of consideration) of such Superior Proposal that is adverse to the stockholders of Singular, Singular shall, in each case, deliver to Parent an additional notice consistent with that described in the definition of a Notice of Designated Superior Proposal and a renewed negotiation period under this clause shall commence (except that the four business day period shall instead be equal to two business days following each such revised notice)) and (z) following the end of such four business day period (or subsequent period if extended pursuant to clause (y)), the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel), and giving due consideration to the revisions to the terms of the Merger Agreement to which Parent has committed in writing, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal (assuming the revisions committed to by Parent in writing were to be given effect); provided that Singular shall not be entitled to terminate the Merger Agreement, and any purported termination shall be void and of no force or effect and Singular may not enter into any Acquisition Agreement, unless substantially concurrently with such termination Singular pays by wire transfer of immediately available funds the Company Termination Fee.

The Company Board (acting on the recommendation of the Special Committee) or the Special Committee is permitted to make a Change in Recommendation in the event of an Intervening Event if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel) (i) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) the Company Board or the Special Committee has complied with the procedure and its obligations as summarized in the following paragraph.

The Company Board (acting on the recommendation of the Special Committee) or the Special Committee may not make a Change in Recommendation in response to an Intervening Event unless (x) Singular shall have provided prior written notice to Parent at least four business days in advance of its intention to take such action including specifying in reasonable detail the Intervening Event and the potential reasons that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee is proposing to effect a Change in Recommendation, (y) prior to effecting such Change in Recommendation, Singular shall, and shall cause its representatives to, during such four business day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the Change in Recommendation is no longer necessary (and in the event of any material change to the circumstances related to the Intervening Event that is adverse to the stockholders of Singular, Singular shall, in each case, deliver to Parent an additional notice consistent with that described in clause (x) and a renewed negotiation period under this clause shall commence (except that the four business day period shall instead be equal to two business days following each such revised notice) and (z) following the end of such four business day period (or subsequent period if extended pursuant to clause (y)), the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel), and giving due consideration to the revisions to the terms of the Merger Agreement to which Parent has committed in writing, that the failure to make a Change in Recommendation is reasonably likely to be inconsistent with the Company’s directors’ fiduciary duties under applicable law; provided, that neither the Company Board nor the Special Committee shall be permitted to effect a Change in Recommendation set forth above with respect to or in connection with any Acquisition Proposal (which shall be covered by the provisions set forth above regarding a Superior Proposal).

Notwithstanding the restrictions described above, the Merger Agreement does not prohibit Singular, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee from (i) making any disclosure to Singular’s stockholders if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel) that failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law, or (ii) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act or under Item 1012(a) of Regulation M-A promulgated under the Exchange Act (including making any “stop-look-and-listen” communication to the stockholders); provided, that this exception shall not permit the Company Board or the Special Committee to effect a Change in Recommendation except to the extent explicitly permitted pursuant to the terms of the Merger Agreement, as described above.

Stockholders Meeting

As promptly as reasonably practicable after the SEC either advises Singular that it has no further comments or does not provide comments within the requisite time-frame to the Company on this Proxy Statement or that the Company may commence mailing (if applicable) this Proxy Statement, Singular, acting through the Company Board or any committee thereof, and in accordance with applicable law, the Company’s organizational documents and the rules and regulations of Nasdaq, has agreed to duly call, give notice of, convene and hold a Stockholders Meeting as promptly as reasonably practicable (and in no event later than 30 days) following the date of the first mailing of the definitive this Proxy Statement to Singular’s stockholders, for the purposes of obtaining the approval of the adoption of the Merger Agreement by the Requisite Company Vote and to cause such vote to be taken, and agreed not to postpone or adjourn such meeting unless, (A) if, as of the time for which the Stockholders Meeting is scheduled (the “Original Meeting Date”), (1) Singular has not received proxies representing the Requisite Company Vote, whether or not a quorum is present or (2) it is necessary to ensure that any supplement or amendment to the Proxy Statement that the Company Board has determined in good faith (after consultation with its outside legal counsel) is required to be delivered and in each case, if Parent so requests or Singular so elects, Singular shall postpone or adjourn, or make one or more successive postponements or adjournments of, the Stockholders Meeting as long as the date of the Stockholders Meeting is not postponed or adjourned more than 10 business days in connection with any one postponement or adjournment or more than an aggregate of 45 days from the Original Meeting Date in reliance on this clause (A), (B) if in the good faith judgment of the Company Board (acting upon the recommendation of the Special Committee after consultation with its outside legal advisors) failure to adjourn, delay or postpone the Stockholders Meeting would be inconsistent with the fiduciary duties of the Company Board (or the Special Committee) under applicable law, or (C) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Further, as promptly as practicable after the date of the Merger Agreement, the Company shall, in consultation with Parent, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and take all action necessary to establish a record date for the Stockholders Meeting.

Once Singular has established a record date for the Stockholders Meeting, which has been established as January 10, 2025, Singular will not change such record date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as otherwise required by applicable law. Singular agrees that, unless the Merger Agreement is terminated in accordance with its applicable terms, its obligations to hold the Stockholders Meeting will not be affected in any manner, including in connection with (i) the making of a Change in Recommendation by the Company Board or the Special Committee or (ii) the commencement of or announcement or disclosure of or communication to Singular of any Acquisition Proposal.

Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Merger Proposal and Adjournment Proposal will be the only matters which Singular shall propose for action by its stockholders at the Stockholders Meeting.

Financing Efforts

Parent and Merger Sub have represented to Singular that:

•

Parent has delivered to Singular a true, accurate and complete copy of the fully executed Debt Commitment Letter, pursuant to which, and subject to the terms and conditions thereof, Deerfield has committed to loan Parent the amounts set forth therein.

•

As of the date of the Merger Agreement, the Debt Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Deerfield and Parent. As of the date of the Merger Agreement, the Debt Commitment Letter has not been withdrawn, rescinded or terminated. As of the date of the Merger Agreement, the Debt Commitment Letter has not been amended or modified in any respect.

•

Other than as expressly set forth in the Debt Commitment Letter, there are no other agreements, side letters, or arrangements, conditions precedent or other contingencies relating to the Debt Commitment Letter that could affect the amount, availability or conditionality of the Debt Financing.

•	The Debt Commitment Letter provides that Singular is a third-party beneficiary thereof.

•

As of the date of the Merger Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub, as applicable, under any term of the Debt Commitment Letter or, would (i) make any of the assumptions or any of the statements set forth in the Debt Commitment Letter inaccurate in any material respect, (ii) result in any of the conditions in the Debt Commitment Letter not being satisfied or (iii) otherwise result in the Debt Financing not being available at Closing. Assuming the satisfaction (or waiver) of the conditions to each party’s obligations to effect the Merger and the conditions to the obligations of Parent and Merger Sub to effect the Merger, as of the date of the Merger Agreement, each of Parent and Merger Sub has no reason to believe that any of the conditions in the Debt Commitment Letter will fail to be satisfied, or that the full amounts committed pursuant to the Debt Commitment Letter will not be available to be funded, at the Effective Time.

•

Upon receipt by Parent of the aggregate proceeds from the Debt Financing, Parent shall have sufficient cash and other resources of immediately available funds to purchase and pay for all of the Company Shares that may be converted into the Merger Consideration, to make all cash payments in connection with Vested Company Options and Other Vested RSUs required under the Merger Agreement, and to pay all fees and expenses in connection therewith.

Efforts to Close the Merger

Parent and Singular have agreed to use their respective reasonable best efforts to effect the transactions contemplated by the Merger Agreement. In particular, the Merger Agreement contains certain other additional agreements among Singular, Parent and Merger Sub relating to, among other things:

•

prompt notification by Singular to Parent regarding any legal action commenced or threatened relating to the Merger Agreement, the Merger or any of the other transactions contemplated in the Merger Agreement;

•	cooperation between Singular and Parent in connection with public announcements;

•	cooperation among Singular, Parent and Merger Sub in using reasonable best efforts to obtain necessary consents of all governmental authorities;

•	exercising commercially reasonable efforts by Singular to obtain certain consents from contractual counterparties;

•	maintaining minimum unrestricted cash balances in deposit accounts;

•	the delisting of Singular Common Stock; and

•	notifying the other party of the receipt of certain communications from any third party in connection with the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

During the period commencing at the Effective Time and ending on the sixth anniversary of the date of the Effective Time, Parent shall cause the Surviving Corporation to, indemnify defend and hold harmless, to the fullest extent under applicable law, each Indemnified Person (as defined below) against any costs or expenses (including reasonable and documented attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any pending or threatened action, suit or proceeding (whether arising before or after the Effective Time) arising out of or related to the fact that such person is or was an Indemnified Person and pertaining to actions or omissions taken at or prior to the Effective Time. For any such pending or threatened action, suit or proceeding, Parent shall cause the Surviving Corporation, to advance expenses (including attorneys’ fees) of each Indemnified Person as incurred in respect of the foregoing to the fullest extent permitted by applicable law; provided, however, that, to the extent required by applicable law, the payment of any such expenses in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Surviving Corporation of an undertaking by or on behalf of such Indemnified Person to repay all amounts so paid in advance if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified.

From and after the Effective Time until the sixth anniversary of the date of the Effective Time, Parent shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Singular to indemnify, advance expenses, defend, hold harmless, or exculpate any or advance of expense or similar agreement by Singular or any of its subsidiaries in favor of any Indemnified Person (as defined below) (the “Indemnification Agreements”) and any indemnification, exculpation or advancement of expenses provisions under the Certificate of Incorporation or Bylaws (or comparable organizational documents), in each case as in effect as of the date of the Merger Agreement; provided, that such obligations shall be subject to any limitation imposed from time to time under applicable Law.

Prior to the Effective Time, Singular shall, and for six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to, provide officers’ and directors’ liability, fiduciary liability and similar insurance (collectively, “D&O Insurance”) in respect of acts or omissions occurring prior to the Effective Time covering each person who is or was prior to the Effective Time an officer or director of Singular or its subsidiaries and each person who is now or was prior to the Effective Time an officer or director of Singular or its subsidiaries who served as a fiduciary under or with respect to any employee benefit plan of Singular or its subsidiaries (each, an “Indemnified Person”) covered as of the date of the Merger Agreement by Singular’s D&O Insurance policies on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement; provided, that, the Surviving Corporation shall not be obligated to pay annual premiums in the aggregate in excess of 300% of the amount per annum Singular paid in its last full fiscal year (provided, that if the annual premium of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain the most advantageous policies available for an annual premium equal to such amount). Notwithstanding the foregoing, at any time the Surviving Corporation may, and prior to the time the adoption of the Merger Agreement by Singular’s stockholders, Singular may purchase a “tail” directors’ and officers’ liability insurance policy, covering the same persons and providing the same terms with respect to coverage and premium amount as aforesaid, and that by its terms shall provide coverage until the sixth annual anniversary of the Effective Time, and upon the purchase of such insurance Parent’s and the Surviving Corporation’s obligations shall be deemed satisfied for so long as such insurance is in full force and effect and covers the matters that would otherwise be covered pursuant to the foregoing; provided, that Singular may not purchase a “tail” directors’ and officers’ liability insurance policy with annual premiums in the aggregate in excess of 300% of the amount per annum Singular paid in its last full fiscal year for D&O Insurance.

The rights of each Indemnified Person set forth above shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person and his or her heirs, successors and assigns, and are in addition to, and not in substitution for, any other rights to which each Indemnified Person is entitled, whether pursuant to law, contract or otherwise. The obligations of Parent and the Surviving Corporation shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom the foregoing provisions apply without the consent of such affected Indemnified Person.

If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, including pursuant to a division transaction, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation (including any surviving, continuing or resulting entities), as the case may be, shall assume the obligations set forth above.

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by law) waiver by Singular and Parent of the following conditions:

•	the adoption of the Merger Agreement by the Requisite Company Vote; and

•	the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent of each of the following additional conditions:

•	The representations and warranties of Singular:

•

contained in Sections 3.1(a) (Organization and Qualification), 3.4 (Authority Relative to the Merger Agreement), 3.8(i) (Absence of Certain Changes or Events) and 3.25 (Brokers and Expenses) of the Merger Agreement shall be true and correct in all respects as of the Effective Time as though made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period);

•

contained in Sections 3.3(a), 3.3(b), 3.3(c), and 3.3(e) (Capitalization) of the Merger Agreement regarding Singular’s capitalization shall be true and correct in all respects as of Effective Time as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in the Merger Agreement), except, in each case, for any de minimis inaccuracies; and

•

all the representations and warranties other than those in respect of the matters described above, shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) as of the Effective Time as though made at or as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect.

•	Singular having performed in all material respects the covenants or agreements under the Merger Agreement to be performed or complied with by it as of the Closing;

•	Since the date of the Merger Agreement, a Company Material Adverse Effect shall not have occurred that is continuing as of the Closing;

•

Parent’s receipt of a certificate of Singular signed on its behalf by any of Singular’s chairman of the board of directors or its chief executive officer or such other officer serving in such capacity certifying as to the foregoing matters;

•

Parent’s receipt of a certificate of Singular in accordance with the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that Singular is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

•

Singular having paid in full all outstanding balances (including all late payments and other similar payments) to Columbia, and Singular having obtained a written acknowledgement from Columbia confirming that to its knowledge the Exclusive License Agreement, dated as of August 12, 2016, by and between Columbia and the Company, as amended by the First Amendment dated as of September 7, 2016, Second Amendment dated as of November 4, 2016, and Third Amendment dated as of June 20, 2017 (the “Exclusive License Agreement”), remains in full force and effect; and

•

Singular having (i) obtained written consent from the 3010 Lease Landlord approving any assignment of the 3010 Lease Agreement that may be deemed effected by the Transactions, affirming that the 3010 Lease Agreement shall remain in full force and effect immediately following the consummation of the Merger, and waiving (or deeming satisfied) any notice requirements or events of default arising out of the Transactions, (ii) (A) obtained written consent from the 3033 Lease Landlord approving any assignment of the 3033 Lease Agreement, that may be deemed effected by the Transactions, affirming that the 3033 Lease Agreement shall remain in full force and effect immediately following the consummation of the Merger, and waiving (or deeming satisfied) any notice requirements or events of default arising out of the Transactions, or (B) if requested in writing by Parent, entered into a termination agreement with the 3033 Lease Landlord, whereby the 3033 Lease Agreement shall be terminated, effective as of prior to the Effective Time, without further liability to Singular or its affiliates (including Parent) and (iii) obtained written consent from the 10010 Lease Landlord approving any assignment of the 10010 Lease Agreement that may be deemed effected by the Transactions, affirming that the 10010 Lease Agreement shall remain in full force and effect immediately following consummation of the Transactions, and waiving (or deeming satisfied any notice requirements or events of default out of the Transactions (collectively, the “Singular Lease Closing Conditions”).

In addition, the obligation of Singular to consummate the Merger is subject to the satisfaction or waiver by Singular of each of the following additional conditions:

•

The representations of Parent and Merger Sub shall have been true and correct in all respects as of the Effective Time as though made at or as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Parent Material Adverse Effect (as defined in the Merger Agreement);

•	Parent and Merger Sub each having performed in all material respects the covenants or agreements required under the Merger Agreement to be performed or complied with by them as of the Closing; and

•	Singular’s receipt of a certificate signed by an executive officer of each of Parent and Merger Sub certifying the foregoing matters.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by our stockholders, in the following ways:

•	By mutual written consent of Parent and Singular by action of Parent and the Company Board (acting on the recommendation of the Special Committee) or the Special Committee;

•	By either Parent or Merger Sub on the one hand, or by Singular on the other hand (upon approval of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee):

•

if the Closing shall not have occurred on or before the Outside Date; provided, however, that the right to terminate the Merger Agreement as a result of the occurrence of the Outside Date will not be available to any party whose failure to fulfill any obligation or perform any covenant under the Merger Agreement has been the substantial or primary cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

•

if any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or other Law that (x) makes the consummation of the Merger illegal or otherwise prohibited, or (y) permanently enjoins Parent and Singular from consummating the Transactions, and, in each case, such Order or Law shall have become final and non-appealable; provided that the right to terminate the Merger Agreement under these circumstances shall not be available to any party whose material failure to perform or comply with its obligations pursuant to the Merger Agreement in respect of such Order or Law; or

•

if Singular’s stockholders fail to approve the Merger Proposal at the Special Meeting, or any adjournment or postponement thereof, at which a vote on such proposal is taken; provided that the right to terminate the Merger Agreement under these circumstances shall not be available to Singular if Singular is then in breach of any of its representations or covenants in the Merger Agreement such that the applicable closing conditions described above would not be satisfied.

•	By Singular (upon approval of the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee):

•

if there is an inaccuracy in Parent’s or Merger Sub’s representations or warranties in the Merger Agreement, or a breach by Parent or Merger Sub of its covenants therein, in either case such that if continuing to occur at the Effective Time a closing condition set forth in the Merger Agreement shall not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is 20 business days from the date Parent is notified in writing by Singular of such breach, then Singular may not terminate the Merger Agreement (x) prior to such date if Parent and Merger Sub are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date; provided, further, that the right to terminate the Merger Agreement under the foregoing circumstances shall not be available to Singular if Singular is then in breach of any of its representations, warranties or covenants set forth therein such that any condition applicable to Parent or Merger Sub’s obligations to consummate the Merger would not be satisfied;

•

prior to obtaining the Requisite Company Vote, in order to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, if Singular pays to Parent a termination fee of $1,520,246 immediately prior to or concurrently with (and as a condition to) such termination under the Merger Agreement (the “Company Termination Fee”); or

•

if all of the Singular Lease Closing Conditions have not been satisfied or waived by Parent on or prior to the date that is 21 calendar days after the date of the Merger Agreement, provided that Singular may terminate the Merger Agreement pursuant to the foregoing circumstances only during the period commencing on the date that is 22 days after the date of the Merger Agreement and ending on the date immediately preceding the first date after all Singular Lease Closing Conditions are satisfied or waived by Parent, provided that the right to terminate the Merger Agreement pursuant to the foregoing circumstances shall not be available to the Company if the Company is then in material breach of its obligations under the Merger Agreement to use its reasonable best efforts to cause the Singular Lease Closing Conditions to be satisfied. As of the date of this Proxy Statement, the parties are continuing to pursue the satisfaction of the Singular Lease Closing Conditions.

•	By Parent or Merger Sub:

•

if there is an inaccuracy in Singular’s representations or warranties, or a breach by Singular of its covenants in the Merger Agreement, in either case that if continuing to occur at the Effective Time a condition applicable to all parties’ obligations to consummate the Merger or Parent’s and Merger Sub’s obligations to consummate the Merger to not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is 20 business days from the date Singular is notified in writing by Parent of such breach, Parent and Merger Sub may not terminate the Merger Agreement (x) prior to such date if Singular is taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date; and provided, further, that the right to terminate the Merger Agreement under the foregoing circumstances shall not be available to Parent or Merger Sub if Parent or Merger Sub is then in breach of any of its representation, warranties or covenants therein such that any condition applicable to the Company’s obligations to consummate the Merger would not be satisfied; or

•

if the Company Board or any committee thereof shall have made a Change in Recommendation; provided, that, the delivery of a Notice of Designated Superior Proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Parent to terminate the Merger Agreement; and provided, further, that Parent and Merger Sub may not terminate the Merger Agreement pursuant to the foregoing circumstances if Parent or Merger Sub fails to terminate the Merger Agreement prior to 11:59 p.m., Eastern Time on the date which is 10 business days after Parent is notified in writing that the Company Board has effected a Change in Recommendation.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will become void and without any further liability on the part of any party thereto. However, certain provisions of the Merger Agreement relating to certain confidentiality obligations, certain indemnification and reimbursement obligations, the effect of termination of the Merger Agreement, termination fees, expenses, and certain general provisions, will survive any termination of the Merger Agreement. Termination of the Merger Agreement shall not relieve any party of liability and each party shall remain liable for any Willful and Material Breach of its representations, warranties or covenants.

Damages Cap

Notwithstanding anything to the contrary in the Merger Agreement, in no event will the aggregate monetary liability of Parent, Merger Sub or any of their affiliates relating to or arising out of the Merger Agreement, the transactions contemplated by the Merger Agreement and the agreements, certificates and instruments executed and delivered in connection with the Merger Agreement, including the Rollover Agreements (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or fraud by Parent, Merger

Sub or their affiliates, and any consequential, special, indirect, punitive or other damages) exceed an aggregate amount of $2,533,744 (the “Damages Cap”), and under no circumstances will any person (including Singular, its stockholders or their respective affiliates) be entitled to seek or obtain any monetary recovery or award (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or fraud by Parent, Merger Sub or their affiliates, and any consequential, special, indirect, punitive or other damages) in the aggregate in excess of the Damages Cap against Parent, Merger Sub or their respective affiliates for, or with respect to, the Merger Agreement or the Transactions contemplated by the Merger Agreement (including any claim for breach (including a Willful and Material Breach) or fraud), the termination of the Merger Agreement, the failure to consummate the Transactions contemplated by the Merger Agreement, including the Merger, or any claims or actions under applicable law arising under the Merger Agreement, any other agreement related to the Transactions contemplated by the Merger Agreement or otherwise.

Notwithstanding the foregoing, nothing shall be deemed to affect a party’s right to specific performance (as described below). Further, although Singular, in its sole discretion, may determine its choice of remedies under the Merger Agreement, including by pursuing specific performance in accordance with the terms of the Merger Agreement, under no circumstances will the Company or any of its affiliates be permitted or entitled to receive both (i) a grant of specific performance that results in the Closing and (ii) payment of any monetary damages.

Termination Fees

Singular may be required to pay a termination fee to Parent equal to $1,520,246 if the Merger Agreement is terminated under the following circumstances:

•

(A) if the Merger Agreement is terminated (i) by Parent, Merger Sub or Singular due to (x) the Merger not having occurred by the Outside Date or (y) Singular’s stockholders failing to approve the Merger Proposal, or (ii) by either Parent or Merger Sub if there is an inaccuracy in Singular’s representations or warranties or a breach by Singular of Singular’s covenants, in either case such that if continuing to occur at the Effective Time, that would lead to a failure of a closing condition, (B) an Acquisition Proposal by a third party shall have been publicly announced by any person after the date of the Merger Agreement and not withdrawn prior to such termination and (C) within 12 months after such termination if (I) Singular enters into a definitive agreement with respect to an Acquisition Proposal or (II) an Acquisition Proposal is consummated (with all references to 20% in the definition thereof being treated as references to 50% for purposes of this provision);

•	if the Merger Agreement is terminated by Parent or Merger Sub in connection with a Change in Recommendation; or

•

if the Merger Agreement is terminated by Singular (upon approval of the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee) prior to obtaining the Requisite Company Vote, in order for it to enter into an Acquisition Agreement with respect to a Superior Proposal:.

Specific Performance

Parent and Merger Sub are entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by Singular in the courts described in the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, including Singular’s obligation to consummate the Merger. In no event shall the aggregate monetary liability of Parent Parties relating to or arising out of the Merger Agreement or the Transactions (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or fraud by Parent Parties, and any consequential, special, indirect, punitive or other damages) exceed the Damages Cap.

Singular is entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by Parent and Merger Sub in the courts described in the Merger

Agreement and to enforce specifically the terms and provisions of the Merger Agreement, including Parent and Merger Sub’s obligation to consummate the Merger.

Without in any way limiting the foregoing, in the event the Merger is not consummated due to Parent’s breach of terms of the Merger Agreement, the recoverable damages of Singular pursuant to the Merger Agreement shall not be limited to reimbursement of costs and expenses, but shall be based upon the loss of the benefit of the bargain by Singular’s stockholders (including any lost premium), which shall be deemed to be damages of Singular and shall be recoverable by Singular on behalf of its stockholders.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, Singular, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other Transactions contemplated by the Merger Agreement.

Waiver

Prior to the Effective Time, any party may (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained in the Merger Agreement.

Amendment

The Merger Agreement may only be amended by an instrument in writing signed by the parties to the Merger Agreement at any time, prior to the Effective Time, before or after adoption of the Merger Agreement by stockholders. However, after adoption of the Merger Agreement by stockholders, (i) no amendment that requires further approval by such stockholders or the sole stockholder of Merger Sub pursuant to the DGCL may be made without such approval and (ii) except as provided above, after the adoption of the Merger Agreement by stockholders, amendments shall be submitted to be approved by stockholders if required by law.

Governing Law

The Merger Agreement and the Debt Commitment Letter and all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate Merger Agreement or the Debt Commitment Letter or the negotiation, execution or performance hereof or thereof, shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable choice of law or conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction that would result in the application of the Laws of any jurisdiction other than Delaware).

PARTIES INVOLVED IN THE MERGER

Singular Genomics Systems, Inc.

Singular Genomics Systems, Inc.

Singular is a Delaware corporation. Singular, incorporated in 2016, is a life science technology company that develops next-generation sequencing and multiomics technologies. Our commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, we are currently developing the G4X Spatial Sequencer, which will leverage its proprietary sequencing technology, applying it as an in situ readout for transcriptomics, proteomics and fluorescent H&E in tissue, with spatial context and on the same platform as the G4. Our mission is to empower researchers and clinicians to advance science and medicine. Our principal executive offices are located at 3010 Science Park Road, San Diego, CA, and our telephone number is (858) 333-7830. Visit www.singulargenomics.com for more information.

The Parent Parties

Singular Genomics Parent, LLC

Parent is a Delaware limited liability company formed on December 13, 2024, solely for the purpose of engaging in the Transactions contemplated by the Merger Agreement, including the Merger. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation.

Saturn Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent formed on December 13, 2024, solely for the purpose of engaging in the Transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Merger Sub will cease to exist.

Deerfield

Parent and Merger Sub were formed by Deerfield Private Design Fund IV, an investment fund managed by Deerfield Management, which beneficially owns more than 5% of the outstanding shares of Singular Common Stock. At the Effective Time, Singular, as the Surviving Corporation, will be indirectly owned by Deerfield Private Design Fund IV.

In connection with the Transactions contemplated by the Merger Agreement, Deerfield Private Design Fund IV has agreed to guarantee the payment of any termination fees, monetary damages, enforcement costs and expense reimbursement obligations, in each case payable by Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $2,533,744 and subject to the other terms and conditions of the Merger Agreement and the Limited Guarantee.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting virtually on Wednesday, February 19, 2025, at 10:00 a.m. Pacific Time. In order to attend the virtual Special Meeting, you must register no later than 12:00 p.m. Pacific Time on Tuesday, February 18, 2025 by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on (i) the Merger Proposal, and (ii) the Adjournment Proposal at the time of the Special Meeting.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption “The Merger —Recommendation of the Company’s Board of Directors and Reasons for the Merger,” has (1) determined that terms of the Merger Agreement and the Transactions, including the Merger are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares (other than the Excluded Holders); (2) determined that it is advisable and in the best interests of the Company to enter into, and approved, adopted and declared advisable, the Merger Agreement; (3) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of Transactions, including the Merger, upon the terms and subject to the conditions contained therein; (4) directed that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company; and (5) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof. The Board of Directors, acting upon the unanimous recommendation of the Special Committee, recommends that you vote (1) “FOR” the Merger Proposal, and (2) “FOR” the Adjournment Proposal.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices, located at 3010 Science Park Road, San Diego, CA 92121, during regular business hours for a period of no less than ten (10) days before the Special Meeting.

As of the Record Date, there were 2,537,024 shares of Common Stock outstanding and entitled to vote at the Special Meeting. This does not include an aggregate of 83,333 shares of Common Stock issuable upon the conversion of 2,500 shares of non-voting Preferred Stock issued and outstanding as of the date of this Proxy Statement, all of which are held by Deerfield Private Design Fund IV. The terms of such Preferred Stock restrict the conversion of such shares to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 4.9% of the total number of shares of Common Stock then outstanding.

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Singular Common Stock entitled to vote thereon. Approval of the Merger Proposal by stockholders is a condition to the closing of the Transactions contemplated by the Merger Agreement.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or in person or represented by proxy at the Special Meeting and voting affirmatively or negatively on such matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal. For stockholders that attend the meeting or are represented by proxy and abstain from voting, the abstention will have no effect on the Adjournment Proposal.

Each “broker non-vote,” if any, will also count as a vote “AGAINST” the Merger Proposal but will have no effect on any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes, if any, will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Shares Held by Singular’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 356,343 shares of Common Stock, representing approximately 14.0% of the shares of Common Stock outstanding on the Record Date.

Voting Intentions of Singular’s Directors and Executive Officers

Our directors and executive officers have informed us that, as of the date of this Proxy Statement, they intend to vote all of the shares of Common Stock owned in each director and executive officer’s individual capacity, “FOR” the Merger Proposal, and “FOR” the Adjournment Proposal.

As of January 10, 2025, the most recent practicable date before this Proxy Statement was distributed to our stockholders, our directors and executive officers directly owned, in the aggregate, 356,343 shares of Common Stock entitled to vote at the Special Meeting, or collectively approximately 14.0% of the total voting power entitled to vote at the Special Meeting.

In connection with the execution and delivery of the Merger Agreement, the Company and certain of its executive officers and directors, including Andrew Spaventa, Eli Glezer, David Barker, Kim Kamdar, Dalen Meeter, and Michael Pellini, who beneficially owned, in his or her personal capacity, and is entitled to vote at the Special Meeting, approximately 5.6%, 6.1%, 1.4%, 0.0% (less than 0.1%), 0.4%, and 0.7%, respectively, of the voting power of Singular Common Stock as of the Record Date, each separately entered into Support Agreements, pursuant to which they have agreed to vote their Owned Shares in favor of the approval and adoption of the Merger Agreement and the Transaction contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. The Support Agreements will automatically terminate upon (i) the Effective Time, (ii) the valid termination of the Merger Agreement or (iii) the mutual written agreement of the Company and such stockholder party to such Support Agreement. For additional information on the beneficial ownership of our executive officers and directors, see the section of the accompanying Proxy Statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

As of the date of the filing of this Proxy Statement, Deerfield, an affiliate of Parent and Merger Sub, beneficially owned 166,162 shares of Common Stock, which is approximately 6.5% of the voting power of Common Stock, and 2,500 shares of non-voting Company Preferred Stock, which represent all shares of Company Preferred Stock issued and outstanding as of the date of this Proxy Statement (which are convertible into an aggregate of 83,333 shares of Common Stock, subject to a beneficial ownership limitation that restrict the conversion of such shares to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 4.9% of the total number of shares of Common Stock then outstanding).

Voting of Proxies

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote by virtually attending the Special Meeting and submitting your vote through the online portal. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to virtually attend the Special Meeting. If you virtually attend the Special Meeting and submit your vote through the online portal, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” Merger Proposal; and (2) “FOR” the Adjournment Proposal.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or following the instructions from your broker to virtually attend the Special Meeting and submitting your vote through the online portal. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and hence banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not virtually attend the Special Meeting and submit your vote through the online portal, it will have the same effect as if you voted “AGAINST” the Merger Proposal but will not have any effect on the Adjournment Proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	virtually attending the Special Meeting and submitting your vote through the online portal.

If you have submitted a proxy, your virtual appearance at the Special Meeting, in the absence of voting through the online portal or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also follow the instructions from your broker and virtually attend the Special Meeting and submit your vote through the online portal.

Any adjournment, postponement, or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders that have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Appraisal Rights

If the Merger is completed, holders and beneficial owners of Singular Common Stock that do not vote in favor of the Merger Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262. This means that holders and beneficial owners of Singular Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” (as defined pursuant to Section 262 of the DGCL) of their shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, holders and beneficial owners of Singular Common Stock that wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to Singular before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the Merger Proposal; (iii) continue to hold or own your shares of Common Stock through the Effective Time and (iv) otherwise comply with the requirements of Section 262 of the DGCL. Your failure to follow the procedures specified under the DGCL could result in the loss of your appraisal rights. See the section in this Proxy Statement captioned “The Merger — Appraisal Rights” beginning on page 91 and the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety and attached as Annex D to this Proxy Statement. If you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may wish to consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

Adjournments and Postponements

Any adjournment of the Special Meeting may be made from time to time by the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of present or in person or represented by proxy at the Special Meeting and voting affirmatively or negatively on such matter. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, then our stockholders may be asked to vote on the Adjournment Proposal (as further described in “Proposal 2: Adjournment of the Special Meeting”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow stockholders that have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.

Each record holder of Common Stock is entitled to one vote for each share of Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.

Solicitation of Proxies; Payment of Solicitation Expenses

The expense of soliciting proxies will be borne by Singular. We have retained Laurel Hill Advisory Group, a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $12,500 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the Merger Proposal, we anticipate that the Merger will be consummated in the first quarter of 2025.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of Common Stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Wednesday, February 19, 2025 at 10:00 a.m. Pacific Time.

The Proxy Statement is available at www.proxydocs.com/OMIC.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a stockholder of record, you may contact us by writing to Singular Genomics Systems, Inc., 3010 Science Park Road, San Diego, CA 92121, Attention: Corporate Secretary, or by calling (858) 333-7830. Eligible stockholders of record receiving multiple copies of this Proxy Statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

Laurel Hill Advisory Group

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to adopt the Merger Agreement and approve the Transactions, including the Merger.

For a summary of and detailed information regarding this Merger Proposal, see the information about the Merger Agreement, the Transactions and the Merger throughout this Proxy Statement, including the information set forth in the sections captioned “The Merger” beginning on page 25 of this Proxy Statement and “The Merger Agreement” beginning on page 98 of this Proxy Statement. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the approval of this Merger Proposal. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” this Merger Proposal.

Vote Required

Approval of this Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Singular Common Stock entitled to vote thereon.

The Board of Directors, acting upon the unanimous recommendation of the Special Committee, recommends that you vote “FOR” this Merger Proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of this Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of Merger Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Vote Required

Approval of this Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or in person or represented by proxy at the Special Meeting and voting affirmatively or negatively on such matter.

The Board of Directors recommends that you vote “FOR” this Adjournment Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table provides information concerning beneficial ownership of our Common Stock as of January 10, 2025 by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding Common Stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our current executive officers and directors as a group.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through January 10, 2025.

The percentage ownership is based upon 2,537,024 shares of Common Stock outstanding as of January 10, 2025, unless otherwise indicated.

For purposes of the table below, we deem shares of Common Stock subject to options that are currently exercisable or exercisable within sixty (60) days of January 10, 2025 and Common Stock subject to restricted stock unit awards that will vest within sixty (60) days of January 10, 2025 to be outstanding and to be beneficially owned by the person holding the options or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is 3010 Science Park Road, San Diego, California 92121.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors:
Andrew Spaventa (1)	219,451	8.4%
Eli Glezer, Ph.D. (2)	171,926	6.7%
Dalen Meeter (3)	19,787	*
David Barker, Ph.D. (4)	40,006	1.6%
Kim Kamdar, Ph.D. (5)	131,139	5.2%
Elaine Mardis, Ph.D. (6)	4,441	*
Michael Pellini, M.D. (7)	18,038	*
Jason Ryan (8)	5,340	*
All executive officers and directors as a group (10 persons) (9)	494,668	18.5%
Greater than 5% Stockholders:
Deerfield Private Design Fund IV, L.P. and affiliates (10)	166,162	6.5%
Tang Capital Partners, LP (11)	372,000	14.7%
LC Healthcare Fund I, L.P. and affiliates (12)	151,922	6.0%
Domain Partners IX, L.P. and affiliates (13)	125,966	5.0%
ARCH Venture Fund IX, L.P. and affiliates (14)	126,630	5.0%

*	Represents beneficial ownership of less than one percent.

(1)

Consists of (i) 141,793 shares of Common Stock held directly by The Andrew K. Spaventa Living Trust dated April 9, 2014, of which Mr. Spaventa is a trustee and has voting and investment control with respect to these shares, (ii) 325 shares of Common Stock held directly by Mr. Spaventa and (iii) 85 shares of Common Stock held directly by Axon Ventures X, LLC., of which Mr. Spaventa is a managing partner (iv) 77,248 shares of Common Stock issuable to The Andrew K. Spaventa Living Trust dated April 9, 2014 pursuant to options exercisable or RSUs vesting within 60 days of January 10, 2025. Mr. Spaventa is our Chief Executive Officer and Chair of our Board.

(2)

Consists of (i) 155,083 shares of Common Stock held directly by Dr. Glezer and (ii) 16,843 shares of Common Stock issuable to Dr. Glezer pursuant to options exercisable or RSUs vesting within 60 days of January 10, 2025. Dr. Glezer is our Chief Scientific Officer.

(3)

Consists of (i) 9,002 shares of Common Stock held directly by Mr. Meeter and (ii) 10,785 shares of Common Stock issuable Mr. Meeter pursuant to options exercisable or RSUs vesting within 60 days of January 10, 2025. Mr. Meeter is our Chief Financial Officer.

(4)

Consists of (i) 33,333 shares of Common Stock held directly by The Barker/Loring Trust Dated August 27, 2013, (ii) 2,000 shares of Common Stock held directly by Dr. Barker, and (iii) 4,673 shares of Common Stock issuable pursuant to options held directly by Dr. Barker exercisable within 60 days of January 10, 2025. Dr. Barker is a member of our Board and co-trustee of The Barker/Loring Trust Dated August 27, 2013 and has shared voting and investment control with respect to these shares.

(5)

Consists of (i) 125,466 shares held directly by Domain Partners IX, L.P., (ii) 500 shares of Common Stock held directly by Dr. Kamdar, (iii) 4,673 shares of Common Stock issuable pursuant to options held directly by Dr. Kamdar exercisable within 60 days of January 10, 2025 and (iv) 500 shares of Common Stock held directly by Domain Associates, LLC. The General Partner of Domain Partners IX, L.P. is One Palmer Square Associates IX, L.L.C. (“OPSA IX”). Dr. Kamdar is a member of our Board and a managing member of OPSA IX and a managing member of Domain Associates, LLC. Dr. Kamdar disclaims beneficial ownership of the shares held by Domain Partners IX, L.P. and Domain Associates L.L.C., except to the extent of her pecuniary interest therein.

(6)	Consists of 4,441 shares of Common Stock issuable pursuant to options held directly by Dr. Mardis exercisable within 60 days of January 10, 2025. Dr. Mardis is a member of our Board.
(7)

Consists of (i) 8,397 shares held directly by The Pellini Family Trust, of which Dr. Pellini is the trustee and has voting and investment control with respect to these shares, (ii) 3,309 shares held directly by Dr. Pellini and (iii) 6,332 shares of Common Stock issuable pursuant to options held directly by Dr. Pellini exercisable within 60 days of January 10, 2025. Dr. Pellini is a member of our Board.

(8)	Consists of 5,340 shares of Common Stock issuable pursuant to options held directly by Mr. Ryan exercisable within 60 days of January 10, 2025. Mr. Ryan is a member of our Board.
(9)

Consists of (i) 356,343 shares of Common Stock beneficially owned by our directors and executive officers and (ii) 138,325 shares of Common Stock issuable to our directors and executive officers pursuant to options exercisable or RSUs vesting within 60 days of January 10, 2025.

(10)

Based on the Schedule 13D filed with the SEC on December 26, 2024, consists of 166,162 shares of Common Stock held directly by Deerfield Private Design Fund IV. Beneficial ownership does not include an aggregate of 83,333 shares of Common Stock issuable upon conversion of 2,500 shares of Preferred Stock held by Deerfield Private Design Fund IV. The terms of the Series A Common Stock Equivalent Convertible Preferred Stock restrict the conversion of such shares to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 4.9% of the total number of shares of Common Stock then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, Deerfield disclaims beneficial ownership of the shares of Common Stock issuable upon conversion of Series A Common Stock Equivalent Convertible Preferred Stock to the extent that upon such conversion the number of shares beneficially owned by Deerfield, in the aggregate, would exceed the Ownership Cap. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV and Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management is the investment advisor of Deerfield Private Design Fund IV and Deerfield Partners, L.P. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt

IV, L.P., Deerfield Mgmt, L.P. and Deerfield Management. Each of Deerfield Mgmt IV, L.P., Deerfield Management and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund IV. Each of Deerfield Mgmt, L.P., Deerfield Management and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Partners, L.P. The address of Deerfield Private Design Fund IV and Deerfield Partners, L.P. is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010.
(11)

Based on the Schedule 13D filed with the SEC on September 18, 2024. Consists of 372,000 shares of Common Stock held by Tang Capital Partners, LP (“Tang Capital Partners”). Tang Capital Management, LLC (“Tang Management”), is the general partner of Tang Capital Partners and Kevin Tang is the manager of Tang Management. All parties share voting and dispositive power over such shares and beneficially owns shares of our Common Stock. The principal business address is 4747 Executive Drive, Suite 210, San Diego, CA 92121.

(12)

Based solely on the Company’s records as of November 2021. Consists of 4,557,662 shares of Common Stock held by LC Healthcare Fund I, L.P., which is ultimately controlled and managed by Legend Capital, a limited liability Chinese company. Legend Capital is ultimately controlled by a management team consisting of three key individuals, Linan Zhu, Hao Chen, and Nengguang Wang. In addition, Junfeng Wang and Quan Zhou are Managing Directors of Legend Capital. Each of these individual managers of Legend Capital shares voting and investment power over the shares held by LC Healthcare Fund I, L.P, and each disclaims beneficial ownership of such shares. The address of the principal place of business for LC Healthcare Fund I, L.P. is Legend Capital, 16/F, Tower B, Raycom Infotech Park, No. 2 Kexueyuan South Road, Zhongguancun, Haidian District, Beijing 100190, People’s Republic of China.

(13)

Based on the Schedule 13G/A filed with the SEC on January 25, 2024. Consists of (i) 125,466 shares of Common Stock held directly by Domain Partners IX, L.P. and (ii) 500 shares of Common Sheld directly by Domain Associates, LLC. The General Partner of Domain Partners IX, L.P. is OPSA IX. Dr. Kamdar is a managing member of OPSA IX and a managing member of Domain Associates, LLC. OPSA IX expressly disclaims beneficial ownership of these securities. The address of the forgoing entities is 103 Carnegie Center, Suite 300, Princeton, NJ 08540.

(14)

Based on the Schedule 13G filed with the SEC on February 4, 2022. Consists of 126,630 shares of Common Stock held by ARCH Venture Fund IX, L.P. (“AVF IX”). ARCH Venture Partners IX, L.P. (“AVP IX LP”) is the sole general partner of AVF IX. ARCH Venture Partners IX, LLC (“AVP IX LLC”) is the sole general partner of AVP IX LP. Keith Crandell, Clinton Bybee, and Robert Nelsen are managing directors of AVP IX LLC (the “AVP MDs”). AVP IX LP, AVP IX LLC and the AVP MDs may be deemed to beneficially own the shares held by AVP IX. Each of the forgoing entities and persons disclaim beneficial ownership of the shares held by AVF IX except to the extent of each of their pecuniary interests therein. The address of the forgoing entities and persons is 8755 W. Higgins Avenue, Suite 1025, Chicago, IL 60631.

Related Party Transactions

Except for (a) the transactions described below, and (b) the arrangements in connection with the Merger described elsewhere in this Proxy Statement, since January 1, 2023, we were not involved in any transactions in which we were or are a party involving an amount greater than the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years and in which any director, executive officer, holder of more than 5% of our Common Stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an amended and restated voting agreement with (i) certain holders of our Common Stock, including Deerfield, Domain Partners IX, L.P., LC Healthcare Fund I, L.P., and ARCH Venture Fund IX, L.P. and (ii) Mr. Spaventa, Dr. Glezer and Dr. Barker. Under our investors’ rights agreement, certain holders of our Common Stock may have the right to demand that we file a registration statement or request that their shares of our Common Stock be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Legal Proceedings

We are not currently a party to any material legal proceedings. From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.

Market Price of and Dividends of Registrant’s Common Equity and Related Stockholder Matters

Our shares of Common Stock trade on Nasdaq under the symbol “OMIC.” As of the close of business on January 10, 2025, the most recent practicable date before this Proxy Statement was distributed to our stockholders, there were 2,537,024 shares of Common Stock outstanding and entitled to vote, held by approximately 36 holders of record of Singular Common Stock.

We have not paid any dividends during the periods set forth above. The Merger Agreement prohibits us from declaring or paying any dividends on the shares of Common Stock until the Effective Time of the Merger or the termination of the Merger Agreement, without Parent’s consent.

The closing price of our shares of Common Stock on September 11, 2024, the last full trading day before the first public announcement that Deerfield had submitted a proposal to acquire all of the outstanding shares of Singular Common Stock to the Special Committee, was $5.665 per share of Singular Common Stock.

On January 10, 2025, the most recent practicable date before this Proxy Statement was distributed to our stockholders, the closing price for the shares of Common Stock on Nasdaq was $19.75 per share of Common Stock. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares of Common Stock.

If the Merger is completed, there will be no further market for our shares of Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Company’s securities will be delisted from Nasdaq and deregistered under the Exchange Act.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to various market risks, including changes in commodity prices and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices. Prices for our products are largely denominated in U.S. dollars and, as a result, we do not face significant risk with respect to foreign currency exchange rates.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Singular. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Singular will hold an annual meeting in 2025 only if the Merger has not already been completed.

To be submitted for inclusion in the proxy statement for any 2025 annual meeting of stockholders, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by our corporate secretary no later than December 19, 2024.

Our bylaws provide that for a proposal, including to nominate a director, to be properly brought by a stockholder before the annual meeting of stockholders to be held during calendar year 2025, notice of such proposal must be received by our corporate secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is first made, whichever first occurs. As a result, notice of any stockholder proposal with respect to the 2025 annual meeting of stockholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must have been delivered to our corporate secretary no earlier than January 29, 2025 and no later than February 28, 2025; provided, however that if we hold an annual meeting in 2025, and such meeting is advanced more than 30 days prior to or delayed more than 60 days after May 29, 2025, then we will provide notice of when such stockholder proposals will be due. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2025.

A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to our Corporate Secretary at Singular Genomics Systems Inc., 3010 Science Park Road, San Diego, CA 92121, Attn: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this Proxy Statement.

The following Singular filings with the SEC are incorporated by reference:

•	Singular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	Singular’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024; and

•

Singular’s Current Reports on Form 8-K or Form 8-K/A filed on January  19, 2024, May  30, 2024, June  27, 2024, July  15, 2024, August  7, 2024, September  12, 2024, September  19, 2024, November  4, 2024, November  12, 2024, and December 23, 2024.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting and the date the Merger Agreement is terminated. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Proxy Statement.

You may read and copy any reports, statements or other information that we file with the SEC on the website of the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website located at www.singulargenomics.com

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Singular Genomics Systems, Inc.

Attn: Corporate Secretary

3010 Science Park Road

San Diego, CA 92121

Phone: (858) 333-7830

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investors section of our website, www.singulargenomics.com. The information included on our website is not incorporated by reference into this Proxy Statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

Laurel Hill Advisory Group

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

MISCELLANEOUS

Singular has supplied all information relating to Singular, and Parent has supplied, and Singular has not independently verified, all of the information relating to Parent and Merger Sub contained in this Proxy Statement.

You should rely only on the information contained in this Proxy Statement, the annexes to this Proxy Statement and the documents that we incorporate by reference in this Proxy Statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated January 14, 2025. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement), and the mailing of this Proxy Statement to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

Among

SINGULAR GENOMICS PARENT, LLC,

SATURN MERGER SUB, INC.

and

SINGULAR GENOMICS SYSTEMS, INC.

Dated as of December 22, 2024

A-i

A-ii

9.10	Amendment	A-64
9.11	Waiver	A-64
9.12	Counterparts	A-64
9.13	No Recourse to Non-Parties	A-65

Index of Exhibits

Exhibit A	Certificate of Incorporation of the Surviving Corporation	A-67
Exhibit B	Bylaws of the Surviving Corporation	A-70

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2024 (this “Agreement”), among Singular Genomics Parent, LLC, a Delaware limited liability company (“Parent”), Saturn Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Singular Genomics Systems, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and Company are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS the Board of Directors of the Company (the “Company Board”) established a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”) to, among other things, review, evaluate and negotiate this Agreement and the transactions contemplated by this Agreement and the agreements, certificates and instruments executed and delivered in connection herewith (the “Transactions”) and make a recommendation to the Company Board as to whether the Company should enter into this Agreement;

WHEREAS the Special Committee has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), and the holders of the Company’s preferred stock, par value $0.0001 per share (“Company Preferred Stock”), (shares of Company Common Stock and Company Preferred Stock (including the Company Series A Preferred Stock (as defined below)) being hereinafter collectively referred to as “Company Shares”) (other than the “Excluded Stockholders,” comprised of Parent, Merger Sub and its Affiliates (as defined below) and the Rollover Stockholders (as defined below)) (such holders other than the Excluded Stockholders, the “Unaffiliated Stockholders”), (b) determined that it is advisable and in the best interests of the Company and the Unaffiliated Stockholders to enter into, approve, adopt and declare advisable, this Agreement, and (c) recommended that the Company Board (i) determine that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) determine that it is in the best interests of the Company and the Unaffiliated Stockholders to enter into, and approve, adopt and declare advisable, this Agreement, (iii) approve the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained in this Agreement, (iv) direct that the adoption of this Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (v) recommend that the stockholders of the Company vote to adopt this Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof (such recommendation, the “Special Committee Recommendation”);

WHEREAS, the Company Board, after taking into account, among other things, the Special Committee Recommendation, has: (a) determined that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders; (b) determined that it is advisable and in the best interests of the Company to enter into, and approved, adopted and declared advisable, this Agreement; (c) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements herein and the consummation of Transactions, including the Merger, upon the terms and subject to the conditions contained herein; (d) directed that the adoption of this Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (e) resolved to recommend that the stockholders of the Company vote, to adopt this Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof (such recommendation, the “Company Board Recommendation”);

WHEREAS, the board of directors of Parent has unanimously adopted and declared advisable this Agreement and the Transactions (including the Merger) and the performance by Parent of its obligations contained herein;

WHEREAS, the board of directors of Merger Sub has unanimously: (i) determined that this Agreement and the Transactions (including the Merger) are advisable, fair to, and in the best interests of, Merger Sub and the sole stockholder of Merger Sub; (ii) approved this Agreement and the Transactions (including the Merger) and the performance by Merger Sub of its obligations contained herein; and (iii) subject to the terms hereof, resolved and agreed to recommend that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Transactions, including the Merger;

WHEREAS, following the execution of this Agreement, holders of Company Shares, Company RSUs or Company Stock Options may enter into one or more rollover agreements (the “Rollover Agreements” and such holders, the “Rollover Stockholders”) pursuant to which the Rollover Stockholders will, among other things, agree to, directly or indirectly, exchange their respective Rollover Shares, applicable Company RSUs or applicable Company Stock Options for equity interests in Parent in a transaction intended to be governed by Section 721(a) of the Code, in each case on the terms and subject to the conditions of the applicable Rollover Agreements;

WHEREAS, as a condition and inducement to the Company’s and Parent’s willingness to enter into this Agreement, the Specified Stockholders (as defined below) and the Company have entered into a voting and support agreement (the “Support Agreement”) in connection with the Transactions; and

WHEREAS, as promptly as practicable following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute a written consent adopting and approving this Agreement and the Transactions, including the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

Article 1

DEFINITIONS

1.1 Definitions. For purposes of this Agreement:

“10010 Lease Agreement” means that certain Standard Industrial/Commercial Single-Tenant Lease-Net, dated April 14, 2021, by and between the Company and GTF Properties, LP (“10010 Lease Landlord”).

“3010 Lease Agreement” means that certain Lease Agreement, dated June 26, 2020, by and between the Company and ARE-SD Region No. 27, LLC (“3010 Lease Landlord”), as amended by that certain First Amendment to Lease Agreement, dated January 19, 2022, by and between ARD No. 27 Landlord and the Company, that certain Second Amendment to Lease Agreement, dated July 19, 2023, by and between ARD No. 27 Landlord and the Company and that certain Third Amendment to Lease Agreement, dated August 2, 2024 and effective as of February 28, 2025, by and between ARD No. 27 Landlord and the Company.

“3033 Lease Agreement” means that certain Lease Agreement, dated November 15, 2019, by and between the Company and ARE-SD Region No. 35, LLC (“3033 Lease Landlord”), as amended by that certain First Amendment, dated as of February 24, 2020, by and between ARD No. 35 Landlord and the Company, that certain Second Amendment, dated as of May 7, 2020, by and between ARD No. 35 Landlord and the Company, that certain Third Amendment, dated as of June 19, 2020, by and between ARD No. 35 Landlord and the Company, that certain Fourth Amendment, dated as of April 20, 2021, by and between ARD No. 35 Landlord and the Company, that certain Fifth Amendment, dated as of January 19, 2022, by and between ARD No. 35 Landlord and the Company, that certain Sixth Amendment, dated as of July 19, 2023, by and between ARD No. 35 Landlord and the Company, and that certain Seventh Amendment, dated as of August 2, 2024, by and between ARD No. 35 Landlord and the Company.

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement between the Company and any Person making an Acquisition Proposal, the terms of which are not materially less favorable to the Company than those contained in the Confidentiality Agreement (provided that such confidentiality agreement shall not be required to restrict the submission to the Company of Acquisition Proposals and such confidentiality agreement shall permit the Company to comply with its obligations under this Agreement, including Section 6.2 hereof).

“Acquisition Proposal” means any bona fide proposal, offer or indication of interest from a Third Party (whether or not in writing) relating to, or that would reasonably be expected to lead to, in one transaction or a series of transactions, (i) any direct or indirect acquisition or purchase (including by any license or lease) by any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of (A) assets (including equity securities of any Company Subsidiary) or businesses that constitute twenty percent (20%) or more of the revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or (B) Beneficial Ownership of equity securities representing twenty percent (20%) or more of the total outstanding voting power of the Company; (ii) any purchase or sale of, or tender offer or exchange offer for, or any other similar transaction or series of transactions involving equity securities of the Company or any Company Subsidiary that, if consummated, would result in any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) directly or indirectly Beneficially Owning, or acquiring the right to indirectly or directly Beneficially Own, twenty percent (20%) or more of the total voting power of the Company or any Company Subsidiary; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, dual listed structure, joint venture, share exchange or similar transaction involving the Company or any Company Subsidiary, as a result of which the owners of the equity securities of the Company immediately prior to such event Beneficially Own (x) equity securities representing less than eighty percent (80%) of the total voting power of the surviving entity immediately following such event or (y) assets or businesses that constitute less than eighty percent (80%) of the consolidated assets, net revenues or net income of the Company and the Company Subsidiaries; (iv) any liquidation or dissolution of the Company, in each case other than the Transactions and transactions otherwise permitted by the terms of Section 5.1 or (e) any combination of the foregoing.

“Action” means any litigation, suit, action, hearing, proceeding, claim, charge, complaint, arbitration, mediation or similar action by or before a Governmental Authority, arbitrator or mediator of competent jurisdiction.

“Affiliate” of any Person means a Person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Beneficial Owner” (including the terms “Beneficial Ownership”, “Beneficially Own”, “Beneficially Owning” and “Beneficially Owned”) means, with respect to any security, any Person that (i) is a direct or indirect “beneficial owner” thereof within the meaning of Rule 13d 3 and Rule 13d 5 promulgated under the Exchange Act or (ii) is a direct or indirect “beneficial owner” thereof within the meaning of Rule 16a-1(a)(2) under the Exchange Act (but regardless of whether such security is registered under the Exchange Act or otherwise subject to the provisions of the Exchange Act, including Section 16 thereof).

“Business Day” means a day, other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or San Diego, California are authorized or required by law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, dated May 19, 2021.

“Certificate of Designation” means that certain Certificate of Designation of Preferences, Rights and Limitations of the Company Series A Preferred Stock, dated January 25, 2022, as may be amended from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated June 1, 2021, as amended by the Certificate of Designation, dated January 25, 2022 and that certain Certificate of Amendment, dated June 25, 2024.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.

“Company Intellectual Property” means any and all Intellectual Property owned by (solely or jointly) or licensed to the Company or any Company Subsidiary, or that the Company or any Company Subsidiary otherwise has the right to use (or that the Company or any Company Subsidiary purports to own or have a license with respect to or otherwise have a right to use).

“Company Material Adverse Effect” means any event, occurrence, condition, circumstance, development, state of facts, change, effect (each an “Effect”), individually or when taken together with all other Effects, (a) that is materially adverse to, or has had or would reasonably be expected to have a material adverse effect on, the business, financial condition, operations or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) would, or would reasonably be expected to, prevent or materially delay consummation of the Transactions or otherwise prevent the Company from performing any of its material obligations under this Agreement; provided, that solely with respect to prong (a), no Effects arising out of, relating to, or resulting from the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect (subject to the limitations set forth in this definition): (i) changes generally affecting the industry in which the Company operates; (ii) changes in the general economic, business, regulatory, legislative or political conditions within the U.S. or globally; (iii) general changes in the securities, credit, financial or other capital markets of the U.S. or globally (including changes generally in prevailing interest rates, currency exchange rates and credit markets ); (iv) the availability or cost of equity, debt or other financing to Parent or Merger Sub, (v) earthquakes, fires, floods, hurricanes, tornadoes natural disasters, or similar catastrophes, acts of God or other comparable events, pandemics or epidemics, including COVID-19, or acts of terrorism, cyberterrorism, war, civil unrest, civil disobedience, sabotage, cybercrime, national or international calamity, military action, outbreak of hostilities, declaration of a national emergency or any other similar event, or any change, escalation or worsening thereof (including in each case any actions by a Governmental Authority in response thereto); (vi) any change in GAAP or any change in Laws (or interpretation or enforcement thereof); (vii) any Effect on the relationships (contractual or otherwise) with customers, suppliers, vendors, licensors, business partners, employees or contractors of the Company and the Company Subsidiaries (including the loss of such relationships), as a result of the execution, delivery or performance of this Agreement or the announcement or pendency or consummation of the Transactions; (viii) any decline in the market price or trading volume of the capital stock of Company or any failure to meet internal or published projections, budget, forecasts or revenue or earnings estimates or predictions or other operating metrics for any period or any change in the credit rating of the Company or any of its securities; provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Material Adverse Effect to the extent not otherwise excluded by the definition thereof; (ix) any actions taken which Parent or Merger Sub has expressly approved, consented to or requested in writing or that is expressly required by this Agreement, or the failure to take any action that Parent or Merger Sub has expressly approved, consented to or requested in writing that the Company not take or that is expressly prohibited by this Agreement; (x) any stockholder class action litigation, derivative or similar litigation solely relating to this Agreement and the Transactions, including allegations of a breach of fiduciary duty or misrepresentation in public disclosure or any demand, action, claim or proceeding for appraisal of any Company Shares solely in connection with this Agreement and the Transactions; and (xi) the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates; provided, that an Effect described in any of clauses (i)-(iii), and (vi) may be taken into account to the extent the Company and the Company Subsidiaries are disproportionately affected thereby relative to companies in substantially similar industries to those in which the Company and the Company Subsidiaries operate.

“Company RSU” means an award under any of the Company Stock Plans or in any other manner that provides for payment at a future date of one or more shares of Company Common Stock or value derived therefrom, other than a Company Stock Option.

“Company Series A Preferred Stock” means the Company’s Series A Common Stock Equivalent Convertible Preferred Stock, par value $0.0001 per share.

“Company Software” means Software in the Owned Company Intellectual Property.

“Company Stock Option” means any option to purchase one or more shares of the Company’s Common Stock granted under any of the Company Stock Plans or in any other manner.

“Company Stock Plans” means any equity incentive plans of the Company, as amended, pursuant to which the Company granted Company Stock Options or Company RSUs (including the 2016 Stock Plan and the 2021 Equity Incentive Plan).

“Company Termination Fee” shall mean an amount equal to $1,520,246.

“Continuing Employees” mean all employees of the Company or any Company Subsidiary who (i) at the Effective Time, continue their employment with the Company or any Company Subsidiary, or (ii) remain or become, at the Effective Time, employees of the Company, any Company Subsidiary or Parent.

“Contract” means any legally binding contract, subcontract, agreement, indenture, deed of trust, license, sublicense, note, bond, loan instrument, mortgage, lease, purchase or sales order, concession, franchise, option, insurance policy, benefit plan or guaranty and any similar legally binding undertaking, commitment or pledge.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Copyrights” means any and all U.S. and foreign copyrights with respect to Works of Authorship and all registrations, applications, and renewals of the foregoing.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“Credit Agreement” means that certain Credit Agreement, to be entered into by and between the Sponsor, Parent and Merger Sub, in substantially the form attached as Exhibit A to the Debt Commitment Letter, as amended from time to time.

“Environmental Laws” means any Law relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances, including the exposure of any individual to Hazardous

Substances, (ii) the manufacture, handling, transport, transfer, use, recycling, treatment, storage, investigation, removal, remediation, exposure of others to, distribution or disposal of Hazardous Substances or materials containing Hazardous Substances, (iii) pollution, regulation or protection of the indoor or outdoor environment or natural resources or human health and safety as it relates to environmental protection, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq. and their state and local counterparts; or (iv) any Laws governing or applicable to any product content including the European Union Directives 2012/19/EU (Waste Electrical and Electronic Equipment Directive) and 2011/65/EU (Restriction on the Use of Hazardous Substances).

“ERISA Affiliate” means any Person that, together with the Company or any Company Subsidiary, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Governmental Authority” means any (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); or (iv) organization, entity or body or individual exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or similar power of any nature (including stock exchanges).

“Hazardous Substances” means (i) those substances defined in or regulated as hazardous or toxic substances, materials or wastes under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any biological or chemical substance, material or waste regulated or classified as hazardous, toxic, or radioactive pursuant to any Environmental Law.

“Health Care Law(s)” mean(s) (i) licensure, certification, or registration requirements of all Governmental Entity relating to the service conducted or provided by the Company, including the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), the Federal Controlled Substances Act (21 U.S.C. § 801 et seq.) or any relevant applicable state Law, (ii) the Medicare statute (Title XVIII of the Social Security Act, 42 U.S.C. § 1395 et seq.), the Medicaid statute (Title XIX of the Social Security Act, 42 U.S.C. § 1396 et seq.) and the regulations promulgated thereunder, and any other federal, state, or local governmental healthcare programs, including applicable program requirements, (iii) any criminal Laws relating to healthcare, including all criminal false claims statutes (e.g., 18 U.S.C. Sections 287 and 1001), (iv) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b, (v) all Laws relating to health care fraud and abuse, including the civil False Claims Act of 1863 (31 U.S.C. Section § 3729 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b) et seq.), the Stark Act (42 U.S.C. § 1395nn), and the Health Care Fraud Statute, 18 U.S.C. § 1347, (vi) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152) and the regulations promulgated thereunder, (vii) all federal and state self-referral prohibitions and state anti-kickback, illegal remuneration, fee-splitting, corporate practice, provider conflict of interest Laws, (viii) all applicable federal and state Laws applicable to the practice of pharmacy or other federal, state, and local Laws, and the regulations promulgated pursuant to such Laws, concerning the handling, storage or distribution of legend and non-legend devices, (ix) other applicable quality, safety certification, and accreditation standards and requirements, or (x) the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191.

“Indebtedness” means any of the following and, in each case, including all accrued and unpaid interest thereon and any premiums, prepayment penalties, breakage costs and other fees and expenses arising as a result of the payment of any such amount owed: (i) indebtedness for borrowed money (including any capital lease obligations) of the Company or any Company Subsidiary; (ii) obligations of the Company or any Company Subsidiary evidenced by any note, bond, debenture or other debt security; (iii) the deferred purchase price of property or services (other than trade payables or accruals incurred in the ordinary course of business); (iv) obligations under any bankers’ acceptances or letters of credit (to the extent drawn upon), performance bonds or similar obligations; (v) obligations in respect of any interest rate, currency, swap or other hedging agreements; (vi) obligations of another Person secured by a Lien on any asset of the Company or any Company Subsidiary; (vii) any severance, transaction bonuses (or any other similar payments), retention payments or deferred compensation, in each case, together with the employer portion of any employment, payroll, social security, unemployment, withholding or other similar Taxes related thereto (whether or not any such Taxes may be eligible for deferral under the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136), computed as though all such amounts were payable as of the Closing Date); (viii) all unfunded or underfunded or unpaid obligations with respect to any defined benefit or defined contribution pension plan (including employer contributions owed with respect to any defined contribution pension plan); and (ix) obligations of other Persons of the nature of those referred to in clauses (i) through (viii) that are guaranteed by the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary is otherwise liable.

“Indemnified Person” means each Person who is now or was prior to the Effective Time an officer or director of the Company or any Company Subsidiary and each Person who is now or was prior to the Effective Time an officer or director of the Company or any Company Subsidiary who served as a fiduciary under or with respect to any employee benefit plan of the Company or the Company Subsidiaries (within the meaning of Section 3(3) of ERISA).

“Intellectual Property” means any and all, in the United States and all foreign countries or jurisdictions, (i) formulae, algorithms, procedures, processes, methods, techniques, know-how, ideas, creations, inventions (whether patentable or unpatentable and whether or not reduced to practice), discoveries, and improvements and all Patents; (ii) all moral rights and copyrights in any works of authorship, including, but not limited to, Software, content, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, and other copyrightable subject matter (“Works of Authorship”) and all Copyrights; (iii) databases and other protectable compilations and collections of data or information (“Databases”); (iv) trademarks and service marks, together with other protectable logos and designs, and trade dress, including goodwill associated with any of the foregoing (“Trademarks”); (v) domain names and social media accounts (including login credentials) (vi) confidential and proprietary information not generally known to the public that derive independent economic value from not being generally known or readily ascertainable: (A) any technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, and other information and other intangible materials, (B) customer, vendor, and distributor lists, contact and registration information, and correspondence and (C) any specifications, designs, prototypes, and schematics (“Trade Secrets”); (vii) all other proprietary and intellectual property rights, including, as applicable, (A) the exclusive right to display, reproduce, and create derivative works based on any of the foregoing; (B) rights to income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and (C) the rights to sue and recover for past, present or future infringements, misappropriations or other conflict with any of the foregoing intellectual property.

“Knowledge of the Company” means the actual knowledge of the individuals set forth on Schedule 1.1(a), including in each case the knowledge that such Person would have obtained following reasonable inquiry of such Person’s direct reports who would reasonably be expected to have knowledge of the subject matter in question.

“Lien” means any liens, mortgages, pledges, security interests, or other similar encumbrances of any kind or nature whatsoever.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Open Source” means Software that is generally available in source code form and that is distributed under a license which, by its terms, (i) does not prohibit licensees of such Software from licensing or otherwise distributing such Software in source code form, (ii) does not prohibit licensees of such Software from making modifications thereof, (iii) does not require a royalty or other payment for the licensing or other distribution, or the modification, of such Software (other than a reasonable charge to compensate the provider for the cost of providing a copy thereof), and (iv) any software where use is governed under a license now or in the future approved by the Open Source Initiative and listed at https://www.opensource.org/licenses (including all versions of the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero GPL (AGPL), Eclipse Public License, Common Public License, CDDL, Mozilla Public License (MPL), and Server Side Public License (SSPL)).

“Optionholders” means the holders of the Company Stock Options.

“Owned Company Intellectual Property” means any and all Intellectual Property that is owned or purported to be owned by (solely or jointly) the Company or any Company Subsidiary.

“Parent Class B Units” means the Class B Units of Parent.

“Parent Material Adverse Effect” means any Effect that would, or would reasonably be expected to, prevent or materially delay consummation of the Transactions or otherwise prevent Parent and Merger Sub from performing any of their material obligations under this Agreement.

“Parent Units” means the Class A Units of Parent.

“Patents” means any and all U.S. and foreign patent rights, including without limitation, all (i) patents, (ii) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (iii) all patents-of-addition, revisions, reissues, reexaminations, confirmations, re-registrations, invalidations, and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, and (iv) all foreign counterparts of any of the foregoing.

“Permitted Liens” means (i) Liens for Taxes that are not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (ii) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business consistent with past practice or that are not due and payable or, if due, are not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside for the payment thereof, (iii) zoning, building, subdivision, environmental, entitlement or other similar codes and regulations with are not violated by the current use or occupancy of the applicable real property or the operation of the Company or the Company Subsidiaries’ business thereon, (iv) defects or irregularities in title, easements, quasi-easements, rights-of-way, covenants or similar encumbrances with respect to real estate or the underlying fee interest of any Company Leased Real Property, in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable Company Leased Real Property, (v) statutory or contractual Liens in favor of lessors arising in connection with any lease unless caused by the Company or any Company Subsidiary, (vi) any Lien created under federal securities Laws, (vii) any Lien that is disclosed in the notes to the consolidated financial statements of the Company included in the SEC Reports, and (viii) any non-exclusive license or similar right in or to any Intellectual Property entered into in the ordinary course of business.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association, enterprise, society, estate, firm, joint venture, organization, entity or Governmental Authority.

“Registered Company Intellectual Property” means all Patents, registered Trademarks, applications to register Trademarks, registered Copyrights and applications to register Copyrights included in the Owned Company Intellectual Property that are currently registered, recorded, or filed by, for, or in the name of Company or any Company Subsidiary with any Governmental Authority.

“Representatives” means the directors, officers, employees, agents (including financial, technical and legal advisors, accountants and investment bankers) and other advisors and representatives of a Person.

“Rollover Shares” means Company Shares contributed by any Rollover Stockholder in exchange for units in Parent.

“RSU Holders” means the holders of the Company RSUs.

“Sanctioned Country” means any country or region or government thereof that is itself the subject or target of comprehensive Sanctions (at the time of this Agreement Cuba, Iran, North Korea, Syria, Venezuela and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the target of Sanctions or restrictions under Trade Control Laws including: (i) any Person listed on any Sanctions or export-related list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security or U.S. Department of State Sanctions or export-related list; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise Controlled by a Person or Persons described in clause (i); or (iii) any Person organized or resident in a Sanctioned Country.

“Sanctions” mean means all U.S. and applicable non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the European Union or any European Union member state, the United Nations, or the United Kingdom.

“SEC” means the Securities and Exchange Commission.

“Software” means all computer programs and other software and firmware, including software Databases, protocols, application programming interfaces, user interfaces, software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof.

“Solvent” means with respect to any Person, as of any date of determination, (i) the fair value of the aggregate assets of such Person exceeds its liabilities (including both stated and identified contingent liabilities), (ii) such Person can pay its debts (including identified contingent liabilities) as such debts mature, (iii) the capital in such Person is not unreasonably small for the business in which it is engaged and proposed to be engaged, (iv) the fair value of the aggregate assets of such Person would exceed the sum of (a) its liabilities (including both stated and identified contingent liabilities) and (b) capital (as such capital is calculated pursuant to Section 154 of the Delaware General Corporation Law), and (v) such Person is not insolvent as such term is used under 11 U.S.C. § 547 - U.S. Code - Unannotated Title 11. Bankruptcy § 547, or 11 U.S.C. § 548 - U.S. Code - Unannotated Title 11. Bankruptcy § 548. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Stockholders” means Andrew Spaventa, Eli Glezer, Dalen Meeter, Mike Pellini and David Barker.

“Sponsor” means Deerfield Private Design Fund IV, L.P., a Delaware limited partnership.

“Subsidiary” means, when used with reference to a Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such Person is a general partner (excluding partnerships the general partnership interests of which held by such Person or any subsidiary of such Person do not have a majority of the voting interests in such partnership) or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or Controlled by such Person or by any one or more of its subsidiaries, or by such Person and one or more of its subsidiaries.

“Tax” or “Taxes” means all U.S. federal, state, local, non-U.S. and other net income, gross income, gross receipts, value-added, sales, use, ad valorem, customs duties, capital stock, environmental, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, registration, severance, stamp, occupation, premium, real property, personal property, windfall profits, customs, duties, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges in the nature of a tax, together with any interest, any penalties or additions to tax with respect thereto or additional amount imposed by any Governmental Authority of competent jurisdiction.

“Tax Returns” means returns, reports, Tax elections, declarations, disclosures, schedules, estimates and information returns, including any schedule or attachment thereto, required to be supplied to a Governmental Authority of competent jurisdiction (or any agent thereof) relating to Taxes.

“Third Party” means any Person other than Parent and its Subsidiaries (including Merger Sub) and the respective Representatives of Parent and its Subsidiaries.

“Transfer Taxes” means any transfer, sales, use, stamp, documentary, registration, conveyance, recording, or other similar Tax or governmental fee (and any interest, penalty, or addition with respect thereto) payable as a result of the consummation of the Transactions.

“U.S.” means United States of America.

“Willful and Material Breach” means a material breach of this Agreement that is a consequence of a deliberate act or a deliberate failure to act by the other Party with the actual knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement.

The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acquisition Agreement	6.2(b)(i)
Agreement	Preamble
Anticorruption Laws	3.18
Audited Company Financial Statements	3.7(b)
Assumed RSU	2.7(e)
Book-Entry Shares	2.9(b)
Certificate of Merger	2.2
Certificates	2.9(b)
Change in Recommendation	6.2(b)(i)
Closing	2.2
Closing Date	2.2
Columbia	7.2(f)
Common Merger Consideration	2.6(a)
Company	Preamble

Defined Term	Location of Definition
Company Authorizations	3.20(a)
Company Balance Sheet	3.7(c)
Company Benefit Plans	3.10(a)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Common Stock	Recitals
Company Financial Reports	3.7(b)
Company Intellectual Property Agreements	3.13(j)
Company IT Systems	3.13(m)
Company Leased Real Property	3.12(c)
Company Material Contract	3.16(a)
Company Preferred Stock	Recitals
Company Products	3.13(l)
Company Related Parties	8.3(c)
Company Required Approvals	3.5(b)
Company Securities	3.3(c)
Company Shares	Recitals
Company Subsidiary	3.1(b)
Confidentiality Agreement	6.1(b)
D&O Insurance	6.4(b)
Damages Cap	8.2(a)
Debt Commitment Letter	4.4(a)
Debt Financing	4.4(a)
Delaware Courts	9.7(b)
Designated Continuing Employee	2.7(e)
Designated Continuing Employee RSU	2.7(e)
DGCL	Recitals
Disclosure Schedule	Article 3
Dissenting Company Shares	2.8(a)
EEOC	3.11(e)
Effective Time	2.2
Employee IP Agreement	3.13(f)
Enforceability Limitations	3.4(a)
ERISA	3.10(a)
Exchange Fund	2.9(a)
Excise Tax	6.18
Excluded Stockholders	Recitals
FCPA	3.18
FDA	3.20(a)
GAAP	3.7(b)
Guaranty	4.8
Indemnification Agreements	6.4(a)
Intervening Event	6.2(b)(ii)
IRS	3.10(b)
Law	3.5(a)
Letter of Transmittal	2.9(b)
Measurement Date	3.3(b)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.10(c)
Multiple Employer Plan	3.10(c)

Defined Term	Location of Definition
Notice of Designated Superior Proposal	6.2(b)(iii)
Option Payment	2.7(b)
Order	7.1(b)
Original Meeting Date	6.2(f)(i)
Outside Date	8.1(b)(i)
Unvested Option	2.7(a)
Parent	Preamble
Parent Material Adverse Effect	4.1
Parent Related Parties	8.3(c)
Party or Parties	Preamble
Paying Agent	2.9(a)
Permits	3.6
Proxy Statement	6.2(e)(i)
Requisite Company Vote	3.4(a)
Rollover	2.7(e)
Rollover Agreements	Recitals
Rollover Stockholders	Recitals
RSU Payment	2.7(d)
SEC Reports	Article 3
Securities Act	3.7(a)
SOX	3.7(d)
Special Committee	Recitals
Special Committee Recommendation	Recitals
Stockholders Meeting	6.2(f)(i)
Superior Proposal	6.2(a)(iii)
Support Agreement	Recitals
Surviving Corporation	2.1
Top Customer	3.21(b)
Top Supplier	3.21(a)
Trade Control Laws	3.22
Transactions	Recitals
Unaffiliated Stockholders	Recitals
Unvested Company RSU	2.7(c)
Vested Company RSU	2.7(d)
Vested Option	2.7(b)
Withholding Agent	2.10

Article 2

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and, from and after the Merger, the Company shall be a wholly owned Subsidiary of Parent. The Merger shall have the effects specified in this Agreement and in the DGCL.

2.2 Effective Time; Closing. Unless this Agreement shall have been terminated in accordance with Article 8, upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place by exchange of documents (with signatures) by electronic transmission (a) no later than the third

(3rd) Business Day after the day on which the last of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) has been satisfied or waived (and all such conditions remain satisfied or waived on such Business Day) in accordance with this Agreement or (b) at such other time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” Subject to the terms and conditions set forth herein, a certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the Company and simultaneously with the Closing shall be filed with the Office of the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware (the date and time of such filing, or such later time as shall be agreed by Parent and the Company and specified in such filing, being the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

2.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to be in the form attached hereto as Exhibit A, until thereafter amended as provided by Law and such certificate of incorporation.

(b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated at the Effective Time to be in the form attached hereto as Exhibit B, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such bylaws.

2.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and, except as determined by Parent or Merger Sub prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.6(c), any Dissenting Company Shares and any Rollover Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash, without interest, equal to $20.00, in cash (the “Common Merger Consideration”), payable to the holder of such share of Company Common Stock, upon surrender, in the manner provided in Section 2.9. From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Merger Consideration upon the surrender of such shares of Company Common Stock in accordance with Section 2.9, into which such shares of Company Common Stock have been converted pursuant to this Section 2.6(a). If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Common Merger Consideration shall be equitably adjusted to the extent appropriate (taking into account any prior adjustments applicable pursuant to this Section 2.6(a)) for all purposes of this Article 2 to provide the same aggregate economic effect as contemplated by this Agreement.

(b) The Rollover Shares shall not be entitled to receive the Common Merger Consideration and shall, immediately prior to the Closing, be contributed, directly or indirectly, to Parent pursuant to the terms of the applicable Rollover Agreements. For the avoidance of doubt, the Rollover Shares shall include all shares of the Company Series A Preferred Stock.

(c) Each Company Share held in the treasury of the Company, each Company Share owned by Merger Sub, Parent or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time, and each of the Rollover Shares shall be canceled and retired without any conversion thereof, and no payment or distribution shall be made and no consideration of any kind shall be delivered with respect thereto.

(d) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

2.7 Company Stock Options; Company RSUs; Company ESPP.

(a) By virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of Company Stock Options, each outstanding Company Stock Option (or any portion thereof), that is not a Vested Option (each, an “Unvested Option”) shall be immediately cancelled and forfeited without consideration and be of no further force or effect at the Effective Time, and as of the Effective Time, each holder of Unvested Options shall cease to have any rights with respect thereto.

(b) By virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of Company Stock Options, each outstanding Company Stock Option (or any portion thereof) that is vested immediately prior to the Effective Time or becomes vested as of the Effective Time in connection with the Merger (each, a “Vested Option”) shall be cancelled at the Effective Time and converted automatically into the right to receive, as soon as practicable after the Effective Time, an amount in cash determined by multiplying (x) the excess, if any, of the Common Merger Consideration over the applicable exercise price of such option by (y) the number of Company Shares subject to such Vested Option, less all applicable deductions and withholdings required by Law to be withheld in respect of such payment (such amount, the “Option Payment”). Option Payments to employees and former employees of the Company shall be remitted through the payroll system of the Company or Parent. Option Payments to all other persons shall be remitted through the Company’s or Parent’s accounts payable or (with the consent of the Paying Agent) through the Paying Agent. The amount of cash each Optionholder is entitled to receive with respect to its Vested Options shall be rounded down to the nearest cent and computed after aggregating cash amounts for all Vested Options held. For clarity, if the applicable exercise price of a Vested Option is equal to or greater than the Common Merger Consideration, then the Option Payment shall be deemed to be zero dollars and such option shall be cancelled for no consideration.

(c) By virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the RSU Holders, each Company RSU (or any portion thereof) that is (i) unvested and outstanding immediately prior to the Effective Time (each, an “Unvested Company RSU”) and (ii) held by persons who are not Continuing Employees shall be immediately cancelled and forfeited without consideration and be of no further force or effect at the Effective Time, and as of the Effective Time, each RSU Holder who holds Unvested Company RSUs shall cease to have any rights with respect thereto.

(d) By virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the RSU Holders, each Company RSU (or any portion thereof) that is (i) vested but unsettled immediately prior to the Effective Time (each, a “Vested Company RSU”) and (ii) held by persons who are not Designated Continuing Employees (as defined below) shall be cancelled at the Effective Time and converted automatically into the right to receive, as soon as practicable after the Effective Time (or, to the extent required in order to avoid the holder becoming subject to any tax, penalty or interest under Section 409A of the Code, the earliest payment date provided for in the terms and conditions of the Company RSU) an amount in cash (without interest) equal to (x) the Common Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to each such Company RSU, less all applicable deductions and withholdings required by Law to be withheld in respect of such payment (such amount, the “RSU Payment”). If the payment for any Vested Company RSU pursuant to this Section 2.7(d) cannot be made as soon as practicable after the Effective Time without triggering any tax, penalty or interest under Section 409A of the Code, the Company shall provide to Parent prior to the Effective Time a written schedule specifically identifying the applicable payment date for each such Vested Company RSU that complies with the payment rules under Section 409A of the Code. RSU Payments to employees and former employees of the Company shall be remitted through the payroll system of the Company or Parent. RSU Payments to all other persons shall be remitted through the Company’s or Parent’s accounts payable or (with the consent of the Paying Agent) through the Paying Agent.

(e) By virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the RSU Holders, each Unvested Company RSU and Vested Company RSU (or, in each case, any portion thereof) that is held by those Continuing Employees designated by Parent at least five (5) days prior to the Effective Time (each, a “Designated Continuing Employee” and each such Unvested Company RSU and Vested Company RSU held by such Designated Continuing Employee, a “Designated Continuing Employee RSU”), shall be automatically converted into a restricted stock unit (“Assumed RSU”) and settled in Parent Class B Units (the “Rollover”), on the same terms and conditions (except with respect to the employment terms applicable to the holders of Designated Continuing Employee RSUs with the Surviving Corporation), including, for the avoidance of doubt, the applicable vesting and settlement requirements, as applied to each such Designated Continuing Employee RSU immediately prior to the Effective Time, except that the number of Parent Class B Units underlying each such Assumed RSU will be equal to 20. Each Designated Continuing Employee shall be responsible for the employee portion of all applicable Taxes required by Law to be withheld at the time the Designated Continuing Employee’s Assumed RSUs are settled in Parent Class B Units.

(f) Prior to the Effective Time, the Company shall to the extent and in the manner required by the applicable Company Stock Plan provide notice (in a form reasonably satisfactory to Parent) to each holder of an outstanding award granted pursuant to any Company Stock Plan describing the treatment of such award in accordance with this Section 2.7 and the applicable Company Stock Plan. Prior to the Effective Time, the Company shall take (or cause there to be taken, as the case may be) such actions, shall obtain such consents, adopt (or cause there to be adopted) any amendments of any Company Stock Plan and any awards thereunder, as may be necessary to effect the transactions contemplated by this Section 2.7.

(g) Company ESPP.

(i) Prior to the Effective Time, the Company shall take all actions necessary such that the current offering period in progress as of the date of this Agreement shall be the final offering period under the Company ESPP. If such offering period has not ended prior to the Effective Time, then, prior to the Effective Time, the Company (A) shall take all actions necessary such that a date to be determined by the Company (but in no event later than the Effective Time) shall be the last day of such offering period and (B) shall make such other pro-rata adjustments as may be necessary to reflect the shortened and final offering period but otherwise treating such shortened and final offering period as a fully effective and completed offering period for all purposes under the Company ESPP. In addition, effective as of the date of this Agreement, the Company shall have taken all actions necessary such that (A) no new participant shall be permitted to join the current offering period in progress under the Company ESPP and (B) no participant in the Company ESPP with respect to the current offering period shall be permitted to increase their elections with respect to the current offering period.

(ii) Unless it has earlier terminated, the Company shall take all actions necessary so that the Company ESPP shall terminate immediately prior to and effective as of the Effective Time. All amounts withheld by the Company on behalf of the participants in the Company ESPP that have not been used to purchase Company Common Stock at or prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the Company ESPP.

(iii) The Company agrees to take any and all actions necessary to approve and effectuate the foregoing provisions of this Section 2.7(g) including making any determinations or resolutions of the Company Board or a committee thereof.

2.8 Dissenting Shares.

(a) Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding immediately prior to the Effective Time and held of record or Beneficially Owned by the stockholders of the Company who are entitled to demand appraisal and who shall have properly and validly perfected their statutory rights of appraisal in respect of such Company Shares in accordance with Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost, waived or forfeited their rights to such appraisal and payment under the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Common Merger Consideration. Such registered holders or Beneficial Owners shall instead be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that any holder or Beneficial Owner of Dissenting Company Shares who shall have failed to perfect or who shall have effectively withdrawn or waived, lost, or forfeited their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Common Merger Consideration, without interest thereon, upon compliance with the procedures set forth in Section 2.9.

(b) The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Section 262 of the DGCL and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands, in respect of Dissenting Company Shares.

2.9 Surrender of Company Shares; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), which shall provide for the payment by the Paying Agent of the amounts payable under Section 2.6(a) and Section 2.6(b) in accordance with the terms of this Section 2.9. On or prior to the Closing Date, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate amount payable pursuant to Section 2.6(a) and Section 2.6(b) (the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall, pending its disbursement to holders of shares of Company Common Stock, be invested by the Paying Agent as directed by Parent. No investment of the Exchange Fund shall relieve Parent, the Surviving Corporation or the Paying Agent from making the payments required by this Article 2, and to the extent that there are net losses with respect to any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the applicable holders of Company Common Stock immediately prior to the Effective Time in the amount of such net losses, which additional funds shall be deemed to be part of the Exchange Fund. No investment of the Exchange Fund shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent. The Surviving Corporation shall bear and pay all charges and expenses, including those of the Paying Agent, incurred in connection with the payment of funds to holders of Company Shares.

(b) Promptly after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of certificates representing shares of Company Common Stock (the “Certificates”) and to each holder of record (as of immediately prior to the Effective Time) of book-entry shares representing shares of Company Common Stock (the “Book-Entry Shares”), in each case whose shares were converted into the right to receive the Common Merger Consideration pursuant to Section 2.6(a), (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (if applicable) shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in such form and have such other provisions as Parent may reasonably specify (the “Letter of Transmittal”) and (ii) instructions for use in surrendering the Certificates or Book-Entry Shares, as applicable, in exchange for the Common Merger Consideration payable with respect thereto. Upon surrender to the Paying Agent of a Certificate for cancellation (or any affidavit of loss provided in lieu of any Certificate) or receipt of an “agent’s message” in customary form by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares, in either case together with a duly completed and validly executed Letter of Transmittal and such other documents as may customarily be required by the Paying Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the amount of cash which the shares of Company Common Stock theretofore represented by such Certificate or book-entry entitle such holder to receive pursuant to the provisions of this Article 2 and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. Until so surrendered or transferred, as the case may be, each such Certificate or Book-Entry Share shall represent after the Effective Time for all purposes only the right to receive the Common Merger Consideration. No interest shall be paid or shall accrue on any cash payable to holders of Certificates (or any affidavit of loss provided in lieu of any Certificate) or Book-Entry Shares pursuant to the provisions of this Article 2. In the event of a transfer of ownership of Company Common Stock or Company Series A Preferred Stock that is not registered in the transfer records of the Company, cash payment may be made to a Person other than the Person in whose name the Certificate (or any affidavit of loss provided in lieu of any Certificate) or Book-Entry Shares so surrendered are registered if such Certificate (or any affidavit of loss provided in lieu of any Certificate thereof) shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares shall be properly transferred, and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate (or any affidavit of loss provided in lieu of any Certificate) or Book-Entry Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. The Paying Agent shall accept such Certificates and Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal and reasonable exchange practices.

(c) The Common Merger Consideration paid upon the surrender for exchange of Certificates and Book-Entry Shares in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such Certificates or Book-Entry Shares, and, after the Effective Time, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Common Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate (or any affidavit of loss provided in lieu of any Certificate) or Book-Entry Share in accordance with Section 2.9(b), without interest, and (ii) there shall be no further registration of transfers on the stock transfer books of the Company of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by applicable Law.

(d) Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Book-Entry Shares for twelve (12) months after the Effective Time shall be delivered to Parent or the Surviving Corporation, upon demand, and any holders of Certificates (or any affidavit of loss provided in lieu of any Certificate) or Book-Entry Shares who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or similar Laws, as general creditors thereof) for payment of their claim for Common Merger Consideration, without any interest thereon.

(e) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered prior to the earlier of (i) two (2) years after the Effective Time and (ii) immediately prior to the date on which the Common Merger Consideration payable with respect to the Company Shares represented by such Certificate or Book-Entry Shares pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Authority, then any such Common Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Paying Agent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.9(d)) shall, subject to such Person’s compliance with the exchange procedures set forth in Section 2.9(b) (other than the surrender of a Certificate), issue in exchange for such lost, stolen or destroyed Certificate the Common Merger Consideration payable with respect to the Company Shares represented by such Certificate in accordance with this Article 2.

(g) For the avoidance of doubt, this Section 2.9 shall not apply to any Rollover Shares or Rollover Stockholders, solely in their capacity as holders of Rollover Shares. All Rollover Shares shall be treated as provided for in the applicable Rollover Agreements.

2.10 Withholding Rights. Each of Merger Sub, Parent, the Surviving Corporation or the Paying Agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to Article 2 of this Agreement to any holder of Company Shares, Company RSUs and Company Stock Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code and the Treasury Regulations promulgated thereunder, or any provision of state, local or non-U.S. Tax Law. Before making any such deduction or withholding (other than any withholding with respect to compensation payments and any backup withholding under Code Section 3406), the Withholding Agent shall use commercially reasonable efforts to give the Person in respect of whom such deduction or withholding is to be made prior notice of such anticipated deduction or withholding as soon as reasonably practicable and all relevant parties shall use commercially reasonable efforts to cooperate to reduce or eliminate any applicable withholding. To the extent that amounts are so deducted and withheld and remitted over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.

2.11 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in Law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or (ii) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in Law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the disclosure letter of even date herewith delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement and referring by Section number to the representations and warranties in this Agreement (the “Disclosure Schedule”), (it being agreed that disclosure of an item in any section shall be deemed to have been disclosed for each other section of this Agreement to the extent the relevance of such disclosure to such other section of this Agreement is reasonably apparent on the face of such disclosure), and (ii) as disclosed in the forms, reports and other documents required to be filed by the Company with, or furnished by the Company to, the SEC since January 1, 2024, and publicly available at least two (2) Business Days prior to the date of this Agreement, but excluding, in each case, any disclosures set forth in any “risk factor”, “forward looking statements”, or “quantitative and qualitative disclosures about market risk” section or similar section (such documents filed since January 1, 2024, and those filed by the Company with the SEC subsequent to the date hereof, if any, including any amendments thereof, being collectively referred to as the “SEC Reports”); provided, that nothing in the SEC Reports shall be deemed to be disclosed against Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.7, Section 3.8(i), Section 3.18 and Section 3.25, the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification; Company Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to do so, individually or in the aggregate, would not have, or would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Company Material Adverse Effect.

(b) Section 3.1(b) of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of the name, and jurisdiction of organization of each Subsidiary of the Company (each a “Company Subsidiary”) as well as the ownership interest of the Company in each such Company Subsidiary and the ownership interest of any other Third Party in each Company Subsidiary. Each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has the requisite corporate or similar power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so duly organized, validly existing or in good standing or to have such requisite corporate or similar power and authority, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Company Material Adverse Effect.

(c) Except for the Company Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. There are no outstanding contractual obligations of the Company or any Company Subsidiary to make any investment (in the form of a loan, capital contribution or otherwise) in any such Person.

3.2 Certificate of Incorporation and Bylaws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the Bylaws, including all amendments thereto, as in effect as of the date of this Agreement, of the Company. The Company is not in violation of the Certificate of Incorporation or the Bylaws. Each Company Subsidiary has heretofore made available to Parent a complete and correct copy of its organizational and governing documents, including all amendments thereto, as in effect as of the date of this Agreement, of such Company Subsidiary. No Company Subsidiary is in violation of its applicable organizational or governing documents.

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 410,000,000 Company Shares, par value $0.0001 per share. The number of shares of Company Common Stock authorized to be issued is 400,000,000. The number of shares of Company Preferred Stock authorized to be issued is 10,000,000, of which 7,000 have been designated as Company Series A Preferred Stock.

(b) As of December 20, 2024 (the “Measurement Date”):

(i) 2,533,744 shares of Company Common Stock were issued and outstanding;

(ii) 2,500 shares of Company Series A Preferred Stock were issued or outstanding;

(iii) no Company Shares were held in the treasury of the Company;

(iv) no Company Shares were held by any Company Subsidiary;

(v) 360,038 Company Shares were subject to outstanding Company Stock Options, of which Company Stock Options to purchase 262,113 shares of Company Common Stock were exercisable;

(vi) 163,455 Company RSUs were outstanding; and

(vii) all outstanding Company Shares were validly issued, fully paid and non-assessable and are issued free of any preemptive rights created by the Certificate of Incorporation or Bylaws or any Contract to which the Company is a party.

(c) Except as set forth above and except for changes since the Measurement Date resulting from the exercise of Company Stock Options or vesting of Company RSUs outstanding on such date, as of the date of this Agreement, there are no outstanding (i) options, warrants, calls, agreements, or other securities or rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, deliver or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such options, warrants, calls, agreements or other securities or rights, Contracts, arrangements or commitments of any such character, (ii) shares of capital stock or other voting securities or ownership interests in the Company or any Company Subsidiary, or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities (including any bonds, debentures, notes or other Indebtedness having voting rights or convertible or exchangeable into securities having voting rights) or ownership interests in the Company or any Company Subsidiary (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). There is no liability for dividends accrued and unpaid by the Company or any Company Subsidiary other than intercompany dividends.

(d) All Company Shares subject to issuance pursuant to outstanding Company Stock Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights created by the

Certificate of Incorporation or Bylaws or any Contract to which the Company is a party. There are no shareholder agreements, voting trusts or similar agreements to which the Company or any Company Subsidiary is a party with respect to the (i) voting of any capital stock of, or other equity interest in, the Company or any Company Subsidiary or (ii) contractual obligations or agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any capital stock of the Company or capital stock of (or other equity or voting interest in) any Company’s Subsidiary.

(e) Section 3.3(e) of the Disclosure Schedule sets forth a listing, as of the Measurement Date, of (i) all equity plans of the Company (including all Company Stock Plans); (ii) all outstanding Company Stock Options and Company RSUs; (iii) the date of grant and name of the holder of each Company Stock Option and each Company RSU; (iv) with respect to each Company Stock Option, the exercise price thereof; and (v) with respect to each Company Stock Option, whether or not such Company Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Each Company Stock Option and each Company RSU was granted in accordance with the terms of the applicable Company Stock Plan and all other applicable Law. All Company Stock Options and Company RSUs are evidenced by written and executed Company Stock Plans, in each case substantially in the forms that have been made available to Parent and Merger Sub.

3.4 Authority Relative to this Agreement.

(a) Assuming the accuracy of the representations set forth in Section 4.7, the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger, subject only to adoption of this Agreement by the holders of a majority of the outstanding Company Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Company Vote”). Assuming the accuracy of the representations set forth in Section 4.7, except for the Requisite Company Vote, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings or actions on the part of the Company or vote of holders of any class of the capital stock of the Company are necessary to authorize this Agreement or to consummate the Transactions, including the Merger (other than, with respect to the Merger, the filing of the Certificate of Merger). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws of general applicability affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses, general equitable principles and to the discretion of the court before which any proceeding therefor may be brought (such enforceability limitations set forth in the preceding clauses (i) and (ii), the “Enforceability Limitations”).

(b) The Special Committee, at a meeting duly called and held on December 22, 2024, unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of, the Company and the Unaffiliated Stockholders (ii) determined that it is advisable and in the best interests of the Company and the Unaffiliated Stockholders to enter into, approve, adopt and declare advisable, this Agreement, (iii) recommended that the Company Board determine that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders to enter into, and approve, adopt and declare advisable, this Agreement, (iv) approve the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained in this Agreement, (v) direct that the adoption of this Agreement and approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (vi) recommend that the stockholders of the Company vote to adopt the Special Committee Recommendation.

(c) The Company Board, at a meeting duly called and held on December 22, 2024 (i) determined that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Unaffiliated Stockholders, (ii) determined that it is advisable and in the best interests of the Company to enter into, and approved, adopted and declared advisable, this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained herein, (iv) directed that the adoption of this Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (v)  resolved to recommend that the stockholders of the Company vote, to adopt the Company Board Recommendation.

3.5 No Conflict; Required Filings and Consents.

(a) Assuming the accuracy of the representations set forth in Section 4.7, compliance with the matters referenced in Section 3.5(b) and receipt of the Requisite Company Vote and the Company Required Approvals, and subject to obtaining the consents listed in Section 3.5(a) of the Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company, including the consummation of the Transactions, including the Merger, will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any U.S. or non-U.S. law, including any statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority of competent jurisdiction (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound, (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, or (except with respect to Company Stock Options and Company RSUs in connection with the treatment of such awards under Section 2.7 of this Agreement) give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary or (iv) require any consent by any Person under, result in a violation of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company or any Company Subsidiary is entitled, under any Company Material Contract to which the Company or any Company Subsidiary is subject, except, with respect to clauses (iii) or (iv), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, waiting period expiration or termination, authorization or permit of, or filing with or notification to, any Governmental Authority of competent jurisdiction, except (i) for (y) the filing of the Proxy Statement with the SEC, and (z) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the foregoing clauses (y) and (z) collectively, the “Company Required Approvals”), and (ii) subject to obtaining the Requisite Company Vote, where the failure to obtain such consents, approvals, waiting period expirations or terminations, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Company Material Adverse Effect.

3.6 Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, governmental licenses, permits, easements, variances, exceptions, consents, certificates, certifications, approvals and orders of any Governmental Authority of competent jurisdiction, including with respect to any Environmental Laws, necessary for each of the Company or the Company

Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Permits”), including all insurance and reinsurance licenses required by any such Permit, except where the failure to have any of the Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No suspension, modification or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened that would reasonably be expected to result in the suspension, modification or cancellation of any such Permits, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. From January 1, 2021 to the date of this Agreement, neither the Company nor any Company Subsidiary has received any written or oral notice that the Company or any Company Subsidiary is in conflict with, or in default, breach or violation of, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or any Permit to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written or oral notice from any Governmental Authority alleging that it is not in compliance in any respect with any Law, except where such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

3.7 SEC Filings; Financial Statements.

(a) The Company has filed or furnished all forms, reports and other documents required to be filed or furnished by it with the SEC since May 27, 2021. Each SEC Report, as of its date (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amended or superseding filing), complied, or will comply, as the case may be, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. The SEC Reports do not, and any SEC Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. The Company is in compliance in all material respects with the applicable listing and corporate governance requirements of the Nasdaq.

(b) Each of the audited consolidated financial statements contained in the SEC Reports (collectively, the “Audited Company Financial Statements”) (i) complied, or will comply, as the case may be, as of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amended or superseding filing), in all material respects, with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, (ii) was, or will be, as the case may be, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (iii) fairly presents, or will fairly present, as the case may be, in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, and the unaudited financial information contained in the SEC Reports (such unaudited financial information together with the Audited Company Financial Statements, the “Company Financial Reports”) (A) complied, or will comply, as the case may be, as of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amended or superseding filing), in all material respects, with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, (B) was, or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (C) fairly presents, or will fairly present, as the case may be, in all material respects the consolidated financial position and results of operations of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject to normal year-end adjustments and to any other adjustments described therein, including the notes thereto).

(c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Company Subsidiaries as of September 30, 2024, including the notes thereto (the “Company Balance Sheet”), neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be disclosed on a consolidated balance sheet of the Company, except for (i) executory performance obligations under Contracts to which the Company or any Company Subsidiary is a party and entered into in the ordinary course of business, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Company Balance Sheet (none of which relates to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action), (iii) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iv) liabilities and obligations reasonably incurred in connection with the Transactions or as required by this Agreement. There are no off-balance sheet arrangements of any type required to be disclosed pursuant to Item 303 of Regulation S-K promulgated under the Securities Act.

(d) Each of the principal executive officers of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made, and will make, as the case may be, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Reports, and the statements contained in such certifications are true and correct. For purposes of this Section 3.7(d), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(e) The Company maintains a system of internal controls over financial reporting and accounting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) policies and procedures require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made in accordance with appropriate authorizations of the Company; (iii) access to assets that would reasonably be expected to have an effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable and timely intervals and appropriate and prompt action is taken with respect to any differences.

(f) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that material information that is required to be disclosed by the Company in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX. The Company has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed based on its most recently completed evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement to the Company’s auditors and the audit committee of the Company Board (i) any “significant deficiencies” and “material weaknesses” in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The terms “significant deficiencies” and “material weaknesses” have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act.

(g) The Company has made available to Parent copies of all comment letters received by the Company from the SEC since May 27, 2021, to the date of this Agreement, relating to the Company’s SEC Reports and all responses of the Company thereto. As of the date of this Agreement, there are no outstanding unresolved issues with respect to the Company or the SEC Reports noted in comment letters or other correspondence received by the Company or its attorneys from the SEC, and there are no pending (i) formal or, to the Knowledge of the Company, informal investigations of the Company by the SEC or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board. As of May 27, 2021 to the date of this Agreement, there has been no material complaint, inquiry, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.

(h) Schedule 3.7(h) sets forth the estimated amount of expenses, costs and fees incurred and to-be-incurred, or payable or to become payable (whether or not incurred or to-be-incurred), by the Company, the Company Board and the Special Committee, in the aggregate, in connection with the preparation and negotiation of this Agreement, the other documents contemplated hereby, and the transactions contemplated hereby, in respect of (i) fees and expenses of legal counsel, accountants and other third party advisors incurred as of December 20, 2024, and not yet paid as of the date hereof, and (ii) fees and expenses anticipated to be payable to investment banks, legal counsel, accountants and other third party advisors as of the Closing assuming no unanticipated extraordinary actions required between the date hereof and the Closing.

3.8 Absence of Certain Changes or Events. Since December 31, 2023, to the date of this Agreement, except as contemplated by this Agreement, and except as has not, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and the Company Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice. Since December 31, 2023, to the date of this Agreement, (i) there has not been any occurrence, event, condition, circumstance, development, change or effect, having, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) none of the Company or any of the Company Subsidiaries has taken any action that if taken between the date hereof and the Effective Time would constitute a breach of Section 5.1 (other than subsections (ii), (iii), (xi), (xv), (xix), (xxi) and, to the extent related to the foregoing subsections, (xxiv) of Section 5.1(b)).

3.9 Absence of Litigation. As of the date of the Agreement, there is (i) no Action pending, or (ii) to the Knowledge of the Company, no inquiry or investigation pending or Action threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary that, in each case, has had, or would reasonably be expected to have, a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any consent decree, settlement agreement or similar written agreement between the Company and any Governmental Authority of competent jurisdiction that is materially adverse to the Company, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority of competent jurisdiction, in each case, that would reasonably be expected to have a Company Material Adverse Effect.

3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Disclosure Schedule lists all Company Benefit Plans as of the date of this Agreement. The “Company Benefit Plans” shall mean: (i) all employee benefit plans, programs, policies, arrangements or contracts (including any “employee benefit plan” as defined in Section 3(3) of the Employee

Retirement Income Security Act of 1974, as amended (“ERISA”)), all bonus, commission, stock option, stock purchase, restricted stock, incentive or other equity-based arrangements, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, retention bonus, change in control or severance agreement, plan, program, policy, arrangement or Contracts to which the Company or any ERISA Affiliate is a party (except for offer letters that provide for employment that is terminable at will, or provide for payments without material cost or liability to the Company or its Subsidiaries), with respect to which the Company or any ERISA Affiliate has or could have any material obligation or that are maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or any ERISA Affiliate, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any material consulting contracts, arrangements or understandings between the Company or any Company Subsidiary and any natural person consultant of the Company or any Company Subsidiary.

(b) The Company has made available to Parent a true and complete copy of each material Company Benefit Plan and has made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such material Company Benefit Plan (except for individual written Company Stock Option agreements and Company RSU agreements, in which case only forms of such agreements have been made available, unless such individual agreements materially differ from such forms), including as applicable (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications, (iii) the most recent annual report on Internal Revenue Service (“IRS”) Form 5500, (iv) the most recently received IRS determination, opinion or advisory letter for each such Company Benefit Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Benefit Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other material employee benefit plan, program or arrangement, (ii) to enter into any Contract to provide compensation or benefits to any individual other than in the ordinary course of business, or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law.

(c) No Company Benefit Plan is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (a “Multiple Employer Plan”), a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or a plan that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

(d) None of the Company Benefit Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any Person, or (ii) obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of the Transactions. None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable state Law. Except as provided in this Agreement or as set forth in Section 3.10(d) of the Disclosure Schedule, the execution of this Agreement and the consummation of the Transactions (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any Person to any forgiveness of indebtedness, or increase in benefits under or with respect to any Company Benefit Plan, or (ii) trigger any obligation to fund any Company Benefit Plan. No current or former director, employee, or consultant of the Company is entitled to receive a gross-up payment from the Company with respect to any Taxes that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code, or otherwise.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) each Company Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code, (ii) the Company and the Company Subsidiaries have performed all material obligations required to be performed by them under and are not in material default under or in material violation of, and, to the Knowledge of the Company, there is no material default or material violation by any party to, any Company Benefit Plan and (iii) as of the date of this Agreement, no Action is pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan (other than routine claims for benefits in the ordinary course of business).

(f) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination, notification or advisory letter from the IRS covering all of the provisions applicable to such Company Benefit Plan for which such letters are currently available that such Company Benefit Plan is so qualified (and no event has occurred and no condition exists that would or would reasonably be expected to cause the loss of such qualification), has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or may rely upon an opinion letter for a prototype plan, and each trust established in connection with any such Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt (and no event has occurred and no condition exists that would or would reasonably be expected to adversely affect the exempt status of any such trust), has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or may rely upon an opinion letter for a prototype plan. No capital stock of the Company is used as a funding vehicle or otherwise permitted as an investment option with respect to any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

(g) The Company has not, and to the Knowledge of the Company, no other party has engaged in any “prohibited transactions” (within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code and not otherwise exempt under Section 408 of ERISA) or breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan, and neither the Company nor any Subsidiary of the Company has Tax liability under Section 4975 of the Code. Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the Knowledge of the Company, no fact or event exists that could reasonably give rise to any such liability. As of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by the IRS, the United States Department of Labor, Pension Benefit Guaranty Corporation or any other Governmental Authority of competent jurisdiction with respect to any Company Benefit Plan or any trust which serves as a funding medium for any such Company Benefit Plan. All contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates, except as would not result in material liability to the Company or any Subsidiary of the Company.

(h) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) subject to Section 409A of the Code has complied in all material respects with Section 409A of the Code with respect to its form and operation unless otherwise exempt.

(i) No amount paid or payable by the Company or any Subsidiary of the Company in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event as of the date of this Agreement), will be an “excess parachute payment” within the meaning of Section 280G of the Code.

3.11 Labor and Employment Matters.

(a) Section 3.11(a)(i) of the Disclosure Schedule sets forth a true, correct, and complete list setting forth the name, hiring date, title, work location, annual salary or base wages, commissions (both commission target and earned commissions for the current year), bonus (target and any amounts already paid for the current year), overtime classification (e.g., exempt or non-exempt), organization of working time (full time, part time, or temporary), and accrued but unpaid vacation balances of each current employee of the Company or any Company Subsidiary as of the date hereof, and, with respect to any such employees who are currently on a leave of absence, the date the leave commenced or will commence and the anticipated return to work date. Section 3.11(a)(ii) of the Disclosure Schedule contains a true, correct, and complete list of all Persons who are currently engaged or otherwise serving as a consultant or contractor to the Company or any Company Subsidiary showing for each as of the Closing Date: name, description of the services rendered, engagement start date, the expected engagement termination date (if applicable), work location, terms of compensation, and any termination notice requirement.

(b) As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement, work council agreement, work force agreement or any other labor or trade union Contract applicable to Persons employed by the Company or any Company Subsidiary; to the Knowledge of the Company none of the employees or independent contractors of the Company or any Company Subsidiary is represented by any union, works council, or any other labor organization; and, to the Knowledge of the Company, there are, and for the past three (3) years have been, no activities or proceedings of any labor or trade union to organize any such employees or independent contractors. As of the date of this Agreement, there is, and for the past three (3) years has been, no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary. No consent of any labor or trade union is required to consummate any of the Transactions.

(c) All individuals who are or were performing consulting or other services for the Company or any Company Subsidiary have been correctly classified by the Company or the Company Subsidiary in all material respects as either “independent contractors” or employees as the case may be.

(d) All individuals who are or were performing services for the Company or any Company Subsidiary have been correctly classified by the Company or the Company Subsidiary in all material respects as “exempt” from all applicable wage and hour Laws, including but not limited to Laws governing minimum wage, overtime compensation, meal periods and rest breaks.

(e) The Company and the Company Subsidiaries are in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, equal employment opportunity, occupational health and safety, immigration, individual and collective consultation, notice of termination, and redundancy, and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. There is no charge or other Action pending or, to the Knowledge of the Company, threatened before the U.S. Equal Employment Opportunity Commission (the “EEOC”), any court or arbitral body, or any other Governmental Authority of competent jurisdiction with respect to current or former personnel (in their capacity as personnel of the Company) or the employment practices of the Company or any Company Subsidiary, except as described on Section 3.11(e) of the Disclosure Schedule. Neither the Company nor any Company Subsidiary is, or for the past three (3) years has been, a party to, or otherwise bound by, any consent decree with, or citation by, any the EEOC or any other Governmental Authority of competent jurisdiction relating to employees or employment practices. Since January 1, 2023, neither the Company nor any Company Subsidiary has received any notice of intent by the EEOC or any other Governmental Authority of competent jurisdiction responsible for the enforcement of labor or employment Laws to conduct an investigation or inquiry relating to the Company or any Company Subsidiary, and to the Knowledge of the Company, no such investigation or inquiry is in progress.

3.12 Property and Leases.

(a) The Company or one of the Company Subsidiaries owns, and has good and marketable title to, each of the tangible assets reflected as owned by the Company or the Company Subsidiaries on the Company Balance Sheet (except for tangible assets sold or disposed of since that date in the ordinary course of business and sales after the date of the Company Balance Sheet of assets no longer required for the conduct of their respective businesses as presently conducted) in all material respects, free of any Liens (other than Permitted Liens); provided, that no representation is made under this Section 3.12 with respect to Intellectual Property. The Company and the Company Subsidiaries have good and marketable title to all their tangible personal properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have, or be reasonably expected to have, a Company Material Adverse Effect. All of the tangible personal property and assets owned or used by the Company and the Company Subsidiaries are in the condition and repair sufficient to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have, or be reasonably expected to have, a Company Material Adverse Effect.

(b) Neither the Company nor any Company Subsidiary owns, or has ever owned, any real property.

(c) Section 3.12(c) of the Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of all existing leases, subleases, licenses or other agreements (including all amendments, modifications and guarantees related thereto) pursuant to which the Company or any Company Subsidiary uses or occupies, or has the right to use or occupy, now or in the future (“Company Leased Real Property”). All such leases of real property to which the Company or any Company Subsidiary is a party, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Company Subsidiary, except as, individually or in the aggregate, would not have, or be reasonably expected to have, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has made any material alterations, additions or improvements to the Company Leased Real Property that are required to be removed (or of which any landlord or sublandlord could require removal) at the termination of the applicable lease term. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting the Company Leased Real Property or any portion thereof or interest therein, and to the Knowledge of the Company, no such proceedings are threatened. Except as would not have, or be reasonably expected to have, a Company Material Adverse Effect, to the Knowledge of the Company, the Company Leased Real Property is not subject to any special assessment nor zoning or other land-use regulation proceeding, nor any change in any Law or Permit that seeks to impose any material legal restraint on or prohibition against or limit the Surviving Corporation’s ability to operate the business of the Company and the Company Subsidiaries substantially as it was operated prior to the date of this Agreement with respect to the Company Leased Real Property. (i) Neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted to any other Person any rights to use, occupy or possess any part of the Company Leased Real Property, and (ii) neither the Company nor any Company Subsidiary has collaterally assigned or granted any other Lien in the Company Leased Real Property.

3.13 Intellectual Property.

(a) Section 3.13(a) of the Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of (i) Registered Company Intellectual Property, in each case listing, as applicable, the jurisdiction where the application/registration is located and the application or registration number, (ii) Domain Names registered to or in the name of Company, and (iii) any material (A) unregistered trademarks, (B) Software, and (C) inventions, in each case, included among the Owned Company Intellectual Property. All of the Company Intellectual Property listed (or required to be listed) on Section 3.13(a) of the Disclosure Schedule, to the Knowledge of the Company, is, as applicable, valid and enforceable.

(b) The Company is current in the payment of all requisite registration, maintenance and renewal fees due as of the date of this Agreement with respect to the Registered Company Intellectual Property listed on Section 3.13(a) of the Disclosure Schedule, except in each case as the Company has elected in its reasonable business judgment to abandon or permit to lapse a registration or application.

(c) As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any judicial decree, judgment, order, or arbitral award that requires the Company or any Company Subsidiary to grant to any Third Party any license, covenant not to sue, immunity or other right with respect to any Owned Company Intellectual Property.

(d) As of the date of this Agreement, no Registered Company Intellectual Property listed on Section 3.13(a) of the Disclosure Schedule is involved in any interference, reissue, reexamination, opposition, cancellation or other material proceeding regarding invalidity or unenforceability, in the United States or any foreign jurisdiction, and no such action has been threatened in any written communication delivered to the Company or any Company Subsidiary, in each case, that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(e) The Company and Company Subsidiaries have, in accordance with the applicable Law of each relevant jurisdiction, taken reasonable steps consistent with industry standards to protect their rights in and to Trade Secrets included in the Owned Company Intellectual Property, and to the Knowledge of the Company, there has been no misappropriation or unauthorized disclosure of any such Trade Secret included in the Owned Company Intellectual Property, and the Company and Company Subsidiaries are in compliance in all material respects with and have not breached in any respect any contractual obligations to protect the Trade Secrets of Third Parties in accordance with the terms of any Contracts relating to such Trade Secrets of Third Parties.

(f) All Owned Company Intellectual Property developed by past or current employees, consultants, or independent contractors of the Company and Company Subsidiaries (including all such Company Intellectual Property developed by such Persons for or on behalf of the Company within the scope of their employment or engagement) either has been vested in the Company or the applicable Company Subsidiary by operation of Law or has been irrevocably assigned to the Company or applicable Company Subsidiary under a written agreement with present-tense assignment (each, an “Employee IP Agreement”).

(g) Neither the Company nor any Company Subsidiary has received any written notice of any Action challenging the validity or enforceability of any of the Owned Company Intellectual Property listed on Section 3.13(a) of the Disclosure Schedule, or containing any express threat on the part of any Person to bring an Action that any of the Intellectual Property included in the Owned Company Intellectual Property are invalid or unenforceable, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(h) To the Knowledge of the Company, no Third Party is infringing upon any Intellectual Property included in the Owned Company Intellectual Property. Since January 1, 2021, neither the Company nor any Company Subsidiary has commenced any Action with respect to infringement upon any Intellectual Property included in the Owned Company Intellectual Property against any Third Party.

(i) The conduct of the business conducted by the Company and Company Subsidiaries does not infringe, misappropriate, or otherwise violate the Intellectual Property of any Third Party. Neither the Company nor any Company Subsidiary has infringed, misappropriated, or otherwise violated the Intellectual Property of any Third Party. Neither the Company nor any Company Subsidiary has received any written notice of any Action challenging the Company’s or any Company Subsidiary’s ownership of any Registered Company Intellectual Property listed on Section 3.13(a) of the Disclosure Schedule. The Company and the Company Subsidiaries exclusively own all rights, title and interest in and to the Owned Company Intellectual Property (with no breaks in the chain of title thereof) and have a license or otherwise possess adequate rights to use all other Intellectual Property used by the Company in connection with or that is necessary for the conduct of the Company or applicable Company Subsidiary’s business as currently conducted, except for any moral rights of any Third Party existing therein, free and clear of all Liens (except for Permitted Liens). Since January 1, 2021 to the date of this Agreement, Company and the Company Subsidiaries have not received any written notice of any Action alleging that the Company or any Company Subsidiary has infringed upon any Intellectual Property of any Person or that any Company Product infringes upon any Intellectual Property of any Person.

(j) Section 3.13(j) of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of:

(i) all material Contracts to which the Company or any Company Subsidiary is a party as of the date hereof, under which the Company or any Company Subsidiary has granted any Third Party any license, covenant not to sue or other similar right with respect to Owned Company Intellectual Property, other than (1) any licenses or other rights granted under any nondisclosure agreement or otherwise in the ordinary course of business where such grant is ancillary to the primary purpose of such agreement, (2) any licenses or rights with respect to any Company Intellectual Property granted in connection with the licensing, sale, testing, evaluation, provision, supply or other disposition of the Company Products on a non-exclusive basis or otherwise in the ordinary course of business, and (3) any non-exclusive licenses to use the Company’s or any Company Subsidiary’s Trademarks for limited publicity purposes or in connection with such Third Party’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement; and

(ii) all material Contracts to which the Company or any Company Subsidiary is a party as of the date hereof, under which any Third Party has granted to Company or any Company Subsidiary any license, covenant not to sue or other similar right with respect to any Company Intellectual Property owned by such Third Party (other than (1) generally commercially available Software (including Software provided as a service and Software provided or licensed on standard terms, “shrinkwrap” or “clickwrap” license agreements that are non-customized and non-negotiated with a replacement cost or annual license or subscription fee of less than $100,000), (2) any licenses or other rights granted under any nondisclosure agreement or otherwise in the ordinary course of business where such grant is ancillary to the primary purpose of such agreement, (3) any non-exclusive licenses or rights with respect to any Company Intellectual Property granted under any independent contractor or other vendor services agreement or Employee IP Agreement, and (4) any non-exclusive licenses or other rights to use a Third Party’s Trademarks for limited publicity purposes or in connection with the Company’s or any Company Subsidiary’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement).

The material Contracts to which the Company or any Company Subsidiary is a party and that are required to be listed in subsection (i) or (ii) above are, collectively, the “Company Intellectual Property Agreements.” All Company Intellectual Property Agreements that have not expired or terminated in accordance with their terms are in full force and effect and are, to the Knowledge of the Company, enforceable in accordance with their terms (subject to applicable Enforceability Limitations). The Company and each Company Subsidiary is in compliance with, and has not breached any term of, any such Company Intellectual Property Agreements (other than any material breaches that the Company or a Company Subsidiary has cured, or that would not reasonably be expected to have a Company Material Adverse Effect) and, to the Knowledge of the Company, as of the date of this Agreement, all other parties to such Company Intellectual Property Agreements are in compliance with, and have not breached any term of, such Company Intellectual Property Agreements (other than any material breaches that any other party has cured, or that would not reasonably be expected to have a Company Material Adverse Effect). As of the date of this Agreement, the Company is not involved in any pending disputes regarding such Company Intellectual Property Agreements, including disputes with respect to the scope thereof, performance thereunder, or payments made or received in connection therewith, except for disputes that would not reasonably be expected to have a Company Material Adverse Effect. Correct and complete copies of all Company Intellectual Property Agreements have been made available to Parent.

(k) Subject to obtaining the consents that are required to be listed in Section 3.5(b) of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will violate or result in the breach, modification, cancellation, termination or suspension of, loss of any rights or acceleration of any payments under the Company Intellectual Property Agreements (or give rise to any right with respect to any of the foregoing), except for any such breaches, modifications, cancellations, terminations, suspensions, losses, or payment accelerations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(l) Neither the Company nor any Company Subsidiary or Company Product makes use of any Software licensed to the Company nor any Company Subsidiary as Open Source in a manner or fashion that requires any Company Software that is included in or distributed by the Company nor any Company Subsidiary with any Company Product (other than the applicable Open Source component itself): (A) be disclosed or distributed publicly in source code form; (B) be licensed for the purpose of making modifications or derivative works; or (C) be redistributable at no charge. As used herein, “Company Products” means all products and services of the Company or Company Subsidiaries currently sold or marketed for sale by the Company or Company Subsidiaries.

(m) The Company and Company Subsidiaries have taken steps in accordance with generally adopted industry standards to identify (and, as deemed appropriate by the Company or Company Subsidiaries, to address) material spyware, Trojan horses, worms, viruses or other software routines intentionally designed by a Third Party to permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement, or destruction of, Company IT Systems, the Company IT Systems do not contain any such spyware, viruses or the like, in each instance, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used herein, “Company IT Systems” means the Company and each Company Subsidiary’s electronic data processing systems, information systems, telecommunications systems and other computer systems (including all Software, middleware, and computer hardware) that are owned or used and Controlled by the Company or any Company Subsidiary in the conduct of the business of the Company as currently conducted.

(n) (i) No government funding, facilities of a university, college, other educational institution or research center was used in the development of any Owned Company Intellectual Property that is necessary for the conduct of the business of the Company and each Company Subsidiary as currently conducted, and (ii) no Person who contributed to the creation or development of any Owned Company Intellectual Property, was, at the time of such contribution, performing services for the government, university, college, or other educational institution or research center, in each of the foregoing (i) and (ii), in a manner that would, negatively affect Company or the applicable Company Subsidiary’s right or ability to own or use such Owned Company Intellectual Property as used in the conduct of the business of the Company or applicable Company Subsidiary as currently conducted.

3.14 Taxes.

(a) Each of the Company and the Company Subsidiaries has timely filed, or caused to be filed, all income and other material Tax Returns that it was required to file under applicable Laws and regulations (taking into account any applicable extensions) and has timely paid all Taxes due and owing and all other material Taxes required to be paid. All such Tax Returns are true, correct and complete in all material respects. The Company and the Company Subsidiaries have timely withheld and paid to the appropriate Governmental Authority all material Taxes required to be withheld and paid. Since the date of the Company Balance Sheet, neither the Company nor the Company Subsidiaries has incurred any material Tax liability outside the ordinary course of business.

(b) Other than disputes or claims that, individually or in the aggregate, are not material, there is no dispute or claim concerning any Tax liability of the Company or any of the Company Subsidiaries either claimed or raised by any Governmental Authority responsible for the imposition of Taxes in writing which remains unpaid or unresolved.

(c) Neither the Company nor any of the Company Subsidiaries has waived any statutes of limitations in respect of any material Taxes which waiver remains in effect or agreed to any extension of time with respect to a material Tax assessment or deficiency which assessment or deficiency has not been paid. Neither the Company nor any of the Company Subsidiaries has entered into any “closing agreement” or other binding written agreement with respect to any material Taxes with a Governmental Authority under which the Company or any of the Company Subsidiaries will have any continuing obligations after the Effective Time.

(d) During the two (2)-year period ending on the date of this Agreement, neither the Company nor any of the Company Subsidiaries has been a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock occurring during the two (2)-year period ending on the date of this Agreement that was intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provision of state, local or foreign Law).

(e) None of the Company nor any Company Subsidiary is a party to or bound by any Tax allocation, sharing or indemnity agreement (other than contracts the primary purposes of which do not relate to Taxes).

(f) Neither the Company nor any Company Subsidiary has entered into a “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b).

(g) The Company, and each of the Company Subsidiaries, is not currently, and has not been during the past five (5) years, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(h) Except with respect to deferred revenue or prepaid revenues collected in the ordinary course of business, neither the Company nor any of the Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) entered into prior to the Closing Date; (ii) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (iii) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing Date; (iv) an installment sale or open transaction disposition made prior to the Closing Date; or (v) a prepaid amount received prior to the Closing Date. The Company has not made an election under Section 965(h) of the Code.

3.15 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company and each Company Subsidiary and their respective products are and have been since May 27, 2021 in compliance in all material respects with all applicable Environmental Laws, including possessing and complying with all Permits required for their respective ownership and operations under applicable Environmental Laws; (b) (i) to the Knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) have at any time been used by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other Person to make, store, handle, treat, dispose of, arrange for or generate or transport Hazardous Substances in violation of any applicable Environmental Law, and (ii) to the Knowledge of the Company, none of such properties are contaminated with any Hazardous Substance for which the Company or a Company Subsidiary is legally responsible for any unperformed investigation or remediation required by applicable Law or any Contract; (c) as of the date of this Agreement, no Action has been brought or is pending against the Company or any Company Subsidiary, arising under or related to any Environmental Law or related to any environmental condition, including with respect to any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary since May 27, 2021; and (d) neither the Company nor any Company Subsidiary has received any notice, report or other written correspondence from any Governmental Authority or other Person alleging the actual or potential violation or liability under any Environmental Law, since May 27, 2021 or which otherwise remains pending or unresolved. The Company has made available to Parent all material assessments, reports, data, results of investigations or audits, and other similar information that is in the possession or Control of the Company or the Company Subsidiaries as of the date of this Agreement regarding the environmental condition of any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary, including the compliance (or noncompliance) by the Company and the Company Subsidiaries with any Environmental Laws.

3.16 Material Contracts.

(a) Except for this Agreement and agreements filed as exhibits to the SEC Reports or as set forth in Section 3.16(a) of the Disclosure Schedule, the Company has made available to Parent true, correct and complete copies, including any amendments, schedules or exhibits, of:

(i) each Contract that is a “material contract” (as such terms is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii) all Contracts (A) evidencing Indebtedness for borrowed money or the deferred purchase price of property by the Company or any Company Subsidiary (whether incurred, assumed, guaranteed, or secured by any asset) in excess of $500,000 (other than Contracts solely between the Company or any Company Subsidiaries) or (B) granting a Lien (other than a Permitted Lien) on any material assets of the Company and the Company Subsidiaries;

(iii) all Contracts that contain any noncompete or exclusivity provisions to which the Company or any Company Subsidiary is subject that would restrict the ability of Parent or any of its Subsidiaries (including the Company or any of its Subsidiaries) to compete in any line of business or geographic area;

(iv) any Contract that is a collective bargaining agreement, work council agreement, work force agreement or any other labor or trade union Contract applicable to the Company or any Company Subsidiary;

(v) any Contract with any individual employee, individual consultant, individual contractor or other individual service provider of the Company or any Company Subsidiary (A) providing for annual compensation in excess of $150,000 (other than offer letters setting forth the terms of an at-will employment arrangement and Employee IP Agreements), or (B) that is not terminable without severance or other penalty at any time, with or without notice, other than acceleration of equity awards pursuant to individual written Company Stock Option agreements and Company RSU agreements that are substantially in the forms that have been made available to Parent and Merger Sub;

(vi) any Contract that requires the Company or any Company Subsidiary conduct business on a “most favored nation” basis to the other party to such Contract;

(vii) all Contracts that prohibit (A) the payment of dividends or distributions in respect of the capital stock or other ownership interests of the Company or any Company Subsidiary, (B) the pledging of the capital stock or other ownership interests of the Company or any Company Subsidiary or (C) the issuance of guaranties by any Company Subsidiary;

(viii) all Contracts with a Governmental Authority involving payments to or from the Company in excess of $500,000 in the Company’s fiscal year ended December 31, 2024;

(ix) any Contract that provides for the settlement of any Action against the Company or any Company Subsidiary since May 27, 2021;

(x) any Contract that is a partnership, joint venture, limited liability or similar arrangement or agreement relating to the formation, creation, operation, management or Control of any partnership or joint venture with a Third Party;

(xi) each Contract entered into since May 27, 2021, that provides for the acquisition or disposition of ownership of any tangible assets (other than acquisitions or dispositions in the ordinary course of business or otherwise with respect to immaterial assets) or any business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person that contains continuing obligations of the Company or any Company Subsidiary;

(xii) any Contract that pertains to the Company or any Company Subsidiary as a lessor or lessee of any tangible personal property involving payments in excess of $500,000 per annum;

(xiii) any Contract with respect to an interest, rate, currency or other swap or derivative transaction;

(xiv) each Contract with a Top Customer; and

(xv) each Contract with a Top Supplier.

Each such Contract described in Section 3.16(a), a “Company Material Contract”.

Each Company Material Contract is (i) a legal, valid and binding agreement and is in full force and effect and enforceable in accordance with its terms (subject to applicable Enforceability Limitations), except which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the Company or any Company Subsidiary, as applicable, is not in breach or default under any Company Material Contract, and no event has occurred that, with or without notice, lapse of time, or both, would constitute a breach or default by the Company or a Company Subsidiary under the Company Material Contract; (iii) as of the date of this Agreement, to the Knowledge of the Company, none of the Company Material Contracts has been canceled by the other party nor has any Company Material Contract been materially amended or modified in a manner that is detrimental to the Company or applicable Company Subsidiary; (iv) as of the date of this Agreement, to the Knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract; and (v) as of the date of this Agreement, the Company and the Company Subsidiaries have not received any written claim of default under any Company Material Contract, which has not been cured in accordance with the cure provisions such Company Material Contract.

3.17 Insurance. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company and each Company Subsidiary maintains all policies of insurance covering the Company and any of its employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and any Company Subsidiary. All such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a breach or default by any insured thereunder, except for such breaches or defaults that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

3.18 Certain Business Practices. To the Knowledge of the Company, including reliance in good faith, without further independent investigation, neither the Company, any Company Subsidiary nor any director, officer, employee, agent or other Third Party representative of the Company or any Company Subsidiary acting on behalf of the Company or any Company Subsidiary has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or (ii) directly or indirectly, used funds, given, offered, promised, or authorized to give, any money or thing of value in violation of Anticorruption Laws (as hereinafter defined). The Company and each Company Subsidiary are in compliance with all applicable statutory and regulatory requirements under the U.S. Foreign Corrupt Practices Act (“FCPA”) (15 U.S.C. §§ 78dd-1 et seq.), and the U.K. Bribery Act and applicable international anti-bribery conventions and local anti-corruption and anti-bribery Laws in all jurisdictions in which the Company and the Company Subsidiaries do business (collectively, “Anticorruption Laws”). As of the date of this Agreement, no investigation, inquiry or Action regarding actual or alleged violations of any applicable Anticorruption Laws is pending or, to the Knowledge of the Company, threatened.

3.19 Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are currently in compliance with, and have (i) complied with their respective published privacy policies and all applicable Laws relating to protection of personal data and the privacy and security of personally identifiable information, including with respect to the collection, use, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and Third Parties who have provided information to the Company or the Company Subsidiaries) in the Company’s and the Company Subsidiaries’ Control; and (ii) taken commercially reasonable measures to protect personally identifiable information in Company’s and the Company Subsidiaries’ Control against loss, damage, and unauthorized access, use, and modification. Since January 1, 2021 to the date of this Agreement to the date of this Agreement, there has been no loss, damage, or unauthorized access, use, or modification of any such information by Company or any Company Subsidiary (or any of their respective employees or contractors), except as would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2021 to the date of this Agreement, to the Knowledge of the Company, no Person (including any Governmental Authority of competent jurisdiction) has commenced any Action with respect to loss, damage, or unauthorized access, use, or modification of any such personally identifiable information in Company’s and the Company Subsidiaries’ Control by Company or any Company Subsidiary (or any of their respective employees or contractors), except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the execution, delivery and performance of this Agreement and the consummation of the Transactions complies with Company’s and the Company Subsidiaries’ applicable privacy policies and in all material respects with all applicable Laws relating to privacy and data security.

3.20 Compliance with Health Care Laws.

(a) The Company has not, distributed, exported, imported, promoted or commercialized any of its Company Products for any diagnostic or clinical use in a manner that would subject such products or services to regulation, authorization, premarket notification, certification, clearance, or approval by the U.S. Food and Drug Administration (“FDA”) as medical products or services. To the extent otherwise applicable, the Company has obtained each federal, state, county, local or foreign governmental permit, grant, approval, clearance, or other authorization of a Governmental Authority, including the FDA, to conduct the Company’s business as presently conducted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (such permits, grants, approvals, clearances, and other authorizations, the “Company Authorizations”). The Company has not received any written notice from any Governmental Authority regarding: (i) any actual or possible violation of any Company Authorization, (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization, or (iii) alleged product liability, lack of proper informed consent or authorization, lack of independent review by an institutional review board, ethics committee or a comparable authority, noncompliance or violation of any Health Care Law, including good laboratory practice, good clinical practice, or good manufacturing practice requirements.

(b) The Company has operated and is currently in compliance in all material respects with all applicable Health Care Laws. Neither the Company nor, to the Knowledge of the Company, any of its directors, officers, employees, or agents has been convicted of any crime or engaged in any conduct that could result in debarment, exclusion, or disqualification by any governmental or regulatory authority, or been debarred, suspended, or excluded from participation in any governmental health care program. No claims, actions, proceedings or investigations that would reasonably be expected to result in such debarment, exclusion, or disqualification are pending or threatened in writing against the Company or, to the Knowledge of the Company, any of its directors, officers, employees, or agents. The Company is not a party to any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order, or similar agreement imposed by any governmental or regulatory authority.

(c) The Company has not executed any agreements as a business associate, as defined at 45 CFR § 160.103 under HIPAA. The Company is not aware of any incident of unauthorized access, disclosure, or use of any protected health information, or any data breach, that would require notification to the affected person(s) or reporting to the Office for Civil Rights, or other comparable federal, state, local, or foreign governmental authorities or regulatory authorities.

3.21 Top Customers and Suppliers.

(a) Schedule 3.21(a) of the Disclosure Schedule contains a true, complete and accurate list of (i) the ten (10) largest suppliers to the Company and its Subsidiaries (excluding utilities) on a consolidated basis, by the aggregate dollar value of purchases by the Company and its Subsidiaries during (A) the twelve (12) month period ended December 31, 2023 and (B) the nine (9) month period ended September 30, 2024 (each, a “Top Supplier”) and (ii) with respect to each Top Supplier, such aggregate dollar value of purchases during such period.

(b) Schedule 3.21(b) of the Disclosure Schedule contains a true, complete and accurate list of (i) the ten (10) largest customers (consolidating into a single customer all known affiliated customers) of the Company and its Subsidiaries by the aggregate dollar value of sales by the Company and its Subsidiaries, taken as a whole, during (A) the twelve (12) month period ended December 31, 2023 and (B) the nine (9) month period ended September 30, 2024 (each a “Top Customer”) and (ii) with respect to each Top Customer, the aggregate dollar value of such sales during such period. From January 1, 2024 to the date of this Agreement, the Company has not received written notice from any such Top Customer that such Top Customer intends to terminate or materially and adversely modify the amount, frequency or terms of the business such Top Customer conducts with the Company and its Subsidiaries.

3.22 Export Control and Economic Sanctions Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2023, the Company and each of the Company Subsidiaries has conducted its business in all respects in accordance with applicable provisions of U.S. economic sanctions and export control laws and regulations, including, without limitation, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Export Administration Regulations, and regulations administered by the Office of Foreign Assets Control (31 CFR Part V), and other applicable export laws of the countries where it conducts business (collectively, the “Trade Control Laws”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary, nor any of their respective officers, directors employee, agent or Third Party representatives acting on behalf of the Company or any Company Subsidiary, (i) is currently, or has since January 1, 2023, a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, or (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and without limiting the foregoing:

(a) since January 1, 2023, the Company and each of the Company Subsidiaries has obtained all export licenses, registrations and other approvals required for its exports of products, software and technology from the United States and re-exports of products, software and technology subject to U.S. Law;

(b) since January 1, 2023, the Company and each of the Company Subsidiaries is in compliance in all material respects with the terms of such applicable export licenses, registrations or other approvals;

(c) since January 1, 2023 to the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received any written communication alleging that it is not or may not be in compliance with, or has, or may have any, liability under any such applicable export licenses, registrations or other approvals; and

(d) since January 1, 2023 to the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened claims against, or audits or investigations of, the Company or any Company Subsidiary with respect to such export licenses, registrations or other approvals.

3.23 Related Party Transactions. There are no transactions, agreements, arrangements or understandings currently in effect that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

3.24 Takeover Laws. The Company Board or the Special Committee has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and the Transactions, including the Merger, and no “fair price,” “moratorium,” “control share acquisition”, “business combination” or other form of anti-takeover statute or regulation or any anti-takeover provision in the Certificate of Incorporation and Bylaws is, and the Company has no rights plan, “poison pill” or similar agreement that is, or at the Effective Time will be, applicable to the shares of Company Shares, the Merger or the other Transactions.

3.25 Brokers and Expenses. Any agreement pursuant to which any broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary is set forth on Schedule 3.25 of the Disclosure Schedule.

3.26 Opinion of Financial Advisor. Prior to the execution of this Agreement, the Special Committee received an opinion from Houlihan Lokey Capital, Inc. to the effect that, as of the date thereof and based upon and subject to the various qualifications, assumptions, limitations and other considerations set forth therein, the Common Merger Consideration to be received by holders of Company Common Stock (other than Parent, Merger Sub, the Rollover Stockholders and their respective Affiliates) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders, and as of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect. The Company will deliver a written copy of such opinion to Parent solely for informational purposes as soon as practicable following the date hereof (it being understood and agreed that such opinion is for the benefit of the Company Board only).

Article 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

4.1 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, except where the failure to do so individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

4.2 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent subject to applicable Enforceability Limitations.

4.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or bylaws of either Parent or Merger Sub, (ii) subject to obtaining the consents that are described in Section 4.3(b), and assuming the making of all filings or notifications as may be required in connection with the transactions described herein, or conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound, or (iii) result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, or result in the loss of a material benefit under any Contract, franchise, grant, authorization, licenses, permit, easement, variance, exception, consent, certificate, certification, approval, order or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, waiting period termination or expiration, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of (y) the Exchange Act and (z) the filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, waiting period expirations or terminations, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

4.4 Financing.

(a) Parent has delivered to the Company a true, accurate and complete copy of an executed debt commitment letter, dated as of the date of this Agreement, by and among Parent and Sponsor, including all exhibits, schedules, annexes and amendments thereto (the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions of which, Sponsor has committed to loan the amounts set forth therein to Parent for the purpose of funding in full the cash portion of the Common Merger Consideration (such committed debt financing, the “Debt Financing”), pursuant to the Credit Agreement.

(b) (i) As of the date of this Agreement, the Debt Commitment Letter is in full force and effect and has not been withdrawn, rescinded or terminated, or otherwise amended or modified in any respect and

(ii) the Debt Commitment Letter constitutes a legal, valid and binding obligation of Sponsor and of Parent, enforceable by and against each of them, in accordance with its terms except as enforceability may be affected by applicable Enforceability Limitations. Other than as expressly set forth in the Debt Commitment Letter, there are no other agreements, side letters, or arrangements, conditions precedent or other contingencies relating to the Debt Commitment Letter that could affect the amount, availability or conditionality of the Debt Financing. The Debt Commitment Letter provides that the Company is an express third-party beneficiary of the Debt Commitment Letter in connection with Company’s exercise of its rights under Section 9.6.

(c) As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub, as applicable, under any term of the Debt Commitment Letter or, would (i) make any of the assumptions or any of the statements set forth in the Debt Commitment Letter inaccurate in any material respect, (ii) result in any of the conditions in the Debt Commitment Letter not being satisfied or (iii) otherwise result in the Debt Financing not being available on the Closing Date. Assuming satisfaction (or waiver) of the conditions set forth in Sections 7.1 and 7.2, as of the date of this Agreement, each of Parent and Merger Sub has no reason to believe that any of the conditions in the Debt Commitment Letter will fail to be satisfied, or that the full amounts committed pursuant to the Debt Commitment Letter will not be available to be funded, at the Effective Time.

(d) Upon receipt by Parent of the aggregate proceeds from the Debt Financing, Parent shall have sufficient cash and other resources of immediately available funds to purchase and pay for all of the Company Shares that may be converted into the cash portion of the Common Merger Consideration, to make all cash Option Payments and cash RSU Payments required under Section 2.7(a) and Section 2.7(b) and to pay all fees and expenses in connection therewith.

4.5 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent or Merger Sub, threatened against Parent, any Subsidiary of Parent, or any property or asset of Parent or any Subsidiary of Parent, before any Governmental Authority of competent jurisdiction that is reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor any Subsidiary of Parent nor any property or asset of Parent or any Subsidiary of Parent is subject to any material continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Parent or Merger Sub, continuing investigation by, any Governmental Authority of competent jurisdiction, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority of competent jurisdiction that is reasonably likely to have a Parent Material Adverse Effect.

4.6 Merger Sub. All of the outstanding capital stock of Merger Sub is owned directly by Parent. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the Merger and the Transactions, Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any Contracts or arrangements with any Person.

4.7 Ownership of Company Shares. Assuming the accuracy of the representations set forth in Section 3.24, Neither Parent nor Merger Sub is, nor at any time during the last three (3) years ending on the date of this Agreement has it been, an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company subject to the restrictions on “business combinations” (as defined in Section 203 of the DGCL) under Section 203 of the DGCL.

4.8 Guaranty . Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, accurate and complete copy of the executed limited guaranty, dated as of the date of this Agreement, from Sponsor in favor of the Company in respect of certain matters on the terms specified therein (the “Guaranty”). As of the date of this Agreement, the Guaranty is in full force and effect and has not been withdrawn, rescinded or terminated, or otherwise amended or modified in any respect. The Guaranty, in the form so delivered, constitutes a legal, valid and binding obligation of Sponsor, enforceable against it in accordance with its terms except to the extent subject to applicable Enforceability Limitations. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Sponsor under any term or condition of the Guaranty. Sponsor has, and at all times will have, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Guaranty.

4.9 Brokers and Expenses. Any agreement pursuant to which any broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub is set forth on Schedule 4.9.

4.10 Certain Arrangements. As of the date of this Agreement and except for the Support Agreement, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Parent or Merger Sub, Sponsor or any of their Affiliates, on the one hand, and any Beneficial Owner of five percent (5%) or more of the outstanding Company Shares or any member of the Company’s management or the Company Board, on the other hand, relating in any way to the Company, the Transactions or to the operations of the Surviving Corporation after the Effective Time.

4.11 Solvency. Immediately after giving effect to the consummation of the Transactions (including any financings being entered into in connection therewith), assuming the accuracy of the representations and warranties set forth in Article 3, Parent and its Subsidiaries, taken as a whole, shall be Solvent.

Article 5

CONDUCT OF BUSINESS PENDING THE MERGER

5.1 Conduct of the Business Pending the Merger.

(a) The Company covenants and agrees that from the date of this Agreement until the earlier of (1) the Effective Time or (2) valid termination of this Agreement in accordance with Section 8.1, except (w) as expressly contemplated or expressly permitted by this Agreement (including for the avoidance of doubt compliance with Schedule 5.1(c)), (x) as required by applicable Laws, (y) with the prior written approval of Parent (which shall not be unreasonably withheld, delayed or conditioned), or (z) as set forth in Section 5.1 of the Disclosure Schedule, the Company shall, and shall cause each Company Subsidiary to, use its commercially reasonable efforts to, (i) conduct its business in the ordinary course of business and (ii) preserve business organizations and business relationships of the Company and each of Company Subsidiary intact and to maintain existing relationships and goodwill with customers, suppliers and other Persons with whom the Company or any Company Subsidiary has business relationships; provided, however, that no action taken by the Company or Company Subsidiaries that is expressly permitted by any provision of Section 5.1(b) (including any qualification or exception to any of the restrictions set forth in Section 5.1(b)) shall be deemed to be a breach of this Section 5.1(a).

(b) From the date of this Agreement until the earlier of (1) the Effective Time or (2) termination of this Agreement in accordance with Section 8.1, except (w) as expressly contemplated or expressly required by this Agreement (including for the avoidance of doubt compliance with Schedule 5.1(c)), (x) as required by applicable Law, (y) with the prior written approval of Parent (which shall not be unreasonably withheld, delayed or conditioned), or (z) as set forth in Section 5.1 of the Disclosure Schedule, the Company will not and will cause all Company Subsidiaries not to, directly or indirectly:

(i) amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Company Securities, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, phantom stock, or other rights of any kind to acquire any such shares of capital sock or such convertible or exchangeable securities, in each case, except (A) for the issuance of Company Shares pursuant to exercises of the Company Stock Options or vesting of Company RSUs outstanding on the date hereof and any sales by the Company of Company Shares in connection with Tax withholdings and exercise price settlements upon the exercise of Company Stock Options or vesting of Company RSUs, (B) for any Permitted Liens and (C) as required by the existing terms of agreements in effect prior to the execution of this Agreement;

(iii) modify the terms of any Company Stock Plan;

(iv) assign, transfer ownership of, lease, sell, pledge, exclusively license, dispose of, abandon, allow to lapse, exchange, or materially encumber any material assets or properties of the Company or any of the Company Subsidiaries, except (A) in the ordinary course of business, (B) for the transfer, lease, sale, license or disposal of assets or properties with a fair market value not in excess of $100,000 individually or $250,000 in the aggregate, (C) for any Permitted Liens, and (D) as required by the existing terms of agreements in effect prior to the execution of this Agreement;

(v) declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its, or any of the Company Subsidiaries’, capital stock;

(vi) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company, except (i) in accordance with agreements evidencing Company Stock Options or Company RSUs or (ii) Tax withholdings and exercise price settlements upon the exercise of Company Stock Options or vesting of Company RSUs;

(vii) acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), any equity interest in any third Person that is an entity or make any equity investment in any third Person that is an entity or enter into any joint venture, partnership, limited liability company or similar arrangement with any third Person;

(viii) incur any Indebtedness or issue any debt securities, or assume, guarantee or endorse, or otherwise become responsible for (contingently or otherwise), the obligations of any Person, other than Indebtedness in an aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practices that does not exceed $100,000, in the aggregate;

(ix) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

(x) make any loans, advances or capital contributions to any Person, except for loans, advances or capital contributions to, or investments in, any Company Subsidiary;

(xi) (A) make or rescind any material income Tax election or make any material change to any Tax accounting principles, methods or practices, (B) settle or compromise any material Tax claim or assessments, or (C) except as required or permitted by GAAP, make any material change to any accounting principles, methods or practices;

(xii) make any material changes with respect to financial accounting policies or procedures, except as required by GAAP;

(xiii) settle, pay, satisfy, discharge, release, waive or compromise any claim, arbitration or other Action, other than any Action that involves only the payment of monetary damages of less than $50,000 individually or $250,000 in the aggregate;

(xiv) except as required by Law, or in the ordinary course of business, enter into any Contract or amendment that would be a Company Material Contract if in effect on the date of this Agreement, or amend, modify or waive in any material respect, a Company Material Contract (or any material rights thereunder) in a manner that is materially adverse to the Company or any Company Subsidiary, or consent to the termination of, any Company Material Contract, or waive or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder, in each case other than the expiration or termination of a Company Material Contract in accordance with its terms (provided any such termination is made in the ordinary course of business);

(xv) enter into any new line of business outside of the businesses being conducted by the Company or any Company Subsidiary on the date of this Agreement;

(xvi) commence any material Action, except (i) for collections of accounts receivable, (ii) in such cases where the Company in good faith determines that failure to commence such Action would result in the material impairment of a valuable aspect of its business, (iii) as otherwise permitted or required by this Agreement or (iv) to enforce this Agreement;

(xvii) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, reorganization, recapitalization or other reorganization of the Company (other than the Transactions);

(xviii) terminate, cancel, amend or modify any material insurance policy of the Company in a manner inconsistent with past practice in any material respect or that is not simultaneously replaced by a substantially comparable amount of insurance coverage;

(xix) hire, terminate (other than for cause), engage, appoint or promote any employee, officer, director or other individual servicer provider;

(xx) enter into any transaction or Contracts with any Affiliate or other Person that would be required to be disclosed by the Company or any Company Subsidiary under Item 404 of Regulation S-K of the SEC;

(xxi) (i) make or promise any increase in the base compensation or benefits payable to any employee, officer, director or other individual service provider, other than any increase in benefits in connection with the Company’s annual open enrollment process or (ii) grant, pay, award or increase or promise to grant, pay, award or increase any severance, termination pay, retention, change-in-control or similar compensation or benefits of any current or former employee, officer, director or other individual service provider of the Company or any Subsidiary of the Company;

(xxii) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(xxiii) except to the extent required by applicable Law, establish, adopt, amend, modify, terminate or take any action to accelerate any rights or benefits under any Company Benefit Plan (or any plan or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement); or

(xxiv) agree, expressly authorize, or commit to do any of the foregoing.

(c) The Company shall take the actions set forth on Schedule 5.1(c) in accordance with the dates set forth on Schedule 5.1(c).

5.2 No Control of the Company’s Business. Parent and Merger Sub acknowledge and agree that: (i) nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to Control or direct the Company’s operations prior to the Closing and (ii) prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, including the restrictions set forth above, complete Control and supervision over its and the Company Subsidiaries’ operations.

Article 6

ADDITIONAL AGREEMENTS

6.1 Access to Information; Confidentiality.

(a) Upon reasonable prior notice, from the date hereof until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.1, the Company shall, and shall cause the Company Subsidiaries to, afford Parent and Merger Sub and their respective Representatives reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and each Company Subsidiary, and shall furnish Parent and Merger Sub with such financial, operating and other data and information as Parent or Merger Sub, through their officers, employees and other Representatives, may reasonably request as long as these actions are in compliance with all applicable Laws (including data privacy/protection Laws); provided, that such disclosure shall not be required to include (i) any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or, subject to the requirements of Section 6.2, any Acquisition Proposal or Superior Proposal or (ii) any information that is subject to a statutory non-disclosure or similar provision, or that is subject to an attorney-client privilege or other legal privilege, or that is subject to a non-disclosure agreement entered into prior to the date of this Agreement with a third party or to protection as a trade secret. If requested by Parent, the Company agrees to use its commercially reasonable efforts to secure the consent of the appropriate third parties to permit disclosure of such information protected under clause (ii) above to Parent and Merger Sub or to redact such protected information to the extent necessary to address privilege and confidentiality concerns.

(b) All information obtained by Parent or Merger Sub pursuant to this Section 6.1 shall be held confidential in accordance with the Confidentiality Agreement entered into as of September 30, 2024, between the Company and Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and Deerfield Private Design Fund IV, L.P. (the “Confidentiality Agreement”).

(c) The Company may, as it deems necessary in its reasonable judgment based on the advice of outside counsel, designate any competitively sensitive materials provided under this Section 6.1 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of Parent and will not be disclosed by such outside counsel to employees, officers, or directors of Parent or Merger Sub without the advance written consent of the Company.

6.2 Solicitation of Transactions; Proxy Statement & Stockholders Meeting.

(a) Non-Solicitation.

(i) From and after the date of this Agreement and continuing until the Effective Time or if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company shall, and shall cause each of its directors and officers to, and shall instruct and use its reasonable best efforts to cause its other Representatives to (A) immediately cease and cause to be terminated any solicitation, discussion or negotiation with any Persons (other than Parent and its Representatives) that are ongoing with respect to any Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal, (B) promptly (and in any event within two (2) Business Days following the date hereof) request in writing that any Third Party that has previously executed a confidentiality or similar agreement with respect to an Acquisition Proposal promptly return to the Company or destroy all non-public information previously furnished to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such agreement, and (C) not, directly or indirectly, except as otherwise permitted by this Section 6.2, (I) solicit, initiate, knowingly encourage or knowingly facilitate any Acquisition Proposal or the making thereof, or any proposal or offer that would reasonably be expected to lead to any Acquisition Proposal; (II) conduct, engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information to, any Person (other than Parent, Merger Sub and their Representatives) with respect to, in connection with, or for the purpose of knowingly encouraging, any Acquisition Proposal, or (III) execute or enter into any Acquisition Agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement).

(ii) Notwithstanding anything to the contrary herein, if at any time following the date hereof and prior to the time the Requisite Company Vote is obtained, in response to a bona fide Acquisition Proposal that was not solicited in material breach of Section 6.2(a)(i) that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal, the Company may, subject to compliance with this Section 6.2(a)(ii), (x) furnish information regarding the Company and the Company Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement executed by such Person; provided, that all such information has previously been made available to Parent or is made available to Parent prior to or promptly (and in any event within twenty-four (24) hours) following the time it is provided to such Person (or its Representatives), and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal, but only if and to the extent that in connection with the foregoing clauses (x) and (y), the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law. In addition, notwithstanding the foregoing, prior to the time the Requisite Company Vote is obtained, the Company may, to the extent the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable law, not enforce any confidentiality, standstill or similar agreement to which the Company is a party for the sole purpose of allowing the other party to submit confidentially to the Board or the Special Committee an Acquisition Proposal that will constitute, or would reasonably be expected to lead to, a Superior Proposal, which did not result from a breach by the Company of Section 6.2(a)(i). The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent if the Company commences furnishing non-public information or commences discussions or negotiations in accordance with this Section 6.2(a)(ii).

(iii) For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal (but substituting “50%” for all references to “20%” in the definition of Acquisition Proposal) which did not result from a material breach of this Section 6.2 that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith after consultation with its outside legal counsel that, if consummated, would be more favorable to the Company’s stockholders (in their capacities as stockholders) than the Transactions, including the Merger, after taking into account the timing, likelihood of consummation, financial, legal, financing, regulatory and other terms and conditions of such proposal, including any financing terms thereof, and of this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise) as the Company Board (acting on the recommendation of the Special Committee) or the Special Committee considers to be appropriate.

(b) (i) Except as set forth in this Section 6.2, until the earlier of the time the Requisite Company Vote is obtained and the valid termination of this Agreement in accordance with Section 8.1, neither the Company Board nor any committee thereof shall: (x) (A) withhold, withdraw, modify, amend or qualify or authorize or publicly propose to withdraw, modify, amend or qualify, in each case in any manner adverse to Parent or Merger Sub, the Company Board Recommendation, (B) make any recommendation in support or any tender offer or exchange offer for the Company Common Stock, or fail to recommend against acceptance, of any tender offer or exchange offer for the Company Common Stock within five (5) Business Days of the commencement of such offer, (C) fail to reconfirm the Company Board Recommendation within five (5) Business Days after the commencement of a tender offer or exchange offer or public announcement of an Acquisition Proposal after written request from Parent to do so, (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal, or (E) fail to include the Company Board Recommendation in the Proxy Statement (any of the foregoing in clauses (A)-(E), a “Change in Recommendation”), or (y) authorize, cause, permit, adopt or recommend, or publicly propose to authorize, cause, permit, adopt or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar Contract constituting or related to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (any of the foregoing, an “Acquisition Agreement”).

(ii) Notwithstanding anything to the contrary contained in this Agreement, if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel) that failure to take a certain action would be inconsistent with its fiduciary duties under applicable Law, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may at any time prior to (but not after) the time the Requisite Company Vote is obtained, make a Change in Recommendation, if an event, fact, development, circumstance or occurrence that affects or would be reasonably likely to affect the business, assets or operations of the Company or any Company Subsidiary that was not known, or reasonably foreseeable, to the Company Board or the Special Committee as of, or prior to, the date of this Agreement, becomes known by the Company Board or the Special Committee after the date of this Agreement and prior to the time the Requisite Company Vote is obtained (for the avoidance of doubt, (x) the fact in and of itself that the Company meets or exceeds projections, forecasts or estimates (it being understood that the underlying causes of (or contributors to) such performance that are not otherwise excluded from the definition of “Intervening Event” may be taken into account) and (y) changes in and of themselves in the price of the Company Common Stock or the trading volume thereof (it being understood that the underlying causes of (or contributors to) such changes in price or trading volume that are not otherwise excluded from the definition of “Intervening Event” may be taken into account) shall be considered known and reasonably foreseeable occurrences) (an “Intervening Event”); provided, however, that neither the Company Board nor the Special Committee may effect a Change in Recommendation due to an Intervening Event unless (x) the Company shall have provided prior written notice to Parent at least four (4) Business Days in advance of its intention to take such action, including specifying in reasonable detail the Intervening Event and the potential reasons that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee is proposing to effect a Change in Recommendation, (y) prior to effecting such Change in Recommendation, the Company shall, and shall cause its Representatives to, during such four (4) Business Day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Change in Recommendation is no longer necessary (and in the event of any material change to the circumstances related to the Intervening Event that is adverse to the stockholders of the Company, the Company shall, in each case, deliver to Parent an additional notice consistent with that described clause (x) and a renewed negotiation period under this proviso shall commence (except that the four (4) Business Day period shall instead be equal to two (2) Business Days) following each such revised notice) and (z) following the end of such four (4) Business Day period (or subsequent period if extended pursuant to clause (y)), the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel), and giving due consideration to the revisions to the terms of this Agreement to which Parent has committed in writing, that the failure to make a Change in Recommendation is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; and provided, further, that neither the Company Board nor the Special Committee shall not be permitted to effect a Change in Recommendation pursuant to this Section 6.2(b)(ii) with respect to or in connection with any Acquisition Proposal (which shall be covered by and subject in all respects to Section 6.2(b)(iii)).

(iii) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to (but not after) the time the Requisite Company Vote is obtained, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may in response to an Acquisition Proposal that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with outside legal counsel and its financial advisor) constitutes a Superior Proposal and that was made after the date of this Agreement and did not result from a material breach of Section 6.2(a)(i) (A) make a Change in Recommendation if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has concluded in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such Superior Proposal, that failure to make such Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law, or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(f) and concurrently with such termination enter into an Acquisition Agreement for such Superior Proposal, in the case only if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such Superior Proposal, failure to so terminate this Agreement and enter into an Acquisition Agreement for such Superior Proposal would be inconsistent with its fiduciary duties under applicable Law; provided, however, that neither the Company Board nor the Special Committee may effect a Change in Recommendation or terminate this Agreement unless (w) the Company has complied with Section 6.2(c), (x) the Company shall have provided prior written notice to Parent at least four (4) Business Days in advance of its intention to take such action, including the terms and conditions of and the basis for such action, and the identity of the Person making any such Superior Proposal and a copy of the Superior Proposal and any proposed Acquisition Agreements, including any change or modification to any Acquisition Proposal (or if not provided in writing to the Company, a written summary of the terms thereof) and a summary of any related financing commitments in the Company’s possession (a “Notice of Designated Superior Proposal”), (y) prior to effecting such Change in Recommendation or termination of this Agreement, the Company shall, and shall cause its Representatives to, during such four (4) Business Day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Change in Recommendation is no longer necessary and such Superior Proposal no longer constitutes a Superior Proposal (and in the event of any material change to any of the financial terms (including the form, amount and timing of payment of consideration) of such Superior Proposal that is adverse to the stockholders of the Company, the Company shall, in each case, deliver to Parent an additional notice consistent with that described in the definition of a Notice of Designated Superior Proposal and a renewed negotiation period under this proviso shall commence (except that the four (4) Business Day period shall instead be equal to two (2) Business Days following each such revised notice)) and (z) following the end of such four (4) Business Day period (or subsequent period if extended pursuant to clause (y)), the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel), and giving due consideration to the revisions to the terms of this Agreement to which Parent has committed in writing, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal (assuming the revisions committed to by Parent in writing were to be given effect); provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to the foregoing clause (B), and any purported termination pursuant to the foregoing clause (B) shall be void and of no force or effect and the Company may not enter into any Acquisition Agreement, unless substantially concurrently with such termination the Company pays by wire transfer of immediately available funds the Company Termination Fee in accordance with Section 8.3(a).

(c) Without limiting any other obligations set forth in this Section 6.2, the Company shall promptly (and in any event within twenty-four (24) hours) advise Parent in writing of the receipt of any

Acquisition Proposal (including for the avoidance of doubt any request for information or other inquiry which the Company would reasonably expect to lead to an Acquisition Proposal), including the material terms and conditions of such Acquisition Proposal (including any changes or modifications thereto) and the identity of the Person making such Acquisition Proposal and attaching a copy of any such written Acquisition Proposal, or if such Acquisition Proposal is provided orally to the Company, the Company shall summarize in writing the material terms of such Acquisition Proposal (including for the avoidance of doubt any such request or other inquiry, and any changes or modifications thereto), except (and solely to the extent) such notification or disclosure is prohibited by the terms of a confidentiality agreement to which the Company is a party as of the date of this Agreement.

(d) Nothing contained in this Section 6.2 or elsewhere in this Agreement shall prohibit the Company or the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee from (i) making any disclosure to the Company’s stockholders if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel) that failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law, or (ii) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act or under Item 1012(a) of Regulation M-A promulgated under the Exchange Act (including making any “stop-look-and-listen” communication to the stockholders); provided, that this Section 6.2(d) shall not permit the Company Board or the Special Committee to effect a Change in Recommendation except to the extent explicitly permitted by this Section 6.2.

(e) Proxy Statement; Information Supplied.

(i) The Company shall prepare and file with the SEC, as promptly as reasonably practicable (and in any event no later than twenty-five (25) days after the date of this Agreement), a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). Except to the extent expressly permitted by Section 6.2(b), each iteration of the Proxy Statement filed with the SEC shall include the Company Board Recommendation and, unless there has been a Change in Recommendation in accordance with Section 6.2(b), the Company will continue to use its reasonable best efforts to obtain the Requisite Company Vote including the solicitation of proxies therefor. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement and shall ensure that the Proxy Statement complies in all material respects with the requirements of all applicable Laws.

(ii) The Company will provide Parent and its legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents related to the Stockholders Meeting prior to filing such documents with the applicable Governmental Authority and mailing such documents (if applicable) to the Company’s stockholders. The Company will consider in good faith for inclusion in the Proxy Statement and such other documents related to the Stockholders Meeting all comments reasonably and promptly proposed by Parent or its legal counsel and the Company agrees that all information relating to Parent and its Subsidiaries included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. The Company shall ensure that the Proxy Statement (A) will not on the date first mailed (if applicable) to stockholders of the Company, at the time of the Stockholders Meeting or filed with the SEC (as applicable), or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (B) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, (1) the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub or their Affiliates for inclusion or incorporation by reference in the Proxy Statement (which Parent shall ensure satisfies the requirements of clauses (A)-(B) of the preceding sentence) and (2) Parent, Merger Sub and their respective

Affiliates assume no responsibility with respect to information supplied in writing by or on behalf of the Company or its Affiliates for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties and the Company shall promptly prepare (with the assistance of Parent) and mail to its stockholders (if applicable), such an amendment or supplement, in each case, to the extent required by applicable Law. The Company agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the Company’s stockholders, in each case as and to the extent required by applicable Law.

(iii) The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement to either the Proxy Statement or for additional information and without limiting the generality of the undertakings pursuant to this Section 6.2(e), will (A) promptly provide to Parent copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement, (B) provide Parent, its financial advisors and legal counsel a reasonable opportunity to review the Company’s proposed response to such comments, (C) consider in good faith any comments reasonably and promptly proposed by Parent or its legal counsel and (D) provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such meetings that relate to the Proxy Statement). The Company shall (x) use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC, (y) use its reasonable best efforts to have the SEC advise the Company as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement, and (z) file the Proxy Statement in definitive form with the SEC and cause the definitive Proxy Statement to be mailed as promptly as possible (and in no event more than three (3) Business Days) after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 P.M. Eastern Time on the tenth (10th) calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement.

(iv) Subject to compliance with the terms of Section 6.2, in connection with any disclosure regarding a Change in Recommendation relating to a Superior Proposal or Acquisition Proposal, the Company shall not be required to provide to Parent or Merger Sub the opportunity to review or comment on (or include comments proposed by Parent or Merger Sub in), or permit Parent or Merger Sub to participate in any discussions with the SEC regarding, the Proxy Statement, or any amendment or supplement thereto, or any comments thereon or any other filing by the Company with the SEC solely with respect to such disclosure.

(f) Stockholders Meeting.

(i) As promptly as reasonably practicable after the SEC advises that is has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, the Company, acting through the Company Board or any committee thereof, and in accordance with applicable Law, the Company’s Organizational Documents and the rules and regulations of the Nasdaq, shall duly call, give notice of, convene and hold a meeting of the Company’s stockholders (the “Stockholders Meeting”) as promptly as reasonably practicable (and in no event later than thirty (30) days) following the date of the first mailing of the definitive Proxy Statement to stockholders of the Company, for the purposes of obtaining the Requisite Company Vote and to cause such vote to be taken, and shall not postpone or adjourn such meeting unless, (A) if, as of the time for which the Stockholders Meeting is scheduled (the “Original Meeting Date”), (1) the Company has not received proxies representing the Requisite Company Vote, whether or not a quorum is present or (2) it is necessary to ensure that any supplement or amendment to the Proxy Statement that the Company Board has determined in good faith (after consultation with its outside legal counsel) is required to be delivered and in each case, if Parent so requests or the Company so elects, the Company shall postpone or adjourn, or make one or more successive postponements or adjournments of, the Stockholders Meeting as long as the date of the Stockholders Meeting is not postponed or adjourned more than ten (10) Business Days in connection with any one postponement or adjournment or more than an aggregate of forty-five (45) days from the Original Meeting Date in reliance on this clause (A), (B) if in the good faith judgment of the Company Board (acting upon the recommendation of the Special Committee after consultation with its outside legal advisors) failure to adjourn, delay or postpone the Stockholders Meeting would be inconsistent with the fiduciary duties of the Company Board (or the Special Committee) under applicable Law or (C) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). In furtherance of the foregoing, as promptly as practicable after the date hereof, the Company shall, in consultation with Parent, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and take all action necessary to establish a record date for the Stockholders Meeting. Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Requisite Company Vote and adjournment shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Common Stock at the Stockholders Meeting.

(ii) Once the Company has established a record date for the Stockholders Meeting, the Company will not change such record date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as otherwise required by applicable Law. The Company agrees that, unless this Agreement is terminated in accordance with Section 8.1, and, to the extent required by the terms of this Agreement, the Company has paid to Parent the Company Termination Fee in accordance with Section 8.3, its obligations to hold the Stockholders Meeting pursuant to this Section 6.2 shall not be affected in any manner, including in connection with (i) the making of a Change in Recommendation by the Company Board or the Special Committee or (ii) the commencement of or announcement or disclosure of or communication to the Company of any Acquisition Proposal.

6.3 Employee Benefits Matters.

(a) If so directed by Parent in writing at least ten (10) days prior to the Effective Time, the Company Board will adopt (and will cause any other sponsor of the applicable Company Benefit Plan to adopt), at least three (3) Business Days prior to the Effective Time, resolutions terminating any and all Company Benefit Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the sooner of (i) the day immediately preceding the Closing Date and (ii) the day immediately preceding the date the Company becomes a member of the same controlled group of corporations (as defined in Section 414(b) of the Code) as Parent, in either case, contingent upon the occurrence of the Closing. The form and substance of such resolutions shall be subject to the reasonable approval of Parent, and the Company shall provide Parent evidence that such resolutions have been adopted by the Company Board or the board of directors of the Company Subsidiaries or any other applicable Company Benefit Plan sponsor, as applicable. The Company shall take such other actions in furtherance of terminating any such 401(k) plans as Parent may reasonably request.

(b) Nothing in this Agreement shall (i) create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) or service provider or former service provider (including any beneficiary or dependent thereof) of the Company or any Company Subsidiary in any respect, including in respect of continued employment (or resumed employment), or create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any plan or any employee or service provider program or arrangement of Parent or any of its Subsidiaries (including any Company Benefit Plan of the Company prior to the Effective Time), or (ii) constitute or be construed to constitute an amendment to any of the compensation or benefit plans maintained for or provided to employees or other Persons prior to or following the Effective Time. Nothing in this Agreement shall constitute a limitation on the rights to amend, modify or terminate any such plans or arrangements of Parent or any of its Subsidiaries (including any Company Benefit Plan of the Company prior to the Effective Time).

6.4 Directors’ and Officers’ Indemnification and Insurance.

(a) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the date of the Effective Time, Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless, to the fullest extent under applicable Law, each Indemnified Person against any costs or expenses (including reasonable and documented attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any pending or threatened action, suit or proceeding (whether arising before or after the Effective Time) arising out of or related to the fact that such Person is or was an Indemnified Person and pertaining to actions or omissions taken at or prior to the Effective Time. For any such pending or threatened action, suit or proceeding, Parent shall cause the Surviving Corporation, to advance expenses (including attorneys’ fees) of each Indemnified Person as incurred in respect of the foregoing to the fullest extent permitted by applicable Law; provided, however, that, to the extent required by applicable Law, the payment of any such expenses in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Surviving Corporation of an undertaking by or on behalf of such Indemnified Person to repay all amounts so paid in advance if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified. From and after the Effective Time until the sixty (6th) anniversary of the date of the Effective Time, Parent shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company to indemnify, advance expenses, defend, hold harmless, or exculpate any or advance of expense or similar agreement by the Company or any Company Subsidiary in favor of any Indemnified Person (the “Indemnification Agreements”) and any indemnification, exculpation or advancement of expenses provisions under the Certificate of Incorporation or Bylaws (or comparable organizational documents), in each case as in effect on the date of this Agreement; provided, that such obligations shall be subject to any limitation imposed from time to time under applicable Law.

(b) Prior to the Effective Time, the Company shall, and for six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to, provide officers’ and directors’ liability, fiduciary liability and similar insurance (collectively, “D&O Insurance”) in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Person covered as of the date of this Agreement by the Company’s D&O Insurance policies on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of this Agreement; provided, that, in satisfying its obligation under this Section 6.4(b), the Surviving Corporation shall not be obligated to pay annual premiums in the aggregate in excess of 300% of the amount per annum the Company paid in its last full fiscal year (provided that if the annual premium of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain the most advantageous policies available for an annual premium equal to such amount). Notwithstanding the foregoing, at any time the Surviving Corporation may, and prior to the time the Requisite Company Vote is obtained, the Company may, purchase a “tail” directors’ and officers’ liability insurance policy, covering the same Persons and providing the same terms with respect to coverage and premium amount as aforesaid, and that by its terms shall provide coverage until the sixth (6th) annual anniversary of the Effective Time, and upon the purchase of such insurance Parent’s and the Surviving Corporation’s obligations pursuant to the first sentence of this Section 6.4(b) shall be deemed satisfied for so long as such insurance is in full force and effect, and covers the matters that would otherwise be covered pursuant to this Section 6.4(b); provided, that the Company may not purchase a “tail” directors’ and officers’ liability insurance policy with annual premiums in the aggregate in excess of 300% of the amount per annum the Company paid in its last full fiscal year for D&O Insurance.

(c) The rights of each Indemnified Person under this Section 6.4 shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person and his or her heirs, successors and assigns and are in addition to, and not in substitution for, any other rights to which each Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.4 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 6.4 applies without the consent of such affected Indemnified Person.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, including pursuant to a division transaction, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation (including any surviving, continuing or resulting entities), as the case may be, shall assume the obligations set forth in this Section 6.4.

6.5 Anti-Takeover Statutes. In the event that any “fair price,” “moratorium,” “control share acquisition” or other similar state anti-takeover or other similar Law is or becomes, or may purport to be, applicable to this Agreement or any of the Transactions, the Company and Company Board shall grant such reasonable approval and take such reasonable action as necessary so that such Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to eliminate or minimize the effect of such Law on this Agreement and the Transactions.

6.6 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub in writing of: (i) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Section 7.2(a) would not be satisfied or any failure of the Company to comply with any covenant or agreement to be complied with by it under this Agreement such that the conditions set forth in Section 7.2(b) would not be satisfied; and (ii) the occurrence or existence of any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. Parent shall give prompt notice to the Company in writing of any representation or warranty made by Parent or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with any covenant or agreement to be complied with by it under this Agreement, in each case, such that the becoming untrue or incorrect or failure to so comply, as applicable, would cause the condition set forth in Section 7.3(a) or 7.3(b), as applicable, to not be satisfied. For clarity, unintentional failure to give notice under the foregoing provisions of this Section 6.6 shall not be deemed to be a breach of covenant under this Section 6.6 and shall constitute only a breach of the underlying representation, warranty, covenant or agreement, as the case may be. The Company and Parent shall each promptly advise the other Party of (a) any notice or other written communication received from any counterparty to a material Contract with regard to any action, consent, approval or waiver that is required to be taken or obtained with respect to such Contract in connection with the consummation of the Transactions (and provide a copy thereof), or (b) any notice or other written communication from any other Person alleging that the consent of such Person is or may be required in connection with the Transactions (and provide a copy thereof). The Company shall promptly notify Parent of any written notice or other written communication from any party to any Company Material Contract to the effect that such party has terminated or intends to terminate or otherwise materially adversely modify its relationship with the Company or any Subsidiary of the Company as a result of the Transactions.

6.7 Litigation. Until the valid termination of this Agreement in accordance with Section 8.1, each Party shall promptly notify the other Parties of any Action that shall be instituted or threatened in writing against such Party to restrain, prohibit or otherwise challenge the legality of or seek damages in connection with this Agreement or any Transaction. Each Party shall promptly (and in any event within twenty-four (24) hours) notify the others of any new Action that is instituted or threatened in writing against the Company, any of the Company Subsidiaries, Merger Sub or Parent, as the case may be, that would have been listed in Section 3.9 of the Disclosure Schedule or would constitute an exception to Section 4.5, as the case may be, if such Action had arisen prior to the date hereof. The Company shall give Parent the opportunity to participate at Parent’s expense in (but not control and to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise materially affected) the defense or settlement of any stockholder litigation or claims against the Company or any of its directors relating to the Transactions. The Company shall not settle or make an offer to settle any litigation by any Company stockholder against the Company or any director relating to this Agreement or the Transactions without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned).

6.8 Consents and Approvals. The Parties shall cooperate with each other and, subject to the terms and conditions of this Agreement, each use its reasonable best efforts to promptly obtain all permits, consents, waiting period expirations or terminations, approvals and authorizations of all Governmental Authorities that are necessary or reasonably deemed advisable by both Parties to consummate the Transactions. The Company shall also use its commercially reasonable efforts to obtain all consents required to be listed on Section 3.5(a) of the Disclosure Schedule (for clarity, the Company will not be required to pay any monies or make any other concession to any Third Party in connection therewith, except to the extent expressly required by the terms of any Contract with such Third Party). The Parties shall consult with each other with respect to the obtaining of all such permits, consents, approvals, waiting period expirations or terminations and authorizations, and each Party will keep the other apprised of the status of matters relating to completion of the Transactions.

6.9 Minimum Cash Balance. The Company shall maintain, on each day during each month ending after the date of this Agreement, an aggregate amount of unrestricted cash in deposit accounts of the Company of not less than the amount set forth for such month on Schedule 6.9.

6.10 Rule 16b-3. Prior to the time the Requisite Company Vote is obtained, the Company shall take such actions as may be required to cause the transactions contemplated by Section 2.7 and any other dispositions of equity securities of the Company by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.11 Delisting. Each Party agrees to cooperate with the other Parties in taking, or causing to be taken, and the Company agrees to use reasonable best efforts to take, all actions necessary, proper or advisable to (a) delist the Company Common Stock from Nasdaq and (b) terminate the registration of the Company Common Stock under the Exchange Act, in each case as promptly as reasonably practicable (and in any event no more than ten (10) days) after the Effective Time; provided, that such delisting or termination shall not be effective until after the Effective Time.

6.12 Further Assurances. Each of the Parties shall use its reasonable best efforts to effect the Transactions, subject to the terms and conditions set forth in this Agreement and the other agreements contemplated hereby. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the Transactions.

6.13 Public Announcements. Parent and the Company shall issue a joint press release announcing the execution and delivery of this Agreement. No press release or public announcement, statement or disclosure concerning the Merger or any other Transaction shall be issued by any Party without the prior consent of Parent, in the case of the Company, or the Company in the case of Parent or Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) the Proxy Statement, upon the terms set forth in this Agreement, (ii) in connection with any actions permitted by Section 6.2(b), (iii) Parent, Merger Sub and their respective Affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates, in each case who are subject to customary confidentiality obligations, and (iv) as such release, statement, announcement, or other disclosure made with respect to the Merger or any other Transaction contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the relevant Party in accordance with this Section 6.12.

6.14 Fees and Expenses. Except as provided in this Agreement, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

6.15 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger and the Transactions on the terms and subject to the conditions set forth in this Agreement.

6.16 Transfer Taxes. Parent will, at its expense, timely file all Tax Returns and other documentation necessary with respect to all Transfer Taxes and timely pay all Transfer Taxes shown as due on such Tax Returns and, to the extent required by applicable Law, the parties hereto will cooperate in the execution of such Tax Returns and other documentation.

6.17 Lease Agreements. From the date hereof until the earlier of (a) the satisfaction of the conditions set forth in Section 7.2(g) and (b) the valid termination of this Agreement in accordance with Article 8, each of the Company and Parent shall use its reasonable best efforts to cause the conditions set forth in Section 7.2(g) to be satisfied, which in the case of Parent shall include, to the extent reasonably requested by any applicable landlord, a business and operating plan demonstrating the Company’s intention to operate as a going concern after the Closing; provided that, for the avoidance of doubt, in no event shall Parent or any of its Affiliates (including, for the avoidance of doubt, Sponsor) be obligated to assume, or to provide any guarantee of (or any other form of assurance or security in respect of), the 3033 Lease Agreement or any obligations thereunder, the 3010 Lease Agreement or any obligations thereunder, or the 10010 Lease Agreement or any obligations thereunder.

6.18 Section 280G. If any payment or benefit payable to a “disqualified individual” (within the meaning of Code Section 280G) (a) constitutes a “parachute payment” (within the meaning of Code Section 280G), and (b) but for this Section 6.18, would be subject to the excise tax imposed by Code Section 4999 (“Excise Tax”), then such “parachute payment” shall be subject to cutback in accordance with the terms of Section 5(e) of the Company’s Executive Severance Plan in effect as of the date of this Agreement.

Article 7

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligations of each Party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) This Agreement shall have been duly adopted by holders of Company Shares constituting the Requisite Company Vote in accordance with applicable Law and the Certificate of Incorporation and Bylaws.

(b) No Governmental Authority of competent jurisdiction shall have enacted, issued, amended, promulgated, enforced or entered any Law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, “Order”), that is then in effect and has the effect of preventing, enjoining, prohibiting or making illegal consummation of the Transactions, including the Merger.

7.2 Conditions to the Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a) (i) the representations and warranties of the Company set forth in this Agreement, other than Sections 3.1(a), 3.3(a), 3.3(b), 3.3(c), 3.3(e), 3.4, 3.8(i), and 3.25, shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) as of the Effective Time as though made at or as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Sections 3.3(a), 3.3(b), 3.3(c) and 3.3(e) shall be true and correct in all respects as of the Effective Time as though made at or as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, for any de minimis inaccuracies and (iii) the representations and warranties of the Company set forth in Sections 3.1(a), 3.4, 3.8(i) and 3.25 shall be true and correct in all respects as of the Effective Time as though made at or as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period).

(b) The Company shall have performed in all material respects the covenants or agreements of the Company under this Agreement to be performed or complied with by it as of such time.

(c) Since the date of the Agreement, a Company Material Adverse Effect shall not have occurred that is continuing as of the Closing.

(d) The Company shall have furnished Parent with a certificate dated as of the Closing Date signed on its behalf by a duly authorized executive of the Company to the effect that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) shall have been satisfied.

(e) The Company shall have delivered to Parent a certificate in accordance with the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(f) The Company shall have paid in full all outstanding balances (including all late payments and other similar payments) to The Trustees of Columbia University in the City of New York, a New York corporation (“Columbia”), and the Company shall have obtained a written acknowledgement from Columbia confirming to its knowledge that the Exclusive License Agreement, dated as of August 12, 2016, by and between Columbia and the Company, as amended by the First Amendment dated as of September 7, 2016, Second Amendment dated as of November 4, 2016, and Third Amendment dated as of June 20, 2017, remains in full force and effect.

(g) The Company shall have (i) obtained written consent from the 3010 Lease Landlord, in form and substance reasonably acceptable to Parent, approving any assignment of the 3010 Lease Agreement that may be deemed effected by Transactions, affirming that the 3010 Lease Agreement shall remain in full force and effect immediately following consummation of the Transactions, and waiving (or deeming satisfied) any notice requirements or events of default arising out of the Transactions, (ii) (A) obtained written consent from the 3033 Lease Landlord, in form and substance reasonably acceptable to Parent, approving any assignment of the 3033 Lease Agreement that may be deemed effected by Transactions, affirming that the 3033 Lease Agreement shall remain in full force and effect immediately following consummation of the Transactions, and waiving (or deeming satisfied) any notice requirements or events of default arising out of the Transactions, or (B) if requested in writing by Parent, entered into a termination agreement with the 3033 Lease Landlord, in form and substance reasonably be acceptable to Parent, whereby the 3033 Lease Agreement shall be terminated, effective as of prior to the Effective Time, without further liability to the Company or its Affiliates (including Parent) and (iii) obtained written consent from the 10010 Lease Landlord, in form and substance reasonably acceptable to Parent, approving any assignment of the 10010 Lease Agreement that may be deemed effected by Transactions, affirming that the 10010 Lease Agreement shall remain in full force and effect immediately following consummation of the Transactions, and waiving (or deeming satisfied) any notice requirements or events of default arising out of the Transactions.

7.3 Conditions to the Obligation of the Company the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a) the representations and warranties of Parent and Merger Sub set forth in Article 4 shall have been true and correct in all respects as of the Effective Time as though made at or as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Each of Parent and Merger Sub shall have performed in all material respects the covenants or agreements required under this Agreement to be performed or complied with by it as of such time.

(c) Parent and Merger Sub shall have furnished the Company with a certificate dated as of the Closing Date signed on their respective behalves by a duly authorized executive of such Party to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) shall have been satisfied.

Article 8

TERMINATION

8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time only as follows:

(a) By mutual written consent of Parent and the Company by action of Parent and the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, respectively; or

(b) By either Parent or Merger Sub, on the one hand, or by the Company, on the other hand (upon approval of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee), if:

(i) the Closing shall not have occurred on or before the date that is four (4) months following the date hereof (or such later date as Parent and the Company (upon approval of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee) may agree in writing (such date, the “Outside Date”)); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any Party whose failure to fulfill any obligation or perform any covenant under this Agreement has been the substantial or primary cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; or

(ii) any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or other Law that (A) makes the consummation of the Merger illegal or otherwise prohibited, or (B) permanently enjoins Parent and the Company from consummating the Transactions, and, in each case, such Order or Law shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party whose material failure to fulfill any obligation under this Agreement has been the substantial or primary cause of, or resulted in, such Order or other Law;

(iii) the Requisite Company Vote shall not have been obtained at the Stockholders Meeting or at any adjournment or postponement of the Stockholders Meeting at which a final vote on adoption of this Agreement is taken in accordance with this Agreement; provided, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to the Company if the Company is then in breach of any of its representations, warranties or covenants herein such that any condition set forth in Sections 7.2(a) or 7.2(b) would not be satisfied;

(c) By either Parent or Merger Sub, if there is an inaccuracy in the Company’s representations or warranties herein, or a breach by the Company of its covenants herein, in either case such that if continuing to occur at the Effective Time a condition set forth in Sections 7.2(a) or 7.2(b) would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) Business Days from the date the Company is notified in writing by Parent of such breach, Parent and Merger Sub may not terminate the Agreement pursuant to this Section 8.1(c) (x) prior to such date if the Company is taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date; provided, further, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to Parent or Merger Sub if Parent or Merger Sub is then in breach of any of its representations, warranties or covenants herein such that any condition set forth in Sections 7.3(a) or 7.3(b) would not be satisfied; or

(d) By either Parent or Merger Sub, if the Company Board or any committee thereof shall have made a Change in Recommendation (it being agreed that the delivery of a Notice of Designated Superior Proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Parent to terminate this Agreement pursuant to this Section 8.1(d)) provided, however, that Parent and Merger Sub may not terminate this Agreement pursuant to this Section 8.1(d) if Parent or Merger Sub fails to terminate this Agreement pursuant to this Section 8.1(d) prior to 11:59 p.m., Eastern Time on the date which is ten (10) Business Days after Parent is notified in writing that the Company Board has effected a Change of Recommendation; or

(e) By the Company (upon approval of the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee), if there is an inaccuracy in Parent’s or Merger Sub’s representations or warranties herein, or a breach by Parent or Merger Sub of its covenants herein, in either case such that if continuing to occur at the Effective Time a condition set forth in Sections 7.3(a) or 7.3(b) shall not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) Business Days from the date Parent is notified in writing by the Company of such breach, the Company may not terminate the Agreement pursuant to this Section 8.1(e) (x) prior to such date if Parent and Merger Sub are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date; provided, further, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to the Company if the Company is then in breach of any of its representations, warranties or covenants herein such that any condition set forth in Sections 7.2(a) or 7.2(b) would not be satisfied; or

(f) By the Company (upon approval of the Company Board (acting upon the recommendation of the Special Committee)), prior to obtaining the Requisite Company Vote, in order to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.2 (after compliance in all material respects with Section 6.2) either concurrently with or immediately following such termination; provided, that immediately prior to or concurrently with (and as a condition to) such termination the Company pays to Parent the Company Termination Fee in accordance with Section 8.3.

(g) By the Company (upon approval of the Company Board (acting upon the recommendation of the Special Committee)), if all of the conditions set forth in Section 7.2(g) have not been satisfied or waived by Parent on or prior to the date that is twenty-one (21) calendar days after the date hereof, but only during the period commencing on the date that is twenty-two (22) calendar days after the date hereof and ending on the date immediately preceding the first (1st) date thereafter on which all of the conditions set forth in Section 7.2(g) are satisfied or waived by Parent; provided, that the right to terminate this Agreement under this Section 8.1(g) shall not be available to the Company if the Company is then in material breach of Section  6.17.

8.2 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability on the part of Parent, Merger Sub, the Company or their respective officers, directors, stockholders, or Affiliates; provided, that, (a) Section 6.1(b) (Confidentiality), Section 6.13 (Public Announcements), Section 6.14 (Fees and Expenses), Section 8.3 (Termination Fees), Article 9 (General Provisions) and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement, and (b) subject to Section 8.3(c), such termination shall not relieve any party from liability for any Willful and Material Breach of its representations or warranties or covenants hereunder or fraud. A termination of this Agreement shall not cause a termination of the Confidentiality Agreement or any other agreement between the Parties except to the extent provided for in such other agreement. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate monetary liability of Parent, Merger Sub or any of their Affiliates relating to or arising out of this Agreement or the Transactions (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or fraud by Parent, Merger Sub or its Affiliates, and any consequential, special, indirect, punitive or other damages) exceed $2,533,744 (the “Damages Cap”), and under no circumstances shall any Person (including the Company, the Company’s stockholders and their respective Affiliates) be entitled to seek or obtain any monetary recovery or award (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or fraud by Parent or Merger Sub or any consequential, special, indirect, punitive or other damages) in the aggregate in excess of the Damages Cap against Parent, Merger Sub or their respective Affiliates for, or with respect to, this Agreement or the Transactions (including any claim for breach (including Willful and Material Breach) or fraud), the termination of this Agreement, the failure to consummate the Transactions (including the Merger) or any claims or Actions under applicable Law arising under this Agreement, any other agreement related to the Transactions or otherwise.

(b) The Parties acknowledge and agree that nothing in this Section 8.2 or Section 8.3 shall be deemed to affect their right to specific performance under Section 9.6. Notwithstanding anything to the contrary in this Agreement, it is agreed that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.6, under no circumstances will the Company or any of its Affiliates be permitted or entitled to receive both (A) a grant of specific performance that results in the occurrence of the Closing and (B) payment of any monetary damages.

8.3 Termination Fees.

(a) In the event that this Agreement is terminated:

(i) (A) by Parent, Merger Sub or the Company pursuant to Section 8.1(b)(i) (and at the time of any such termination the condition set forth in Section 7.1(b) has been satisfied and), Section 8.1(b)(iii) or Section 8.1(c), and (B) (x) an Acquisition Proposal by a Third Party shall have been publicly announced by any Person after the date of this Agreement and not withdrawn prior to such termination and (y) within twelve (12) months after such termination (1) the Company enters into a definitive agreement with respect to an Acquisition Proposal or (2) an Acquisition Proposal is consummated (with all references to 20% in the definition thereof being treated as references to 50% for purposes of this Section 8.3(a));

(ii) by Parent or Merger Sub pursuant to Section 8.1(c);

(iii) by Parent or Merger Sub pursuant to Section 8.1(d); or

(iv) by the Company pursuant to Section 8.1(f);

then, in any such event, the Company shall pay Parent the Company Termination Fee, which amount shall be payable by wire transfer of immediately available funds. The Company Termination Fee shall be paid (x) in the circumstances described in clause (i) above, substantially concurrently with the earlier of the entry into definitive agreements for, or upon consummation of, an Acquisition Proposal, (y) in the circumstances described in clause (ii) or clause (iii) above, within two (2) Business Days of the termination, and (z) in the circumstance described in clause (iv) above, substantially concurrently with and as a condition to the termination.

(b) Notwithstanding anything to the contrary in this Agreement, each of the Parties expressly acknowledges and agrees on behalf of itself and its respective Affiliates that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that, except in the case of fraud or a Willful and Material Breach occurring prior to such termination, will compensate Parent and Merger Sub, respectively, in the circumstances in which the Company Termination Fee is payable for the efforts, expenses and resources expended and opportunity forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Each of the Parties expressly acknowledges and hereby agrees that the provisions of this Section 8.3 are an integral part of the Transactions, and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement.

(c) Notwithstanding anything to the contrary set forth in this Agreement, each of the Parties expressly acknowledges and agrees that Parent’s right to receive payment of the Company Termination Fee pursuant to this Section 8.3, in circumstances in which the Company Termination Fee is payable, shall constitute the sole and exclusive monetary remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise) of Parent, Merger Sub, Sponsor and their respective Affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, trustees, officers, employees, agents or affiliates (the “Parent Related Parties”) against the Company and the Company Subsidiaries and their respective Affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates (collectively, the “Company Related Parties”) and any Person who pays the Company Termination Fee on the Company’s behalf for all any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney’s fees and disbursements), judgments, inquiries and fines suffered in respect of this Agreement or any contract or agreement executed in connection herewith and the Transactions (including in respect of any breach, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions in such circumstances, and upon payment of the Company Termination Fee, if due, to Parent pursuant to this Section 8.3, none of the Company Related Parties shall have any further liability or obligation to any of the Parent Related Parties relating to or arising out of this Agreement or the Transactions. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. For the avoidance of doubt, each of the Parties expressly acknowledges and agrees that, in circumstances in which the Company Termination Fee is not payable, none of the foregoing nor anything else contained in this Agreement is intended to limit Parent and Merger Sub’s right to seek monetary damages from the Company in the event of the Company’s Willful and Material Breach of this Agreement or in the case of fraud.

(d) Any fee or other amount payable pursuant to this Section 8.3  shall be paid free and clear of all deductions and withholdings.

Article 9

GENERAL PROVISIONS

9.1 No Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered personally (notice deemed given upon receipt), sent by electronic mail during a Business Day, on or prior to 5:00 p.m. Eastern Time (or the next Business Day if sent after 5:00 p.m. Eastern Time on such Business Day or on any non-Business Day, in either case so long as no mail undeliverable or other rejection notice has been received), sent by a nationally recognized overnight courier service such as Federal Express (notice deemed given upon receipt of proof of delivery) or mailed by registered or certified mail, return receipt requested (notice deemed given upon receipt of proof of delivery) to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.2):

if to Parent or Merger Sub or Sponsor:

Singular Genomics Parent, LLC

c/o Deerfield Private Design Fund IV, L.P.

345 Park Avenue South

New York, NY 10010

Attention: Andrew ElBardissi, M.D.; Lawrence Atinsky; Bryan Sendrowski

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661

Attention: Mark D. Wood; Joshua A. Feiger

if to the Company:

Singular Genomics Systems, Inc.

3010 Science Park Road

San Diego, CA 92121

Attention: Andrew Spaventa; Eric Stier

with a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

3570 Carmel Mountain Road

Suite 200

San Diego, CA 92130

Facsimile No: (650) 321-2800

Attention: John H. Olson; Ryan J. Gunderson

and

Richards, Layton & Finger, P.A.

920 N. King St.

Wilmington, DE 19801

Facsimile No.: (302) 651-7701

Attention: John Mark Zeberkiewicz

9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

9.4 Entire Agreement; Assignment; No Other Representations or Warranties.

(a) This Agreement, together with the exhibits, schedules and annexes hereto (including the Disclosure Schedules) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise), except that Parent and Merger Sub may assign all or any of their rights hereunder (i) to any wholly owned Subsidiary of Parent so long as Parent and Merger Sub remain liable for all of the obligations contemplated under this Agreement and (ii) after the Effective Time, to any Person. For the avoidance of doubt, the Disclosure Schedules shall not be deemed part of this Agreement for purposes of the DGCL but shall have the effects provided in this Agreement.

(b) Except for the representations and warranties contained in Article 3, each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and neither Parent nor Merger Sub nor any Person on their behalf relies upon, any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company, the Company Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, that Parent and Merger Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that neither Parent nor Merger Sub has relied upon the Company or any of the Company Subsidiaries, or any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto. Accordingly, each of Parent and Merger Sub hereby acknowledge that neither the Company nor any of the Company Subsidiaries, nor any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty or has or shall have any liability (whether pursuant to this Agreement, in tort or otherwise) with respect to such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), except as may be expressly set forth in Article 3 of this Agreement. For the avoidance of doubt, nothing in this Section 9.4 shall limit Parent or Merger Sub’s rights with respect to any Willful and Material Breach or fraud.

(c) Except for the representations and warranties contained in Article 4, the Company and each Company Subsidiary acknowledge that neither Parent, Merger Sub, nor any Person on behalf of Parent or Merger Sub make, and neither the Company nor any Company Subsidiary nor any Person on their behalf relies upon, any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company or any Company Subsidiary in connection with the Transactions.

9.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than, (i) following the Effective Time, the rights of holders of Company Shares to receive payment for the Company Shares converted into cash pursuant to the Merger and the rights of holders of Company Stock Options, Company RSUs and other convertible securities to receive payment pursuant to Section 2.7, (ii) Section 6.4 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such persons), (iii) Section 8.3(c) (which is intended to be for the benefit of the Parent Related Parties and may be enforced by such persons) and (iv) Sections 9.7 and 9.8 (which are intended to be for the benefit of the Sponsor and may be enforced by the Sponsor). The Parties further agree that the rights of third-party beneficiaries under clauses (i) and (ii) shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation of the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances of the date of this Agreement or as of any other date.

9.6 Specific Performance.

(a) The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms hereof, in addition to any other remedy at Law or equity, and nothing herein shall be deemed a waiver by any Party of any right to injunctive relief or specific performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy. Without in any way limiting the foregoing, the Company acknowledges and agrees that in the event the Merger is not consummated due to a breach by Parent hereunder, the recoverable damages of the Company hereunder shall not be limited to reimbursement of costs and expenses but shall be based upon the loss of the benefit of the bargain by securityholders of the Company (including any lost premium), which shall be deemed to be damages of the Company and shall be recoverable by the Company on behalf of the securityholders.

(b) The right to specific enforcement hereunder shall include the right of the Company to cause Parent and Merger Sub to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement (including the right of the Company to cause Parent to cause (including via specific performance) Sponsor under the Debt Commitment Letter and the Credit Agreement to fund the amounts due thereunder) and the right of Parent and Merger Sub to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement. Each of the Parties further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.6, and each of the Parties irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand, and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Company, Parent and Merger Sub pursuant to this Agreement, in each case, on the basis that (x) either Party has an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at equity or Law, or any similar grounds. If, prior to the Outside Date, any Party commences an action to enforce specifically the performance of the terms and provisions of this Agreement (other than any such terms and provisions that expressly survive the termination of this Agreement) by any other Party, the Outside Date shall automatically be extended to the later of (i) 5:00 p.m. Eastern Time on the twentieth (20th) Business Day following the resolution of such Action and (ii) such other date and time established by the court presiding over such Action, as the case may be, solely if such later date and time is later than the Outside Date.

9.7 Governing Law.

(a) This Agreement and the Debt Commitment Letter, and all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the Debt Commitment Letter or the negotiation, execution or performance hereof or thereof, shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable choice of law or conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction that would result in the application of the Laws of any jurisdiction other than Delaware).

(b) All actions and proceedings arising out of or relating to this Agreement or the Debt Commitment Letter shall be heard and determined in the Delaware Court of Chancery, or if such court does not have proper jurisdiction, the Superior Court of the State of Delaware, or if no such state court has proper jurisdiction, then the Federal courts located in the State of Delaware, and of the appropriate appellate courts therefrom (collectively, the “Delaware Courts”). The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Courts for the purpose of any Action arising out of or relating to this Agreement or the Debt Commitment Letter brought by any Party, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement, the Debt Commitment Letter or the Transactions may not be enforced in or by any of the above-named courts. Each Party agrees that a final, non-appealable judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable Law and irrevocably agrees to be bound by any such final judgment from which no appeal may be taken or is available in connection with this Agreement or the Debt Commitment Letter.

9.8 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DEBT COMMITMENT LETTER OR THE TRANSACTIONS. Each of the Parties (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties (and the Sponsor, as applicable) have been induced to enter into this Agreement, the Debt Commitment Letter and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.8.

9.9 General Interpretation.

(a) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Unless otherwise indicated, all references herein to Sections, Articles, Annexes, Exhibits or Schedules shall be deemed to refer to Sections, Articles, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(c) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(d) The word “or” shall not be exclusive.

(e) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires.

(f) The word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date.

(g) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders such term.

(h) References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

(i) References to “dollars” or “$” shall mean U.S. dollars.

(j) References to days shall mean calendar days unless Business Days are expressly specified.

(k) References to “written” or “in writing” shall include in electronic form.

(l) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(m) The phrase “made available to Parent” when used herein, shall mean that the subject documents (i) were uploaded to the electronic data room entitled “Project Saturn” maintained by the Company’s virtual datasite hosted by Donnelley Financial Solutions, at least two (2) Business Days prior to the execution of this Agreement or (ii) included in the forms, reports and other documents filed or furnished by the Company with the SEC between January 1, 2024, and the date two (2) Business Days prior to the execution of this Agreement.

9.10 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective boards of directors (provided that, in the case of any such action by the Company shall be upon the approval of the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee) at any time prior to the Effective Time; provided, that after receipt of the Requisite Company Vote, if any such amendment shall by applicable Law or in accordance with the rules and regulations of Nasdaq require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

9.11 Waiver. At any time prior to the Effective Time, any Party may (a) extend the time for the performance of any obligation or other act of any other Party, (b) waive any inaccuracy in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other Party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Any such waiver given by the Company shall be subject to the approval of the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.12 Counterparts. This Agreement may be executed and delivered (including by DocuSign or other form of electronic transmission) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. No Party shall raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic transmission as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

9.13 No Recourse to Non-Parties. Notwithstanding anything in this Agreement to the contrary, each Party agrees, on behalf of itself and its Affiliates, that all proceedings, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (i) this Agreement or any other agreement referenced herein or the Transactions, (ii) the negotiation, execution or performance of this Agreement or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or such other agreement), (iii) any breach or violation of this Agreement or any other agreement referenced herein and (iv) any failure of the transactions contemplated hereunder or under any other agreement referenced herein (including any agreement in respect of financing obtained in connection with this Agreement) to be consummated, in each case, may be made only against (and are those solely of) the Company, Parent, Merger Sub, Sponsor (solely with respect to the Guaranty and the Debt Commitment Letter), and the Persons that are expressly identified herein as a Party (or a party to any such other agreement referenced herein or contemplated hereunder) including the parties to the Guaranty and the Debt Commitment Letter (for clarity, excluding any Company Related Party or Parent Related Party that does not so qualify as such) and, in accordance with, and subject to the terms and conditions of this Agreement (or the terms of any such other agreement referenced herein or contemplated hereunder). For clarity, nothing in this Section 9.13 shall be deemed to limit in any respect the rights of the Company as a third party beneficiary under the Debt Commitment Letter.

* * * * * *

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SINGULAR GENOMICS PARENT, LLC

By:	/s/ Andrew ElBardissi
Name: Andrew ElBardissi
Title:	Authorized Signatory

SATURN MERGER SUB, INC.

By:	/s/ Andrew ElBardissi
Name: Andrew ElBardissi
Title:	Authorized Signatory

SINGULAR GENOMICS SYSTEMS, INC.

By:	/s/ Andrew Spaventa
Name: Andrew Spaventa
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Certificate of Incorporation of the Surviving Corporation

[See attached]

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SINGULAR GENOMICS SYSTEMS, INC.

(a Delaware corporation)

The undersigned, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is Singular Genomics Systems, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the county of New Castle. The name of the Company’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of capital stock, all of which shall be common shares and all of which shall have a par value $0.01 per share.

FIFTH: The name and mailing address of the Corporation’s incorporator is:

Name	Mailing Address

Eileen C. Downes	c/o Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, IL 60661-3693

SIXTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation (the “Bylaws”).

SEVENTH: The election of directors of the Corporation need not be by written ballot unless otherwise provided in the Bylaws.

EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the GCL. Any repeal or modification of this Article Ninth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

TENTH: The Corporation shall indemnify each director, officer and employee of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the fullest extent provided in Section 145 of the GCL, as the same now exists or may hereafter be amended.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the by-laws of the Corporation or (d) any action asserting a claim governed by the internal affairs doctrine, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eleventh.

IN WITNESS WHEREOF, the undersigned incorporator hereby executes this Certificate of Incorporation and affirms, under the penalties of perjury, that the facts set forth herein are true this ___ day of [•], 2025.

[•], Authorized Officer

[Signature Page to Amended and Restated Certificate of Incorporation of Singular Genomics Systems, Inc.]

Exhibit B

Bylaws of the Surviving Corporation

[See attached]

AMENDED AND RESTATED BYLAWS

OF

SINGULAR GENOMICS SYSTEMS, INC.

ARTICLE I

OFFICES

SECTION 1.1. Registered Offices; Other Offices. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington and County of New Castle. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. An annual meeting of the stockholders shall be held on such date as may be determined by resolution of the Board of Directors; provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.1 of these Bylaws.

SECTION 2.2. Special Meeting. A special meeting of the stockholders may be called by the Board of Directors or by such officers or persons as the Board of Directors may designate.

SECTION 2.3. Place of Stockholder Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation.

SECTION 2.4. Notice of Meetings. Unless waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting or in the event of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the Corporation’s property, business or assets not less than twenty (20) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.

When a meeting is adjourned to another time or place in accordance with Section 2.5 of these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting in which the adjournment is taken. At the adjourned meeting the Corporation may conduct any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.5. Quorum and Adjourned Meetings. Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the shares entitled to vote at a meeting of stockholders is present in person or represented by proxy at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

SECTION 2.6. Fixing of Record Date.

(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders’ consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.7. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.8. Voting. Unless otherwise provided by the Corporation’s Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.

SECTION 2.9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.10. Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

SECTION 2.11. Informal Action of Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent had been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in such section.

SECTION 2.12. Organization. Such person as the Board of Directors may designate or, in the absence of such a designation, the President of the Corporation, if there shall be one, or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of such meeting. In the absence of the secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as secretary at the meeting.

ARTICLE III

DIRECTORS

SECTION 3.1. Number and Tenure of Directors. The Board of Directors of the Corporation shall consist of no less than one (1) and no more than eight (8) directors at any time, which number may be determined by the Board of Directors from time to time. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.9 of these Bylaws. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation.

SECTION 3.2. Election of Directors. Directors shall be elected at the annual meeting of stockholders. In all elections for directors, every stockholder entitled to vote shall have the right to vote the number of shares owned by such stockholder for each director to be elected, unless otherwise provided in the Certificate of Incorporation, as the same may be from time to time amended.

SECTION 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and in such place as shall from time to time be determined by the Board of Directors.

SECTION 3.4. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following each annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided that a quorum shall be present. In the event that such meeting is not held immediately following an annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.

SECTION 3.5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or at least one-half of the number of directors constituting the whole Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.6. Notice of Special Meetings of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given at least two (2) days previous thereto by written notice to each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including electronic mail, facsimile, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.

SECTION 3.7. Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.8. Voting. The vote of the majority of the total number of directors then in office shall be the act of the Board of Directors, unless the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation requires a vote of a greater number.

SECTION 3.9. Vacancies. Vacancies in the Board of Directors shall be filled by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. As long as there is more than one class of common stock issued and outstanding, any vacancy shall be filled in the manner set forth in the Certificate of Incorporation of the Corporation, as the same may be from time to time amended. Any directors elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected.

SECTION 3.10. Removal of Directors. A director, or the entire Board of Directors, may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.11. Informal Action of Directors. Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.12. Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.12 shall constitute presence in person at such meeting.

ARTICLE IV

WAIVER OF NOTICE

SECTION 4.1. Written Waiver of Notice. A written waiver of any required notice, signed by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 4.2. Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

COMMITTEES

SECTION 5.1. General Provisions. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint any alternate member of such committee to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger, pursuant to Section 253 of the Delaware General Corporation Law.

ARTICLE VI

OFFICERS

SECTION 6.1. General Provisions. The Board of Directors may elect a President and a Treasurer of the Corporation, and shall elect a Vice President and Secretary of the Corporation. The Board of Directors may also elect such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

SECTION 6.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders (or action by written consent of stockholders in lieu of an annual meeting of stockholders). If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.3 of these Bylaws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 6.3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

SECTION 6.4. The President. The President, if there shall be one, shall have the active management of the business of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Board of Directors may from time to time prescribe.

SECTION 6.5. The Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen from among the members of the Board of Directors. The Chairman of the Board shall perform such duties as may be assigned to the Chairman of the Board by the Board of Directors.

SECTION 6.6. The Vice President. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 6.7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 6.8. The Treasurer. The Treasurer, if there shall be one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, if there shall be one, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 6.9. Executive Officers. The “Executive Officers” of the Corporation shall be such persons as are designated as such by the Board of Directors and shall include, but not be limited to, a President. Additional Executive Officers may be appointed by the Board of Directors from time to time.

SECTION 6.10. Appointment of Executive Officers. The Executive Officers of the Corporation shall be chosen by the Board, subject to the rights, if any, of an Executive Officer under any contract of employment.

SECTION 6.11. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

SECTION 6.12. Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 7.1. Certificates of Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President, or Vice President, and by the Secretary or Treasurer of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

SECTION 7.2. Signatures of Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

SECTION 7.3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares. No transfer of stock shall be valid as against the Corporation for any purposes until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 7.4. Lost, Destroyed or Stolen Certificates. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon, the Corporation shall issue to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.

ARTICLE VIII

DIVIDENDS

SECTION 8.1. Dividends. The Board of Directors of the Corporation may declare and pay dividends upon the shares of the Corporation’s capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided by law.

ARTICLE IX

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 9.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 9.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 9.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 9.4. Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.

ARTICLE X

AMENDMENTS

SECTION 10.1. Amendments. These Bylaws may be adopted, amended or repealed by the Corporation’s Board of Directors and or stockholders; provided that no amendment made by the stockholders may be amended or repealed by the Corporation’s Board of Directors without stockholder approval.

ARTICLE XI

INDEMNIFICATION AND ADVANCEMENT

SECTION 11.1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 11.3, the Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or Executive Officer of the Corporation, or, while a director or Executive Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 11.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 11.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or Executive Officer of the Corporation, or, while a director or Executive Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper..

SECTION 11.3. Authorization of Indemnification. Any indemnification under this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or Executive Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 11.1 or Section 11.2, as the case may be. Such determination shall be made, with respect to a person who is a director or Executive Officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and Executive Officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or Executive Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 11.1 or Section 11.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 11.4. Good Faith Defined. For purposes of any determination under Section 11.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 11.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 11.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 11.1 or 11.2, as the case may be.

SECTION 11.5. Right of Claimant to Bring Suit. Notwithstanding any contrary determination in the specific case under Section 11.3, and notwithstanding the absence of any determination thereunder, if a claim under Sections 11.1 or 11.2 of this Article XI is not paid in full by the Corporation within (i) ninety (90) days after a written claim for indemnification has been received by the Corporation, or (ii) thirty (30) days after a written claim for an advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 11.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law.

SECTION 11.6. Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a current or former director or Executive Officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or Executive Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XI.

SECTION 11.7. Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to Section 11.11, indemnification of the persons specified in Sections 11.1 and 11.2 shall be made to the fullest extent permitted by law. The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not specified in Section 11.1 or 11.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

SECTION 11.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, Executive Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, Executive Officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XI.

SECTION 11.9. Certain Definitions. For purposes of this Article XI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XI, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XI. Any reference to an officer of the Corporation in this Article XI shall be deemed to refer exclusively to the Executive Officers and any other officer appointed as such pursuant to and in accordance with Article VI of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article XI.

SECTION 11.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or Executive Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11.11. Limitation on Indemnification. Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 11.5), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit or proceeding (or part thereof):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person, including any action, suit or proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the action, suit or proceeding (or relevant part thereof) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 11.5 or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

SECTION 11.12. Contract Rights. The obligations of the Corporation under this Article XI to indemnify, and advance expenses to, a person who is or was a director or Executive Officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article XI shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Annex B

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of [●], is entered into by and among Singular Genomics Systems, Inc., a Delaware corporation (the “Company”), and [●], a [●] (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Singular Genomics Parent, LLC, a Delaware limited liability company (“Parent”), and Saturn Merger Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent, subject to the terms and conditions set forth therein;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite the Stockholder’s name on Exhibit A (together with any shares of Company Common Stock subsequently acquired by the Stockholder, the “Owned Shares”);

WHEREAS, it is anticipated that, at the Effective Time, the Owned Shares shall be canceled under the Merger Agreement and shall be treated in the manner set forth in the Merger Agreement; and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and the Company hereby agree as follows:

1. Agreement to Vote. From and after the date hereof until the termination of this Agreement in accordance with Section 2, at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement or the Transactions, including the Merger, is sought, the Stockholder agrees to, and agrees to cause its Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of its and their respective Owned Shares as follows: (a) in favor of (“for”) (i) the Merger and the adoption of the Merger Agreement, (ii) each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and (iii) the adjournment of any meeting of the Company’s stockholders in accordance with Section 6.2 of the Merger Agreement and (b) against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder shall cause all of its Owned Shares to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the matters described in this Section 1 are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters, no Stockholder has any obligation to vote its Owned Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote its

Owned Shares in its sole discretion. Notwithstanding anything to the contrary in this Agreement, if at any time on or after the date hereof and prior to the termination of this Agreement in accordance with Section 2, a Governmental Authority enters an Order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to this Section 1, then the obligations of the Stockholder set forth in this Section 1 to take such action shall be of no force and effect for so long as such Order is in effect solely to the extent such Order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action.

2. Termination. This Agreement shall terminate without further action upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, and (c) the mutual written agreement of the parties hereto to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”), and the representations, warranties and covenants contained herein shall not survive such termination; provided that the provisions set forth in this Section 2, Section 6, and Sections 11 through 23 shall survive the termination of this Agreement; and provided further that, subject to the provisions of Section 8.2(a) of the Merger Agreement, the termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s Willful and Material Breach prior to the date of termination.

3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) Authority. The Stockholder is either (i) and natural person or (ii) a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Stockholder has the requisite power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.

(b) No Conflicts; Consents.

(i) The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (A) conflict with or violate any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (B) conflict with or violate any Laws applicable to the Stockholder, or (C) result in a breach of or constitute a default (or an event that, with notice of lapse of time or both, would become a default or a breach) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Stockholder, except in the case of clauses (B) and (C) above for any such breach, default, termination, amendment, acceleration, or cancellation that would not restrict, prohibit, impede or materially delay the performance by the Stockholder of its obligations under this Agreement.

(ii) No authorization, consent, Order, license, Permit or approval of, or registration, declaration notice or filing with, any Governmental Authority or any other Person, is necessary in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impede or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

(c) Ownership of Shares. (i) The Stockholder has (except as otherwise permitted by this Agreement) sole voting power and sole (or shared with its Affiliates) dispositive power with respect to the Stockholder’s Owned Shares, free and clear of any Lien, except pursuant to applicable federal securities Laws and (ii) none of the Stockholder’s Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares.

(d) Total Shares. Except for the Stockholder’s Owned Shares set forth on Exhibit A, as of the date hereof, the Stockholder does not own, of record or beneficially, any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible or exchangeable into or exercisable for any shares of such capital stock or voting securities of the Company or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible or exchangeable into or exercisable for capital stock or voting securities of the Company.

(e) Reliance by the Company. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(f) No Litigation. There is no Action pending, or to the knowledge of the Stockholder, (i) no inquiry or investigation pending against the Stockholder or Action threatened against any other Person, or (ii) threatened against the Stockholder or any other Person, in each case, that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by Stockholder of its obligations under this Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:

(a) Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority and has taken all corporate or other similar action necessary (including approval by the Company Board (acting on the recommendation of the Special Committee)) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and no other action by the Company or vote of holders of any class of the capital stock of the Company is necessary to authorize the execution and delivery of, compliance with and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Limitations.

(b) No Conflicts; Consents.

(i) The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other Transactions, (A) conflict with or violate any provision of the articles of organization or bylaws or similar organizational documents of the Company, (B) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or any of their respective properties or assets, or (C) result in a breach of or constitute a default (or an event that, with notice of lapse of time or both, would become a default or a breach) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Stockholder, except in the case of clauses (B) and (C) above for any such breach, default, termination, amendment, acceleration, or cancellation that, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Company Material Adverse Effect.

(ii) Other than in connection with or in compliance with (A) the filing of the Certificate of Merger with the Delaware Secretary, (B) the filing with the SEC of the Proxy Statement, and (C) such other authorizations, consents, Orders, licenses, Permits, approvals, registrations, declarations and notice filings, the failure of which to be obtained would not have a Company Material Adverse Effect or restrict, prohibit, impede or materially delay the performance by the Company of its obligations under this Agreement, no authorization, consent, Order, license, Permit or approval of, or registration, declaration, notice or filing with, any Governmental Authority is necessary in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder.

5. Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of the Stockholder or any Affiliate of the Stockholder who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of this Agreement.

6. Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives, to the fullest extent of the Law, and agrees not to assert any appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit B with respect to all of the Stockholder’s Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.

7. No Proxies for or Liens on Shares.

(a) Except as permitted by the terms of this Agreement, the Stockholder shall not, directly or indirectly, without the prior written consent of the Company (upon the prior written approval of the Special Committee), (i) grant any proxies, powers of attorney, or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Owned Shares, (ii) offer for sale, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any Owned Shares, or any interest therein, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case, involving any Owned Shares, (iii) knowingly take any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, or (iv) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

(b) Notwithstanding anything to the contrary in this Agreement, the Stockholder may effect a Transfer of any Owned Shares to a Permitted Transferee of the Stockholder; provided, that in the event such Transfer occurs prior to the receipt of the Requisite Company Vote, the Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to the Company, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be legally bound by, this Agreement with respect to the Owned Shares that are the subject of such Transfer. “Permitted Transferee” means, with respect to the Stockholder, (i) Parent and its Affiliates, (ii) an Affiliate of the Stockholder or (iii) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Stockholder, or one or more of its Affiliates. Transfers of Owned Shares to Permitted Transferees made pursuant to this Section 7(b) shall not be a breach of this Agreement.

(c) Any Transfer of Owned Shares not effected in accordance with the terms and conditions of this Section 7 shall be null and void ab initio.

8. Proxy Statement. The Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the Transactions contemplated thereby the Stockholder’s identity and beneficial ownership of the Owned Shares and the nature of the Stockholder’s commitments under this Agreement to the extent required by applicable Law.

9. Acquisition of Additional Shares. During the term of this Agreement, the Stockholder shall notify the Company promptly in writing of the direct or indirect actual acquisition of additional shares of Company Common Stock by the Stockholder or its Affiliates after the date hereof (other than pursuant to a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction), all of which shall be considered Owned Shares and be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof; provided, that in the event of a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the term “Owned Shares” shall be automatically deemed to refer to and include such shares of Company Common Stock acquired by the Stockholder as a result thereof.

10. Further Assurances. The Stockholder and the Company shall use its reasonable best efforts to effect the Transactions, subject to the terms and conditions set forth in this Agreement and the other agreements contemplated hereby and thereby. The Stockholder and the Company, at the reasonable request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the Transactions.

11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered personally (notice deemed given upon receipt), sent by electronic mail during a Business Day, on or prior to 5:00 p.m. Eastern Time (or the next Business Day if sent after 5:00 p.m. Eastern Time on such Business Day or on any non-Business Day, in either case so long as no mail undeliverable or other rejection notice has been received), sent by a nationally recognized overnight courier service such as Federal Express (notice deemed given upon receipt of proof of delivery) or mailed by registered or certified mail, return receipt requested (notice deemed given upon receipt of proof of delivery) to the respective parties at the following addresses:

if to the Company, to the address set forth in the Merger Agreement; and

if to the Stockholder, to the address set forth on the Stockholder’s signature page hereto.

12. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. The word “or” shall not be exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. Any agreement or instrument referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. Any reference to days means calendar days unless Business Days are expressly specified. References to “written” or “in writing” include in electronic form.

13. Entire Agreement. This Agreement (together with the exhibits, schedules and annexes hereto), the Merger Agreement and the other transaction documents contemplated hereby, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

14. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however that this Agreement is intended to be for the benefit of Parent and Merger Sub and may be enforced by Parent or Merger Sub.

15. Governing Law; Waiver of Jury Trial. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal suit, action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such suit, action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any suit, action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induces to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 15.

16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided that the Stockholder may Transfer any or all of the Owned Shares in accordance with Section 7(b) hereof. Subject to the preceding sentence, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

17. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not timely perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Stockholder would have entered into this Agreement.

18. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19. Counterparts. This Agreement may be executed and delivered (including by DocuSign or other form of electronic transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. No party shall raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic transmission as a defense to the formation or enforceability of a contract and each party forever waives any such defense.

20. Amendment. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

21. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

22. Special Committee Approval. For all purposes hereunder, the Company (prior to the Effective Time) and the Company Board, as applicable, shall act, including with respect to the granting of any consent, permission or waiver or the making of any determination, only as directed in writing by the Special Committee or its designees. The Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.

23. Headings. The headings contained in this Agreement are inserted only for reference as a matter of convenience and in no way define, limit or describe the scope or intent of this Agreement, and will not affect in any way the construction, meaning or interpretation of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Voting and Support Agreement to be executed and delivered as of the date first written above.

STOCKHOLDER

By:
Name:
Title:

Email Address and Address for notice purposes:

SINGULAR GENOMICS SYSTEMS, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

EXHIBIT A

Record or Beneficial Owner	No. of Shares Owned
[●]	[●]

EXHIBIT B

SECTION 262 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so, ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex C

[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]

December 22, 2024

The Special Committee of the Board of Directors of Singular Genomics Systems, Inc.

3010 Science Park Road

San Diego, California 92121

Dear Members of the Special Committee of the Board of Directors:

We understand that Singular Genomics Systems, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among Singular Genomics Parent, LLC (“Parent”), Saturn Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, among other things, (i) Merger Sub will merge (the “Transaction”) with the Company, (ii) each outstanding share of common stock, par value $0.0001 per share (“Company Common Stock”), of the Company (other than any shares cancelled pursuant to Section 2.6(c) of the Agreement, any Dissenting Shares (as defined in the Agreement) and any Rollover Shares (as defined in the Agreement) will be converted into the right to receive $20.00 in cash (the “Common Merger Consideration”), and (iii) the Company will become a wholly owned subsidiary of Parent. We understand that, following the execution of the Agreement, certain holders of Company Common Stock and holders of preferred stock, par value $0.0001 per share (“Company Preferred Stock”), of the Company (the “Rollover Stockholders”) may enter into Rollover Agreements (the “Rollover Agreements”) with Parent, pursuant to which such Rollover Stockholders will, prior to the Effective Time (as defined in the Agreement), exchange their Rollover Shares for equity interests in Parent (the “Rollover”).

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Common Merger Consideration to be received by the holders of Company Common Stock, other than Parent, Merger Sub, the Rollover Stockholders and their respective affiliates (collectively, the “Excluded Holders”), in the Transaction pursuant to the Agreement is fair to such holders(other than the Excluded Holders) from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated December 22, 2024, of the Agreement;

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including (a) the Liquidation Analysis reviewed and updated by Company management and reviewed and approved for our use by the Committee (the “Liquidation Analysis”), and (b) financial projections prepared by the management of the Company assuming for the purposes thereof that the Company would have sufficient capital to operate on a standalone basis in accordance with the Company business plan underlying such projections (the “Projections”), which include estimates prepared by the management of the Company of the Company’s net operating loss tax carryforwards and the Company’s ability to utilize those NOLs to achieve future tax savings;

4.

spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.

reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded equity securities, and the current and historical market prices of the publicly traded equity securities of certain other companies that we deemed to be relevant; and

6.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and at your direction we have relied upon and assumed, that the Liquidation Analysis has been reasonably prepared by the Third Party Advisor, and updated by Company management, in good faith on bases reflecting the best currently available estimates and judgments of Company management and the advice and judgments of the Company’s third party real estate and intellectual property advisors as to the expected realizable value for the Company’s assets in a liquidation of such assets and the amounts, if any, estimated to be available for distribution to the holders of Company Common Stock. In addition, management of the Company has advised us, and at your direction we have relied upon and assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management and the advice and judgments of the Company’s tax advisors as to the future financial results and condition of the Company, assuming for the purposes thereof that the Company would have sufficient capital to operate on a standalone basis in accordance with the Company business plan underlying such projections. At your direction, we have assumed that the Liquidation Analysis and the Projections provide a reasonable basis on which to evaluate the Company and the Transaction, and we have, at your direction, used and relied upon the Liquidation Analysis and the Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Liquidation Analysis, the Projections or the respective assumptions on which they are based. If the assumptions, estimates or conclusions set forth in the Liquidation Analysis or the Projections are not accurate, the conclusions set forth in this Opinion could be materially affected. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation (other than the Liquidation Analysis provided by Company management).

We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, (c) advise the Committee, the Board, the Company or any other party with respect to alternatives to the Transaction, or (d) identify, introduce to the Committee, the Board, the Company or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Transaction.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to the price or range of prices at which Company Common Stock or Company Preferred Stock may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Committee, (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, Deerfield Management Company, L.P. (“Deerfield”), or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and/or certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other services to Deerfield, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Deerfield (collectively, with Deerfield, the “Deerfield Group”) for which Houlihan Lokey and its affiliates have received compensation, including, among other things, (i) having acted as financial advisor to a group of lenders, of which one or more members of the Deerfield Group were significant members, in relation to their interests as lenders to NanoString Technologies, Inc. in connection with its chapter 11 bankruptcy proceedings, which concluded in June 2024, (ii) having acted as financial advisor to a group of lenders, of which one or more members of the Deerfield Group were significant members, in relation to their interests as lenders to Lannett Company. in connection with its chapter 11 bankruptcy proceedings, which concluded in June 2023, and (iii) currently providing financial advisory, valuation advisory and/or capital raising services to members of the Deerfield Group. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, members of the Deerfield Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Deerfield, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Deerfield Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, members of the Deerfield Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

We will receive a fee for our services to the Committee, a portion of which was payable upon the execution of our engagement letter with the Company and the Committee and the balance of which became payable upon our delivery of our Opinion. No portion of our fee is contingent upon the successful completion of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Common Merger Consideration to the extent expressly specified herein), including, without limitation, any terms, aspects or implications of the Rollover Agreements or the Rollover, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or to any other party (except if and only to the extent expressly set forth in the last sentence of this Opinion), including, without limitation the fairness of any portion or aspect of the Transaction to holders of Company Preferred Stock, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Common Merger Consideration or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, environmental, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company, Parent and their respective advisors, as to all legal, environmental, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Common Merger Consideration to be received by the holders of Company Common Stock, other than the Excluded Holders, in the Transaction pursuant to the Agreement is fair to such holders (other than the Excluded Holders) from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the

Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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For Stockholders of record as of January 10, 2025

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This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Drew Spaventa and Dalen Meeter (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all the shares of capital stock of Singular Genomics Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card.

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Singular Genomics Systems, Inc. Special Meeting of Stockholders

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

    FOR ON PROPOSALS 1 AND 2

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	To approve the adoption of the Agreement and Plan of Merger, dated as of December 22, 2024, by and among Singular Genomics Systems, Inc., Singular Genomics Parent, LLC, a Delaware limited liability company (“Parent”) and Saturn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent, as it may be amended from time to time (the “Merger Agreement”), and the transactions contemplated by the Merger Agreement, including the Merger.	☐	☐	☐	FOR

2.	To approve the adoption of any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.	☐	☐	☐	FOR

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date